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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------

                            SCHEDULE 14A INFORMATION
                                PROXY STATEMENT
       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

                            ------------------------

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:


[ ]  PRELIMINARY PROXY STATEMENT


[X]  DEFINITIVE PROXY STATEMENT

[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIALS PURSUANT TO SEC. 240.14A-11(C) OR SEC. 240.14A-12

                         REGENCY HEALTH SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         REGENCY HEALTH SERVICES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:
              Regency Health Services, Inc. common stock, par value $.01 per share

          (2) Aggregate number of securities to which transaction applies:
              9,395,904 shares

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 Set forth the amount on which the filing fee is calculated and state how it was determined. The amount on which the filing fee of $27,248 is calculated was determined pursuant to Rule 0-11(c) and (a)(4) of the Exchange Act by multiplying 1/50th of 1% by the product of (A) $14.50, the average of the reported high and low sale price of a share of common stock of Regency Health Services, Inc. on the American Stock Exchange on January 24, 1994, and (B) 9,395,904, the maximum number of shares of common stock of Regency Health Services, Inc. that may be converted in the transaction.

          (4) Proposed maximum aggregate value of transaction: $136,240,608


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



          (1) Amount Previously Paid: $55,921



          (2) Form, Schedule or Registration Statement No.: Schedule 14A Preliminary Proxy Statement and Registration Statement on Form S-4 (No. 33-52497)



          (3) Filing Parties: Regency Health Services, Inc.



          (4) Date Filed: January 27, 1994 and March 4, 1994

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

[LOGO]                   REGENCY HEALTH SERVICES, INC.
                          3636 Birch Street, Suite 195
                        Newport Beach, California 92660


                                 March 7, 1994


Dear Fellow Stockholder:


     On Monday, April 4, 1994, Regency Health Services, Inc. will hold a Special Meeting of Stockholders.



     At the Special Meeting, you will be considering and voting upon a proposed merger in which Regency and Care Enterprises, Inc. will be combined. If the merger is approved and completed, each share of common stock of Care will be converted into 0.71 of a share of common stock of Regency. The proposed merger will result in Care becoming a wholly owned subsidiary of Regency. You will also be considering and voting upon a proposal to amend the Regency Health Services, Inc. Long-Term Incentive Plan to increase the number of shares of common stock available for grant thereunder by 1,250,000 shares and to provide that the aggregate number of shares of common stock underlying stock options or stock appreciation rights granted to any eligible employee during any fiscal year shall not exceed 50% of the common stock reserved for issuance under the Long-Term Incentive Plan.



     The attached Proxy Statement/Prospectus will provide you with detailed information regarding the proposed merger and the proposed amendments to the Long-Term Incentive Plan. Please read it carefully.



     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF REGENCY HAS UNANIMOUSLY APPROVED THE MERGER AND THE AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MATTERS TO BE PRESENTED AT THE SPECIAL MEETING.


     It is important that your shares be represented at the Special Meeting. Therefore, please sign, date and return the enclosed proxy card as soon as possible. This will not prevent you from voting your shares in person if you wish to attend the Special Meeting and vote personally. Your time and attention to this important matter is greatly appreciated by the Board of Directors and management of your company. I look forward to meeting with those of you who attend the Special Meeting.

                                          Sincerely,


                                          [sig]


                                          Cecil Mays
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and President

                         REGENCY HEALTH SERVICES, INC.

                          3636 BIRCH STREET, SUITE 195
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 4, 1994


                            ------------------------

To the Stockholders of Regency Health Services, Inc.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Regency Health Services, Inc. ("Regency") will be held at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California, on Monday, April 4, 1994 at 9:00 a.m., local time, for the following purposes:



          1. To consider and vote upon approval of the merger of Regency and Care Enterprises, Inc. ("Care") described in the accompanying Proxy Statement/Prospectus to be effected pursuant to an Agreement and Plan of Merger dated as of December 20, 1993, as amended by an Amendment, dated as of January 31, 1994 (the "Plan of Merger"), by and between Regency and Care. The Plan of Merger provides, among other things, for Care Merger Sub, Inc., a wholly owned subsidiary of Regency formed for the purpose of effecting the transactions contemplated by the Plan of Merger, to be merged with and into Care (the "Merger"). In the Merger, each share of common stock of Care, par value $.01 per share, outstanding immediately prior to the effective time of the Merger (other than shares owned by Regency or any of its subsidiaries, held in the treasury of Care or owned by any subsidiary of Care) will be converted into 0.71 of a share of common stock of Regency, par value $.01 per share ("Regency Common Stock"), and Care will become a wholly owned subsidiary of Regency. If the Plan of Merger is approved by holders of Regency Common Stock at the Special Meeting, then a vote in favor of approval of the Plan of Merger will be deemed to include a vote in favor of amendment and restatement of the Restated Certificate of Incorporation and Bylaws of Regency. If the Plan of Merger is not approved or the Merger is not consummated for any other reason, the Restated Certificate of Incorporation and Bylaws of Regency will not be amended and restated.



          2. To consider and vote upon a proposal to amend the Regency Health Services, Inc. Long-Term Incentive Plan (the "Stock Option Plan") to increase the number of shares of Regency Common Stock available for grant thereunder by 1,250,000 shares and to provide that the aggregate number of shares of Regency Common Stock underlying stock options or stock appreciation rights granted to any eligible employee during any fiscal year shall not exceed 50% of the shares of Regency Common Stock reserved for issuance under the Stock Option Plan. If the Plan of Merger is not approved or the Merger is not consummated for any other reason, the Stock Option Plan will not be amended regardless of passage of this proposal.


          3. To consider and transact such other business as may properly come before the Special Meeting.


     Only holders of record of shares of Regency Common Stock at the close of business on March 3, 1994, the record date for the Special Meeting fixed by the Regency Board of Directors, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination at the offices of Regency located at 3636 Birch Street, Suite 195, Newport Beach, California 92660 at least ten days prior to the Special Meeting.



     The accompanying Proxy Statement/Prospectus describes the Merger and the amendments to the Stock Option Plan in detail.


     The Merger is of great importance to Regency and its stockholders. Please read the Proxy Statement/Prospectus carefully and then complete, sign and date the enclosed proxy card and return it in the enclosed self-addressed postage paid envelope.

     Your prompt response will be appreciated.

                                         By Order of the Board of Directors


                                         [sig]


                                         Brad L. Kerby

                                         Secretary
Newport Beach, California

March 7, 1994


                            YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE.

                         REGENCY HEALTH SERVICES, INC.

                                   PROSPECTUS
                            ------------------------

                         REGENCY HEALTH SERVICES, INC.
                                      AND
                             CARE ENTERPRISES, INC.
                            ------------------------

                             JOINT PROXY STATEMENT
                                      FOR
                        SPECIAL MEETINGS OF STOCKHOLDERS

                            TO BE HELD APRIL 4, 1994

                            ------------------------


     This Proxy Statement/Prospectus constitutes the Proxy Statement of each of Regency Health Services, Inc. ("Regency") and Care Enterprises, Inc. ("Care") relating to the solicitation of proxies for use at the Special Meetings of Stockholders of each of Regency and Care scheduled to be held on April 4, 1994 (the "Special Meetings") and the Prospectus of Regency relating to shares of common stock, par value $.01 per share ("Regency Common Stock"), of Regency to be issued to holders of common stock, par value $.01 per share, of Care in connection with the Merger (as hereinafter defined).


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY REGENCY OR CARE. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. ALL INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS REGARDING REGENCY AND ITS AFFILIATES HAS BEEN SUPPLIED BY REGENCY WITHOUT INDEPENDENT VERIFICATION BY CARE, AND ALL INFORMATION REGARDING CARE AND ITS AFFILIATES HAS BEEN SUPPLIED BY CARE WITHOUT INDEPENDENT VERIFICATION BY REGENCY. NEITHER REGENCY NOR CARE NOR THEIR RESPECTIVE AFFILIATES ACCEPTS ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF INFORMATION CONCERNING THE OTHER AND ITS AFFILIATES. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.
                            ------------------------

     NEITHER THE MERGER NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------


          The date of this Proxy Statement/Prospectus is March 7, 1994

                             AVAILABLE INFORMATION

     Regency and Care are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at The Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Room 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, material filed by Regency may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1881 and material filed by Care may be inspected at the office of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.


     Regency has filed a registration statement on Form S-4 with the Commission, of which this Proxy Statement/Prospectus is a part (together with any amendments thereto, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, with respect to the shares of Regency Common Stock to be issued pursuant to or as contemplated by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the Commission's principal office in Washington, D.C. at the address set forth above. Statements contained in this Proxy Statement/Prospectus, or in any document incorporated into this Proxy Statement/Prospectus by reference, as to the contents of any contract or other document incorporated herein by reference, and as to the contents of any contract or other document referred to herein or therein, are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Summary of Proxy Statement/Prospectus.................................................     5
Selected Historical Financial Data....................................................    10
  Regency Health Services, Inc. Selected Historical Financial Data....................    11
  Care Enterprises, Inc. Selected Historical Financial Data...........................    12
  Unaudited Pro Forma Condensed Selected Financial Data...............................    13
Capitalization........................................................................    14
Comparative Per Share Data............................................................    15
Comparative Market Prices.............................................................    16
Introduction..........................................................................    17
Risk Factors; Future Operations.......................................................    17
The Special Meetings..................................................................    21
  Matters To Be Considered at the Special Meetings....................................    21
  Record Date; Proxies................................................................    22
  Votes Required......................................................................    23
The Merger............................................................................    24
  Background of the Merger............................................................    24
  Reasons for the Merger; Recommendations of Boards of Directors......................    27
  Opinions of Financial Advisors......................................................    30
  Interests of Certain Persons in the Merger..........................................    36
  Anticipated Accounting Treatment....................................................    37
  Certain Federal Income Tax Consequences.............................................    37
  Regulatory Approvals................................................................    38
  Note Holders Consent and Waiver.....................................................    38
  Federal Securities Law Consequences.................................................    39
  Kaufman Engagement..................................................................    39
  New York Stock Exchange Listing.....................................................    40
  No Appraisal Rights.................................................................    40
  Deregistration of Care Common Stock After the Merger................................    40



Management of Regency Following the Merger............................................    41
  Board of Directors of Regency.......................................................    41
  Committees of the Board of Directors................................................    42
  Compensation of the Board of Directors..............................................    43
  Executive Officers..................................................................    43
  Executive Compensation..............................................................    44
  Certain Relationships and Related Transactions......................................    48
The Agreement and Plan of Merger......................................................    50
  The Merger..........................................................................    50
  Governance of Regency...............................................................    51
  Representations and Warranties......................................................    51
  Certain Covenants...................................................................    51
  Certain Conditions..................................................................    53
  Termination.........................................................................    54
  Expenses and Termination Fees.......................................................    56
  Amendment and Waiver................................................................    56

                                                                                        PAGE
                                                                                        ----
Certain Related Agreements............................................................    57
  Voting Agreements...................................................................    57
  Registration Rights Agreement.......................................................    57
Unaudited Pro Forma Condensed Financial Information...................................    59
  Unaudited Pro Forma Condensed Balance Sheet.........................................    60
  Unaudited Pro Forma Condensed Statement of Income...................................    61
     Year Ended June 30, 1993.........................................................    61
     Year Ended June 30, 1992.........................................................    62
     Year Ended June 30, 1991.........................................................    63
     Six Months Ended 1993............................................................    64
Notes to Unaudited Pro Forma Condensed Financial Information..........................    65
Regency Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................    66
Care Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................    73
Approval of Amendments to the Regency Health Services, Inc. Long-Term Incentive
  Plan................................................................................    78
Selected Information Regarding the Long-Term Care Services Industry...................    81
Selected Information Regarding Regency................................................    84
Selected Information Regarding Care...................................................    88
Restated Regency Certificate of Incorporation and Restated Regency Bylaws.............    93
Comparison of Rights of Stockholders of Regency and Care..............................    95
Description of Regency Securities.....................................................    97
Ownership of Regency Securities at the Effective Time.................................    98
Current Ownership of Regency Securities...............................................   100
Current Ownership of Care Securities..................................................   101
Legal Matters.........................................................................   102
Experts...............................................................................   102
Stockholder Proposals and Nominations for 1994 Annual Meeting.........................   102
Index to Regency Financial Statements............................................Regency F-1
Index to Care Financial Statements..................................................Care F-1
Annex A - Agreement and Plan of Merger................................................   A-1
Annex B - Form of Regency Restated Certificate of Incorporation.......................   B-1
Annex C - Form of Regency Restated Bylaws.............................................   C-1
Annex D - Opinion of Smith Barney Shearson Inc. ......................................   D-1
Annex E - Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated...............   E-1

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

     The following is a summary of the information contained elsewhere in this Proxy Statement/Prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information appearing in this Proxy Statement/Prospectus and the Annexes. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

THE COMPANIES


Regency Health Services,
  Inc. .................   Regency Health Services, Inc. ("Regency") operates 43 healthcare
  3636 Birch Street,       facilities throughout California that provide skilled care and
  Suite 195                other health care services, primarily to elderly patients. See
  Newport Beach,           "SELECTED INFORMATION REGARDING REGENCY."
  California 92660
Care Enterprises,          Care Enterprises, Inc. ("Care") operates and manages 52 nursing
  Inc. .................   and rehabilitation, developmentally disabled and retirement
  2742 Dow Avenue          centers in California, Ohio, West Virginia and New Mexico, and
  Tustin, California       home health agencies at 14 locations in California and Ohio. See
92680                      "SELECTED INFORMATION REGARDING CARE."
Management and
  Operations of Regency
  After the Merger......   At the Effective Time, the authorized number of directors of
                           Regency will be eight, comprised of three persons designated by
                           Regency and five persons designated by Care. Cecil Mays, Chairman of the Board of Directors, President and Chief Executive Officer
                           of Regency, will be Chairman of the Board of Directors and Chief
                           Executive Officer of Regency after the Effective Time and Richard
                           K. Matros, President, Chief Executive Officer and Chief Operating
                           Officer of Care will be President and Chief Operating Officer of
                           Regency after the Effective Time. As a condition to the
                           consummation of the Merger, the existing employment agreements between Regency and certain of its executive officers and Care and certain of its executive officers will be terminated at the
                           Effective Time. Each such executive officer has entered into a new employment agreement with Regency to be effective as of the
                           Effective Time. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER."
Trading Markets.........   Shares of common stock of Regency ("Regency Common Stock") are currently traded on the American Stock Exchange, Inc. under the symbol "RHS." Shares of common stock of Care ("Care Common Stock")
                           are currently quoted on the National Market System of the National
                           Association of Securities Dealers Automated Quotation System under the symbol "CREI." After the Effective Time, shares of Regency
                           Common Stock are expected to be traded on the New York Stock
                           Exchange, Inc. On December 20, 1993, the last trading day before announcement of the Plan of Merger, the last reported sales price per share of Regency Common Stock and Care Common Stock was
                           $12.625 and $6.375, respectively. On March 1, 1994, the last reported sales price per share of Regency Common Stock and Care
                           Common Stock was $17.75 and $12.00, respectively. See "COMPARATIVE
                           MARKET PRICES."
THE SPECIAL MEETINGS
The Regency Special
  Meeting...............   The Regency Special Meeting will be held on April 4, 1994 at 9:00
                           a.m., local time at the Sheraton Hotel, 4545 MacArthur Boulevard,
                           Newport Beach,

                           California. The holders of record of Regency Common Stock as of the close of business on March 3, 1994 will be entitled to notice of and to vote at the Regency Special Meeting. See "THE SPECIAL
                           MEETINGS."
The Care Special
  Meeting...............   The Care Special Meeting will be held on April 4, 1994 at 11:00
                           a.m., local time at the Sheraton Hotel, 4545 MacArthur Boulevard,
                           Newport Beach, California. The holders of record of Care Common
                           Stock as of the close of business on March 3, 1994 will be entitled to notice of and to vote at the Care Special Meeting. See
                           "THE SPECIAL MEETINGS."
Matters to be Considered
  at the Special
  Meeting...............   Regency. Holders of Regency Common Stock will consider and vote upon a proposal to approve the transactions contemplated by an
                           Agreement and Plan of Merger, dated as of December 20, 1993, as amended by an Amendment, dated as of January 31, 1994 (the "Plan of Merger"), by and between Regency and Care, pursuant to which, among other things, Care Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Regency formed for the purpose of effecting the transactions contemplated by the Plan of Merger, will be merged with and into Care and the Restated Certificate of
                           Incorporation and Bylaws of Regency will be amended and restated
                           as described in this Proxy Statement/Prospectus. Under the Plan of
                           Merger, Care will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Regency. If the Plan of
                           Merger is approved by holders of Regency Common Stock at the
                           Regency Special Meeting, then a vote in favor of approval of the
                           Plan of Merger will be deemed to include a vote in favor of amendment and restatement of the Restated Certificate of
                           Incorporation and Bylaws of Regency. If the Plan of Merger is not
                           approved or the Merger is not consummated for any other reason, the Restated Certificate of Incorporation and the Bylaws of
                           Regency will not be amended and restated. See "THE SPECIAL
                           MEETINGS" and "THE MERGER."

                           Holders of Regency Common Stock will also consider and vote upon a proposal to amend the Regency Health Services, Inc. Long-Term
                           Incentive Plan (the "Stock Option Plan") to increase the number of shares of Regency Common Stock available for grant thereunder by
                           1,250,000 shares and to provide that the aggregate number of shares of Regency Common Stock underlying stock options or stock appreciation rights granted to any eligible employee during any such fiscal year shall not exceed 50% of the shares of Regency
                           Common Stock reserved for issuance under the Stock Option Plan. If the Plan of Merger is not approved or the Merger is not
                           consummated for any other reason, the Stock Option Plan will not be amended regardless of passage of the proposal to amend the
                           Stock Option Plan at the Regency Special Meeting.

                           Care. Holders of Care Common Stock will consider and vote upon a proposal to approve and adopt the Plan of Merger pursuant to which, among other things, Merger Sub will be merged with and into
                           Care. Under the Plan of Merger, Care will be the surviving corporation in the Merger and will become a wholly owned
                           subsidiary of Regency. See "THE SPECIAL MEETINGS" and "THE
                           MERGER."
Votes Required..........   Regency. The affirmative vote of at least a majority of the outstanding shares of Regency Common Stock entitled to vote is required to approve the transactions contemplated by the Plan of
                           Merger. Approval of the amendments to the Stock Option Plan requires the vote of a majority of the shares of

                           Regency Common Stock represented and entitled to vote at the
                           Regency Special Meeting. Certain stockholders of Regency have signed agreements with Care to vote all shares of Regency Common
                           Stock owned by each of them, representing approximately 21.6% of the outstanding shares of Regency Common Stock, in favor of the transactions contemplated by the Plan of Merger. See "THE SPECIAL
                           MEETINGS -- Votes Required" and "CERTAIN RELATED
                           AGREEMENTS -- Voting Agreements."
                           Care. The affirmative vote of at least a majority of the
                           outstanding shares of Care Common Stock entitled to vote is required to approve and adopt the Plan of Merger. Certain
                           stockholders of Care have signed agreements with Regency to vote all shares of Care Common Stock owned by each of them,
                           representing a majority of the outstanding shares of Care Common
                           Stock, in favor of the transactions contemplated Plan of Merger if such transactions are approved at the Regency Special Meeting. As a result, approval of the Plan of Merger by holders of Care Common
                           Stock is assured if the transactions contemplated by the Plan of
                           Merger are approved at the Regency Special Meeting. See "SPECIAL
                           MEETINGS -- Votes Required" and "CERTAIN RELATED
                           AGREEMENTS -- Voting Agreements."
THE MERGER
Exchange Ratio..........   At the Effective Time, as a result of the Merger, each share of
                           Care Common Stock (other than shares of Care Common Stock that are owned by Regency or any of its subsidiaries, held in the treasury of Care or owned by any subsidiary of Care) will be automatically converted into 0.71 of a share of Regency Common Stock. See "THE
                           AGREEMENT AND PLAN OF MERGER -- The Merger."
Background and Reasons
  for the Merger........   Regency and Care managements have independently concluded that the
                           Merger is expected to enable the combined company to be a leading provider of subacute, rehabilitative, home health and long-term care services. Following the Merger, Regency and Care will continue to implement the strategy of providing a continuum of healthcare services, from intensive subacute care at one end of the spectrum to home healthcare and outpatient services at the other end. The combined company intends to be at the forefront of new and emerging healthcare delivery systems and thereby be capable of responding to any of the various health care reform proposals being considered by Congress. See "RISK FACTORS; FUTURE
                           OPERATIONS," "THE MERGER -- Background of the Merger" and
                           "-- Reasons for the Merger; Recommendations of the Boards of
                           Directors."
Opinions of Financial
  Advisors..............   Regency. Smith Barney Shearson Inc. ("Smith Barney Shearson") has
                           delivered to the Board of Directors of Regency a written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to Regency. The full text of the written opinion of Smith Barney Shearson, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D to this Proxy
                           Statement/Prospectus and should be read carefully in its entirety.
                           See "The MERGER -- Opinions of Financial Advisors."
                           Care. Merrill Lynch & Co. ("Merrill Lynch") has delivered to the
                           Board of Directors of Care a written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the

                           Exchange Ratio was fair, from a financial point of view, to the holders of shares of Care Common Stock. The full text of the written opinion of Merrill Lynch, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex E to this Proxy Statement/Prospectus, and should be read carefully in its entirety. See "THE
                           MERGER -- Opinions of Financial Advisors."
Effective Time of the
  Merger................   It is anticipated that the Merger will become effective as promptly as practicable after the requisite stockholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. See "THE PLAN OF MERGER -- Certain
                           Conditions."
Conditions to the
  Merger; Termination of
  the Plan of Merger....   The obligations of Regency and Care to consummate the Merger are subject to the satisfaction of certain conditions, including obtaining requisite stockholder and regulatory approvals. See "THE
                           PLAN OF MERGER -- Certain Conditions."
                           The Plan of Merger is subject to termination if the Merger is not consummated on or before May 31, 1994. In addition, the Plan of
                           Merger may be terminated under certain circumstances by either
                           Regency or Care, including certain instances where a termination fee of $6 million and payment of fees and expenses of one party relating to the Merger would be paid by the other party. See "THE
                           PLAN OF MERGER -- Termination" and "-- Expenses and Termination
                           Fees."
Appraisal Rights........   Stockholders of Care are not entitled to appraisal rights in connection with the Merger. See "THE MERGER -- No Appraisal
                           Rights."
Certain Federal Income
  Tax Consequences......   The Merger has been structured with the intent that it be tax-free to Care and its stockholders. See "THE MERGER -- Certain Federal
                           Income Tax Consequences." Stockholders are urged to consult their tax advisors.
CERTAIN RELATED
  AGREEMENTS
Voting Agreements.......   Regency Voting Agreements. Care has entered into voting agreements with certain stockholders of Regency pursuant to which each such stockholder has agreed, among other things, to vote all shares of
                           Regency Common Stock owned by such stockholder in favor of the transactions contemplated by the Plan of Merger. Such shares, in the aggregate, represent approximately 21.6% of the outstanding shares of Regency Common Stock. See "CERTAIN RELATED
                           AGREEMENTS -- Voting Agreements."
                           Care Voting Agreements. Regency has entered into voting agreements with certain stockholders of Care pursuant to which each such stockholder has agreed, among other things, to vote all shares of
                           Care Common Stock owned by such stockholder in favor of the transactions contemplated by the Plan of Merger if such
                           transactions are approved at the Regency Special Meeting. Such shares, in the aggregate, represent a majority of the outstanding shares of Care Common Stock. See "CERTAIN RELATED AGREEMENTS --
                           Voting Agreements."

Registration Rights
  Agreement.............   Regency and Care have offered to enter into a Registration Rights
                           Agreement with certain stockholders of Regency and Care with respect to certain shares of Regency Common Stock to be held by such persons after the Effective Time. See "CERTAIN RELATED
                           AGREEMENTS -- Registration Rights Agreement."

THE STOCK OPTION PLAN...   The proposed amendments to the Stock Option Plan will increase the number of shares of Regency Common Stock available for grant thereunder by 1,250,000 shares and will provide that the aggregate number of shares of Regency Common Stock underlying stock options or stock appreciation rights granted to any eligible employee during any fiscal year shall not exceed 50% of the shares of
                           Regency Common Stock reserved for issuance under the Stock Option
                           Plan.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following tables set forth (i) selected historical financial data for the five fiscal years in the period ended June 30, 1993 and the six-month periods ended December 31, 1992 and December 31, 1993 for Regency and for the five fiscal years in the period ended December 31, 1992 and the nine-month periods ended September 30, 1992 and September 30, 1993 for Care and (ii) unaudited pro forma condensed selected financial information giving effect to the Merger using the pooling of interests method of accounting for the three fiscal years in the period ended June 30, 1993 and for the six-month periods ended December 31, 1992 and December 31, 1993 for Regency and six-month periods ended September 30, 1992 and September 30, 1993 for Care. The selected financial data for Regency for the five fiscal years in the period ended June 30, 1993 have been obtained from Regency's consolidated financial statements, which statements have been audited by Arthur Andersen & Co., independent public accountants, whose reports on certain of such financial statements are set forth elsewhere herein. The selected financial data for Care for each of the two fiscal years in the period ended December 31, 1992 have been obtained from Care's consolidated financial statements, which statements have been audited by Ernst & Young, independent auditors, whose reports on such financial statements are set forth elsewhere herein. The selected financial data for Care (pre-reorganization) for each of the three fiscal years in the period ended December 31, 1990 have been obtained from audited financial statements of Care (pre-reorganization), which statements for 1990 have been audited by Ernst & Young, independent auditors, whose report on such financial statements is set forth elsewhere herein, and for 1988 and 1989 by other independent auditors whose report is neither set forth nor incorporated by reference herein. The selected financial data for Regency for the six-month periods ended December 31, 1992 and December 31, 1993 and Care for the nine-month periods ended September 30, 1992 and September 30, 1993 have been obtained from unaudited financial statements of each of Regency and Care, and include, in the opinion of management of each company, respectively, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the results for such periods. The data presented below may not be indicative of the results that would have been obtained had the transactions described above actually occurred on the dates assumed. This selected financial data should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the separate consolidated financial statements and notes thereto of Regency and Care, which are set forth elsewhere in this Proxy Statement/Prospectus. Certain pro forma adjustments as discussed in "Notes To Unaudited Pro Forma Condensed Financial Information" have been made to conform the two companies' accounting practices. This historical and pro forma selected financial data is not necessarily indicative of the results to be expected if the Merger is consummated.

                         REGENCY HEALTH SERVICES, INC.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following selected historical financial data for the fiscal years ended June 30, 1989, 1990, 1991, 1992 and 1993 have been derived from Regency's audited Consolidated Financial Statements. The financial data for the six months ended December 31, 1992 and 1993 have been derived from the unaudited Consolidated Financial Statements of Regency, and, in the opinion of Regency, reflect and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of Regency for such periods. The selected historical financial data set forth below should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the consolidated financial statements and the notes thereto, which are set forth elsewhere in this Proxy Statement/Prospectus.



                                                                                                 SIX MONTHS
                                                                                                    ENDED
                                                                                                DECEMBER 31,
                                                         YEAR ENDED JUNE 30,                     (UNAUDITED)
                                           ------------------------------------------------   -----------------
                                            1989      1990      1991     1992(1)     1993      1992     1993(5)
                                           -------   -------   -------   -------   --------   -------   -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net operating revenue....................  $40,030   $52,040   $56,788   $81,447   $115,378   $54,550   $79,519
                                           -------   -------   -------   -------   --------   -------   -------
Costs and expenses:
  Operating and administrative...........   35,527    44,447    47,162    68,276     95,398    45,141    65,292
  Rent expense and property taxes........    2,946     3,088     3,583     5,495      7,256     3,629     4,584
  Depreciation and amortization..........    1,038     1,320     1,387     1,536      1,985       979     1,307
  Interest expense.......................    3,388     3,525     3,114     2,462      1,635       503     2,015
                                           -------   -------   -------   -------   --------   -------   -------
    Total costs and expenses.............   42,899    52,380    55,246    77,769    106,274    50,252    73,198
                                           -------   -------   -------   -------   --------   -------   -------
Income (loss) from operations............   (2,869)     (340)    1,542     3,678      9,104     4,298     6,321
Gain on sale of facility.................       --        --       312        --         --        --        --
                                           -------   -------   -------   -------   --------   -------   -------
Income (loss) before provision for income
  taxes and extraordinary items..........   (2,869)     (340)    1,854     3,678      9,104     4,298     6,321
Provision for income taxes...............       --        --       792     1,454      3,621     1,719     2,482
                                           -------   -------   -------   -------   --------   -------   -------
Income (loss) before extraordinary
  items..................................   (2,869)     (340)    1,062     2,224      5,483     2,579     3,839
Extraordinary items(2)...................       --        --       762     1,022        (38)       10        --
                                           -------   -------   -------   -------   --------   -------   -------
Net income (loss)........................  $(2,869)  $  (340)  $ 1,824   $ 3,246   $  5,445   $ 2,589   $ 3,839
                                           -------   -------   -------   -------   --------   -------   -------
                                           -------   -------   -------   -------   --------   -------   -------
Income (loss) per share primary:
  Income (loss) from operations..........  $ (3.51)  $ (0.42)  $  0.30   $  0.62   $   0.81   $  0.38   $  0.56
  Gain on sale of facility...............       --        --      0.09        --         --        --        --
  Extraordinary items(2).................       --        --      0.24      0.28      (0.01)       --        --
                                           -------   -------   -------   -------   --------   -------   -------
  Net income (loss) per share............  $ (3.51)  $ (0.42)  $  0.63   $  0.90   $   0.80   $  0.38   $  0.56
                                           -------   -------   -------   -------   --------   -------   -------
                                           -------   -------   -------   -------   --------   -------   -------
Weighted average shares of common stock
  and equivalents........................      817       817     3,142     3,683      6,778     6,737     6,913
                                           -------   -------   -------   -------   --------   -------   -------
                                           -------   -------   -------   -------   --------   -------   -------
Income (loss) per share fully diluted:
  Income (loss) from operations..........  $ (3.51)  $ (0.42)  $  0.30   $  0.62   $   0.78   $  0.38   $  0.45
  Gain on sale of facility...............       --        --      0.09        --         --        --        --
  Extraordinary items(2).................       --        --      0.24      0.28      (0.01)       --        --
                                           -------   -------   -------   -------   --------   -------   -------
  Net income (loss) per share............  $ (3.51)  $ (0.42)  $  0.63   $  0.90   $   0.77   $  0.38   $  0.45
                                           -------   -------   -------   -------   --------   -------   -------
                                           -------   -------   -------   -------   --------   -------   -------
Weighted average shares of common stock
  and equivalents........................      817       817     3,142     3,683      7,788     6,737    10,954
                                           -------   -------   -------   -------   --------   -------   -------
                                           -------   -------   -------   -------   --------   -------   -------



                                                                                                DECEMBER 31,
                                                              JUNE 30,                          (UNAUDITED)
                                          ------------------------------------------------   ------------------
                                           1989      1990      1991     1992(1)     1993      1992     1993(5)
                                          -------   -------   -------   -------   --------   -------   --------
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital.......................  $(1,574)  $   702   $   350   $ 6,362   $ 49,973   $10,164   $ 37,738
  Total assets..........................   42,777    43,462    42,793    68,805    104,689    59,701    121,940
  Long-term debt, including current
    portion and redeemable preferred
    stock(3)(4).........................   37,152    39,198    35,989    25,405     55,672    13,212     62,593
  Stockholders' equity(4)...............   (1,650)   (1,990)     (166)   30,612     37,681    34,755     41,542


- ---------------

(1) Effective December 31, 1991, Regency acquired 10 additional facilities.


(2) Extraordinary items for the years ended June 30, 1991 and 1992 represent the utilization of net operating loss carryforwards. Extraordinary items for the six months ended December 31, 1992 represent a net operating loss carryforward of $99,000 and a loss on extinguishment of debt of $89,000, net of applicable income tax of $55,000, resulting in a net gain of $10,000. Extraordinary items for the year ended June 30, 1993 represent a net operating loss carryforward of $99,000 and a loss on extinguishment of debt of $137,000, net of applicable income tax of $87,000, resulting in a net loss of $38,000.


(3) On March 23, 1993, Regency issued $50,000,000 aggregate principal amount of its 6 1/2% Convertible Subordinated Debentures due 2003. Regency used $6,375,000 of the net offering proceeds along with cash on hand to retire $8,300,000 of existing bank indebtedness.

(4) All then outstanding shares of redeemable preferred stock and certain convertible notes were converted into shares of Regency Common Stock effective December 31, 1991.

(5) Effective July 1, 1993, Regency acquired seven additional facilities.

                             CARE ENTERPRISES, INC.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following selected historical financial data for the fiscal years ended December 31, 1988, 1989, 1990, 1991 and 1992 have been derived from Care's audited Consolidated Financial Statements. The financial data for the nine months ended September 30, 1992 and 1993 have been derived from the unaudited Consolidated Financial Statements of Care, and, in the opinion of Care, reflect and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of Care for such periods. The selected historical financial data set forth below should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the separate consolidated financial statements and the notes thereto, which are set forth elsewhere in this Proxy Statement/Prospectus.



                                                 YEAR ENDED DECEMBER 31,
                                 --------------------------------------------------------    NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                     PRE-REORGANIZATION(1)                                      (UNAUDITED)
                                 ------------------------------                             -------------------
                                   1988       1989       1990           1991       1992       1992       1993
                                 --------   --------   --------       --------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net operating revenue..........  $247,590   $252,949   $215,043       $185,676   $192,048   $142,857   $148,195
                                 --------   --------   --------       --------   --------   --------   --------
Costs and expenses:
  Operating and
    administrative.............   234,333    241,371    193,617        165,432    168,329    125,971    130,162
  Share appreciation rights....                                            293        323        139        463
  Lease and rent...............    11,853     11,012      7,896          7,854      7,745      6,004      5,201
  Depreciation and
    amortization...............    10,140      9,352      7,046          5,878      5,336      4,029      3,896
  Interest, net................    12,194     10,060      7,692          4,983      3,266      2,544      1,907
                                 --------   --------   --------       --------   --------   --------   --------
         Total costs and
           expenses............   268,520    271,795    216,251        184,440    184,999    138,687    141,629
Income (loss) before
  reorganization and other
  items, income taxes and
  extraordinary item...........   (20,930)   (18,846)    (1,208)         1,236      7,049      4,170      6,566
Reorganization and other
  items........................    (8,079)   (27,838)    35,673          1,720      1,543         --         --
Provision for income taxes.....        --         --         --           (721)    (2,928)    (1,668)    (2,626)
                                 --------   --------   --------       --------   --------   --------   --------
Income (loss) before
  extraordinary item...........   (29,009)   (46,684)    34,465          2,235      5,664      2,502      3,940
Extraordinary item.............        --         --     73,149(2)          --         --         --         --
                                 --------   --------   --------       --------   --------   --------   --------
Net income (loss)..............  $(29,009)  $(46,684)  $107,614       $  2,235   $  5,664   $  2,502   $  3,940
                                 --------   --------   --------       --------   --------   --------   --------
                                 --------   --------   --------       --------   --------   --------   --------
Income per share primary:
Net income.....................      NM(3)      NM(3)      NM(3)      $   0.24   $   0.49   $   0.22   $   0.30
                                 --------   --------   --------       --------   --------   --------   --------
                                 --------   --------   --------       --------   --------   --------   --------
Weighted average number of
  shares used in calculation...                                          9,294     11,667     11,635     13,300
                                                                      --------   --------   --------   --------
                                                                      --------   --------   --------   --------
Income per share fully diluted:
Net income.....................      NM(3)      NM(3)      NM(3)      $   0.21   $   0.49   $   0.22   $   0.30
                                 --------   --------   --------       --------   --------   --------   --------
                                 --------   --------   --------       --------   --------   --------   --------
Weighted average number of
  shares used in calculation...                                         11,635     11,667     11,635     13,317
                                                                      --------   --------   --------   --------
                                                                      --------   --------   --------   --------


                                                                                               SEPTEMBER 30,
                                                       DECEMBER 31,                             (UNAUDITED)
                                 --------------------------------------------------------   -------------------
                                   1988       1989       1990           1991       1992       1992       1993
                                 --------   --------   --------       --------   --------   --------   --------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital..............  $ (8,613)  $(35,765)  $(18,269)(4)   $(18,192)  $(12,217)  $(18,912)  $(11,059)
  Total assets.................   196,683    152,250    120,453(4)     108,166    110,548    103,862    108,976
  Long-term debt, net of
    current portion............    29,000     24,999     54,175(4)      40,463     32,743     34,696     26,301
  Stockholders' equity
    (deficiency)...............   (60,505)  (107,189)     4,275(4)      10,085     20,397     13,935     24,355

- ---------------

(1) The pre-reorganization periods are not comparable with 1991 and 1992 due to the effects of the implementation of "Fresh-Start Reporting" resulting from Care's emergence from Chapter 11 reorganization.

(2) Represents an extraordinary gain from discharge of debt in connection with the reorganization proceedings (see Note 15 to Care's Consolidated Financial Statements set forth elsewhere herein).

(3) Per share amounts are not meaningful due to Chapter 11 reorganization.

(4) The December 31, 1990 balance sheet was restated to record the Plan of Reorganization and reflect "Fresh-Start Reporting." Accordingly, the Care's financial position at December 31, 1990 and subsequent thereto is not comparable to prior periods (see Note 3 to Care's Consolidated Financial Statements set forth elsewhere herein).

              REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

             UNAUDITED PRO FORMA CONDENSED SELECTED FINANCIAL DATA

     The following unaudited pro forma condensed selected financial data is taken from the "Unaudited Pro Forma Condensed Financial Information" included elsewhere in this Proxy Statement/Prospectus. Such data gives effect to the Merger involving Regency and Care using the pooling-of-interests method of accounting as if it had occurred at the beginning of the earliest period presented. The data presented below may not be indicative of the results that would have been obtained had the transactions described above actually occurred on the dates assumed.


                                                         YEAR ENDED JUNE 30,(1)          SIX MONTHS ENDED
                                                     ------------------------------     -------------------
                                                     1991(2)    1992(3)      1993       1992(4)    1993(5)
                                                     --------   --------   --------     --------   --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating revenue..............................  $148,126   $271,772   $311,450     $152,644   $180,337
                                                     --------   --------   --------     --------   --------
Costs and expenses:
  Operating and administrative.....................   127,613    235,497    265,112      129,415    152,818
  Share appreciation rights........................        --        438        672          177        309
  Rent expense and property taxes..................     7,805     14,550     15,245        7,768      8,469
  Depreciation and amortization....................     4,408      7,127      7,191        3,580      3,897
  Interest expense.................................     6,432      7,526      5,215        2,403      3,618
                                                     --------   --------   --------     --------   --------
Total costs and expenses...........................   146,258    265,138    293,435      143,343    169,111
                                                     --------   --------   --------     --------   --------
Income before reorganization items, provision for
  income taxes and extraordinary items.............     1,868      6,634     18,015        9,301     11,226
                                                     --------   --------   --------     --------   --------
Reorganization and other items:
  Gain on sale of facilities.......................       312         --      1,007        1,007         --
  Other reorganization items.......................        --      1,720        536          536         --
                                                     --------   --------   --------     --------   --------
Total reorganization and other items...............       312      1,720      1,543        1,543         --
                                                     --------   --------   --------     --------   --------
Income before provision for income taxes and
  extraordinary items..............................     2,180      8,354     19,558       10,844     11,226
Provision for income taxes.........................        30      1,971      7,195        3,829      4,443
                                                     --------   --------   --------     --------   --------
Income before extraordinary items..................  $  2,150   $  6,383   $ 12,363     $  7,015   $  6,783
                                                     --------   --------   --------     --------   --------
                                                     --------   --------   --------     --------   --------
Pro forma income per share before extraordinary
  items:
  Primary..........................................  $   0.37   $   0.57   $   0.79     $   0.46   $   0.41
  Fully diluted....................................      0.33       0.54       0.77         0.46       0.38
Number of shares used in calculation:
  Primary..........................................     6,295     11,225     15,654       15,062     16,372
  Fully diluted....................................     7,238     11,944     16,673       15,062     20,413



                                                                                            PRO FORMA
                                                                                          AS ADJUSTED(6)
                                                                                          --------------
BALANCE SHEET DATA:
  Working capital.......................................................................     $ 21,280
  Total assets..........................................................................      230,916
  Long-term debt, net of current portion(7).............................................       88,685
  Stockholders' equity..................................................................       60,497


- ---------------

(1) Regency reports its financial position and results of operations using a June 30 fiscal year end. Care reports its financial position and results of operations using a December 31 fiscal year end. The accompanying unaudited pro forma condensed selected financial data conforms Care to a June 30 fiscal year end.

(2) On December 31, 1990 Care emerged from bankruptcy after its Joint Plan of Reorganization became effective. Care implemented the recommended accounting for entities in ("Pre-Reorganization Reporting") and emerging from ("Fresh-Start Reporting") Chapter 11 reorganization as set forth in SOP 90-7 during the year ended December 31, 1990. Accordingly, the unaudited pro forma condensed statement of income for the year ended June 30, 1991 includes the operations for Care for only six months (January 1, 1991 through June 30, 1991).

(3) Effective December 31, 1991, Regency acquired 10 additional facilities.


(4) The unaudited pro forma condensed statement of income for the six months ended 1992 includes the operations of Regency and Care for the six months ended December 31, 1992 (July 1, 1992 through December 31, 1992).



(5) The unaudited pro forma condensed statement of income for the six months ended 1993 includes the operations of Regency for the six months ended December 31, 1993 (July 1, 1993 through December 31, 1993) and the operations of Care for the six months ended September 30, 1993 (April 1, 1993 through September 30, 1993).



(6) Financial data for Regency is obtained from its unaudited December 31, 1993 balance sheet and the financial data for Care is obtained from its unaudited September 30, 1993 balance sheet.



(7) On March 23, 1993, Regency issued $50,000,000 aggregate principal amount of its 6 1/2% Convertible Subordinated Debentures due 2003. Regency used $6,375,000 of the net offering proceeds along with cash on hand to retire $8,300,000 of existing bank indebtedness.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Regency as of December 31, 1993 and Care as of September 30, 1993 and on a pro forma basis to give effect to (i) the Merger of Regency and Care accounted for as a pooling-of-interests and (ii) fees and expenses related to the Merger. This table should be read in conjunction with the Unaudited Pro Forma Condensed Financial Information appearing elsewhere in this Proxy Statement/Prospectus and the separate historical consolidated financial statements of Regency and Care and the notes thereto set forth elsewhere herein.



                                           REGENCY            CARE
                                         DECEMBER 31,     SEPTEMBER 30,      PRO FORMA         PRO FORMA
                                             1993             1993          ADJUSTMENTS       AS ADJUSTED
                                         ------------     -------------     -----------       -----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE)
Current portion of long-term debt......    $    209          $ 7,203         $                 $   7,412
                                         ------------     -------------     -----------       -----------
                                         ------------     -------------     -----------       -----------
Long-term debt, net of current
  portion..............................      62,384           26,301                              88,685
Stockholders' equity:
  Regency common stock, $0.01 par
     value, 35,000,000 shares
     authorized, 6,824,557 shares
     issued and outstanding, 16,217,147
     shares issued and outstanding as
     adjusted..........................          68           11,065           (10,971)(1)           162
  Additional paid-in-capital...........      32,922            1,451            10,971(1)         45,344
  Retained earnings....................       8,552           11,839            (5,400)(2)        14,991
                                         ------------     -------------     -----------       -----------
Total stockholders' equity.............      41,542           24,355            (5,400)           60,497
                                         ------------     -------------     -----------       -----------
Total capitalization...................    $104,135          $57,859         $  (5,400)        $ 156,594
                                         ------------     -------------     -----------       -----------
                                         ------------     -------------     -----------       -----------


- ---------------

(1) Pro Forma adjustment to give effect to the issuance of 9,392,590 shares of Regency Common Stock, $0.01 par value, and the cancellation of Care Common Stock in connection with the Merger based upon the number of shares of Care Common Stock outstanding as of September 30, 1993.

(2) Pro Forma adjustment to give effect to Merger expenses of approximately $5,400,000. See Notes to Unaudited Pro Forma Condensed Financial Information set forth elsewhere herein.

                           COMPARATIVE PER SHARE DATA


     The following table sets forth (i) the historical income per share before extraordinary items (fully diluted) of Regency for the three fiscal years ended June 30, 1993 and the six-month periods ended December 31, 1992 and 1993; (ii) the historical income per share before extraordinary items (fully diluted) of Care for the two fiscal years ended December 31, 1992, for the nine month periods ended September 30, 1992 and 1993; (iii) the unaudited pro forma income per share before extraordinary items (fully diluted) and the unaudited pro forma book value per outstanding share of Regency Common Stock for the respective periods and dates; and (iv) the historical book value per outstanding share of Regency Common Stock and Care Common Stock as of the respective dates. The information presented in the table should be read in conjunction with "Unaudited Pro Forma Condensed Financial Information" and the separate historical consolidated financial statements of Regency and Care and the notes thereto appearing elsewhere herein.


INCOME PER SHARE BEFORE EXTRAORDINARY ITEMS


                                                                                     SIX MONTHS
                                                                                       ENDED
                                                                                    DECEMBER 31,
                                                       YEAR ENDED JUNE 30,          (UNAUDITED)
                                                    --------------------------    ----------------
                                                     1991      1992      1993      1992      1993
                                                    ------    ------    ------    ------    ------
Historical Regency...............................   $ 0.39    $ 0.62    $ 0.78    $ 0.38    $ 0.45


                                                                                    NINE MONTHS
                                                                                       ENDED
                                                                                   SEPTEMBER 30,
                                                     YEAR ENDED DECEMBER 31,        (UNAUDITED)
                                                    --------------------------    ----------------
                                                     1990      1991      1992      1992      1993
                                                    ------    ------    ------    ------    ------
Historical Care..................................     NM(1)   $ 0.21    $ 0.49    $ 0.22    $ 0.30


                                                       YEAR ENDED JUNE 30,           SIX MONTHS
                                                           (UNAUDITED)              (UNAUDITED)
                                                    --------------------------    ----------------
                                                     1991      1992      1993     1992(3)   1993(4)
                                                    ------    ------    ------    ------    ------
Pro forma combined per Regency share(2)..........   $ 0.33    $ 0.54    $ 0.77    $ 0.46    $ 0.38
Pro forma equivalent per Care share..............   $ 0.23    $ 0.38    $ 0.55    $ 0.33    $ 0.27


BOOK VALUE PER SHARE


                                                                       JUNE 30,
                                                                         1993
                                                                      (UNAUDITED)      (UNAUDITED)
                                                                      -----------     -------------
Historical Regency..................................................     $4.72(5)         $5.05(6)
Historical Care.....................................................      1.64             1.75(7)
Pro forma combined per Regency share(2).............................      3.32             3.22(8)(9)
Pro forma equivalent per Care share.................................      2.36             2.29(9)


- ---------------

(1) Per share amounts are not meaningful due to Chapter 11 reorganization.

(2) Regency reports its financial position and results of operations using a June 30 fiscal year end. Care reports its financial position and results of operations using a December 31 fiscal year end. The pro forma presentation conforms Care to a June 30 fiscal year end.


(3) The unaudited pro forma condensed statement of income for the six months ended 1992 includes the operations of Regency and Care for the six months ended December 31, 1992 (July 1, 1992 through December 31, 1992).



(4) The unaudited pro forma condensed statement of income for the six months ended 1993 includes the operations of Regency for the six months ended December 31, 1993 (July 1, 1993 through December 31, 1993) and the operations of Care for the six months ended September 30, 1993 (April 1, 1993 through September 30, 1993).



(5) Audited.



(6) The financial data for Regency is obtained from Regency's unaudited December 31, 1993 balance sheet.



(7) The financial data for Care is obtained from Care's unaudited September 31, 1993 balance sheet.



(8) Pro forma book value per share giving effect to Merger costs of approximately $5,400,000, or $0.33 per share. See Notes to Unaudited Pro Forma Condensed Financial Information set forth elsewhere herein.



(9) The financial data is obtained from Regency's unaudited December 31, 1993 balance sheet and from Care's unaudited September 30, 1993 balance sheet.

                           COMPARATIVE MARKET PRICES

     Regency Common Stock has been listed and traded on the American Stock Exchange, Inc. (the "AMEX") under the symbol "RHS" since Regency's initial public offering on June 26, 1992. Care Common Stock (post Chapter 11 reorganization)commenced trading over-the-counter on January 7, 1991, and is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ NMS") under the symbol "CREI." The following table sets forth the high and low sales prices of Regency Common Stock and Care Common Stock as reported in published financial sources.


                                                            REGENCY               CARE
                                                          -----------         -------------
                                                          HIGH    LOW         HIGH     LOW
                                                          ---     ---         ---     -----
    Calendar Quarters - 1991
      First Quarter.....................................   --      --         1 1/2(1)  1/4(1)
      Second Quarter....................................   --      --         1 1/2     7/8
      Third Quarter.....................................   --      --         2 3/4   1 1/4
      Fourth Quarter....................................   --      --           4     2 1/2
    Calendar Quarters - 1992
      First Quarter.....................................   --      --         3 1/2   2 1/4
      Second Quarter....................................  6 5/8(2) 6 1/2(2)     3     2 1/4
      Third Quarter.....................................  8 1/4   6 1/2       2 5/8   2
      Fourth Quarter....................................  10 1/2  6 1/2       3 3/8   2
    Calendar Quarters - 1993
      First Quarter.....................................   14     8 3/8       4 1/4   2 11/16
      Second Quarter....................................   11     7 3/4       5 1/8   3 7/8
      Third Quarter.....................................  11 7/8  8 7/8       5 1/8   3 3/4
      Fourth Quarter....................................  14 1/8  10 1/4      9 5/8   4 1/8
    Calendar Quarters - 1994
      First Quarter (through March 1, 1994).............   19     13 5/8      12 3/4  9


- ---------------

(1) From January 7, 1991

(2) From June 26, 1992

     Regency has applied for the listing of Regency Common Stock on the New York Stock Exchange, Inc. (the "NYSE"). It is anticipated that Regency Common Stock, including the shares of Regency Common Stock to be issued in connection with the Merger and any shares required to be reserved for issuance in connection with the Merger (subject to notice of official issuance of such shares), will be listed on the NYSE.


     On December 20, 1993, the last trading day prior to the joint public announcement by Regency and Care of a definitive agreement with respect to the Merger, the last reported sales price for each share of Regency Common Stock and Care Common Stock was $12.625 and $6.375, respectively. On March 1, 1994, the last reported sales price per share of Regency Common Stock and Care Common Stock was $17.75 and $12.00, respectively.


     Neither Regency nor Care have declared or paid any dividends nor anticipate the declaration of cash dividends prior to the Effective Time (as hereinafter defined). Covenants in Care's Note agreement with its secured lenders limit the payment of cash dividends on Care Common Stock. Prior to the Effective Time, Regency and Care anticipate entering into an amendment to the Note Agreement (as hereinafter defined) with the holders of the Notes (as hereinafter defined) issued pursuant thereto, whereby Regency will assume the Notes and agree to be bound by the restrictions contained in the Note Agreement as of the Effective Time. See "THE MERGER -- Note Holder Consent and Waiver." Among such restrictions is a provision limiting the payment of dividends and other restricted payments to no more than 25% of consolidated net income from and after January 1, 1994, on a cumulative basis.


     On March 3, 1994, Regency had approximately 55 stockholders of record and Care had approximately 1,100 stockholders of record.

                                  INTRODUCTION


     This Proxy Statement/Prospectus is being furnished to holders of record of common stock, par value $.01 per share ("Regency Common Stock"), of Regency Health Services, Inc., a Delaware corporation ("Regency"), in connection with the solicitation of proxies by the Board of Directors of Regency for use at the Special Meeting of Regency stockholders (the "Regency Special Meeting") to be held on Monday, April 4, 1994, at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof.



     This Proxy Statement/Prospectus is also being furnished to holders of record of common stock, par value $.01 per share ("Care Common Stock"), of Care Enterprises, Inc., a Delaware corporation ("Care"), in connection with the solicitation of proxies by the Board of Directors of Care for use at the Special Meeting of Care stockholders (the "Care Special Meeting" and, together with the Regency Special Meeting, the "Special Meetings") to be held on Monday, April 4, 1994, at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof.



     In addition, this Proxy Statement/Prospectus constitutes the prospectus of Regency under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Regency Common Stock to be issued pursuant to or as contemplated by this Proxy Statement/Prospectus. Regency has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") of which this Proxy Statement/Prospectus is a part (together with any amendments thereto, the "Registration Statement"), pursuant to the Securities Act, with respect to such shares.



     This Proxy Statement/Prospectus and accompanying proxy is first being mailed on or about March 7, 1994.


                        RISK FACTORS; FUTURE OPERATIONS

     Regency and Care intend to use the opportunities created by the Merger (as hereinafter defined) to become a leading provider of subacute, rehabilitative, home health and long-term care services. Following the Merger, Regency and Care will continue to implement the strategy of providing a continuum of healthcare services, from intensive subacute care at one end of the spectrum to home healthcare and outpatient services at the other end. The combined company intends to be at the forefront of new and emerging healthcare delivery systems and thereby be capable of responding to any of the various health care reform proposals being considered by Congress. See "THE MERGER -- Reasons for the Merger; Recommendations of the Boards of Directors." There can, however, be no assurance that Regency and Care will be successful in the continued implemenation of this strategy. In addition, significant uncertainties accompany any business combination and its implementation with respect to the ability of the combining companies to integrate administrative functions and managerial resources to achieve operating efficiencies.

DEPENDENCE UPON REIMBURSEMENT FROM MEDICARE AND MEDICAID


     The combined company's business will be dependent upon its ability to obtain and maintain reimbursement from Medicare and Medicaid. For the fiscal years ended June 30, 1992 and 1993 and the six months ended December 31, 1993, Regency derived approximately 43.0%, 40.9% and 42.9%, respectively, of its net operating revenue from Medicaid (known as Medi-Cal in California); and approximately 23.2%, 27.5% and 25.6%, respectively, from Medicare. For its fiscal years ending December 31, 1991 and 1992 and the nine months ended September 30, 1993, Care derived approximately 57%, 56% and 53%, respectively, of its net operating revenue from Medicaid, and approximately 23%, 24% and 29%, respectively, from Medicare. These government sponsored healthcare programs are highly regulated and are subject to budgetary and other constraints. In addition, these government programs have instituted cost containment measures designed to limit payments made to healthcare providers. Furthermore, government reimbursement programs are subject to statutory and regulatory changes, administrative rulings and interpretations, determinations of intermediaries, government funding restrictions and retroactive reimbursement adjustments, all of which could materially increase or decrease the services covered or the rates paid to healthcare providers for their services. There have been, there currently are, and Regency and Care expect that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for healthcare services. Regency and Care cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the combined company. There can be no assurance that payments under governmental programs will remain at levels comparable to present levels or will be sufficient to cover the cost allocable to patients eligible for reimbursement pursuant to such programs. In addition, there can be no assurance that Regency's and Care's facilities and the provision of services by Regency and Care in the future will continue to meet the requirements for participation in Medicare or Medicaid programs. See "SELECTED INFORMATION REGARDING THE LONG-TERM CARE SERVICES INDUSTRY -- Healthcare Reimbursement Programs."

     In addition, the combined company's cash flow could be adversely affected by periodic government program funding delays, shortfalls or other difficulties, such as those that occurred in 1990 and 1991 when Medi-Cal delayed payments and rate increases for several months, or in 1992 when Medi-Cal reimbursed providers with registered warrants, which banks refused to redeem from August 3, 1992 through September 4, 1992. Each of Regency and Care has been able to mitigate the effects of such payment delays by monitoring the related activities of the California legislature and expediting billings to Medi-Cal through its direct access electronic billing arrangement and obtaining the agreement of creditors to extend the due dates for payables. There can be no assurance, however, that the combined company will be able to mitigate the effects of any future funding delays. See "SELECTED INFORMATION REGARDING THE LONG-TERM CARE SERVICES
INDUSTRY -- Healthcare Reimbursement Programs," "SELECTED INFORMATION REGARDING REGENCY -- Sources of Payment" and "SELECTED INFORMATION REGARDING
CARE -- Healthcare Reimbursement Programs."

REGULATION


     The long-term care industry is subject to extensive federal, state and local licensure and certification laws. Generally, these licenses must be renewed annually. Long-term care facilities and home health agencies are subject to annual and routine interim inspections to monitor compliance with government regulations. Changes in applicable laws and regulations or new interpretations of existing laws and regulations could have a material adverse effect on licensure, eligibility for participation, permissible activities, costs of doing business or the levels of reimbursement from governmental, private and other sources. To date, such changes have not had a material adverse effect on Regency's and Care's businesses. However, there can be no assurance that regulatory authorities will not adopt changes or interpretations that adversely affect the combined company. The failure to maintain or renew any required regulatory approvals or licenses could prevent the combined company from offering existing services or from obtaining reimbursement. In certain circumstances, failure of compliance at one facility may affect the ability of the combined company to obtain or maintain licenses or approvals under Medicare and Medicaid programs at other facilities. Regency and Care believe that their facilities are in substantial compliance with the various regulatory and licensing requirements of state and local authorities and of the Medicare and Medicaid programs. There can be no assurance that the combined company will be able to remain in compliance. See "SELECTED INFORMATION REGARDING
REGENCY -- Regulation" and "SELECTED INFORMATION REGARDING CARE -- Regulation."



     On October 27, 1993, President Clinton submitted to the United States Congress his proposed Health Security Act (the "Health Security Act"). As proposed by the Clinton Administration, the Health Security Act would guarantee comprehensive healthcare coverage for all Americans regardless of health or employment status. The Health Security Act would reduce certain Medicare and Medicaid programs, and permit greater flexibility in the administration of Medicaid. Changes in reimbursement levels under Medicare or Medicaid and changes in applicable government regulations could significantly affect the combined company's results of operations. Several U.S. Senators and Representatives have submitted bills that could approach the reform of the United States healthcare system in different ways. In addition to federal initiatives, California, where the combined company expects to conduct a substantial portion of its business, has already enacted various healthcare reform measures that are expected to have an effect on the business of the combined company after consummation of the Merger. Neither Regency nor Care is able to predict whether the Health Security Act or any of such other healthcare legislation will be enacted and implemented or the precise effects of any such legislation. Both Regency and Care believe that health services organizations with specialized and diverse services, such as the combined company, are likely to be well positioned under any of the proposed legislative reforms.

     Since November 1990, Regency has conducted all of its business and, historically, Care has conducted a substantial portion of its business in California. Any limitations on Medi-Cal reimbursement, increases in California minimum wages without a corresponding increase in Medi-Cal reimbursement rates or other changes in state programs may have a material adverse effect on the combined company.

DEPENDENCE UPON KEY PERSONNEL


     The success and growth of Regency to date has been dependent upon the active involvement of Cecil Mays, the loss of services of whom could have an adverse effect on the combined company. Regency currently has an employment agreement with Mr. Mays that expires in March 1996, subject to automatic annual one-year extensions unless Mr. Mays or Regency gives notice to the contrary. Regency will have a three-year employment agreement with Mr. Mays, subject to automatic annual one-year extensions unless Mr. Mays or Regency gives notice to the contrary at least two years prior to the scheduled expiration date, commencing at the Effective Time (as hereinafter defined). Regency is also the beneficiary of a key-man life insurance policy in the amount of $2,000,000 for Mr. Mays. The recent success and growth of Care has been dependent to a significant degree upon the active involvement of Richard K. Matros, the loss of services of whom could have an adverse effect on the combined company. Care currently has an employment agreement with Mr. Matros that expires in December 1995. Regency will have a three-year employment agreement with Mr. Matros, subject to automatic annual one-year extensions unless Mr. Matros or Regency gives notice to the contrary at least two years prior to the scheduled expiration date, commencing at the Effective Time. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Executive Compensation." In addition, the continued success and growth of the combined company will depend in part on its ability to attract and retain other qualified personnel.


LIMITED OPERATING HISTORY

     Regency began operations with the acquisition of one healthcare facility in 1986 and much of Regency's subsequent growth has come in the form of acquisitions. Following the Effective Time, the combined company intends to continue this strategy to allow the combined company to expand its market share. See "THE MERGER -- Reasons for the Merger; Recommendations of Boards of Directors." However, as the health services industry has consolidated in recent years, the competition for acquisitions among long-term care providers has intensified. Some of the competing companies have greater financial resources than will the combined company, and there can be no assurance that the combined company will be able to compete successfully at favorable prices for available acquisition candidates. In addition, the acquisition of long-term care facilities is subject to regulatory approval. The failure to obtain any required regulatory approvals could adversely impact the expansion of the combined company's facilities or services.

     In December 1990, Care emerged from bankruptcy and thereafter commenced the development of a comprehensive strategic plan to expand and develop specialized services. Since emerging from bankruptcy, Care has reported net income for each of its fiscal years. Regency has a limited operating history and has experienced rapid growth. Although Regency has reported net income for its three most recent fiscal years, Regency experienced losses during each of the four fiscal years prior thereto. The combined company will thus be subject to the uncertainties and risks associated with any new and expanding business. The combined company's operating strategy will continue to emphasize the expansion of subacute, rehabilitative, home health and long-term care services and pharmacy operations. There can be no assurance that such operations will be successful or can be expanded profitably. See "SELECTED INFORMATION REGARDING REGENCY" and "SELECTED INFORMATION REGARDING CARE."

LIABILITY AND INSURANCE


     Each of Regency and Care maintains professional and general liability insurance coverage it believes to be adequate in amount and coverage, although Care's coverage has a substantial per claim deductible. Regency maintains no earthquake insurance. Although the cost of insurance has not significantly increased in recent years, there can be no assurance that such insurance will continue to be available at acceptable costs. Furthermore, there can be no assurance that claims in excess of Regency's existing insurance coverage or not covered by Regency's existing insurance will not be asserted against Regency, or that the number of claims on which Care must pay some or all of its per claim deductible will not increase. Regency also maintains workers' compensation insurance, the cost of which can fluctuate depending on the amount and number of Regency's claims. Care self-insures workers' compensation in California and Ohio and purchases insurance for this risk in West Virginia and New Mexico. Care also self-insures one of its health insurance programs. The cost of insurance is based on market conditions, claims history and number and type of company operations. As these factors vary, the cost of insurance can vary. To secure its obligations to pay benefits under its self-insured workers' compensation programs, Care has caused various surety bonds and letters of credit to be issued, which are secured by various assets of Care.


CONTROL BY STOCKHOLDER GROUPS AND OFFICERS AND DIRECTORS


     Two stockholder groups of Care are expected to have beneficial ownership of 20.6% and 7.0%, on a primary basis, respectively, of Regency Common Stock at the Effective Time (assuming no transactions in shares of Regency Common Stock and Care Common Stock between March 3, 1994 and the Effective Time). As a result, these stockholders will have significant influence over the outcome of all matters submitted to Regency's stockholders for approval, including the election of directors. See "CURRENT OWNERSHIP OF CARE SECURITIES." Regency's officers and directors as a group at the Effective Time are expected to have beneficial ownership of 11.2% of the shares of Regency Common Stock. See "OWNERSHIP OF REGENCY SECURITIES AT THE EFFECTIVE TIME." As a result, Regency's officers and directors will have significant influence over the outcome of all matters submitted to Regency's stockholders for approval, including the election of directors. This ownership by two stockholder groups and Regency's directors and officers and the fact that the directors of Regency will be elected for staggered terms may delay, defer or prevent a potential change of control and, consequently, the market price for Regency Common Stock may be less likely to reflect a so-called "premium for control." See "RESTATED REGENCY CERTIFICATE OF INCORPORATION AND RESTATED REGENCY BYLAWS -- Classified Board."


COMPETITION

     Organizations such as Regency and Care operate in a highly competitive industry. The combined company's facilities and home health agencies generally will operate in communities that are also served by similar facilities and agencies operated by others. Some competing facilities and agencies provide services that will not be offered by the combined company and some are operated by entities having greater financial and other resources and longer operating histories than Regency or Care. In addition, some are operated by nonprofit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources that will not be available to the combined company. There can be no assurance that the combined company will not encounter increased competition in the future that would adversely affect the combined company's results of operations. See "SELECTED INFORMATION REGARDING THE LONG-TERM CARE SERVICES INDUSTRY -- Competition."

MERGER COSTS

     The costs of the Merger are expected to be significant and, as required under the pooling of interests accounting method, are expected to be reflected in the financial statements of the combined company in the period that the Merger is consummated. The total Merger costs are expected to approximate $5,400,000. The direct transactional expenses are estimated to be approximately $2,500,000 for investment banking, legal, accounting, printing, mailing and similar expenses. Although there can be no precise determination of such expenses until the consolidation of operations is actually completed, it is expected that up to an additional $2,900,000 (net of tax) will be required for integrating management information and accounting systems and consolidating various operating, management and other functions of the two companies to efficiently operate the new enterprise as a result of the Merger. No assurance can be given at present that such expenses will not be greater or less than the amount budgeted for them or that such operating efficiencies will be fully realized.

     For additional information on the proposed operations of the combined company following the Effective Time, see "THE MERGER -- Reasons for the Merger; Recommendations of Boards of Directors."

                              THE SPECIAL MEETINGS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS


     At the Regency Special Meeting, stockholders of record as of the close of business on March 3, 1994, will consider and vote upon a proposal to approve the transactions contemplated by an Agreement and Plan of Merger, dated as of December 20, 1993, as amended by an Amendment, dated as of January 31, 1994 (the "Plan of Merger"), by and between Regency and Care pursuant to which, among other things, Care Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Regency formed for the purpose of effecting the transactions contemplated by the Plan of Merger, will be merged with and into Care (the "Merger") and the Restated Certificate of Incorporation of Regency (the "Regency Certificate") and the Bylaws of Regency (the "Regency Bylaws") will be restated and amended as described in this Proxy Statement/Prospectus. Under the Plan of Merger, Care will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Regency. If the Plan of Merger is approved by holders of Regency Common Stock at the Regency Special Meeting, then a vote in favor of approval of the Plan of Merger will be deemed to include a vote in favor of amendment and restatement of the Regency Certificate and Regency Bylaws. If the Plan of Merger is not approved or the Merger is not consummated for any other reason, the Regency Certificate and the Regency Bylaws will not be amended and restated.



     Stockholders at the Regency Special Meeting will also consider and vote upon a proposal to amend the Regency Health Services, Inc. Long-Term Incentive Plan (the "Stock Option Plan") to increase the number of shares of Regency Common Stock available for grant thereunder by 1,250,000 shares and to provide that the aggregate number of shares of Regency Common Stock underlying stock options or stock appreciation rights granted to any eligible employee during any fiscal year shall not exceed 50% of the shares of Regency Common Stock reserved for issuance under the Stock Option Plan. If the Plan of Merger is not approved or the Merger is not consummated for any other reason, the Stock Option Plan will not be amended regardless of passage of the proposal to amend the Stock Option Plan at the Regency Special Meeting.



     At the Care Special Meeting, stockholders of record as of the close of business on March 3, 1994, will consider and vote upon a proposal to approve and adopt the Plan of Merger. Under the Plan of Merger, Merger Sub will be merged with and into Care. Care will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Regency. Upon consummation of the Merger, each outstanding share of Care Common Stock (other than shares owned by Regency or any of its subsidiaries, held in Care's treasury or owned by any subsidiary of Care) will be converted into 0.71 of a share of Regency Common Stock. Fractional shares of Regency Common Stock will not be issued in connection with the Merger. Care stockholders otherwise entitled to a fractional share will be paid the value of such fraction in cash, determined as described under "THE AGREEMENT AND PLAN OF MERGER -- The Merger."



     In addition, at the Effective Time, (i) Regency will assume all options and stock appreciation rights then outstanding to acquire shares of Care Common Stock and will substitute therefor options to acquire, and stock appreciation rights with respect to, shares of Regency Common Stock, (ii) the authorized number of directors of Regency will be eight, comprised of three persons designated by Regency and five persons designated by Care, as contemplated by the Plan of Merger, (iii) the Regency Certificate will be amended and restated to read in its entirety as set forth in Annex B hereto (as amended and restated, the "Restated Regency Certificate"), (iv) the Regency Bylaws will be amended and restated to read in their entirety as set forth in Annex C hereto (as amended and restated, the "Restated Regency Bylaws"), (v) employment agreements between certain persons who will be officers of Regency and Regency will become effective and (vi) certain other transactions contemplated by the Plan of Merger will be effected, all as more fully described in this Proxy Statement/Prospectus.


     As a result of the Merger, immediately after the Effective Time the current holders of securities of Regency will hold approximately 42.1% of Regency Common Stock then outstanding (54.0% of the Regency Common Stock on a fully diluted basis) and the current holders of securities of Care will hold approximately 57.9% of Regency Common Stock then outstanding (46.0% of the Regency Common Stock on a fully diluted basis). Accordingly, the equity interest that each holder of securities of Regency or securities of Care holds in Regency or Care, as the case may be, immediately prior to the Effective Time will be converted into a smaller percentage ownership in a larger company. See "OWNERSHIP OF REGENCY SECURITIES AFTER THE EFFECTIVE TIME."

     Immediately after all conditions to the Plan of Merger have been satisfied or waived, the certificate of merger, or such other documents necessary to effect the Merger, will be filed in accordance with Delaware General Corporation Law (the "DGCL") and the Merger will be effective in accordance with the terms of the Plan of Merger (such time and date are referred to herein as the "Effective Time").


     Consummation of the Merger requires, among other things, (i) the approval of the transactions contemplated by the Plan of Merger by at least a majority of the shares of Regency Common Stock entitled to vote at the Regency Special Meeting and (ii) the approval and adoption of the Plan of Merger by at least a majority of the shares of Care Common Stock entitled to vote at the Care Special Meeting. Certain stockholders of Regency have signed agreements with Care to vote the shares of Regency Common Stock owned by them, representing approximately 21.6% of the outstanding shares of Regency Common Stock, in favor of the transactions contemplated by the Plan of Merger. Certain stockholders of Care have signed agreements with Regency to vote the shares of Care Common Stock owned by them, representing a majority of the outstanding shares of Care Common Stock, in favor of the transactions contemplated by the Plan of Merger if such transactions are approved at the Regency Special Meeting. See "Record Date; Proxies," "Votes Required," "THE AGREEMENT AND PLAN OF MERGER -- Certain Conditions" and "CERTAIN RELATED AGREEMENTS -- Voting Agreements."



     Approval of the amendments to the Stock Option Plan requires the vote of a majority of the shares of Regency Common Stock represented and entitled to vote at the Regency Special Meeting, a quorum being present.



     Neither the Board of Directors of Regency nor the Board of Directors of Care knows of any business that will be presented for consideration at the Regency Special Meeting or the Care Special Meeting, as the case may be, other than the matters described in this Proxy Statement/Prospectus.


     The principal executive offices of Regency are located at 3636 Birch Street, Suite 195, Newport Beach, California 92660. The telephone number at those offices is (714) 851-9512.

     The principal executive offices of Care are located at 2742 Dow Avenue, Tustin, California 92680. The telephone number at those offices is (714) 544-4443.

     After the Effective Time, the principal executive offices of Regency will be located at 2742 Dow Avenue, Tustin, California 92680. The telephone number at those offices is (714) 544-4443.

RECORD DATE; PROXIES


     Regency. Holders of record of shares of Regency Common Stock at the close of business on March 3, 1994 will be entitled to notice of and to vote at the Regency Special Meeting. At the close of business on March 3, 1994, there were 6,828,606 shares of Regency Common Stock outstanding. Shares of Regency Common Stock, the holders of which are entitled to vote at the Regency Special Meeting (including any adjournments or postponements thereof) and which are represented by properly executed proxies in the form enclosed with this Proxy Statement/Prospectus, will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. To the extent instructions are not indicated, such shares will be voted in favor of approval of the transactions contemplated by the Plan of Merger, in favor of approval of the amendments to the Stock Option Plan and in the discretion of the proxy holder as to any other matter that may properly come before the Regency Special Meeting, except for an adjournment of the Regency Special Meeting to solicit additional proxies. If the Plan of Merger is approved by holders of Regency Common Stock at the Regency Special Meeting, then a vote in favor of approval of the Plan of Merger will be deemed to include a vote in favor of amendment and restatement of the Regency Certificate and Regency Bylaws. If the Plan of Merger is not approved or the Merger is not consummated for any other reason, the Regency Certificate and the Regency Bylaws will not be amended and restated and the Stock Option Plan will not be amended regardless of passage of the proposal to amend the Stock Option Plan at the Regency Special Meeting. A Regency stockholder who has given a proxy may revoke it any time before it is voted by (i) notifying in writing the Secretary of Regency, (ii) completing and returning a proxy bearing a later date or (iii) appearing at the Regency Special Meeting and voting in person.


     In addition to mailing this material to Regency stockholders, Regency has asked banks and brokers to forward copies to persons for whom they hold stock of Regency and to request authority for execution of the proxies. Regency will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of Regency may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by Regency in connection with the solicitation of votes for the Regency Special Meeting. Regency does not currently intend to employ any other party to assist in the solicitation process.


     Care. Holders of record of shares of Care Common Stock at the close of business on March 3, 1994 will be entitled to notice of and to vote at the Care Special Meeting. At the close of business on March 3, 1994, there were 13,241,043 shares of Care Common Stock outstanding. Shares of Care Common Stock, the holders of which are entitled to vote at the Care Special Meeting (including any adjournments or postponements thereof) and which are represented by properly executed proxies in the form enclosed with this Proxy Statement/Prospectus, will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. To the extent instructions are not indicated, such shares will be voted in favor of approval and adoption of the Plan of Merger and in the discretion of the proxy holder as to any other matter which may properly come before the Care Special Meeting, except for an adjournment of the Care Special Meeting to solicit additional proxies. A Care stockholder who has given a proxy may revoke it at any time before it is voted by (i) notifying in writing the Secretary of Care, (ii) completing and returning a proxy bearing a later date or (ii) appearing at the Care Special Meeting and voting in person.


     In addition to mailing this material to Care stockholders, Care has asked banks and brokers to forward copies to persons for whom they hold stock of Care and to request authority for execution of the proxies. Care will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of Care may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by Care in connection with the solicitation of votes for the Care Special Meeting. Care does not currently intend to employ any other party to assist in the solicitation process.

VOTES REQUIRED


     Regency. The affirmative vote of at least a majority of the outstanding shares of Regency Common Stock entitled to vote is required to approve the transactions contemplated by the Plan of Merger. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Under applicable Delaware law, in determining whether the Merger has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the Merger. Regency stockholders are entitled to one vote at the Regency Special Meeting for each share of Regency Common Stock held of record at the close of business on March 3, 1994.



     The approval of the amendments to the Stock Option Plan requires the vote of a majority of the shares of Regency Common Stock represented and entitled to vote at the Regency Special Meeting, a quorum being present. In determining whether the proposal to amend the Stock Option Plan has received the requisite number of affirmative votes, an abstention has the same legal effect as a vote against such proposal. Broker non-votes are not counted as shares represented and entitled to vote and therefore do not affect the outcome of the vote on such proposal.


     As of March 3, 1994, directors and executive officers of Regency and their affiliates, in the aggregate, were entitled to vote approximately 21.6% of the total shares of Regency Common Stock entitled to vote at the Regency Special Meeting. CERTAIN STOCKHOLDERS OF REGENCY COMMON STOCK HAVE SIGNED VOTING AGREEMENTS (AS HEREINAFTER DEFINED) WITH CARE TO VOTE ALL SHARES OF REGENCY COMMON STOCK OWNED BY EACH OF THEM, REPRESENTING APPROXIMATELY 21.6% OF THE OUTSTANDING SHARES OF REGENCY COMMON STOCK, IN FAVOR OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF MERGER. See "CERTAIN RELATED AGREEMENTS -- Voting Agreements."



     THE BOARD OF DIRECTORS OF REGENCY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF REGENCY VOTE FOR APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF MERGER, AND FOR APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLAN.



     Care. The affirmative vote of at least a majority of the outstanding shares of Care Common Stock entitled to vote is required to approve and adopt the Plan of Merger. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Under applicable Delaware law, in determining whether the Merger has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the Merger. Care stockholders are entitled to one vote at the Care Special Meeting for each share of Care Common Stock held of record at the close of business on March 3, 1994.



     As of March 3, 1994, directors and executive officers of Care and their affiliates, in the aggregate, were entitled to vote approximately 48% of the total shares entitled to vote at the Care Special Meeting. CERTAIN STOCKHOLDERS OF CARE HAVE SIGNED VOTING AGREEMENTS WITH REGENCY TO VOTE SHARES OF CARE COMMON STOCK OWNED BY EACH OF THEM, REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF CARE COMMON STOCK, IN FAVOR OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF MERGER IF SUCH TRANSACTIONS ARE APPROVED AT THE REGENCY SPECIAL MEETING. AS A RESULT, APPROVAL OF THE PLAN OF MERGER BY HOLDERS OF CARE COMMON STOCK IS ASSURED IF THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF MERGER ARE APPROVED AT THE REGENCY SPECIAL MEETING. See "CERTAIN RELATED AGREEMENTS -- Voting Agreements."



     THE BOARD OF DIRECTORS OF CARE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF CARE VOTE FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER.


                                   THE MERGER

     Pursuant to the Plan of Merger, Care will become a wholly owned subsidiary of Regency. At the Effective Time, as a result of the Merger, stockholders of Care will receive 0.71 of a share (the "Exchange Ratio") of Regency Common Stock for each share of Care Common Stock outstanding immediately prior to the Merger (other than shares owned by Regency or any of its subsidiaries, held in the treasury of Care or owned by any subsidiary of Care). Fractional shares of Regency Common Stock will not be issued in connection with the Merger. Care stockholders otherwise entitled to a fractional share will be paid the value of such fraction in cash, determined as described under "THE AGREEMENT AND PLAN OF MERGER -- The Merger."

BACKGROUND OF THE MERGER


     Both Regency, since its inception in 1986, and Care, since 1991, have realized continued growth. In recent years, however, competition from a variety of healthcare providers has intensified. In face of such competition and proposed healthcare reforms, it has been widely viewed as likely that there would be some degree of consolidation in the healthcare industry.


     In response to these factors, each of Regency and Care approached, or was approached by, a number of other entities regarding the possibility of a sale, acquisition or some form of combination or joint venture.

Neither Regency nor Care engaged in discussions with such third parties that advanced beyond preliminary discussions.

     Because key personnel from Regency and Care were familiar with each other and the two companies had similar operating strategies, periodic discussions occurred between officers of Regency and Care from time to time. However, these discussions did not advance to any significant stage.

     In early September 1993, members of Regency's and Care's senior management met to discuss various business opportunities, including joint venturing of their respective home health and pharmacy operations and a possible business combination involving both entities. On September 20, 1993, members of Care's senior management and the representatives of its largest stockholder met with Regency's chief executive officer and chief financial officer to discuss in principle a business combination between the two companies. During the meeting, various forms of a possible transaction were discussed, and Care's representatives agreed to further discussions regarding business terms for a possible business combination.

     On October 6, 1993, representatives of Regency and Care met again to discuss a possible business combination. Care's representatives proposed a purchase of Regency for a package of cash, notes and shares of Care Common Stock, which proposal was rejected by Regency's representatives. Other alternative structures for a transaction involving the two companies were also discussed.


     Subsequent to this meeting and over the course of the next two weeks, the parties had numerous discussions and tentatively agreed that if a business combination were to occur, it would be a share for share merger qualifying as a tax-free exchange for federal income tax purposes and as a pooling-of-interests transaction for accounting purposes. The parties also discussed various possible exchange ratios and certain other business issues, including composition of the merged companies' board, possible floors and share price guarantees, the roles of various key executives in the merged company, and the effect of the transaction on Care's net operating loss carryforward. The parties also discussed integration strategies for the two companies' business and other operational consolidation issues and post-merger operating policies and objectives.



     On October 22, 1993, Regency held a regularly scheduled meeting of its Board of Directors at which members of senior management briefed the Board on the various meetings and discussions between Regency and Care. Regency's management presented their reasons for proposing a merger and Regency's chief executive officer and chief financial officer outlined the principal advantages and disadvantages thereof. The Board instructed management to retain a financial advisor to assist in evaluating any proposal and gave overall approval and authorization for management to continue discussions with and provide confidential information to Care.


     In late October, the parties agreed in principle to exchange certain confidential information to better facilitate discussions regarding an exchange ratio, and on November 5, 1993 a confidentiality agreement was executed.


     On November 1, 1993, Care held a special Board of Directors meeting and management briefed the Board on the various meetings and discussions between Care and Regency. The Care Board of Directors then appointed a special committee of its Board, consisting of John Adams, John Nickoll and Richard Matros (the "Care Special Committee"), to review any proposal made by Regency and to provide the Board with a recommendation. The Board further authorized the Care Special Committee to retain a financial advisor to assist in evaluating any proposal, and gave overall approval and authorization to management to continue discussions with and provide confidential information to Regency.



     The Care Special Committee and members of Regency senior management agreed to suspend further negotiations until after completion by each party of its review of the confidential information being exchanged and completion of the review and analysis by each of Care's financial advisor and Regency's financial advisor. Members of the Care Special Committee talked or met with a number of investment banking firms and in early November selected Merrill Lynch & Co. ("Merrill Lynch") to serve as its financial advisor. Regency's senior management retained Smith Barney Shearson Inc. ("Smith Barney Shearson") to render certain financial advisory services and L. J. Kaufman & Co., Inc. ("Kaufman"), a financial advisory firm that specializes in the healthcare industry, to serve as financial consultant.

     On November 19, 1993, the Care Board of Directors met at length to discuss in principle a business combination with Regency. Care's management presented their reasons for proposing a merger and Care's chairman outlined the principal advantages and disadvantages. Merrill Lynch also reviewed with the Board their preliminary analysis based on publicly available information.

     On December 10, 1993, the Regency Board of Directors held its annual meeting at which members of senior management briefed the Board on the status of discussions with Care and outlined the principal advantages and disadvantages of a proposed business combination.


     On December 14, 1993, representatives of Care and Regency met at length and discussed and resolved a number of key issues, including the final structure of the transaction as a share for share exchange, with Regency as the surviving entity, which was intended to qualify as a tax-free exchange for federal income tax purposes and as a pooling-of-interests transaction for accounting purposes. Also discussed was the proposed location of the combined company's corporate offices, execution of new employment agreements with each of the principal Regency and Care executives, each to have identical duration and terms (other than salary and duties), composition of key board committees, the exchange ratio and the selection of post-merger directors.


     On December 16, 1993, a draft of the Plan of Merger was prepared and discussed by representatives of both Care and Regency.


     On December 17, 1993, Care's Board of Directors met at length and heard Merrill Lynch's presentation and financial analysis, including an analysis of various exchange ratios. The Care Special Committee recommended the Merger and Care's Board approved in principle a business combination, subject to negotiation of a satisfactory exchange ratio. At this Board meeting, senior management of Care and its financial and legal advisors made detailed presentations concerning all material aspects of the proposed transaction. On December 17, 1993, Regency's Board of Directors met at length and heard Smith Barney Shearson's presentation and financial analyses and presentations by senior management and legal advisors of Regency. Regency's Board also approved in principle a business combination subject to favorable resolution of certain points. Following these Board meetings, Messrs. Adams and Matros and Care's chief financial officer spoke at length with Regency's chief executive officer and chief financial officer, and reached agreement on an Exchange Ratio of .71 of a share of Regency Common Stock for each share of Care Common Stock, and on other key open issues.


     On December 20, 1993, the Care Board of Directors held another meeting and considered the final Exchange Ratio, the December 19, 1993 draft of the Plan of Merger and heard Merrill Lynch's report on fairness, and then unanimously approved the Merger and the Plan of Merger.


     On December 20, 1993, Regency's Board of Directors met to consider the final Exchange Ratio and other material open issues, received Smith Barney Shearson's opinion as to the fairness, from a financial point of view, to Regency of the Exchange Ratio and unanimously approved the Plan of Merger and the transactions contemplated thereby.



     Following the Board approvals, Regency and Care executed the Plan of Merger. In addition, (i) Care and holders of approximately 21.6% of the outstanding shares of Regency Common Stock entered into a Voting Agreement pursuant to which each of such stockholders agreed to vote all shares of Regency Common Stock beneficially owned by him or it in favor of the transactions contemplated by the Plan of Merger (see "CERTAIN RELATED AGREEMENTS -- Voting Agreements") and (ii) Regency and holders of a majority of the outstanding shares of Care Common Stock entered into a Voting Agreement pursuant to which each such holder agreed to vote all shares of Care Common Stock owned by him or it in favor of the transactions contemplated by the Plan of Merger if such transactions are approved at the Regency Special Meeting (see "CERTAIN RELATED AGREEMENTS -- Voting Agreements").


     Regency and Care executed an Amendment to the Agreement and Plan of Merger dated as of January 31, 1994. A copy of the Plan of Merger, which has been restated to include the Amendment thereto, is attached to this Proxy Statement/Prospectus as Annex A.

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARDS OF DIRECTORS


     Common Reasons for the Merger. The management of each of Regency and Care independently concluded that a consolidation is expected to enable the combined company to be a leading provider of subacute, rehabilitative, home health and long-term care services.



     Regency currently operates 43 specialty healthcare facilities in California with 4,215 licensed beds. Care currently operates 52 long-term care facilities with 5,104 licensed beds (including one 248-bed managed facility), of which 39 facilities and 3,725 beds are in California, and operates home health agencies in California and Ohio. At the Effective Time, the combined company will operate 82 facilities with 7,940 beds in California, and the balance of the beds will be in New Mexico, Ohio and West Virginia. Following the Merger, Regency and Care will continue to implement the strategy of providing a continuum of healthcare services, from intensive subacute care at one end of the spectrum to home healthcare and outpatient services at the other end. The combined company intends to be at the forefront of new and emerging healthcare delivery systems and thereby be capable of responding to any of the various health care reform proposals being considered by Congress.


     In approving the Plan of Merger, each Board of Directors considered the following additional factors:

     - Regency and Care each have certain unique management skills and operating capabilities. The combined management team will have a depth of talent to develop a company that could respond to the emerging format of a high quality, low cost, "seamless" healthcare delivery system.

     - Independently, each of Regency and Care has developed and implemented subacute care and rehabilitative programs, which are housed in dedicated units in its long-term care facilities. The combination of the two companies should enhance strategic advancement in this area.


     - The market capitalization of the combined company will be larger than either company's current capitalization, which is expected to provide stockholders of the combined company with increased liquidity and to permit the combined company to have greater access to capital markets.



     - The Merger will not change the nature of the business in which Regency and Care stockholders are invested, but will provide for that investment to be in a larger enterprise. A combination of providers with complementary management styles, geographic orientation and general operating philosophies will best serve the combined company's stockholders, employees and the communities the combined company will serve.



     - The combination of Regency and Care is expected to provide administrative efficiencies and eliminate duplicate functions, such as separate audits, annual stockholder meetings and certain regulatory filings, thereby enabling the combined company to reduce administrative costs, capitalize on existing strengths and compete more effectively with other healthcare providers. In addition, larger purchasing volumes should result from the Merger resulting in decreased costs for medical and routine supplies, food, nutritional supplies and equipment.


     - Providers of long-term care, such as the combined company, are likely to have a role under federal healthcare reform legislation that has been proposed by President Clinton and certain members of Congress, as well as legislation that already has been enacted in California. The economies of scale and increased bed capacity of the combined company are likely to be advantageous under any such legislation.


     - The combined financial resources of the two companies is expected to permit an acceleration of the development and expansion of new products and services.



     - The Merger is intended to be treated as a pooling-of-interests transaction for accounting purposes.

     Regency's Reasons for the Merger. IN ADDITION TO THE ANTICIPATED COMMON BENEFITS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF REGENCY BELIEVES THAT THE FOLLOWING ARE ADDITIONAL REASONS FOR STOCKHOLDERS OF REGENCY TO VOTE FOR APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF MERGER.



     The Board of Directors of Regency believes that the terms of the Plan of Merger are in the best interests of Regency and its stockholders. Accordingly, Regency's Board has unanimously approved the transactions contemplated by the Plan of Merger and recommends approval thereof by the stockholders of Regency. In arriving at its recommendation to stockholders, the Board of Directors of Regency considered a number of factors, including:



     - The Merger is expected to result in expansion of Regency's operations into Northern California and San Diego, with very little overlap in existing Regency markets, as well as expansion of operations into states other than California. This expansion will better enable the combined company to attract favorable contracts with health maintenance organizations and other regional healthcare purchasing plans.



     - The Merger may expand Regency's recently implemented home health services program.



     - The Merger is expected to expand Regency's pharmacy operations through provision of pharmaceutical products and services to facilities not previously owned or operated by Regency.


     - The Merger may make available to Regency the utilization of Care's net operating loss carryforward.


     - The market capitalization of the combined company will make it more likely that institutional investors and stock analysts will follow the combined company's affairs and securities.



     In reaching its conclusions, the Regency Board also considered, among other things, (i) information concerning the financial performance, condition and business operations of each of Regency and Care, (ii) information with respect to the prospects of Regency and Care as a combined company, (iii) the proposed structure of the Merger and the provisions relating to corporate governance of the combined company, (iv) the terms of the Plan of Merger, including the Exchange Ratio, (v) that the terms of such agreements (including, without limitation, the Exchange Ratio) were negotiated at arm's length between senior management of each of Regency and Care with the assistance of their respective advisors and (vi) the opinion of Smith Barney Shearson described below under "Opinions of Financial Advisors."


     The Regency Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger, including (i) the risk that the anticipated benefits of the Merger may not be fully realized,
(ii) the designation of five existing Care Directors to the Regency Board of Directors, (iii) the potential post-Merger dilution of earnings per share for the combined company, (iv) the effect of Care's negative working capital and
(v) the negative public perception of Care resulting from its recent bankruptcy. In the view of the Regency Board, these considerations were not sufficient, either individually or in the aggregate, to outweigh the advantages of the proposed combination in the manner it was presented.

     The material factors considered by the Regency Board are described above. In view of the wide variety of factors considered by the Board of Directors of Regency, the Regency Board did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered.

     Care's Reasons for the Merger. IN ADDITION TO THE ANTICIPATED COMMON BENEFITS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF CARE BELIEVES THAT THE FOLLOWING ARE ADDITIONAL REASONS FOR STOCKHOLDERS OF CARE TO VOTE FOR APPROVAL OF THE PLAN OF MERGER.

     The Board of Directors of Care believes that the terms of the Merger are fair to and in the best interest of Care and its stockholders. Accordingly, Care's Board of Directors has unanimously approved the Plan of Merger and recommends approval thereof by the stockholders of Care. In arriving at its recommendation to stockholders, the Board of Directors of Care considered a number of factors including:

     - The combination of Care and Regency will result in increased size and geographic coverage, particularly in Los Angeles and Orange Counties where Regency has a large concentration of facilities, which is expected to better enable the combined company to attract favorable contracts with health maintenance organizations and other regional healthcare purchasing plans.



     - The rapid increase in size as a result of the Merger is expected to enable Care to best preserve and capitalize on its key strategic asset, the skills and reputation of its management.



     - The combination of Care and Regency is expected to result in more efficient operations within the State of California due to the larger number of facilities and enable an overall reduction in the percentage of general and administrative overhead to revenues.


     - The combination of Care and Regency is expected to provide additional opportunities to expand Care's home health services through referrals from Regency's long-term care facilities.

     - The combination of Care and Regency will be a combination of near equals and, thus, Care's stockholders will continue to have a meaningful voice in the election of directors and on other matters put to stockholders for a vote.

     - The market capitalization and greater public stock distribution of the combined company will enhance public visibility and will make it more likely that institutional investors and stock analysts will follow the combined company's affairs and securities.


     In reaching its conclusions, the Care Board of Directors also considered, among other things, (i) information concerning the financial performance, condition and business operations of each of Care and Regency; (ii) presentations by Merrill Lynch, Care's financial advisor, with respect to Care and Regency; (iii) information with respect to the prospects of Care and Regency as a combined company; (iv) the tax free nature of the Merger; (v) the proposed structure of the Merger and the provisions relating to corporate governance of the combined company; (vi) the terms of the Plan of Merger, including the Exchange Ratio, (vii) that the terms of the Plan of Merger (including, without limitation, the Exchange Ratio) were negotiated at arm's length between senior management of each of Care and Regency with the assistance of certain of their respective advisors; and (viii) the opinion of Merrill Lynch described below under "Opinions of Financial Advisors -- Care." The Care Board of Directors' recommendation was also favorably influenced by the continuation of five existing Care directors on the Regency Board of Directors.


     The Care Board of Directors considered a number of potentially negative factors in its deliberations concerning the Merger, including (i) the irreversible nature of the decision and the consequent loss of independence;
(ii) the possibility of less favorable relationships with regulators; (iii) the possible change in certain existing Care corporate policies following the Merger; and (iv) the potential post-Merger dilution of earnings per share for the combined company. In the Care Board of Directors' view, these considerations were not sufficient, either individually or collectively, to outweigh the advantages of the Merger in the manner in which it was proposed.


     Care did not receive any other proposals, although it did receive inquiries from two publicly traded NYSE-listed skilled nursing chains. Each of these companies expressed interest in a friendly purchase of Care for cash and/or other consideration. One of these companies approached Care's chairman and chief executive officer in June and again in July 1993, but did not pursue these discussions after initial meetings did not result in any proposal. The other company has not presented any specific proposal to the Care Board of Directors, although Care's president met with the chief executive officer of this company after the Plan of Merger was signed.



     The material factors considered by the Care Board of Directors are described above. In view of the wide variety of factors, both positive and negative, considered by the Board of Directors of Care, the Care Board did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the Care Board of Directors may have given different weights to different factors.

OPINIONS OF FINANCIAL ADVISORS

  REGENCY

     Smith Barney Shearson was retained by Regency to render certain financial advisory services to Regency in connection with the Merger. In connection with such engagement, Regency requested that Smith Barney Shearson evaluate the fairness, from a financial point of view, to Regency of the consideration to be paid by Regency in the Merger. On December 20, 1993, Smith Barney Shearson delivered to the Board of Directors of Regency a written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to Regency.

     In arriving at its opinion, Smith Barney Shearson reviewed the Plan of Merger and held discussions with certain senior officers, directors and other representatives and advisors of Regency and certain senior officers and other representatives and advisors of Care concerning the business, operations and prospects of Regency and Care. Smith Barney Shearson examined certain publicly available business and financial information relating to Regency and Care as well as certain financial forecasts and other data for Regency and Care which were provided to Smith Barney Shearson by the respective managements of Regency and Care. Smith Barney Shearson reviewed the financial terms of the Merger as set forth in the Plan of Merger in relation to, among other things, current and historical market prices and trading volumes of Regency Common Stock and Care Common Stock, the respective companies' historical and projected earnings, and the capitalization and financial condition of Regency and Care. Smith Barney Shearson considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney Shearson considered comparable to the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney Shearson considered comparable to the operations of Regency and Care. Smith Barney Shearson also evaluated the pro forma financial impact of the Merger on Regency. In addition to the foregoing, Smith Barney Shearson conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney Shearson deemed necessary to arrive at its opinion. Smith Barney Shearson noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Smith Barney Shearson as of the date of its opinion.

     In rendering its opinion, Smith Barney Shearson assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information publicly available or furnished to or otherwise discussed with Smith Barney Shearson. With respect to financial forecasts and other information provided to or otherwise discussed with Smith Barney Shearson, Smith Barney Shearson assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Regency and Care as to the expected future financial performance of Regency and Care. Smith Barney Shearson also assumed that the Merger will be treated as a pooling-of-interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney Shearson's opinion relates to the relative values of Regency and Care. Smith Barney Shearson did not express any opinion as to what the value of the Regency Common Stock actually will be when issued to Care stockholders pursuant to the Merger or the price at which the Regency Common Stock will trade subsequent to the Merger. In addition, Smith Barney Shearson did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Regency or Care nor did Smith Barney Shearson make any physical inspection of the properties or assets of Regency or Care. Smith Barney Shearson was not asked to consider and its opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Regency or the effect of any other transaction in which Regency might engage. In addition, although Smith Barney Shearson evaluated the financial terms of the Merger, Smith Barney Shearson was not requested to, and did not, participate in the negotiation or structuring of the Merger and was not asked to and did not recommend the specific consideration to be paid by Regency in the Merger. No other limitations were imposed by Regency on Smith Barney Shearson with respect to the investigations made or procedures followed by Smith Barney Shearson in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY SHEARSON, DATED DECEMBER 20, 1993, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. REGENCY STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY SHEARSON'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED SOLELY FOR THE USE OF THE REGENCY BOARD OF DIRECTORS IN ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY REGENCY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE REGENCY SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SHEARSON SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     In preparing its opinion to the Board of Directors of Regency, Smith Barney Shearson performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney Shearson's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney Shearson did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Smith Barney Shearson believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney Shearson made numerous assumptions with respect to Regency and Care, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Regency and Care. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Comparable Company Analysis. Using publicly available information, Smith Barney Shearson analyzed, among other things, the market values and trading multiples of selected long-term healthcare companies, including: Arbor Health Care Company; Evergreen Healthcare, Inc.; Genesis Health Ventures, Inc.; GranCare, Inc.; Health Care & Retirement Corp.; Horizon Healthcare Corp.; Integrated Health Services, Inc.; Living Centers of America, Inc.; The Mediplex Group, Inc.; Multicare Companies, Inc.; National Healthcorp L.P.; Summit Care Corporation; and Sun Healthcare Group, Inc. (collectively, the "Comparable Companies"). Smith Barney Shearson compared market values as, among other things, multiples of historical net income and projected calendar 1993 and 1994 net income of the Comparable Companies. The multiples of net income and projected net income were between the following ranges: (i) latest 12 months net income: 13.2x to 31.7x (with a mean of 21.4x and a median of 20.1x); and
(ii) projected calendar 1993 and 1994 net income: 13.6x to 24.5x (with a mean of 18.3x and a median of 17.9x) and 11.0x to 18.1x (with a mean of 14.4x and a median of 14.1x), respectively. The Exchange Ratio, based on a closing sale price for Regency Common Stock on December 17, 1993 of $13.13, equated to multiples of Care net income for the latest 12 months and projected calendar 1993 and 1994 net income of 22.6x, 22.0x and 15.7x, respectively.

     Smith Barney Shearson also compared the adjusted market values (equity market value, plus the book value of debt and preferred stock, plus capitalized rents assuming a discount rate of 12.5%, less cash and cash equivalents) to, among other things, historical net revenues and earnings before interest, taxes, depreciation, amortization and rents ("EBITDAR"). The multiples of net revenues and EBITDAR of the Comparable Companies were between the following ranges:
(i) latest 12 months net revenues: 0.9x to 2.4x (with a mean of 1.6x and a median of 1.7x); and (ii) latest 12 months EBITDAR: 7.3x to 10.9x (with a mean of 9.2x and a median of 9.5x). The Exchange Ratio, based on a closing sale price for Regency Common Stock of $13.13, equated to multiples of Care net revenues and EBITDAR for the latest 12 months of 1.1x and 8.9x, respectively.

     Smith Barney Shearson also compared the profit margins, debt to capitalization ratios, historic revenue growth and projected earnings per share ("EPS") growth of the Comparable Companies with those of Regency and Care. All projected net income estimates of the Comparable Companies were based on the consensus estimates of selected investment banking firms. All multiples were based on closing stock prices as of December 17, 1993.

     Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney Shearson analyzed the purchase prices and implied transaction multiples in the following selected mergers and acquisition transactions in the long-term healthcare industry: Integrated Health Services, Inc./Central Park Lodges, Inc.; Genesis Health Ventures, Inc./Meridian Healthcare Growth & Income L.P.; Horizon Healthcare Corp./Greenery Rehabilitation Group, Inc.; Living Centers of America, Inc./Vari-Care, Inc.; National Heritage, Inc./Evergreen Healthcare, Inc.; and Health Care & Retirement Corp./Owens-Illinois, Inc. (collectively, the "Selected Acquisitions"). Smith Barney Shearson compared purchase prices as multiples of, among other things, latest 12 months net income of the Selected Acquisitions and transaction values as multiples of, among other things, latest 12 months EBITDAR and net revenues and compared these multiples to the multiples of Care's performance implied by the Exchange Ratio as set forth above under "Comparable Company Analysis." The multiples of latest 12 months net income, EBITDAR and revenues of the Selected Acquisitions for which public information was available were between the following ranges: (i) latest 12 months net income: 13.3x to 29.0x (with a mean of 22.2x and a median of 24.3x); (ii) latest 12 months EBITDAR: 7.5x to 9.9x (with a mean of 8.9x and a median of 9.2x); and (iii) latest 12 months revenues:
1.0x to 2.3x (with a mean of 1.5x and a median of 1.3x).

     No company, transaction or business used in the comparable company and selected merger and acquisition transactions analyses as a comparison is identical to Regency, Care or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the comparable companies or the business segment or company to which they are being compared.

     Discounted Cash Flow Analysis. Smith Barney Shearson performed discounted cash flow analyses of the projected free cash flow of Care and Regency for the latest 12 months ended June 30, 1994 through the latest 12 months ended June 30, 1998, assuming, among other things, discount rates of 10.0%, 12.5% and 15.0%, and terminal multiples of EBITDAR of 7.0x to 10.0x. Utilizing these assumptions, Smith Barney Shearson arrived at estimated ranges of values per share of Care Common Stock and Regency Common Stock of between approximately $7.27 to $16.76 and $9.56 to $22.43, respectively. These ranges resulted in an implied exchange ratio of between approximately 0.76 and 0.75, as compared to the Exchange Ratio in the Merger of 0.71.

     Pro Forma Merger Analysis. Smith Barney Shearson analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of Regency for the fiscal years ended June 30, 1994 through 1998. Based upon the consensus EPS estimates of selected investment banking firms, the results of the pro forma merger analysis suggest that the Merger will be dilutive to Regency's EPS in fiscal years 1994 and 1995, and accretive to Regency's EPS in fiscal years 1996 through 1998. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney Shearson considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) Regency and Care historical and projected financial results; (ii) the history of trading prices for Regency Common Stock and Care Common Stock and the relationship between movements of such common stock and movements of the common stock of comparable companies; (iii) the implied value of the consideration to be paid by Regency in the Merger; (iv) the net operating loss carryforwards of Care;
(v) the relative contributions of Regency and Care to selected pro forma financial data of the combined company; and (vi) the pro forma ownership of the combined company.

     Pursuant to the terms of Smith Barney Shearson's engagement, Regency has agreed to pay Smith Barney Shearson for its services in connection with the Merger an aggregate financial advisory fee of $400,000, payable upon the consummation of the Merger. Regency also has agreed to reimburse Smith Barney Shearson for travel and other out-of-pocket expenses incurred by Smith Barney Shearson in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney Shearson and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney Shearson's engagement.

     Smith Barney Shearson has advised Regency that, in the ordinary course of business, it may actively trade the equity and debt securities of Regency and Care for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Smith Barney Shearson is a nationally recognized investment banking firm and was selected by Regency based on Smith Barney Shearson's experience and expertise. Smith Barney Shearson regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  CARE

     Care, in November 1993, retained Merrill Lynch to render certain financial advisory services in connection with the Merger. Care selected Merrill Lynch because of Merrill Lynch's qualifications, expertise and reputation, particularly with regard to business combinations in the health care field. Merrill Lynch had provided investment banking and financial advisory services to Care prior to and during a portion of the time it was in Chapter 11, although such prior services played no part in Merrill Lynch's selection as Care's financial advisor with regard to the Merger.


     Merrill Lynch has rendered to the Board of Directors its written opinion dated March 3, 1994, that, based upon and subject to the various considerations set forth in the opinion, as of March 3, 1994, the Exchange Ratio was fair to Care's stockholders from a financial point of view. Merrill Lynch has also rendered to the Board of Directors its written opinion dated as of the date of this Proxy Statement/Prospectus, that, based upon and subject to the various considerations set forth in that opinion, as of the date of this Proxy Statement/Prospectus, the Exchange Ratio was fair to Care's stockholders from a financial point of view. No limitations were imposed by the Care Board of Directors upon Merrill Lynch with respect to the investigations made or procedures followed by Merrill Lynch in rendering its opinion, although Merrill Lynch's engagement as financial advisor was limited to its analysis and advice concerning the Exchange Ratio.



     THE FULL TEXT OF THE WRITTEN OPINION OF MERRILL LYNCH DATED MARCH 3, 1994, WHICH INCLUDES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON SCOPE OF ACTIVITIES, IS ATTACHED AS ANNEX E TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. CARE STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. MERRILL LYNCH'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED SOLELY FOR THE USE OF THE CARE BOARD OF DIRECTORS IN ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CARE STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE CARE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MERRILL LYNCH SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.



     In arriving at its opinion, Merrill Lynch, among other things: (1) reviewed Care's Annual Reports, Forms 10-K and related financial information for the two fiscal years ended December 31, 1991 and December 31, 1992, respectively, and Care's Forms 10-Q and the related unaudited financial information for the quarterly periods ending September 30, 1992 and September 30, 1993;
(ii) reviewed Regency's Annual Report, Form 10-K and related financial information for the fiscal year ended June 30, 1993 and Regency's Forms 10-Q and the related unaudited financial information for the quarterly periods ending December 31, 1992 and December 31, 1993; (iii) reviewed certain information, including financial forecasts relating to the business, earnings, cash flow, assets and prospects of Care and Regency, furnished by Care and Regency;
(iv) conducted discussions with members of senior management of Care and Regency concerning their respective businesses and prospects; (v) reviewed the historical market prices and trading activity for the Care Common Stock and the Regency Common Stock and compared them with that of certain publicly traded companies which were deemed to be reasonably similar to Care and Regency, respectively; (vi) compared the results of operations of Care and Regency with those of certain companies which were deemed to be reasonably similar to Care and Regency, respectively;
(vii) compared the proposed financial terms of the transactions contemplated by the Plan of Merger with the financial terms of certain other mergers and acquisitions which were deemed to be relevant; (viii) reviewed a draft of the Plan of Merger dated December 19, 1993; and (ix) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as were deemed necessary, including an assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available from public sources or by Care or Regency, including the financial information concerning Care and Regency, and the adjustments and outcomes thereto prepared by Care and Regency. Merrill Lynch has not independently verified such information or undertaken an independent appraisal or physical inspection of the assets of Care or Regency. With respect to the confidential financial forecasts furnished by Care and Regency, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Care's or Regency's management as to the expected future financial performance including the outcomes projected by Care and Regency of legal, regulatory, tax, operating and other contingencies and synergies of Care or Regency, as the case may be.

     Merrill Lynch also assumed that the Merger will be treated as a pooling-of-interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Merrill Lynch's opinion relates to the relative values of Care and Regency. Merrill Lynch did not express any opinion as to what the value of the Regency Common Stock actually will be when issued to Care stockholders pursuant to the Merger or the price at which the Regency Common Stock will trade subsequent to the Merger.

     Care did not ask Merrill Lynch to analyze, and Merrill Lynch's opinion does not present a discussion of, the relative merits of the Merger as compared to any other business plan or opportunity that might be presented to Care or the effect of any other arrangement in which Care might engage, and Merrill Lynch was not authorized to solicit, and did not solicit, any third-party indications of interest for the acquisition of all or any part of Care. In addition, although Merrill Lynch evaluated the financial terms of the Merger, Merrill Lynch did not participate in any respect in the negotiation or structuring of the Merger and was not asked to and did not recommend the specific consideration to be paid by Regency in the Merger.

     The following is a brief summary of the report presented by Merrill Lynch to the Care Board of Directors on December 17, 1993 and on December 20, 1993 (collectively the "Merrill Report").

     Comparative Stock Price Analysis. As part of its analysis, Merrill Lynch reviewed the recent stock market performance of Care and compared it to the stock market performance of 16 other companies, including Regency, which operate long-term care facilities. These other companies consist of Arbor Health Care Company, Beverly Enterprises, Inc., Genesis Health Ventures, Inc., GranCare, Inc., Health Care & Retirement Corporation, The Hillhaven Corporation, Horizon Healthcare Corporation, Integrated Health Services, Inc., Living Centers of America, Inc., Manor Care, Inc., Mariner Health Group, Inc., Regency, Summit Care Corporation, Sun Healthcare Group, Inc., The Mediplex Group Inc., and The Multicare Companies, Inc. (collectively the "Industry Comparables"). Merrill Lynch compared market values as, among other things, multiples of publicly reported last 12 months ("LTM") net income, current year estimated earnings per share, fiscal 1994 estimated earnings per share, publicly reported LTM cash flow, latest fiscal quarter's common equity per share, and compared market capitalization as multiples, among other things, of publicly reported LTM earnings before interest and taxes ("EBIT"), publicly reported LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), publicly reported LTM EBITDAR and publicly reported LTM sales. Merrill Lynch also analyzed the estimated five year earnings per share growth rate of the Industry Comparables. In connection with the issuance of their opinion in December, 1993, Merrill Lynch determined that these multiples of market value (i) LTM net income ranged from 10.7x to 22.9x (with a mean of 17.5x and a median of 18.4x); (ii) current year's estimated earnings per share ranged from 14.0x to 20.5x (with a mean of 17.3x and a median of 18.2x); (iii) estimated fiscal year 1994 estimated earnings per share ranged from 11.3x to 19.5x (with a mean of 14.9x and a median of 15.0x);
(iv) LTM cash flow ranged from 8.7x to 18.5x (with a mean of 11.7x and a median of 11.4x); (v) latest fiscal quarter's common equity ranged from 1.66x to 2.85x (with a mean of 2.25x and a median of 2.19x); and market capitalization to (vi) LTM EBIT ranged from 8.9x to 15.6x (with a mean of 12.5x and a median of 12.3x);
(vii) LTM EBITDA ranged from 7.2x to 13.7x (with a mean of 9.6x and a median of 9.5x); (viii) LTM EBITDAR ranged from 4.9x to 9.2x (with a mean of 7.0x and a median of 7.1x); (ix) LTM sales ranged from 0.64x to 1.64x (with a mean of 1.15x and a median of 1.19x); and (x) estimated five-year earnings per share growth rate ranged from 15% to 30% (with a mean and median of 20%).

     Merrill Lynch then calculated aggregate and per share equity values for Care by applying Care's actual and certain forecasted financial results to the multiples derived from its analysis of the Industry Comparables described above. Merrill Lynch calculated per share imputed equity values of Care ranging from $2.68 (based on market capitalization as a multiple of LTM EBITDAR) to $16.13 (based on market value as a multiple of LTM cash flow). The mean imputed equity value of Care ranged from $4.14 (based on market value to latest fiscal quarter's common equity) to $15.09 (based on market capitalization to LTM sales).

     Selected Comparable Acquisitions. Merrill Lynch, utilizing publicly available information, analyzed the purchase price and imputed transaction multiples and values on the following selected merger and acquisition transactions (the "Acquisition Comparables") each of which was completed or reported within the last seven months of 1993: Integrated Health Services, Inc./Central Park Lodges; Genesis Health Ventures, Inc./Meridian Healthcare Group; Horizon Healthcare Corporation/Greenery Rehabilitation Group, Inc.; Sun Healthcare Group, Inc./Honorcare Companies; and Living Centers of America, Inc./Vari-Care, Inc. Merrill Lynch compared the offer value as a multiple of publicly available LTM net income per share, publicly available LTM cash flow per share and latest fiscal quarter's common equity per share, and compared the transaction value as multiples of LTM EBITDAR, LTM EBITDA, LTM EBIT and LTM sales. The multiples of LTM net income, LTM cash flow and latest fiscal quarter's common equity were between the following ranges: (i) LTM net income ranged from 13.0x to 16.8x (with a mean of 15.4x and a median of 16.2x); (ii) LTM cash flow ranged from 8.6x to 11.4x (with a mean of 9.6x and a median of 8.7x); and (iii) latest fiscal quarter's common equity ranged from 1.23x to 3.34x (with a mean and a median of 2.28x). The range of transaction values as multiples of EBITDAR, EBITDA, EBIT and sales respectively were: (a) EBITDAR:
4.4x to 9.6x (with a mean of 6.6x and a median of 6.3x); (b) EBITDA: 8.2x to 11.7x (with a mean and a median of 9.9x); EBIT: 10.8x to 15.8x (with a mean of 13.1x and a median of 13.0x); and (d) sales: 0.48x to 1.57x (with a mean of 1.04x and a median of 1.07x).

     Merrill Lynch calculated aggregate and per share equity values for Care by applying Care's actual and certain forecasted financial results to the multiples derived from its analysis of the Acquisition Comparables described above. Merrill Lynch calculated per share imputed equity values of Care ranging from $2.26 (based on offer value as a multiple of latest fiscal quarter's common equity) to $21.31 (based on transaction value as a multiple of LTM sales). The mean imputed equity value of Care ranged from $4.20 (based on offer value to latest fiscal quarter's common equity) to $13.43 (based on transaction value as a multiple of LTM sales).

     No company, transaction or business used by Merrill Lynch in the comparable company and selected merger and acquisition transactions analyses as a comparison should be viewed as nearly identical to Regency or Care. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the comparable companies or the business segment or company to which they are being compared.

     Discounted Cash Flow Analysis. Merrill Lynch performed discounted cash flow analyses of the projected free cash flow of Care and Regency for the fiscal year ending December 31, 1993 and for the next five fiscal years, assuming, among other things, discount rates of 14.0%, 15.0%, 16.0%, 17.0% and 18.0%, and terminal values equal to multiples of 1998 EBITDAR of 5.0x, 6.0x and 7.0x. Utilizing these assumptions,

Merrill Lynch arrived at estimated ranges of values per share of Care Common Stock of between approximately $5.43 to $12.36 and of Regency Common Stock of $7.96 to $15.69, respectively.

     Imputed Values Based on Contribution. Merrill Lynch also calculated certain imputed values for Care Common Stock based on certain relative contributions of each of Care and Regency to the combined company for the 12 months ending December 1993 and for the next five calendar years, in the areas of net sales, net sales growth, EBITDA, EBITDA margin, EBIT, EBIT margin, pretax income, net income and capital expenditures. The imputed values per share of Care Common Stock assuming various percentages of the combined company being allocated to Care's stockholders of 50%, 55%, 60%, 65% and 70%, taking into account various of these contribution measurements ranged from $6.40 per share to $9.79 per share.

     Pro Forma Analysis. In addition, Merrill Lynch analyzed certain pro forma effects resulting from the Merger based on the Exchange Ratio, including the effect of the consummation of the Merger on EPS of the acquisition of Care following the Merger. In conducting its analysis, Merrill Lynch relied upon certain assumptions and financial projections provided by the managements of Regency and Care described above.

     Pursuant to the terms of the engagement letter with Merrill Lynch, Care paid to Merrill Lynch for its services in connection with the Merger an aggregate fee of $500,000. Care has also agreed to reimburse Merrill Lynch for travel and other out-of-pocket expenses incurred by Merrill Lynch in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Merrill Lynch and related persons against certain liabilities, including liabilities under the federal securities laws arising out of Merrill Lynch's engagement.

     Merrill Lynch is an internationally-recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. Merrill Lynch has advised Care that, in the ordinary course of business, it may actively trade the equity and debt services of Regency and Care for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Boards of Directors of Regency and Care with respect to the Merger, stockholders should be aware that certain members of each of Regency's and Care's Board of Directors and management have certain interests in the Merger that are in addition to the interests of stockholders of Regency and Care generally. The Board of Directors of each of Regency and Care was aware of the interests described below and considered them, among other factors, in approving the Merger.


     Board of Directors and Officers. At the Effective Time the authorized number of directors of the combined company will be eight, comprised of three persons designated by Regency and five persons designated by Care. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Board of Directors of Regency." The Plan of Merger also provides for certain officers of each of Regency and Care to become officers of the combined company. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Executive Officers." At March 3, 1994, all of the directors and executive officers of Regency as a group beneficially owned 1,735,558 shares of Regency Common Stock, or approximately 24.5% of the outstanding shares of Regency Common Stock. All of the directors and executive officers of Care as a group beneficially owned 217,390 shares of Care Common Stock, or approximately 1.6% of the outstanding shares of Care Common Stock. All such shares will be treated in the Merger in the same manner as the shares held by other stockholders. See "CURRENT OWNERSHIP OF REGENCY COMMON STOCK" and "CURRENT OWNERSHIP OF CARE COMMON STOCK"



     Employment Agreements. Pursuant to the Plan of Merger, and as a condition to the consummation of the Merger, the existing employment agreements (i) between Regency and each of Cecil Mays, Tim J. Paulsen, T. Craig Nordstrom, James R. Wodach and Brad L. Kerby and (ii) between Care and Richard K. Matros and Gary L. Massimino will be terminated at the Effective Time and each of Messrs. Mays, Paulsen, Nordstrom, Wodach, Kerby, Matros and Massimino have entered into a new employment agreement with Regency (collectively, the "New Employment Agreements") to be effective as of the Effective Time. The

New Employment Agreements are filed as exhibits to the Registration Statement. A summary of the material terms of each of the New Employment Agreements is set forth in "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Executive Compensation."



     At a meeting on February 25, 1994, the Regency Board determined to pay, subject to consummation of the Merger, to each of Messrs. Paulsen, Nordstrom and Wodach a bonus of $100,000, $100,000 and $200,000, respectively, in recognition of their efforts in connection with the Merger and in consideration of other factors.



     Registration Rights Agreement. Regency and Care have offered to enter into a Registration Rights Agreement (as hereinafter defined) with certain Stockholders of Regency and Care with respect to certain shares of Regency Common Stock to be held by such persons after the Effective Time. See "CERTAIN RELATED AGREEMENTS -- Registration Rights Agreement."



ANTICIPATED ACCOUNTING TREATMENT


     It is a condition to the obligation of each of Regency and Care to effect the Merger that each of them shall have received a letter, dated the Effective Time, from Arthur Andersen & Co., in form and substance reasonably satisfactory to Regency and Care, stating that the Merger will qualify as a pooling-of-interests transaction under generally accepted accounting principles. See "THE AGREEMENT AND PLAN OF MERGER -- Certain Conditions." Arthur Andersen & Co. has advised the companies that, subject to the satisfaction of certain requirements described below, the Merger is expected to qualify as a pooling-of-interests transaction under generally accepted accounting principles. The pooling-of-interests method of accounting is intended to present as a single interest two or more common stockholder interests that were previously independent. The pooling-of-interests method of accounting assumes that the combining companies have been merged from inception. Consequently, the historical financial statements for periods prior to the consummation of the combination are restated as though the companies had been combined. The restated financial statements are adjusted to conform the accounting policies of the separate companies.


     Each of Regency and Care has agreed to use its best efforts to cause each of its principal executive officers, directors and each other person who may be deemed to be its "affiliate" for purposes of Rule 145 ("Rule 145") under the Securities Act, to deliver a written agreement providing, among other things, that such person will not transfer any shares of Regency Common Stock issued in the Merger prior to the date that Regency publishes financial statements that reflect 30 days of operations of the combined company. In addition, it is a condition to the obligations of each of Regency and Care to effect the Merger that any other person who becomes its affiliate prior to the Effective Time execute such an agreement. Compliance with such an agreement is an element required for the combined company to account for the Merger as a pooling-of-interests transaction. See "THE AGREEMENT AND PLAN OF MERGER -- Certain Covenants" and "-- Termination."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger has been structured with the intent that it be tax-free to Care and its stockholders for federal income tax purposes. Consummation of the Merger and related transactions is conditioned upon, among other things, the receipt by Care of an opinion of its counsel, Sidley & Austin, substantially to the effect that, on the basis of certain facts and representations (including an agreement of certain of Care's stockholders not to sell shares of Regency Common Stock issued in the Merger for a certain period of time), the Merger constitutes a tax-free transaction for federal income tax purposes. As a tax-free transaction, the Merger will result in the following general federal income tax consequences:

          1. No gain or loss will be recognized by holders of Care Common Stock who exchange their Care Common Stock for Regency Common Stock pursuant to the Merger, except for any cash received by Care stockholders in lieu of fractional shares of Regency Common Stock.

          2. The aggregate tax basis of Regency Common Stock received in the Merger will equal the aggregate tax basis of Care Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to the fractional share interest for which cash is received.

          3. A holder of Care Common Stock who receives cash in lieu of fractional shares of Regency Common Stock pursuant to the Merger will recognize taxable gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis of the shares of Care Common Stock allocable to such fractional interest. Such gain or loss will be capital gain or loss, provided that the Care Common Stock was held as a capital asset at the time of the Merger, and will be long-term capital gain or loss if the Care Common Stock was held for more than one year at the time of the Merger.


          4. No gain or loss will be recognized by Care as a result of the Merger.


          5. Provided that the Care Common Stock is held as a capital asset at the Effective Time, the holding period of Regency Common Stock will include the holding period of such Care Common Stock.


     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO PARTICULAR CATEGORIES OF HOLDERS OF CARE COMMON STOCK OR OPTIONS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS, SUCH AS FOREIGN HOLDERS AND HOLDERS WHOSE STOCK OR OPTIONS WERE ACQUIRED PURSUANT TO THE EXERCISE OF STOCK OPTIONS, PURSUANT TO PARTICIPATION IN AN EMPLOYEE STOCK PURCHASE PLAN OR OTHERWISE AS COMPENSATION. IN ADDITION, THERE MAY BE RELEVANT FOREIGN, STATE, LOCAL OR OTHER TAX CONSEQUENCES, NONE OF WHICH ARE DESCRIBED ABOVE. CARE STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND RELATED TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

REGULATORY APPROVALS


     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC or the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Regency and Care each filed its respective notification and report forms under the HSR Act on February 8, 1994. The initial waiting period under the HSR Act with respect to the filings by Regency and Care will expire on March 10, 1994 unless terminated earlier by the FTC. Randall A. Smith, the ultimate parent of the owner of Smith Management Company and its subsidiary, Energy Management Corporation, which together will acquire more than 10% of the voting stock of Regency having a market value in excess of $15 million, filed a notification and report form under the HSR Act on March 1, 1994. The initial waiting period under the HSR Act with respect to the filing by Mr. Smith will expire March 31, 1994, unless terminated earlier by the FTC.



     Federal and state antitrust enforcement authorities frequently scrutinize the legality under the antitrust laws of mergers such as the Merger. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any such agency could take any action under antitrust laws that it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of businesses of Regency and Care acquired as a result of the Merger. Private parties may also bring legal actions under the antitrust laws under certain circumstances.


     Based on information available to them, Regency and Care believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Regency and Care would prevail or would not be required to accept certain conditions in order to consummate the Merger.

NOTE HOLDERS CONSENT AND WAIVER

     Care's Note Agreement dated as of December 15, 1993 (the "Note Agreement"), pursuant to which $30,000,000 of Care's 8.10% Senior Secured Notes (the "Notes") due December 15, 2000 were issued, provides that without consent of the holders of the Notes, Care may not merge with or into any other corporation unless (i) Care would be entitled to incur additional Debt for Borrowed Money (as defined in the Note Agreement), (ii) there then exists no Default or Event of Default (as defined in the Note Agreement) and (iii) the Notes would have a credit rating determined by the National Association of Insurance Commissioners and Standard & Poor's Corporation equivalent to, or better than, the ratings assigned to the Notes in December 1993. While it is not presently anticipated that consent to the Merger of the holders of the Notes will in fact be required, there can be no assurance that Care will be able to satisfy each of the foregoing conditions at the Effective Time. The Indenture of Trust dated as of December 15, 1993 required by the Note Agreement provides in part that upon the occurrence of a change in control of Care as a result of certain transactions, including the transactions contemplated by the Plan of Merger, each holder of a Note may declare all Notes held by such holder immediately due and payable in full together with the applicable premium. Care has entered into an agreement with the holders of the Notes whereby such holders have agreed to
(a) give consent if in fact required, (b) waive various rights to require Care to prepay the Notes because of a change of control and (c) provide for modifications to certain of the restrictions included in the Note Agreement, if Regency (I) assumes all of Care's obligations under the Note Agreement, (II) agrees that the various restrictions contained in the Note Agreement will apply to Regency and its subsidiaries and (III) certain of the financial ratios contained in the Note Agreement are tightened. If Regency undertakes to be bound by the Note Agreement as so modified, its ability to pay dividends or make other restricted payments, incur additional indebtedness, make investments, grant liens to third parties and sell assets otherwise than in the ordinary course of business will be further limited. For a further description of the Notes, see "SELECTED INFORMATION REGARDING CARE -- Recent Financing."


FEDERAL SECURITIES LAW CONSEQUENCES


     All shares of Regency Common Stock received by holders of Care Common Stock in the Merger will be freely transferable, except that shares of Regency Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Regency and Care prior to the date of the Special Meetings may be resold by them only in transactions permitted by the resale provisions of Rule 145 (permitting limited sales under certain circumstances) or as otherwise permitted under the Securities Act. Persons who may be deemed to be "affiliates" of Regency or Care generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. Upon consummation of the Merger, based on the number of shares of Regency Common Stock and Care Common Stock outstanding on March 3, 1994, the persons who may have been deemed to be affiliates of Regency are expected to own an aggregate of 1,474,314 shares, or approximately 9.1%, of the outstanding shares of Regency Common Stock and the persons who may have been deemed to be affiliates of Care are expected to own an aggregate of 4,513,936 shares, or approximately 27.8%, of the outstanding shares of Regency Common Stock. Each of Regency and Care has agreed to use its best efforts to cause each of its principal executive officers, directors and each other person who may be deemed to be an "affiliate" of it for purposes of Rule 145, to deliver a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Regency Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder. In addition, it is a condition to the obligations of each of Regency and Care to effect the Merger that any other person who becomes its affiliate prior to the Effective Time execute such an agreement. See "THE AGREEMENT AND PLAN OF MERGER -- Certain Conditions" and "-- Termination."



KAUFMAN ENGAGEMENT


     Pursuant to the terms of Kaufman's engagement, Regency has agreed to pay Kaufman for its services in connection with the Merger an aggregate fee of $400,000, payable upon the consummation of the Merger. Regency also has agreed to reimburse Kaufman for travel and other out-of-pocket expenses incurred by Kaufman in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Kaufman and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Kaufman's engagement.

NEW YORK STOCK EXCHANGE LISTING


     Regency has commenced the process for listing the Regency Common Stock on the NYSE. After the Effective Time, it is anticipated that the Regency Common Stock will be traded on the NYSE.


NO APPRAISAL RIGHTS

     Pursuant to the DGCL, holders of Care Common Stock will not be entitled to appraisal rights in connection with the Merger. The DGCL does not provide for appraisal rights with respect to shares of any class or series of stock which
(i) at the record date fixed to determine the stockholders entitled to receive notice of and vote at the meeting of stockholders to act upon as agreement of merger, are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (such as shares of Care Common Stock) and (ii) the holders thereof are required to accept for such stock in a merger only (x) shares of stock of a corporation that are listed on a national securities exchange and (y) cash in lieu of fractional shares. Regency Common Stock was at the Record Date listed on the AMEX, and it is anticipated that at the Effective Time Regency Common Stock will be listed on the NYSE. Application has been made to list the shares of Regency Common Stock to be issued in the Merger on the NYSE, and it is a condition to the obligation of Care to effect the Merger that such shares be listed on the AMEX, or such other exchange as the shares of Regency Common Stock may then be listed, subject to official notice of issuance. See "-- New York Stock Exchange Listing."

DEREGISTRATION OF CARE COMMON STOCK AFTER THE MERGER

     If the Merger is consummated, shares of Care Common Stock will cease to be quoted on NASDAQ NMS, public trading of such shares shall cease, and such shares will be deregistered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                   MANAGEMENT OF REGENCY FOLLOWING THE MERGER

BOARD OF DIRECTORS OF REGENCY

     At the Effective Time, the authorized number of directors of Regency will be eight, comprised of three persons designated by Regency and five persons designated by Care. Gregory S. Anderson, Tony Astorga and Cecil Mays were so designated by Regency (the "Regency Designees") and John W. Adams, Robert G. Coo, Richard K. Matros, John F. Nickoll and Arthur J. Pasmas were so designated by Care (the "Care Designees"). If, prior to the Effective Time, any of such persons shall decline or be unable to serve as a Regency director, Regency (if such person was a Regency Designee) or Care (if such person was a Care Designee) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the party not making such designation. Until at least the close of the annual meeting of stockholders of Regency occurring in 1997, in the event of a vacancy, a majority of the Regency Designees (if such person was a Regency Designee) or a majority of the Care Designees (if such person was a Care Designee) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the party not making such designation.

     The Plan of Merger provides that the Board of Directors of Regency will be divided into three classes, as provided in the Restated Regency Certificate. The Restated Regency Certificate provides that initially each of Class I and Class II will consist of three directors and Class III will consist of two directors. Thereafter, upon a change in the number of directors, each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors (Messrs. Astorga, Coo and Pasmas) have been elected for a one-year term, Class II directors (Messrs. Anderson, Matros and Nickoll) have been elected for a two-year term and Class III directors (Messrs. Adams and Mays) have been elected for a three-year term. Thereafter, successors to directors whose terms expire will be elected for three-year terms.

     Certain information with respect to each designee to Regency's Board of Directors is set forth below:

          NAME               CURRENT POSITION WITH REGENCY OR CARE        AGE
- ------------------       ---------------------------------------------    ---
Cecil Mays               Chairman of the Board of Directors, Chief        61
                         Executive Officer and President of Regency
Richard K. Matros        President, Chief Executive Officer and Chief     40
                         Operating Officer and a Director of Care
John W. Adams            Chairman of the Board of Directors of Care       50
Gregory S. Anderson      Director of Regency                              37
Tony Astorga             Director of Regency                              47
Robert G. Coo            Director of Care                                 52
John F. Nickoll          Director of Care                                 59
Arthur J. Pasmas         Director of Care                                 59

     Mr. Mays is Chairman of the Board of Directors, Chief Executive Officer and President of Regency. Mr. Mays was a co-founder of Regency and has served in each of these capacities since December 1986. Mr. Mays is married to Ms. Carol Mays, Senior Vice President of Regency.

     Mr. Matros has been a director of Care since November 1991, President and Chief Operating Officer of Care since September 1991 and Chief Executive Officer of Care since January 1994. Prior to September 1991, Mr. Matros was Executive Vice President, Operations of Care from March 1988. Before joining Care, Mr. Matros served as Vice President of Operations, from 1985 to 1987, and Regional Administrator, from 1983 to 1985, for Beverly Enterprises, the nation's largest long-term care company. He has over 17 years of experience in the long-term care industry and is President-elect of the California Association of Health Facilities.

     Mr. Adams has been Chairman of the Board of Directors of Care since May 1990 and was Chief Executive Officer of Care from September 1991 through December 1993. He has been President of Smith Management Company, a New York-based investment firm since January 1984. Mr. Adams served as Co-Chairman of the Official Creditors' Committee during Care's reorganization proceedings from March 1988 to

December 1990. From 1975 to 1983, Mr. Adams was a partner with the law firm of Dillon, Bitar and Luther in New Jersey.

     Mr. Anderson is a member of the Board of Directors of Regency and has served as a director since December 1986. Mr. Anderson is a Vice President of Sundance Capital Corporation, and since February 1985 has been Vice President and General Manager of El Dorado Investment Company. Both entities are venture capital corporations and stockholders of Regency.

     Mr. Astorga is a member of the Board of Directors of Regency and has served as a director since February 1992. Since January 1988, Mr. Astorga has served as Senior Vice President, Chief Financial Officer, and Treasurer of Blue Cross & Blue Shield of Arizona, Inc. From October 1975 to December 1987, Mr. Astorga was a partner in Astorga Maurseth Company, an auditing and management consulting firm.


     Mr. Coo has been a director of Care since January 1991. Also, since January 1991, Mr. Coo has been Vice President, Chief Financial Officer and Secretary of Pengo Industries, Inc., the parent company of two manufacturing companies -- Pengo Corporation and GOEX, Inc. From 1987 to 1990, Mr. Coo was Vice President, Finance and Secretary of Renewable Resource Systems, Inc., a privately owned, diversified venture capital company. Mr. Coo has been a director of First National Bank, whose headquarters are located in San Diego, California, since October 1993. Mr. Coo is the brother-in-law of Mr. Adams.


     Mr. Nickoll has been a director of Care since November 1991. Since 1970, he has been Vice Chairman, Co-Chief Executive Officer, Chief Operating Officer and President of The Foothill Group, Inc. and Chairman and Chief Executive Officer of Foothill Capital Corporation, a subsidiary of The Foothill Group. Mr. Nickoll is also a director of Carson Pirie Scott & Co., Inc.; a director of CIM-High Yield Securities, Inc., a closed-end investment company; and a director of American Health Care Management, Inc., an owner and manager of acute care hospitals.


     Mr. Pasmas has been a director of Care since December 1993, when he was elected to fill the vacancy created by the death of a Board member. Since 1987, Mr. Pasmas has served as a Vice President of Smith Management Company. Prior thereto, he was founder, president and chief executive officer of Energy Management Corporation (acquired by Smith Management Company in 1987). He presently serves as chairman of the board of Pengo Industries, Inc. and of GOEX International, Inc., and is a director of Liberty National Bank, Austin, Texas.


     At the Effective Time, the Board of Directors of Care shall be comprised of those persons designated as directors of Regency at such time.

COMMITTEES OF THE BOARD OF DIRECTORS

     As provided in the Plan of Merger, from the Effective Time until at least the close of the annual meeting of stockholders of Regency in 1997, there will be an Executive Committee of the Board of Directors of Regency, which will consist of two directors designated by Regency (or, after the Effective Time, by a majority of the Regency Designees or their successors) and one director designated by Care (or, after the Effective Time, by a majority of the Care Designees or their successors). The initial members of the Executive Committee will be Messrs. Mays, Adams and Anderson, provided that they continue to serve as members of Regency's Board of Directors. Mr. Mays will serve as Chair of the Executive Committee for as long as he serves on such committee.


     The Plan of Merger also provides that, from the Effective Time until at least the close of the annual meeting of stockholders of Regency in 1997, there will be a Human Resources Committee of the Board of Directors of Regency, which will consist of one director designated by Regency prior to the Effective Time (or, after the Effective Time, by a majority of the Regency Designees on the Board of Directors of Regency or their successors), one director designated by Care prior to the Effective Time (or, after the Effective Time, by a majority of the Care Designees or their successors) and one director designated by a majority of the Regency Designees and approved by the Board of Directors after the Effective Time.

     The Plan of Merger further provides that, from the Effective Time until at least the close of the annual meeting of stockholders of Regency in 1997, there will be an Audit Committee of the Board of Directors of Regency, which will consist of one director designated by Regency prior to the Effective Time (or, after the Effective Time, by a majority of the Regency Designees or their successors), one director designated by Care prior to the Effective Time (or, after the Effective Time, by a majority of the Care Designees or their successors) and one director designated by a majority of the Care Designees on the Board of Directors of Regency and approved by the Board of Directors after the Effective Time.


COMPENSATION OF THE BOARD OF DIRECTORS

     Each non-employee director of Regency will receive $10,000 per year for serving on Regency's Board and $1,250 for each Board and $1,000 for each committee meeting attended. In addition, pursuant to the Regency Health Services, Inc. Director Stock Plan, each non-employee director of Regency will receive 2,000 shares of restricted stock of Regency and options to purchase 6,000 shares of Regency Common Stock per year.

EXECUTIVE OFFICERS


     Certain information with respect to each person set forth in the Plan of Merger as executive officers of Regency:



                                 POSITION WITH REGENCY AS OF
        NAME                         THE EFFECTIVE TIME                   AGE
- --------------------    ---------------------------------------------    ------
Cecil Mays              Chairman of the Board of Directors and Chief       61
                        Executive Officer
Richard K. Matros       President and Chief Operating Officer              40
Gary L. Massimino       Executive Vice President and Chief Financial       57
                        Officer
Tim J. Paulsen          Senior Vice President and Director of              44
                        Operations
T. Craig Nordstrom      Senior Vice President and Director of              44
                        Corporate Development
James R. Wodach         Senior Vice President Finance                      32
Brad L. Kerby           Senior Vice President, General Counsel and         33
                        Secretary



     Each of the officers identified above will hold office from the Effective Time in accordance with the Restated Regency Certificate and the Restated Regency Bylaws and subject to the terms of his respective New Employment Agreement.


     After the Effective Time, the officers of Care will be the persons designated above, each to hold the same office that he will hold in Regency.


     Mr. Mays will be Chairman of the Board of Directors and Chief Executive Officer of Regency after the Effective Time. He is currently the Chairman of the Board of Directors, Chief Executive Officer and President of Regency. Mr. Mays was a co-founder of Regency and has served in each of these capacities since December 1986. Mr. Mays is married to Ms. Carol Mays, Senior Vice President of Regency.



     Mr. Matros will be the President and Chief Executive Officer of Regency after the Effective Time. He has been a director of Care since November 1991, President and Chief Operating Officer of Care since September 1991 and Chief Executive Officer of Care since January 1994. Prior to September 1991, Mr. Matros was Executive Vice President, Operations of Care from March 1988. Before joining Care, Mr. Matros served as Vice President of Operations, from 1985 to 1987, and Regional Administrator, from 1983 to 1985, for Beverly Enterprises, the nation's largest long-term care company. He has over 17 years of experience in the long-term care industry and is President-elect of the California Association of Health Facilities.

     Mr. Massimino will be Executive Vice President and Chief Financial Officer of Regency after the Effective Time. He was appointed Chief Financial Officer of Care in March 1990 and Executive Vice President in September 1991. For the previous eight years, Mr. Massimino was a financial consultant to companies in the health care, real estate and entertainment industries in various specialized financial projects. He has also served as Chief Financial Officer, Treasurer and a Director of Flagg Industries, Inc., a major California-based operator of nursing homes and real estate ventures.



     Mr. Paulsen will be Senior Vice President and Director of Operations of Regency after the Effective Time. Mr. Paulsen has served as Chief Operating Officer of Regency since December 1986. From December 1986 to January 1991, Mr. Paulsen served as Vice President of Regency and has served as Senior Vice President since January 1991.



     Mr. Nordstrom will be Executive Vice President and Director of Corporate Development of Regency after the Effective Time. Mr. Nordstrom has served as Senior Vice President of Regency since January 1991. From December 1986 to January 1991, Mr. Nordstrom served as Vice President of Regency.



     Mr. Wodach will be Senior Vice President Finance of Regency after the Effective Time. Mr. Wodach has served as Senior Vice President and Chief Financial Officer of Regency since April 1993. Mr. Wodach served as a Vice President Finance of Regency from July 1992 to April 1993 and as Controller from November 1989 to June 1992. He has served as a Vice President since November 1990. From January 1985 to November 1989, Mr. Wodach, a certified public accountant, served in various capacities, most recently as a healthcare audit manager, for Laventhol & Horwath, a national CPA auditing and consulting firm.



     Mr. Kerby will be Senior Vice President, General Counsel and Secretary of Regency after the Effective Time. Mr. Kerby has served in this capacity since January 1994. From 1988 to 1994, Mr. Kerby was an associate at the law firm of Snell & Wilmer.


EXECUTIVE COMPENSATION

  SUMMARY OF COMPENSATION

     The following Summary Compensation Table sets forth information concerning compensation earned in fiscal years 1992 and 1993 by Cecil Mays, who presently is and will continue to be Regency's Chief Executive Officer as of the Effective Time, and by the four other most highly compensated persons who will serve as executive officers of Regency as of the Effective Time (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                  ANNUAL COMPENSATION                 COMPENSATION
      NAME AND PRINCIPAL POSITION         -----------------------------------            AWARDS
   WITH REGENCY AS OF EFFECTIVE TIME      YEAR       SALARY($)      BONUS($)           OPTIONS(#)
- ----------------------------------------  ----       --------       ---------         ------------
Cecil Mays                                1993(1)    $210,417(2)    $  75,000(2)           6,754
  Chairman of the Board of Directors      1992(1)    $164,233(2)    $  37,461(2)          30,431
  and Chief Executive Officer
Richard K. Matros                         1993(3)    $250,000(2)    $ 125,000(2)          17,750(6)
  President and Chief                     1992(3)    $225,000       $ 112,500             35,550(6)
  Operating Officer
Gary L. Massimino                         1993(3)    $210,000(2)    $  84,000(2)          12,780(6)
  Executive Vice President                1992(3)    $190,000       $  65,000             24,850(6)
  and Chief Financial Officer
Tim J. Paulsen                            1993(1)    $123,333(2)    $  43,500(2)           7,840
  Senior Vice President and Director      1992(1)    $104,120       $  22,983(4)(5)            0
  of Operations
T. Craig Nordstrom                        1993(1)    $105,208(2)    $  36,000(2)           7,840
  Senior Vice President and Director of   1992(1)    $ 90,416       $  21,275(4)(5)            0
  Corporate Development

- ---------------

(1) Reflects Regency's fiscal year ending June 30.

(2) Payment made pursuant to employment agreement.

(3) Reflects Care's fiscal year ending December 31.

(4) The amount disclosed includes bonus payments made pursuant to Regency's incentive plan.

(5) Officer was given an additional $10,000 discretionary bonus.

(6) As regards Messrs. Matros and Massimino, the figures in this column represent the number of options to purchase Care Common Stock, converted to shares of Regency Common Stock based on the Exchange Ratio of 0.71.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1993 to the Named Executive Officers. No stock appreciation rights ("SARs") were awarded in fiscal 1993.

                                   INDIVIDUAL GRANTS(1)
                               ----------------------------
                                                % OF TOTAL
                                                 OPTIONS
                                                GRANTED TO
                                               EMPLOYEES IN                                     GRANT DATE
                                  OPTIONS         FISCAL      EXERCISE PRICE     EXPIRATION       PRESENT
            NAME               GRANTED(#)(2)     YEAR(3)       ($/SHARE)(4)         DATE        VALUE($)(5)
- -----------------------------  -------------   ------------   --------------   --------------   -----------
Cecil Mays                          6,754           7.6%          $9.375        December 2002     $43,912
Richard K. Matros                  17,750          28.4%          $ 4.05        February 1998      31,666
Gary L. Massimino                  12,780          20.4%          $ 4.05        February 1998      22,800
Tim J. Paulsen                      7,840           8.9%          $9.375        December 2002      50,973
T. Craig Nordstrom                  7,840           8.9%          $9.375        December 2002      50,973

- ---------------

(1) Under the Regency Health Services, Inc. Long-Term Incentive Plan, Messrs. Mays, Paulsen and Nordstrom were granted options to purchase shares of Regency Common Stock on December 7, 1992, which vest annually on a pro rata basis on each of December 7, 1993, 1994, 1995 and 1996. Under the Care Stock Option Plan, Messrs. Matros and Massimino were granted options to purchase shares of Care Common Stock on February 26, 1993, which vest annually on a pro rata basis on each of February 26, 1994, 1995, 1996 and 1997.

(2) As regards Messrs. Matros and Massimino, the figures in this column represent the number of shares of Care Common Stock, converted to shares of Regency Common Stock based on the Exchange Ratio of 0.71.

(3) As regards Messrs. Matros and Massimino, the figures in this column represent the percentage of total options to purchase shares of Care Common Stock granted by Care to its employees in the fiscal year ended December 31, 1993.

(4) As regards Messrs. Matros and Massimino, the figures in this column represent the exercise price per share of the options to purchase Care Common Stock on an as converted basis described in footnote (2) above, divided by the Exchange Ratio of 0.71.

(5) As suggested by the Commission's rules on executive compensation disclosure, Regency used the Black-Scholes model of option valuation to determine grant date present value. Regency does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. As regards Messrs. Mays, Paulsen and Nordstrom, the present value calculation is based on a ten year option term and assumes an interest rate of 6.8%, no dividend yield and volatility of 47.9%. As to Messrs. Matros and Massimino, the present value calculation is based on a five year option term and assumes an interest rate of 5.2%, no dividend yield and volatility of 41.2%.

           OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUES

     With regard to Messrs. Mays, Paulsen and Nordstrom, the following table provides certain information concerning the exercise of stock options in Regency's fiscal year 1993 and shows the number of shares covered by both exercisable and non-exercisable stock options held as of the end of Regency's fiscal year 1993. Also shown are the values for "in-the-money" options, which represent the positive difference between the exercise price of such options and the fiscal year-end price of Regency Common Stock. With regard to Messrs. Matros and Massimino, the figures below are based on the number and value of options to purchase Care Common Stock and SARs that were exercised or held by them as of the end of Care's fiscal year 1993. Care stock options and SARs have been converted to options to purchase and SARs with respect to Regency Common Stock based on the Exchange Ratio.


                                                                                                VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS/SARS AT
                                                              OPTIONS/SARS AT FISCAL YEAR
                              SHARES ACQUIRED                          END(#)(2)              FISCAL YEAR END($)(3)(4)
                                ON EXERCISE        VALUE      ----------------------------  ----------------------------
            NAME                   (#)(1)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------- ----------------  ------------  ------------  --------------  ------------  --------------
Cecil Mays...................     --                --            66,232          6,754      $   256,042    $    7,598
Richard K. Matros............     --                --             8,875/        44,375/          90,781/      444,531/
                                                                  54,315         54,315          670,331       670,331
Gary L. Massimino............     --                --             6,213/        31,417/          63,547/      314,616/
                                                                  31,950         31,950          394,313       394,313
Tim J. Paulsen...............      22,660         $130,306        13,140          7,840          105,909         8,820
T. Craig Nordstrom...........      10,160           40,493        25,640          7,840          206,659         8,820

- ---------------


(1) Options and awards granted under the Regency Health Services, Inc. Long-Term Incentive Plan are not transferable by the grantee, other than by will or the laws of descent and distribution, and the rights are exercisable during the life of the grantee only by the grantee. The Care Enterprises Share Appreciation Rights Plan (the "SAR Plan") provides that, upon award, 25% of the units vest on each of the first four anniversaries of the award date and vested units must be exercised before the fifth anniversary of the award. Upon exercise, the awardee is entitled to receive in cash or stock, at the option of the committee administering the SAR Plan, the difference between the base value awarded and the market value on the date units are exercised.


(2) As regards Messrs. Matros and Massimino, the figures in this column represent the number of shares of Care Common Stock, converted to shares of Regency Common Stock based on the Exchange Ratio of 0.71.

(3) As regards Messrs. Mays, Paulsen and Nordstrom, Regency's fiscal year ended June 30, 1993. The average of the high and low price of Regency Common Stock on that day on the AMEX was $10.50. As regards Messrs. Matros and Massimino, Care's fiscal year ended December 31, 1993. The average of the high and low price of Regency Common Stock on that day on the AMEX was $13.75.

(4) As regards Messrs. Matros and Massimino, the value of each option and SAR is the difference between the exercise price of each such option granted and the base price of each such SAR awarded (in each case divided by the Exchange Ratio of 0.71) and $13.75, the December 31, 1993 closing price of Regency Common Stock. The number of options and SARs have been adjusted by multiplying such number by the Exchange Ratio of 0.71.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee (also known as the "Human Resources Committee") of Regency's Board of Directors during the fiscal year ended June 30, 1993 was composed of Gregory S. Anderson and Dr. Andrew E. Senyei, who are not employees of Regency.

     Mr. Anderson and Dr. Senyei are principals in certain of Regency's stockholders and in certain holders of Regency's outstanding convertible debt securities. Mr. Anderson is Vice President and Managing Director of El Dorado Investment Company and Vice President of Sundance Capital Corporation. Dr. Senyei is a general partner of Enterprise Partners.

     As of the Effective Time, the Human Resources Committee will be constituted as provided in "-- Committees of the Board of Directors."

                             EMPLOYMENT AGREEMENTS


     Pursuant to the Plan of Merger, each of Messrs. Mays, Paulsen, Nordstrom, Wodach and Kerby has agreed to terminate his existing employment agreement with Regency and enter into a New Employment Agreement. Regency will also enter into New Employment Agreements with Messrs. Matros and Massimino. The material terms of the New Employment Agreements are summarized below.



     Mr. Mays. Pursuant to his New Employment Agreement, Mr. Mays will be Chairman of the Board and Chief Executive Officer of Regency and Care effective as of the Effective Time. See "MANAGEMENT OF REGENCY FOLLOWING THE EFFECTIVE TIME." Mr. Mays New Employment Agreement will terminate on the third anniversary of the Effective Time, subject to annual one-year extensions unless Mr. Mays or Regency gives notice to the contrary at least two years prior to the scheduled expiration date so that as a result of such extension the then remaining term of employment will be three years.



     During the term of his employment, Mr. Mays will receive an annual base salary of $400,000, which amount will be reviewed at least annually by Regency and may be increased as determined by the Board of Directors of Regency. Mr. Mays is also eligible to receive an annual performance bonus in an amount, in the manner and at the time determined by the Board of Directors, which amount will be equal to or in excess of 50% of Mr. Mays annual base salary in any year of the term that Regency's actual aggregate pre-tax net income exceeds projected pre-tax net income as established by the Board of Directors in its budget for such fiscal year. During the term of his employment and consistent with the terms of his New Employment Agreement, Mr. Mays will also (i) be eligible to participate in all benefit plans relating to stock options, stock purchases, pension, thrift, education or other retirement or employee benefits available to other executive employees of Regency, (ii) receive a car allowance and (iii) be the beneficiary of a disability insurance policy.



     If Mr. Mays employment is terminated by Regency other than for Cause (as defined in his New Employment Agreement) or by Mr. Mays for Good Reason (as defined in his New Employment Agreement), Mr. Mays will receive (i) any portion of his annual base salary not paid prior to the date of termination, (ii) a lump sum equal to all base salary payable under the New Employment Agreement had Mr. Mays continued to be employed for the remaining term plus certain bonus payments, (iii) immediate vesting of benefits previously granted to Mr. Mays under stock option, stock appreciation rights and other benefit plans or agreements, (iv) certain payments pursuant to an agreement under which Mr. Mays will provide consulting services to Regency for two years following the date of termination and (v) continuation of all fringe benefits throughout the remaining unexpired term of the New Employment Agreement.



     Other Officers. Pursuant to the New Employment Agreement, Messrs. Matros, Massimino, Paulsen, Nordstrom, Wodach and Kerby will be President and Chief Operating Officer; Executive Vice President and Chief Financial Officer; Senior Vice President and Director of Operations; Senior Vice President and Director of Corporate Development, Senior Vice President Finance; and Senior Vice President, General Counsel and Secretary, respectively, of Regency and Care effective as of the Effective Time. See "MANAGEMENT OF REGENCY FOLLOWING THE EFFECTIVE TIME." Each of the New Employment Agreements will terminate on the third anniversary of the Effective Time subject to automatic annual one-year extensions unless such executive or Regency gives notice to the contrary at least two years prior to the scheduled expiration date so that as a result of such extension the then remaining term of employment will be three years.



     During the term of his employment, each of Messrs. Matros, Massimino, Paulsen, Nordstrom, Wodach and Kerby will receive an annual base salary of $300,000, $230,000, $175,000, $140,000, $175,000 and $150,000, respectively, which amount will be reviewed at least annually by Regency and may be increased as determined by the Board of Directors of Regency. Each executive is also eligible to receive an annual performance bonus in an amount, in the manner and at the time determined by the Board of Directors. During the term of his employment and consistent with the terms of his New Employment Agreement, each executive will also (i) be eligible to participate in all benefit plans relating to stock options, stock purchases, pension, thrift, education or other retirement or employee benefits available to other executive employees of Regency, (ii) receive a car allowance and (iii) be the beneficiary of a disability insurance policy.

     If any such executive's employment is terminated by Regency other than for Cause (as defined in his New Employment Agreement) or by such executive for Good Reason (as defined in his New Employment Agreement), such executive will receive
(i) any portion of his annual base salary not paid prior to the date of termination, (ii) a lump sum equal to all base salary payable under the New Employment Agreement had such executive continued to be employed for the remaining term plus certain bonus payments, (iii) under certain circumstances, immediate vesting of benefits previously granted to such executive under stock option, stock appreciation rights and other benefit plans or agreements and (iv) continuation of all fringe benefits throughout the remaining unexpired term of the New Employment Agreement.



     At a meeting on February 25, 1994, the Regency Board determined to pay, subject to consummation of the Merger, to each of Messrs. Paulsen, Nordstrom and Wodach a bonus of $100,000, $100,000 and $200,000, respectively, in recognition of their efforts in connection with the Merger and in consideration of other factors.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Anderson, a designee of Regency to Regency's Board of Directors, is a principal in certain of Regency's stockholders and in certain holders of Regency's previously outstanding convertible debt securities. See "CURRENT OWNERSHIP OF REGENCY COMMON STOCK." Mr. Anderson is Vice President and General Manager of El Dorado Investment Company ("El Dorado") and Vice President of Sundance Capital Corporation ("Sundance").

     In February 1988, Regency entered into a 20-year lease with three five-year option periods for its Torrance, California facility, Heritage Rehabilitation Center (formerly Heritage Convalescent Center), which is owned by Cecil and Carol Mays. Mr. Mays will serve as Chairman of the Board of Directors and Chief Executive Officer of Regency and is a designee of Regency to Regency's Board of Directors. Ms. Mays currently is a Senior Vice President of Regency. The lease for the Torrance facility provides for monthly payments, currently $34,525, which are adjusted annually based upon certain increases in the Revised Consumer Price Index for Urban Wage Earners published by the U.S. Department of Labor, Bureau of Labor Statistics ("Consumer Price Index"). Lease expense paid by Regency for each of the years ended June 30, 1991, 1992 and 1993 for the Torrance facility was approximately $365,000, $382,000 and $414,000, respectively. Regency believes that the terms of this lease are as favorable to Regency as those that could have been obtained from unaffiliated parties.


     In June 1990, Regency entered into a ten year lease with four five-year option periods for its Glendora, California facility, Glendora Rehabilitation Center (former Adventist Convalescent Hospital), which is owned by Glendora Hospital Partners, a California general partnership. Cecil Mays and T. Craig Nordstrom, who will serve as Senior Vice President and Director of Corporate Development of Regency, are partners in Glendora Hospital Partners; Jonie Nordstrom, the wife of Mr. Nordstrom and a daughter of Mr. and Ms. Mays, Sundance, and Greg Anderson Company, a corporation controlled by Gregory S. Anderson, are also partners in Glendora Hospital Partners. The lease for the Glendora facility provides for equal monthly payments for three years, after which the monthly payment is adjusted annually based upon certain increases in the Consumer Price Index. Lease expense paid by Regency for each of the years ended June 30, 1991, 1992 and 1993 for the Glendora facility was $420,000. Regency believes that the terms of this lease are as favorable to Regency as those that could have been obtained from unaffiliated parties.


     Regency's wholly owned subsidiary, RHS Management, Inc., entered into an aircraft lease agreement with Newport Harbor Investments, Ltd., Inc. ("Newport Harbor") for the one-year period commencing December 31, 1991, pursuant to which Regency leased an airplane for business purposes at the rate of $125 per hour, plus expenses for fuel, oil, and hangar fees. Newport Harbor is a corporation wholly owned by Cecil and Carol Mays. During the fiscal year ended June 30, 1992, Regency paid approximately $56,000 to Newport Harbor for the aircraft lease. For the period from July 1, 1992 through November 7, 1992, Regency paid approximately $23,075 to Newport Harbor for the aircraft lease. Regency believes that the terms of this agreement were as favorable to Regency as those that could have been obtained from unaffiliated parties. On November 7, 1992, Regency purchased the airplane previously leased from Newport Harbor for cash in the amount of $159,700. Regency believes, based upon three independent appraisals of the airplane prior to

Regency's purchase, that the terms of the purchase were as favorable to Regency as those that could have been obtained from unaffiliated parties.

     As of December 31, 1991, Regency issued 3,697,614 shares of its Series D Preferred Stock in exchange for the conversion and cancellation of an aggregate amount of $1,109,284 of its Series D Convertible Secured Subordinated Promissory Notes ("Series D Notes"), and issued 2,036,194 shares of Regency Common Stock in exchange for the conversion of 1,025,000 shares of its Series A Preferred Stock, 6,533,332 shares of its Series B Preferred Stock, and 3,697,614 shares of its Series D Preferred Stock on an approximately one for 6.98 basis, and 2,222,224 shares of its Series C Preferred Stock on an approximately one for 5.24 basis.

     The Series D Notes were held by, among others, El Dorado ($204,642 principal amount) and Sundance ($500,000 principal amount). The Series D Notes were converted to Series D Preferred Stock on the basis of one share for each $0.30 principal amount of the Series D Notes.

     El Dorado, Sundance and Cecil Mays were holders of the following number of shares of preferred stock of Regency, prior to the conversion thereof:

                                           SERIES                   SERIES
                                              A        SERIES B        C        SERIES D
                                           -------     --------     -------     --------
        El Dorado........................  300,000     3,000,000    694,445      682,140
        Sundance.........................       --           --          --     1,666,667
        Cecil Mays.......................  125,000     2,000,000         --           --

     Care leases from Newport Harbor two nursing facilities located in Beaumont and Riverside, California. The leases provide for monthly rent payments of $6,500 and $4,607, respectively, subject to periodic adjustments based on certain increases in the Consumer Price Index or Medi-Cal reimbursement rates. The Riverside facility lease contains an option to purchase the facility for $675,000, subject to adjustment based on increases in the Consumer Price Index from March 1992. In 1992, Care paid Newport Harbor $120,000 as consideration for the extension of the purchase option on the Riverside facility for a five-year period through March 1997, which amount will be applied to the purchase price if the option is exercised. Lease expense paid by Care under the leases totalled $133,000 for each of the three years ended December 31, 1991, 1992 and 1993.

     Smith Management Company and its affiliated companies ("Smith") and Foothill Capital Corporation ("Foothill Capital"), Foothill Group, Inc. and its affiliates ("Foothill") are significant stockholders of Care. John W. Adams, a designee of Care to Regency's Board of Directors, is President of Smith Management Company and Arthur J. Pasmas, a designee of Care to Regency's Board of Directors, is also employed by Smith. Mr. Adams received a fee for services as chief executive officer of Care at the rate of $50,000 per annum until December 31, 1992 and at the rate of $100,000 per annum for fiscal year 1993. John F. Nickoll, a designee of Care to Regency's Board of Directors, is President and Co-Chief Executive Officer and a director of The Foothill Group, Inc.

     In December 1990 and January 1991, Care issued to Smith and Foothill an aggregate of $3,000,000 of Convertible Exchangeable Notes. These notes were converted by their terms into 2,679,000 shares of Care Common Stock in November 1991.

     In April 1991, Care engaged Smith to assist in the development and implementation of a program that would improve Care's liquidity. Under this agreement, Care paid Smith an aggregate of $218,000 for 1992 and $100,000 for 1991. This agreement expired on December 31, 1992.

     In December 1992, Care sold 1,633,000 shares of Care Common Stock to Smith and Foothill Capital for $4,000,000. In connection with this transaction, Smith and Foothill Capital have registration rights whereby they can join Care in a registration if Care chooses to register other shares of Care Common Stock with the Commission.

     In January 1992, Foothill Capital purchased from Wells Fargo Bank, N.A. a term loan obligation of Care, which had a principal amount of $13,212,722 and which was scheduled to mature on April 20, 1995, and accrued interest at the rate of Prime plus 2%. As part of the term loan purchase, Foothill Capital also acquired a standby letter of credit obligation of Care with a principal amount of $4,316,000. These obligations were repaid in full by Care on December 30, 1993.

     In March 1993, Care obtained a commitment for a $3,500,000 increase in its working capital facility provided by Foothill Capital. This facility was secured by certain of Care's nursing and rehabilitation centers and certain accounts receivable, and was to bear interest at a rate of Prime plus 3%. The facility was terminated and the collateral released on December 30, 1993.


     Until December 30, 1993, Care had a $1,000,000 working capital facility made available by Foothill Capital. This facility bore interest at a rate approximating Citibank N.A.'s prime rate plus 3%, payable quarterly, and was secured by one of Care's properties. This facility was terminated, all outstanding indebtedness was retired and the collateral was released on December 30, 1993.


                        THE AGREEMENT AND PLAN OF MERGER

     The following is a summary of certain provisions of the Plan of Merger, a copy of which is attached as Annex A hereto and incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Plan of Merger, which is included as Annex A to this Proxy Statement/Prospectus.

THE MERGER


     Pursuant to the Plan of Merger, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Regency, Care or Merger Sub, each share of Care Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Care Common Stock that are owned by Regency or any of its subsidiaries, held in the treasury of Care or owned by any subsidiary of Care, all of which will be cancelled) will be automatically converted into 0.71 of a share of Regency Common Stock. Care will be the surviving corporation of the Merger and, at the Effective Time, the separate identity and corporate existence of Merger Sub will cease. As a result of the Merger, Care will become a wholly owned subsidiary of Regency.


     The Effective Time. Promptly after all conditions to the Plan of Merger have been satisfied or waived, the certificate of merger will be filed in accordance with the DGCL, and the Merger will become effective at the Effective Time.

     Fractional Shares. No fractional shares of Regency Common Stock will be issued in the Merger. In lieu of a fraction of a share that any person would otherwise be entitled to receive, Regency will pay a cash payment (without interest) equal to such fraction multiplied by the average closing price per share of Regency Common Stock on the AMEX or on such exchange as the Regency Common Stock shall be listed, during the five trading days immediately following the Effective Time.

     Exchange of Certificates. As soon as reasonably practicable after the Effective Time, an exchange agent to be selected by Regency and Care (the "Exchange Agent") will mail to each person who was, immediately prior to the Effective Time, a holder of record of shares of Care Common Stock whose shares were converted into shares of Regency Common Stock, a letter of transmittal to be used to surrender certificates representing shares of Care Common Stock in exchange for certificates representing shares of Regency Common Stock to which such holder has become entitled as a result of the Merger, and cash in lieu of fractional shares of Regency Common Stock. After receipt of such letter of transmittal, each holder of certificates representing Care Common Stock should surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the whole number of shares of Regency Common Stock to which such holder is entitled and any cash that may be payable in lieu of a fractional share of Regency Common Stock. Such letter of transmittal will be accompanied by instructions specifying other details of the exchange.

                     STOCKHOLDERS SHOULD NOT SEND IN THEIR
            CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     From and after the Effective Time, Regency will be entitled to treat each certificate formerly representing Care Common Stock that has not yet been surrendered for exchange as evidencing the ownership of the number of full shares of Regency Common Stock into which such shares will have been converted pursuant to the Plan of Merger, notwithstanding the failure to surrender such certificates. However, the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions declared or made after the Effective Time with respect to Regency Common Stock with a record date after the Effective Time until such certificates are surrendered, at which time such dividends and distributions will be paid without interest.

GOVERNANCE OF REGENCY

     Pursuant to the Plan of Merger, the headquarters of Regency will be in Tustin, California.

     The Plan of Merger also sets forth matters related to the Regency and Care Boards of Directors, certain committees of the Regency Board of Directors and the executive officers of Regency and Care from and after the Effective Time. For a description of such matters, see "MANAGEMENT OF REGENCY FOLLOWING THE MERGER."

REPRESENTATIONS AND WARRANTIES

     The Plan of Merger contains various customary representations and warranties of Regency and Care relating to, among other things: (a) each party's and their respective subsidiaries' organization and similar corporate matters;
(b) each party's capital structure; (c) authorization, execution, delivery, performance and enforceability of the Plan of Merger; (d) certain consents and approvals; (e) documents filed by Regency and Care with the Commission and the accuracy of information contained therein; (f) the absence of material changes or events; (g) compliance with law; (h) tax matters; (i) the absence of material litigation; (j) the accuracy of representations and warranties contained in the Plan of Merger; (k) the accuracy of information supplied by Care and Regency in connection with the Registration Statement and this Proxy Statement/Prospectus;
(l) matters relating to retirement and other employee plans and the Employee Retirement Income Security Act of 1974, as amended; (m) transactions with affiliates; (n) opinions of financial advisors; (o) the absence of any action that would preclude Regency or Care from accounting for the business combination to be effected by the Plan of Merger as a pooling of interests; and (p) the absence of brokers or finders entitled to a commission as a result of the transaction other than the financial advisors of each of Regency and Care.

CERTAIN COVENANTS

     Pursuant to the Plan of Merger, each of Regency and Care has made various customary covenants, including that, until the Effective Time, it and each of its subsidiaries will carry on its business only in the ordinary and usual course of business consistent with past practice and use its best efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them except as expressly permitted or contemplated by the Plan of Merger or as consented to by the other party (which consent shall not be unreasonably withheld).

     Additionally, without limiting the generality of the foregoing, and except as otherwise permitted by the Plan of Merger, each of Regency, Care and each of its respective subsidiaries agreed not to: (a) amend or propose to amend its charter or bylaws (other than as contemplated by the Plan of Merger); or split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution in respect of any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (b) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees; (c) except as required to comply with changes in applicable law occurring after the date of the Plan of Merger and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice take certain actions regarding employee benefit plans and the adoption of new plans or arrangements; or (d) take any action that would, or is reasonably likely to, result in any of its representations and warranties becoming untrue, or in any of the conditions to the Merger not being satisfied in any material respect.

     In addition, each of Regency and Care agreed that, except as expressly contemplated by or set forth in the Plan of Merger or as consented to by the other party (which consent shall not be unreasonably withheld), it and each of its subsidiaries will not: (a) issue or authorize or propose the issuance of, or sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, or sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, other than any such issuance pursuant to options, warrants, rights or convertible securities outstanding as of the date of the Plan of Merger in accordance with their terms; (b) acquire or agree to acquire by merging or consolidating with, or by purchasing substantially all of the equity interest or assets of, or by any other manner, any business or otherwise acquire or agree to acquire any material assets; (c) subject to certain exceptions, sell, lease, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice; (d) subject to certain exceptions, incur or become contingently liable for material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice; (e) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or long-term debt, other than as required by the governing instruments relating thereto; (f) take any voluntary action that would jeopardize the treatment of the transactions contemplated by the Plan of Merger as a pooling for accounting purposes; or (g) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     Regency and Care also agreed that, subject to compliance with applicable law, from December 20, 1993 until the Effective Time, each of Regency and Care will confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.


     No Solicitation. The Plan of Merger provides that none of Regency, Care or their respective subsidiaries will not, and each of them will use their best efforts to cause their respective officers, directors, employees and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or (except to the extent required by their fiduciary duties) engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any third party relating to any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Regency or Care or any of their respective subsidiaries, as the case may be. The Plan of Merger also provides that each of Regency and Care will (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of the Plan of Merger with respect to any of the foregoing and (ii) immediately notify the other party of any such proposals or inquiries.


     Notwithstanding the foregoing, (i) each of Regency and Care may engage in discussions with third parties who seek without inducement to initiate discussions relating to proposed takeover proposals and may furnish such third parties information regarding its business, properties or assets, (ii) the Board of Directors of each of Regency and Care may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following the receipt of a takeover proposal, each of the Board of Directors of Regency and the Board of Directors of Care may modify or withdraw its recommendation to its stockholders, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that such Board of Directors concludes in good faith on the basis of written advice of its outside counsel that such action is necessary in order for such Board of Directors to act in a manner consistent with its fiduciary obligations under applicable law. See "-- Expenses and Termination Fees."

     Access to Information and Confidentiality. The Plan of Merger provides that, subject to compliance with applicable law, upon reasonable notice, Regency and Care will each (and will cause each of their respective subsidiaries to) afford to the other and the representatives of the other, access during normal business hours throughout the period prior to the Effective Time to its properties, books, contracts, commitments and records and will furnish promptly such other information as the other party may reasonably request. The Plan of Merger also provides that, unless required by law, Regency and Care will each (and will cause each of their respective subsidiaries to) hold any such information that is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of the other party (the "Confidentiality Provision"). In the event of termination of the Plan of Merger, each party is required to promptly return all nonpublic documents, and any copies made of such documents, to such other party. In addition, in the event of such termination, all documents, memoranda, notes and other writings based on the information in such material must be destroyed (and each party must use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes) and such destruction (and best efforts) must be certified in writing to the other party.

     Agreement to Cooperate. The Plan of Merger provides that each of Regency and Care shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Plan of Merger, subject to the appropriate vote of stockholders of Regency and Care to approve the Merger.

     Stock Options. The Plan of Merger provides that to the extent that acceleration of the exercisability of any outstanding option to purchase shares of Regency Common Stock (a "Regency Stock Option"), any outstanding unit based on the value of Regency Common Stock or the stock of a Regency subsidiary is permitted but not mandated by the applicable governing instrument, then Regency is required to take all necessary action to cause such acceleration not to occur. The Plan of Merger also provides that to the extent that acceleration of the exercisability of any outstanding option to purchase shares of Care Common Stock or any SAR with regard to Care Common Stock (a "Care Stock Option"), any outstanding unit based on the value of Care Common Stock or the stock of a Care subsidiary is permitted but not mandated by the applicable governing instrument, then Care shall take all necessary action to cause such acceleration not to occur. At the Effective Time, each Care Stock Option, whether vested or unvested, will be assumed by Regency. Unless Regency and Care shall otherwise agree, each Care Stock Option will be deemed to constitute an option or right to acquire, on the same terms and conditions as were applicable under such Care Stock Option, the same number of shares of Regency Common Stock as the holder of such Care Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option or right in full immediately prior to the Effective Time (rounded up to the nearest whole share in the case of Care Stock Options that are non-qualified stock options or SARs and rounded down to the nearest whole share in the case of incentive stock options), at a price per share of Regency Common Stock equal to (i) the exercise price (or base price in the case of SARs) per share for the shares of Care Common Stock purchasable pursuant to such Care Stock Option divided by (ii) the Exchange Ratio of 0.71; provided, that in the case of incentive stock options, the terms and conditions shall comply with the Internal Revenue Code of 1986, as amended (the "Code"), and the relevant governing instruments.

     The Plan of Merger provides that as soon as practicable after the Effective Time, Regency will file a registration statement on Form S-8 with respect to the shares of Regency Common Stock subject to Care Stock Options and will use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding. Regency will administer the option plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such option plans complied with such rule prior to the Merger.

     Registration Rights. Regency, Care and certain holders of Care Common Stock or Regency Common Stock have entered into a Registration Rights Agreement pursuant to the Plan of Merger. See "CERTAIN RELATED AGREEMENTS -- Registration Rights Agreement."

     Indemnification. Pursuant to the Plan of Merger, for six years from and after the Effective Time, Regency will indemnify and hold harmless all past and present officers and directors of Care and its subsidiaries to the same extent such persons are currently indemnified by Care for acts or omissions occurring at or prior to the Effective Time. In addition, as provided in the Plan of Merger, Regency will provide, for an aggregate period of not less than six years from the Effective Time, Care's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time.

     Employee Matters. Pursuant to the Plan of Merger, Regency and certain officers of Regency have entered into the New Employment Agreements. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Executive Compensation."

     NYSE Listing. Pursuant to the Plan of Merger, Regency has applied for the listing of the Regency Common Stock on the NYSE. See "THE MERGER -- New York Stock Exchange Listing."

CERTAIN CONDITIONS

     The respective obligations of Regency and Care to effect the Merger are subject to the following conditions, among others: (a) the Plan of Merger and the transactions contemplated thereby shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of Care Common Stock and a majority of the Regency Common Stock entitled to vote; (b) the applicable waiting period under the HSR Act shall have expired or been terminated; (c) the Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect; (d) no temporary restraining order, injunction or other order or decree that prevents the consummation of the Merger or imposes material conditions with respect to the Merger shall have been issued and remain in effect; (e) no action shall have been taken and no statute, rule or regulation shall have been enacted that would prevent the consummation of the Merger or impose material conditions with respect to the Merger; (f) all material governmental consents and approvals legally required for the consummation of the transactions contemplated by the Plan of Merger shall have been obtained and be in effect at the Effective Time;
(g) each of Regency and Care shall have received from each of their affiliates the written agreements regarding the offer, sale or transfer of shares of Regency Common Stock held by such persons or issued to such person in the Merger, as described in "THE MERGER -- Federal Securities Law Consequences"; (h) each of Regency and Care shall have received a letter from Arthur Andersen & Co., dated the Effective Time, addressed to Regency and Care, in form and substance reasonably satisfactory to Regency and Care, stating that the Merger qualifies as a pooling-of-interests transaction under generally accepted accounting principles and each of Care and Arthur Andersen & Co. shall have received a letter from Ernst & Young, dated the Effective Time, addressed to Care and Arthur Andersen & Co., stating that the Merger qualifies as a pooling-of-interests transaction under generally accepted accounting principles; and (i) Regency shall have entered into the New Employment Agreements.



     The obligation of Regency to effect the Merger is further subject to the following conditions, among others: (a) Care shall have performed in all material respects its agreements contained in the Plan of Merger required to be performed on or prior to the Effective Time and the representations and warranties of Care contained in the Plan of Merger shall be true and correct in all material respects on and as of the date of the Plan of Merger and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by the Plan of Merger and Regency shall have received a certificate of the President or of an Executive Vice President of Care to that effect; (b) Care shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated by the Plan of Merger except those for which failure to obtain such consents and approvals would not have a material adverse effect on Care, or upon the consummation of the transactions contemplated by the Plan of Merger; (c) Regency shall have received an opinion of outside counsel to Care as to certain matters set forth in the Plan of Merger; and (d) Regency shall have received a letter of Ernst & Young customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.



     The obligation of Care to effect the Merger is further subject to the following conditions, among others: (a) Regency shall have performed in all material respects its agreements contained in the Plan of Merger required to be performed on or prior to the Effective Time and the representations and warranties of Regency contained in the Plan of Merger shall be true and correct in all material respects on and as of the date of the Plan of Merger and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by the Plan of Merger and Care shall have received a Certificate of the President or of an Executive Vice President of Regency to that effect; (b) Regency shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated by the Plan of Merger, except those for which failure to obtain such consents and approvals would not have a material adverse effect on Regency, or upon the consummation of the transactions contemplated by the Plan of Merger; (c) Care shall have received an opinion of outside counsel to Regency as to certain matters set forth in the Plan of Merger; (d) Care shall have received a letter of Arthur Andersen & Co. customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement; (e) Care shall have received an opinion of Sidley & Austin substantially to the effect that the Merger will be a tax-free transaction for Care and the stockholders of Care who receive Regency Common Stock in the Merger; and (f) all shares of Regency Common Stock to be issued in the Merger shall have been approved for listing on the AMEX, or such other exchange as the Regency Common Stock may then be listed.


TERMINATION

     The Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Regency and Care:
(a) by the mutual written consent of Regency and Care;

(b) by either Regency or Care if (i) the Merger shall not have been consummated on or before May 31, 1994, (ii) any governmental entity, the consent of which is a condition to the obligations of Care and Regency to consummate the transactions contemplated by the Plan of Merger, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; (c) by Regency if (i) the Merger shall have been voted on by holders of Care Common Stock, and the votes shall not have been sufficient to approve and adopt the Plan of Merger and the transactions contemplated thereby, (ii) there has been a material breach by Care of any representation, warranty, covenant or agreement set forth in the Plan of Merger that has not been cured within ten business days following receipt by the breaching party of notice of such breach, (iii) the Board of Directors of Care should fail to recommend to its stockholders approval of the transactions contemplated by the Plan of Merger or such recommendation shall have been made and subsequently withdrawn, (iv) following the execution of the Plan of Merger, any third party other than Care or any of its affiliates shall have communicated to Regency a proposal (x) relating to any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Regency or any of its subsidiaries (a "Regency Third Party Proposal"), and Regency shall have entered into a written agreement with respect to a Regency Third Party Proposal, or (y) that is subject to Section 14(d) of the Exchange Act, and Regency's Board of Directors shall have made a recommendation to its stockholders other than to reject such proposal or shall have made no recommendation with respect thereto, or (v) any affiliate of Care shall have failed to deliver the written agreement regarding the offer, sale or transfer of shares of Regency Common Stock issued to such affiliate in the Merger described in "THE MERGER -- Federal Securities Law Consequences"; or (d) by Care, if (i) the Merger shall have been voted on by holders of Regency Common Stock, and the votes shall not have been sufficient to approve and adopt the Plan of Merger and the transactions contemplated thereby, (ii) there has been a material breach by Regency of any representation, warranty, covenant or agreement that has not been cured within ten business days following receipt by the breaching party of notice of such breach, (iii) the Board of Directors of Regency should fail to recommend to its stockholders approval of the transactions contemplated by the Plan of Merger or such recommendation shall have been made and subsequently withdrawn, (iv) following the execution of the Plan of Merger, any third party other than Regency or any of its affiliates shall have communicated to Care a proposal (x) relating to any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Care or any of its subsidiaries (a "Care Third Party Proposal"), and Care shall have entered into a written agreement with respect to a Care Third Party Proposal, or
(y) that is subject to Section 14(d) of the Exchange Act, and Care's Board of Directors shall have made a recommendation to its stockholders other than to reject such proposal or shall have made no recommendation with respect thereto, or (v) any affiliate of Regency shall have failed to deliver the written agreement regarding the offer, sale or transfer of shares of Regency Common Stock issued to such affiliate in the Merger described in "THE MERGER -- Federal Securities Law Consequences."

     Notwithstanding the foregoing, the Plan of Merger provides that the right to terminate the Plan of Merger shall not be available to any party whose failure to fulfill any obligation under Plan of Merger has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date. In addition, the right to terminate the Plan of Merger under clauses (c) and (d) of the immediately preceding paragraph is not available to any party who at such time is in material breach of any representation, warranty, covenant or agreement set forth in the Plan of Merger.

     In the event of any termination of the Plan of Merger as provided above, the Plan of Merger will become void and provisions of the Plan of Merger relating to (i) the Confidentiality Provision (see "Certain Covenants -- Access to Information and Confidentiality"), (ii) press releases and public announcements by either party relating to the Plan of Merger and the transactions contemplated thereby, and (iii) payment of costs and expenses (see "Expenses and Termination Fees") shall survive any termination of the Plan of Merger, and there shall be no liability on the part of Regency or Care or their respective officers or directors except for breach of any of its obligations under such provisions. Notwithstanding the foregoing, no party will be relieved from liability for any willful, material breach of the Plan of Merger.

EXPENSES AND TERMINATION FEES

     The Plan of Merger provides that, except as set forth below, all costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that those financial printer and mailing expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Registration Statement, as well as the filing fee relating thereto, will be shared equally by Regency and Care.

     Notwithstanding the foregoing, the Plan of Merger provides that if (I) the Plan of Merger is terminated (A) by Regency (x) pursuant to provision (i), (ii), or (v) of clause (c) under "Termination" described above or (y) pursuant to provision (iii) of clause (c) under "Termination" prior to the time that a Care Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Care, and (B) within 12 months after the termination of the Plan of Merger by Regency, (x) a business combination between or among Care and a third party is effectuated, or (y) an offer by a third party subject to Section 14(d) of the Exchange Act for not less than a majority of the shares of Care Common Stock is successfully completed, or (II) the Plan of Merger is terminated (x) pursuant to provision (iv) of clause (d) under "Termination" described above, or (y) pursuant to provision (iii) of clause (c) under "Termination" described above at or after the time a Care Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Care, and Care is not also entitled to terminate the Plan of Merger by reason of provision (ii) of clause (d) under "Termination," then, in addition to any other rights or remedies that may be available, Care shall promptly (and in any event within two days of receipt by Care of written notice from Regency) pay to Regency a termination fee of $6 million and shall reimburse Regency for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Regency or on its behalf in connection with the transactions contemplated by the Plan of Merger.

     Conversely, if (I) the Plan of Merger is terminated (A) by Care (x) pursuant to provision (i), (ii) or (v) of clause (d) under "Termination" described above, or (y) pursuant to provision (iii) of clause (d) under "Termination" described above prior to the time that a Regency Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Regency, and (B) within 12 months after the termination of the Plan of Merger by Care, (x) a business combination between or among Regency and a third party is effectuated, or (y) an offer by a third party subject to
Section 14(d) of the Exchange Act for not less than a majority of the shares of Regency Common Stock is successfully completed, or (II) the Plan of Merger is terminated (x) pursuant to provision (iv) of clause (c) under "Termination" described above, or (y) pursuant to provision (iii) of clause (d) under "Termination" at or after the time a Regency Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Regency, and Regency is not also entitled to terminate the Plan of Merger by reason of provision (ii) of clause (c) under "Termination" described above, then, in addition to any other rights or remedies that may be available, Regency shall promptly (and in any event within two days of receipt by Regency of written notice from Care) pay to Care a termination fee of $6 million and shall reimburse Care for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Care or on its behalf in connection with the transactions contemplated by the Plan of Merger.

AMENDMENT AND WAIVER

     The Plan of Merger may be amended by Regency and Care at any time before or after approval thereof by the stockholders of Regency or Care, provided that after any such approval, no amendment shall be made that (a) changes the ratio at which the shares of Care Common Stock are to be converted into shares of Regency Common Stock, (b) in any way materially adversely affects the rights of holders of shares of Regency Common Stock or Care Common Stock or (c) changes any of the principal terms of the Plan of Merger, in each case without the approval or further approval of such stockholders. At any time prior to the Effective Time, Regency and Care may extend the time for the performance of any of the obligations or other acts of the other parties to the Plan of Merger, waive any inaccuracies in the representations and warranties and waive compliance with any of the agreements or conditions contained in the Plan of Merger.

                           CERTAIN RELATED AGREEMENTS
VOTING AGREEMENTS


     Regency and each of The Foothill Group, Inc., The Foothill Fund, Foothill Capital Corporation, Foothill Partners, L.P., John F. Nickoll, Solvation d/b/a Smith Management Company, Randall D. Smith, John W. Adams, Jeffrey A. Smith, Energy Management Corporation, Sega Associates, L.P., the Durian Trust and Woodstead Associates, L.P. have entered into a Voting Agreement, dated as of December 28, 1993 (the "Care Voting Agreement"), pursuant to which each of such stockholders agreed, among other things, to vote all shares of Care Common Stock of which each owns in favor of the transactions contemplated by the Plan of Merger if such transactions are approved at the Regency Special Meeting. At the time the Care Voting Agreement was entered into, such stockholders owned a majority of the shares of Care Common Stock then outstanding. Pursuant to the Care Voting Agreement, each of such stockholders agreed not to sell, transfer, assign or otherwise dispose of any of the shares of Care Common Stock subject to the Care Voting Agreement prior to the Effective Time to any Affiliate or Associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) unless such Affiliate or Associate becomes a party to the Care Voting Agreement. Each of such stockholders represented to Regency that it has good and marketable title to all the shares of Care Common Stock subject to the Care Voting Agreements and that there are no restrictions on the voting rights or rights of disposition pertaining to such shares of Care Common Stock.



     Care has entered into a Voting Agreement, dated as of December 28, 1993 (the "Regency Voting Agreement" and, together with the Care Voting Agreement, the "Voting Agreements"), with Cecil Mays, Carol Mays, El Dorado and Sundance pursuant to which each of such stockholders agreed, among other things, to vote all shares of Regency Common Stock that each owns in favor of the transactions contemplated by the Plan of Merger. At the time the Regency Voting Agreement was entered into, such stockholders owned approximately 21.6% of the shares of Regency Common Stock then outstanding. Pursuant to the Regency Voting Agreement, each of such stockholders agreed not to sell, transfer, assign or otherwise dispose of any of the shares of Regency Common Stock subject to the Regency Voting Agreement prior to the Effective Time to any Affiliate or Associate unless such Affiliate or Associate becomes a party to the Regency Voting Agreement. Each such stockholder represented to Care that it has good and marketable title to all the shares of Regency Common Stock subject to the Regency Voting Agreement and that there are no restrictions on the voting rights or rights of disposition pertaining to such shares of Regency Common Stock.


REGISTRATION RIGHTS AGREEMENT


     Pursuant to the Plan of Merger, Regency and Care have offered to enter into a Second Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") with certain Regency stockholders who presently have registration rights with respect to shares of Regency Common Stock (the "Regency Holders") pursuant to an Amended and Restated Registration Rights Agreement, dated as of January 21, 1992, by and among Regency and the Regency Holders (the "Regency Registration Rights Agreement"), certain Care stockholders who presently have registration rights with respect to shares of Care Common Stock pursuant to (i) a Stock Purchase Agreement, dated as of December 15, 1992 (the "Stock Purchase Agreement"), by and among Care and Energy Management Corporation, Foothill Partners and Foothill Group, Inc. (collectively, the "Stock Purchase Holders"), and (ii) a Note Purchase, Loan and Guaranty Agreement, first closing date December 31, 1990 and second closing date January 18, 1991 (the "Note Purchase Agreement"), by and among Care and Care Enterprises West and SOLVation Inc. d/b/a Smith Management Company and Foothill Capital Corporation (collectively, the "Note Purchase Holders"), and certain affiliates of the Note Purchase Holders and the Stock Purchase Holders (the Note Purchase Holders, the Stock Purchase Holders and such affiliates are collectively referred to herein as the "Care Holders" and, together with the Regency Holders, are collectively referred to herein as the "Holders"). The Registration Rights Agreement will amend and restate the Regency Registration Rights Agreement in its entirety. The Registration Rights Agreement will also amend the provisions relating to registration rights in the Stock Purchase Agreement and the Note Purchase Agreement and expand such registration rights to all shares of Regency Common Stock to be issued to the Care Holders in exchange for shares of Care Common Stock in the Merger, effective as of the Effective Time. The following is a summary of the Registration Rights

Agreement and is qualified in its entirety by reference to the Registration Rights Agreement, the form of which is filed as an exhibit to the Registration Statement.



     Pursuant to the Registration Rights Agreement, with certain exceptions, the Regency Holders may have certain of their shares of Regency Common Stock that they currently hold and the Care Holders may have all of the shares of Regency Common Stock that will be issued to them in the Merger (collectively, the "Shares") included in a registration under the Securities Act by Regency of any of Regency's securities, either for Regency's account or the account of others (a "Piggyback Registration"). If (i) such registration is part of a registered public offering involving an underwriting, (ii) the underwriter determines that marketing factors require a limitation of the number of shares of Regency Common Stock to be underwritten and (iii) the underwriter has eliminated the securities being sold by other selling stockholders, then the underwriter may limit the number of Shares to be included in the registration and underwriting, or may exclude Shares entirely from such registration and underwriting.



     The Registration Rights Agreement will also provide that the Care Holders holding not less than 66 2/3% of the aggregate outstanding Shares held by the Care Holders may demand that Regency file a registration statement under the Securities Act (a "Demand Registration"). Regency will not, however, be obligated to effect a Demand Registration if Regency has registered Regency Common Stock pursuant to a Demand Registration within six months preceding the receipt of the demand (or, if Regency is not then entitled to use Form S-2 or S-3, within 11 months preceding the receipt of the demand). If (i) such Holders intend to distribute the Shares covered by their demand by means of an underwriting and (ii) the underwriter determines that marketing factors require a limitation of the number of shares of Regency Common Stock to be underwritten, then Regency is required to advise the Holders of Shares that would otherwise be registered and underwritten, and the number of Shares that may be included in the registration and underwriting will be allocated among the Holders thereof pro rata in proportion to the respective amounts of Shares held by such Holders at the time of filing the registration statement.



     In connection with the registration of Shares, Regency will pay certain expenses, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for Regency and of one counsel for the participating Holders and expenses of any special audits incidental to or required by such registration. The Holders will pay for (i) stock transfer taxes or underwriters' fees, discounts, commissions or expenses relating to the Shares or the distribution of the Shares, (ii) any expenses relating to more than one Demand Registration and
(iii) any expenses of any registration proceeding if the registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Shares to be registered.



     Regency will also agree to indemnify each Holder and underwriter and certain other persons for certain liabilities arising under federal and state securities law.



     The registration rights granted pursuant to the Registration Rights Agreement will terminate (i) in the case of a Piggyback Registration, on the fifth anniversary of the Effective Time and (ii) in the case of a Demand Registration, on the third anniversary of the Effective Time.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


     The following unaudited pro forma condensed balance sheet as of December 31, 1993 for Regency and as of September 30, 1993 for Care and the unaudited pro forma condensed statements of income for each of the three years in the period ended June 30, 1993 and the six months ended December 31, 1993 for Regency and the six months ended September 30, 1993 for Care give effect to the Merger involving Regency and Care using the pooling-of-interests method of accounting as if it had occurred at the beginning of the earliest period presented. For a description of pooling-of-interests accounting with respect to the Merger, see "THE MERGER -- Anticipated Accounting Treatment." The data presented below may not be indicative of the results that would have been obtained had the transactions described above actually occurred on the dates assumed. The operating results for the six months ended December 31, 1993 for Regency and the six months ended September 30, 1993 for Care are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1994, or in the case of Care, for the six months or fiscal year ended December 31, 1993. In the opinion of management of each of Regency and Care, this data includes all adjustments, consisting of normal recurring adjustments, that each of Care and Regency considered necessary for a fair presentation of the data set forth therein. The pro forma condensed financial statements should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the historical financial statements and the related notes thereto of Regency and Care set forth elsewhere herein.

              REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET


                                     ASSETS



                                                REGENCY          CARE
                                              DECEMBER 31,   SEPTEMBER 30,    PRO FORMA       PRO FORMA
                                                  1993           1993        ADJUSTMENTS     AS ADJUSTED
                                              ------------   -------------   -----------     ------------
                                                                    (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.................    $ 21,325       $   6,227      $                $ 27,552
  Accounts and notes receivable, net........      30,092          17,590                         47,682
  Other current assets......................       2,958           4,630                          7,588
                                              ------------   -------------   -----------     ------------
          Total current assets..............      54,375          28,447                         82,822
Property and equipment, net.................      59,462          67,917                        127,379
Mortgage notes receivable...................                       2,211                          2,211
Other assets................................       8,103          10,401                         18,504
                                              ------------   -------------   -----------     ------------
                                                $121,940       $ 108,976      $                $230,916
                                              ------------   -------------   -----------     ------------
                                              ------------   -------------   -----------     ------------
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........    $    209       $   7,203      $                $  7,412
  Accounts payable..........................       6,128           9,460                         15,588
  Accrued expenses and compensation.........       6,672          18,135          5,400(4)       30,207
  Other current liabilities.................       3,627           4,708                          8,335
                                              ------------   -------------   -----------     ------------
          Total current liabilities.........      16,636          39,506          5,400          61,542
Long-term debt, net of current portion......      62,384          26,301                         88,685
Other noncurrent liabilities and deferred
  items.....................................       1,378          18,814                         20,192
                                              ------------   -------------   -----------     ------------
                                                  80,398          84,621          5,400         170,419
                                              ------------   -------------   -----------     ------------
Stockholders' equity:
  Common stock..............................          68          11,065        (10,971)(6)         162
  Additional paid-in-capital................      32,922           1,451         10,971(6)       45,344
  Retained earnings.........................       8,552          11,839         (5,400)(4)      14,991
                                              ------------   -------------   -----------     ------------
                                                  41,542          24,355         (5,400)         60,497
                                              ------------   -------------   -----------     ------------
Total liabilities and stockholders'
  equity....................................    $121,940       $ 108,976      $                $230,916
                                              ------------   -------------   -----------     ------------
                                              ------------   -------------   -----------     ------------


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

              REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED JUNE 30, 1993(1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           PRO FORMA      PRO FORMA
                                                    REGENCY      CARE     ADJUSTMENTS    AS ADJUSTED
                                                    --------   --------   -----------    ------------
Net operating revenue.............................  $115,378   $196,072    $               $311,450
                                                    --------   --------   -----------    ------------
Costs and expenses:
  Operating and administrative....................    95,398    169,714                     265,112
  Share appreciation rights.......................                  672                         672
  Rent expense and property taxes.................     7,256      7,989                      15,245
  Depreciation and amortization...................     1,985      5,206                       7,191
  Interest expense................................     1,635      3,580                       5,215
                                                    --------   --------   -----------    ------------
Total costs and expenses..........................   106,274    187,161                     293,435
                                                    --------   --------   -----------    ------------
Income before reorganization items, provision for
  income taxes, and extraordinary items...........     9,104      8,911                      18,015
                                                    --------   --------   -----------    ------------
Reorganization and other items:
  Gain on sale of facilities......................                1,007                       1,007
  Other reorganization items......................                  536                         536
                                                    --------   --------   -----------    ------------
Total reorganization and other items..............                1,543                       1,543
                                                    --------   --------   -----------    ------------
Income before provision for income taxes and
  extraordinary items.............................     9,104     10,454                      19,558
Provision for income taxes........................     3,621      3,673          (99)(3)      7,195
                                                    --------   --------   -----------    ------------
Income before extraordinary items.................  $  5,483   $  6,781    $      99       $ 12,363
                                                    --------   --------   -----------    ------------
                                                    --------   --------   -----------    ------------
Pro forma income per share before extraordinary
  items:(5)
  Primary.........................................                                         $   0.79
  Fully diluted...................................                                         $   0.77
Number of shares used in calculation:
  Primary.........................................                                           15,654
  Fully diluted...................................                                           16,673


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

              REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED JUNE 30, 1992(1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                            PRO FORMA      PRO FORMA
                                                      REGENCY     CARE     ADJUSTMENTS    AS ADJUSTED
                                                      -------   --------   -----------    -----------
Net operating revenue...............................  $81,447   $190,325    $              $ 271,772
                                                      -------   --------   -----------    -----------
Costs and expenses:
  Operating and administrative......................   68,276    167,221                     235,497
  Share appreciation rights.........................                 438                         438
  Rent expense and property taxes...................    5,496      9,054                      14,550
  Depreciation and amortization.....................    1,535      5,592                       7,127
  Interest expense..................................    2,462      5,064                       7,526
                                                      -------   --------   -----------    -----------
Total costs and expenses............................   77,769    187,369                     265,138
                                                      -------   --------   -----------    -----------
Income before reorganization items, provision for
  income taxes, and extraordinary items.............    3,678      2,956                       6,634
                                                      -------   --------   -----------    -----------
Reorganization items................................               1,720                       1,720
                                                      -------   --------   -----------    -----------
Income before provision for income taxes and
  extraordinary items...............................    3,678      4,676                       8,354
Provision for income taxes..........................    1,454      1,539       (1,022)(3)      1,971
                                                      -------   --------   -----------    -----------
Income before extraordinary items...................  $ 2,224   $  3,137    $   1,022      $   6,383
                                                      -------   --------   -----------    -----------
                                                      -------   --------   -----------    -----------
Pro forma income per share before extraordinary
  items:(5)
  Primary...........................................                                       $    0.57
  Fully diluted.....................................                                       $    0.54
Number of shares used in calculation:
  Primary...........................................                                          11,225
  Fully diluted.....................................                                          11,944


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

              REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                     FOR THE YEAR ENDED JUNE 30, 1991(1)(2)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           PRO FORMA      PRO FORMA
                                                      REGENCY    CARE     ADJUSTMENTS    AS ADJUSTED
                                                      -------   -------   -----------    ------------
Net operating revenue...............................  $56,788   $91,338      $             $148,126
                                                      -------   -------   -----------    ------------
Costs and expenses:
  Operating and administrative......................   47,161    80,452                     127,613
  Share appreciation rights.........................
  Rent expense and property taxes...................    3,584     4,221                       7,805
  Depreciation and amortization.....................    1,387     3,021                       4,408
  Interest expense..................................    3,114     3,318                       6,432
                                                      -------   -------   -----------    ------------
Total costs and expenses............................   55,246    91,012                     146,258
                                                      -------   -------   -----------    ------------
Income before reorganization items, provision for
  income taxes, and extraordinary items.............    1,542       326                       1,868
                                                      -------   -------   -----------    ------------
Reorganization and other items:
  Gain on sale of facilities........................      312                                   312
                                                      -------   -------   -----------    ------------
Total reorganization items..........................      312                                   312
                                                      -------   -------   -----------    ------------
Income before provision for income taxes and
  extraordinary items...............................    1,854       326                       2,180
Provision for income taxes..........................      792                 (762)(3)           30
                                                      -------   -------   -----------    ------------
Income before extraordinary items...................  $ 1,062   $   326      $ 762         $  2,150
                                                      -------   -------   -----------    ------------
                                                      -------   -------   -----------    ------------
Pro forma income per share before extraordinary
  items:(5)
  Primary...........................................                                       $   0.37
  Fully diluted.....................................                                       $   0.33
Number of shares used in calculation:
  Primary...........................................                                          6,295
  Fully diluted.....................................                                          7,238


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

              REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME


                                                                   REGENCY          CARE
                                                                 ------------   -------------
                                                                  SIX MONTHS     SIX MONTHS
                                                                    ENDED           ENDED
                                                                 DECEMBER 31,   SEPTEMBER 30,     PRO
                                                                     1993        1993(7)(8)      FORMA
                                                                 ------------   -------------   --------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating revenue..........................................    $ 79,519       $ 100,818     $180,337
                                                                 ------------   -------------   --------
Costs and expenses:
  Operating and administrative.................................      65,292          87,526      152,818
  Share appreciation rights....................................                         309          309
  Rent expense and property taxes..............................       4,584           3,885        8,469
  Depreciation and amortization................................       1,307           2,590        3,897
  Interest expense.............................................       2,015           1,603        3,618
                                                                 ------------   -------------   --------
Total costs and expenses.......................................      73,198          95,913      169,111
                                                                 ------------   -------------   --------
Income before provision for income taxes and extraordinary
  items........................................................       6,321           4,905       11,226
Provision for income taxes.....................................       2,482           1,961        4,443
                                                                 ------------   -------------   --------
Income before extraordinary items..............................    $  3,839       $   2,944     $  6,783
                                                                 ------------   -------------   --------
                                                                 ------------   -------------   --------
Pro forma income per share before extraordinary items:(5)
  Primary......................................................                                 $   0.41
  Fully diluted................................................                                 $   0.38
Number of shares used in calculation:
  Primary......................................................                                   16,372
  Fully diluted................................................                                   20,413


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     Under the pooling-of-interests accounting method, the accounting policies followed by the two entities are conformed. The following describes certain accounting policy differences between Regency and Care which were adjusted in the unaudited pro forma condensed balance sheet, unaudited pro forma condensed statements of income and other items relevant to the pro forma information.


(1) Regency reports its financial position and results of operations using a June 30 fiscal year end. Care reports its financial position and results of operations using a December 31 fiscal year end. The accompanying unaudited pro forma condensed statements of income for each of the three fiscal years in the period ended June 30, 1993 conform Care to a June 30 fiscal year end.


(2) On December 31, 1990 Care emerged from bankruptcy after its Joint Plan of Reorganization became effective. Care implemented the recommended accounting for entities in ("Pre-Reorganization Reporting") and emerging from ("Fresh-Start Reporting") Chapter 11 reorganization as set forth in SOP 90-7 during the year ended December 31, 1990. Accordingly, the unaudited pro forma condensed statement of income for the year ended June 30, 1991 includes the operations for Care for only six months (January 1, 1991 through June 30, 1991).


(3) Regency's consolidated financial statements as of and for each of the three fiscal years in the period ended June 30, 1993 reflect income taxes following the requirements of Accounting Principles Board (APB) Opinion No. 11, "Accounting for Income Taxes." Care's consolidated financial statements reflect income taxes following the requirements of Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." To conform Regency's accounting practice to SFAS No. 109, an adjustment is required to reclassify the utilization of Regency's net operating loss carryforward from an extraordinary item to a reduction in the provision for income taxes. The effect on the unaudited pro forma condensed balance sheet is not material.


(4) All fees and expenses related to the Merger and to the consolidation and restructuring of the combining companies will be expensed as required under the pooling-of-interests accounting method. These expenses have not been reflected in the unaudited pro forma condensed statements of income, but will be reflected in the statement of income of Regency Health Services, Inc. in the period the Merger is consummated. The total Merger costs are expected to approximate $5,400,000. The direct transactional expenses are estimated to be approximately $2,500,000 for investment banking, legal, accounting, printing, mailing and similar expenses. Although there can be no precise determination of such expenses until the consolidation of operations is actually completed, it is expected that up to an additional $2,900,000 (net of tax) will be required for integrating management information and accounting systems and consolidating various operating, management and other functions of the two companies to efficiently open the new enterprise as a result of the Merger. No assurance can be given at present that such expenses will not be greater or less than the amount budgeted for them or that such operating efficiencies will be fully realized.

(5) The calculation of unaudited pro forma income per share before extraordinary items for each period presented reflects the issuance of .71 of a share of Regency Common Stock for each share of common and common equivalent share of Care Common Stock used in such calculation without consideration for fractional shares.

(6) Pro forma adjustment to give effect to the issuance of 9,392,590 shares of Regency Common Stock, $0.01 par value, in connection with the Merger based upon the number of shares of Care Common Stock outstanding as of September 30, 1993.


(7) The unaudited pro forma statement of income for the six months ended September 30, 1993 for Care includes the operations for Care for the six months ended September 30, 1993 (April 1, 1993 through September 30, 1993). The following table summarizes net operating revenue, total costs and expenses, and income before extraordinary items for the three months ended June 30, 1993 (April 1, 1993 through June 30, 1993) and for the three months ended September 30, 1993 (July 1, 1993 through September 30, 1993):



                                                                            THREE MONTHS ENDED      THREE MONTHS ENDED
                                                                              JUNE 30, 1993         SEPTEMBER 30, 1993
                                                                            ------------------      ------------------
         Net operating revenue...........................................        $ 50,050                $ 50,768
         Total cost and expenses.........................................          47,803                  48,110
         Income before extraordinary item................................           1,349                   1,595



(8) During the nine months ended September 30, 1993, Care incurred a charge to operating income of $463,000 relating to the SARs previously granted, as compared to $139,000 for the nine months ended September 30, 1992. It is anticipated that the charge to operating income for the quarter ended December 31, 1993 will be approximately $1,700,000, primarily as a result of the increase in the market price of shares of Care Common Stock to $9.625 per share on December 31, 1993 as compared to $4.00 per share on September 30, 1993. Depending upon the future performance of Care Common Stock, and, after the Effective Time, of Regency Common Stock, Care and, after the Effective Time, Regency, may incur substantial additional charges in future periods, through December 31, 1995, which will aggregate approximately $330,000 for each one dollar increase in the market price of Care Common Stock (or $235,000 for each one dollar increase in the market price of Regency Common Stock). See "MANAGEMENT OF REGENCY FOLLOWING THE
    MERGER -- Executive Compensation -- Option/SAR Exercises and Fiscal Year End Option/SAR Values."

                REGENCY MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Regency derives its net operating revenue at its skilled nursing facilities from the performance of routine and ancillary services. Routine services revenue comprises charges for room and board and basic nursing services for the care of patients, including those in its subacute specialty units. Ancillary services revenue comprises charges for rehabilitative services, subacute specialty services and pharmaceutical products and services. Regency derives most of its ancillary service revenue from Medicare and, because of the cost reimbursement methodology used by the Medicare program, has historically realized a higher profit margin on revenue generated from its ancillary services than from its routine services. Regency therefore plans to continue to focus on increasing the utilization of its existing ancillary services and providing additional ancillary services.

     Regency receives payment for the health care services it provides from (i) the federally-assisted Medi-Cal program, (ii) the federal Medicare program,
(iii) private sources, including health maintenance organizations and commercial insurance and (iv) other sources, including special programs sponsored by county governments and the Veterans Administration. The following table presents the percentages of net operating revenue by payor source for Regency for the periods indicated:


                                                                                  SIX MONTHS
                                                                                    ENDED
                                                    YEAR ENDED JUNE 30,          DECEMBER 31,
                                                  -----------------------       --------------
                                                  1991     1992     1993        1992     1993
                                                  -----    -----    -----       -----    -----
    Medi-Cal....................................   45.5%    43.0%    40.9%       42.3%    42.9%
    Medicare....................................   18.1     23.2     27.5        25.2     25.6
    Private.....................................   24.9     25.2     25.4        26.2     24.6
    Other.......................................   11.5      8.6      6.2         6.3      6.9
                                                  -----    -----    -----       -----    -----
         Total..................................  100.0%   100.0%   100.0%      100.0%   100.0%
                                                  -----    -----    -----       -----    -----
                                                  -----    -----    -----       -----    -----


RECENT ACQUISITIONS


     Effective December 31, 1991, Regency, through the merger of a wholly-owned subsidiary, acquired Hallmark Health Services, Inc. ("Hallmark"), which operated 10 skilled nursing facilities in California with 944 licensed beds (the "Hallmark Facilities"). The transaction was the result of arms-length negotiations between the principals of Hallmark and Regency. As a result of the merger and the conversion of a note payable, the former Hallmark stockholders received 1,092,378 shares of Regency Common Stock.



     Effective December 1, 1992, Regency entered into an agreement with Newport Federal to operate three skilled nursing facilities with 286 licensed beds (the "Newport Facilities"). Regency will recognize all revenues and expenses of the facility during the term of the agreements, which expired May 31, 1993. Regency did not assume any assets or liabilities of the former operator in this transaction. Effective June l, 1993, Regency started operating the Newport Facilities under three long-term lease agreements. The initial term of each lease is 20 years and each lease contains four five-year option periods.


     Effective June 16, 1993, Regency entered into an agreement to operate a skilled nursing facility with 119 beds. Effective July 16, 1993, Regency purchased the skilled nursing facility for $3,300,000 in cash.


     Effective July 1, 1993, Regency acquired Braswell Enterprises, Inc. ("Braswell") through the purchase of all of its outstanding stock. Braswell operated seven skilled nursing facilities in California with 777 licensed beds (the "Braswell Facilities"). As a result of this merger, the former Braswell shareholders received $6,575,000 in cash and notes and the payment of certain indebtedness.


     Effective December 1, 1993, Regency entered into an agreement to operate a skilled nursing facility with 199 beds. Regency will recognize all revenues and expenses of the facility during the term of the agreement, which expires May 31, 1994.

RESULTS OF OPERATIONS

     The following table presents the percentage of net operating revenue represented by certain items reflected in Regency's Consolidated Statements of Operations for the periods indicated:


                                                                                      SIX MONTHS
                                                                                        ENDED
                                                        YEAR ENDED JUNE 30,          DECEMBER 31,
                                                      -----------------------       --------------
                                                      1991     1992     1993        1992     1993
                                                      -----    -----    -----       -----    -----
Net operating revenue...............................  100.0%   100.0%   100.0%      100.0%   100.0%
Costs and expenses:
  Nursing services..................................   31.1     28.5     26.8        26.8     27.3
  Other patient services............................   23.9     22.2     20.6        20.8     21.1
  Ancillary services................................   11.7     16.0     17.9        17.6     17.8
  Administrative and general........................   16.4     17.1     17.4        17.6     15.9
                                                      -----    -----    -----       -----    -----
                                                       83.1     83.8     82.7        82.8     82.1
                                                      -----    -----    -----       -----    -----
  Rent expense and property taxes...................    6.3      6.7      6.3         6.7      5.8
  Depreciation and amortization.....................    2.4      1.9      1.7         1.8      1.6
  Interest expense..................................    5.5      3.0      1.4          .9      2.5
                                                      -----    -----    -----       -----    -----
Income from operations..............................    2.7%     4.6%     7.9%        7.8%     8.0%
                                                      -----    -----    -----       -----    -----
                                                      -----    -----    -----       -----    -----



SIX MONTHS ENDED DECEMBER 31, 1993 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
1992



     Net operating revenue for the six months ended December 31, 1993 increased $24,969,000, or 45.8%, to $79,519,000 from $54,550,000 for the six months ended
December 31, 1992. Of the increase, $8,864,000 was attributable to Regency's facilities other than the Newport Facilities and the Braswell Facilities (the "Regency Facilities"), $4,730,000 was attributable to the Newport Facilities, and $11,375,000 was attributable to the recently acquired Braswell Facilities. Medi-Cal revenue increased $11,318,000, or 49.6%, primarily as a result of a 44.2% increase in Medi-Cal patient days and a 4.6% increase in reimbursement rates. The increase in Medi-Cal patient days was a combination of a 12,354 patient day increase in the Regency Facilities, a 17,625 patient day increase in the Newport Facilities and a 104,063 patient day increase in the Braswell Facilities. Medicare revenue increased $6,626,000, or 48.2%, primarily as a result of a 46.3% increase in patient days and higher utilization of ancillary services including subacute specialty services. Additional Medicare patient days of 6,124 in the Regency Facilities, 3,302 in the Newport Facilities and 3,317 in the Braswell Facilities resulted in the increase of Medicare patient days. Revenue from private sources increased $5,294,000, or 37.1%, primarily as a result of an increase of 34,068 private patient days and an increase of 8.3% in reimbursement rates from private sources. Of the increase in total private patient days, 1,110 was attributable to the Regency Facilities, 18,761 was attributable to the Newport Facilities and 14,197 was attributable to the Braswell Facilities. Other revenue increased $1,731,000, or 46.5%, primarily as a result of an increase in other patient days of 6,232 attributable to the Braswell Facilities along with increased revenue at Regency's facility for emotionally disturbed adolescents.



     Costs and expenses before rent expense, property taxes, depreciation and amortization and interest expense for 1993 increased $20,151,000, or 44.6%, to $65,292,000 from $45,141,000 for 1992. Of the increase, $7,239,000 was attributable to the Regency Facilities, $3,694,000 was attributable to the Newport Facilities and $9,218,000 was attributable to the Braswell Facilities. Nursing services expense as a percentage of net operating revenue increased to 27.3% for 1993 from 26.8% for 1992. The increase in nursing services expense as a percentage of net operating revenue resulted primarily from higher nursing costs as a percentage of revenue in the recently acquired Braswell Facilities.



     Ancillary services expense as a percentage of net operating revenue increased to 17.8% in 1993 from 17.6% in 1992, primarily as a result of the additional costs associated with the increased utilization of ancillary services, including subacute specialty services. Of the increase in ancillary services expense, $2,730,000 was attributable to the Regency Facilities, $801,000 was attributable to the Newport Facilities and $1,066,000 was attributable to the Braswell Facilities. Other patient services as a percentage of net operating revenue increased slightly to 21.1% in 1993, from 20.8% in 1992. Administrative and general expenses as a percentage of net operating revenue decreased to 15.9% in 1993 from 17.6% in 1992, primarily due to lower administrative and general costs in the Braswell Facilities.



     Rent expense and property taxes as a percentage of net operating revenue decreased to 5.8% in 1993 from 6.7% in 1992, primarily as a result of the acquisition of the Braswell Facilities. Depreciation and amortization expense as a percentage of net operating revenue decreased to 1.6% for 1993 from 1.8% in 1992.



     Interest expense as a percentage of net operating revenue increased to 2.5% in 1993 from 0.9% in 1992, primarily as a result of the issuance of Regency's
6 1/2% Convertible Subordinated Debentures due 2003 (the "Debentures").



     As a result of the foregoing factors, net income for the six months ended December 31, 1993, increased $1,250,000, or 48.3%, to $3,839,000 from $2,589,000 for the six months ended December 31, 1992.


YEAR ENDED JUNE 30, 1993 COMPARED TO YEAR ENDED JUNE 30, 1992


     Net operating revenue for the year ended June 30, 1993 increased $33,931,000, or 41.7%, to $115,378,000 from $81,447,000 for the year ended June
30, 1992. Of the increase, $14,267,000 was attributable to the Hallmark Facilities, $9,883,000 was attributable to the Regency Facilities (excluding the Hallmark Facilities), $3,466,000 was attributable to the pharmacy operation and $6,315,000 was attributable to the Newport Facilities. Medi-Cal revenue increased $12,198,000, or 34.9%, primarily as a result of a 27.4% increase in Medi-Cal patient days and a 2.9% increase in reimbursement rates. The increase in Medi-Cal patient days was a combination of an 8,462 patient day increase in the Regency Facilities (excluding the Hallmark Facilities), a 100,126 patient day increase in the Hallmark Facilities and a 22,813 patient day increase in the Newport Facilities. Medicare revenue increased $12,813,000, or 67.9%, primarily as a result of an 18.3% increase in patient days and higher utilization of ancillary services including subacute specialty services. Additional Medicare patient days of 6,211 in the Hallmark Facilities, 4,839 in the Newport Facilities and a 1,529 patient day decrease in the Regency Facilities (excluding the Hallmark Facilities) resulted in the net increase in patient days. Revenue from private sources increased $8,868,000, or 43.2%, primarily as a result of an increase of 58,770 private patient days and an increase of 9.7% in reimbursement rates from private sources. Of the increase in total private patient days, 28,614 was attributable to the Hallmark Facilities, 27,112 was attributable to the Newport Facilities and 3,044 was attributable to the Regency Facilities (excluding the Hallmark Facilities). Most of the remaining $52,000 increase in net operating revenue was attributable to increased revenue at Regency's facility for emotionally disturbed adolescents.



     Costs and expenses before rent expense, property taxes, depreciation and amortization, and interest expense for 1993, increased $27,122,000, or 39.7%, to $95,398,000 from $68,276,000 in 1992, and decreased as a percentage of net operating revenue to 82.7% in 1993 from 83.8% in 1992. Of the increase, $12,179,000 was attributable to Hallmark Facilities, $9,972,000 was attributable to the Regency Facilities (excluding the Hallmark Facilities) and pharmacy operation and $4,971,000 was attributable to the Newport Facilities. Nursing services expense as a percentage of net operating revenue decreased to 26.8% in 1993 from 28.5% in 1992. The decrease in nursing services expense, as a percentage of net operating revenue, resulted from an increase in ancillary revenue along with Regency's efforts to staff each health care facility efficiently. Ancillary services expense as a percentage of net operating revenue increased to 17.9% in 1993 from 16.0% in 1992, primarily as a result of the additional costs associated with the increased utilization of ancillary services, including subacute specialty services, pharmacy services and the addition of the Hallmark and Newport Facilities. Of the increase in ancillary services expense, $2,233,000 was attributable to the Hallmark Facilities, $4,470,000 was attributable to the Regency Facilities (excluding the Hallmark Facilities) and pharmacy operation and $931,000 was attributable to the Newport Facilities. Other patient services as a percentage of net operating revenue decreased primarily as a result of the commencement of the pharmacy operation in November 1991, which does not incur other patient services expense, and other additional ancillary services revenue. Administrative and general expenses as a percentage of net operating revenue increased primarily due to additional corporate office overhead and administrative expenses attributable to the Hallmark and Newport acquisitions and the pharmacy operation.

     Rent expense and property taxes as a percentage of net operating revenue decreased slightly to 6.3% in 1993, from 6.7% in 1992. Depreciation and amortization expense as a percentage of net operating revenue decreased to 1.7% in 1993 from 1.9% in 1992.

     Interest expense as a percentage of net operating revenue decreased to 1.4% in 1993 from 3.0% in 1992, primarily as a result of lower bank rates, nominal debt assumed in the Hallmark and Newport acquisitions, and the reduction of bank debt that was paid with the net proceeds from Regency's initial public offering completed in June 1992. Interest expense is expected to increase significantly due to the recent issuance of $50,000,000 aggregate principal amount of Regency's Convertible Subordinated Debentures. See "Liquidity and Capital Resources."

     As a result of the foregoing factors, net income for the year ended June 30, 1993 increased $2,199,000, or 67.7%, to $5,445,000 from $3,246,000 for the year ended June 30, 1992.

YEAR ENDED JUNE 30, 1992 COMPARED TO YEAR ENDED JUNE 30, 1991


     Net operating revenue for the year ended June 30, 1992 increased $24,659,000, or 43.4%, to $81,447,000 from $56,788,000 for the year ended June
30, 1991. Of the increase, $15,599,000 was attributable to the acquisition of the Hallmark Facilities, $7,319,000 was attributable to the Regency Facilities (excluding the Hallmark Facilities) and $1,741,000 was attributable to the recently-established pharmacy operation. Medi-Cal revenue increased $9,172,000, or 35.5%, primarily as a result of a 6.8% increase in Medi-Cal reimbursement rates and a 26.0% increase in Medi-Cal patient days. The increase in Medi-Cal patient days was a combination of a 5,748 patient day decrease in the Regency Facilities (excluding the Hallmark Facilities) and a 104,555 patient day increase related to the Hallmark Facilities. Medicare revenue increased $8,569,000, or 83.2%, primarily as a result of a 41.7% increase in patient days and higher utilization of ancillary services including subacute specialty services. Additional Medicare patient days of 10,115 in the Hallmark Facilities and an increase of 5,204 Medicare patient days in the Regency Facilities (excluding the Hallmark Facilities) accounted for the total increase. Revenue from private sources increased $6,380,000, or 45.2%, primarily as a result of an increase of 35,319 private patient days and an increase of 19.6% in reimbursement rates from private sources. Of the increase in total private patient days, 31,261 was attributable to the acquisition of the Hallmark Facilities and 4,058 was attributable to the Regency Facilities (excluding the Hallmark Facilities). Most of the remaining $538,000 increase in net operating revenue was attributable to increased Veterans Administration patient days in the Regency Facilities (excluding the Hallmark Facilities) and to increased revenue at Regency's facility for emotionally disturbed adolescents. Costs and expenses before rent expense and property taxes, depreciation and amortization, and interest expense for 1992 increased $21,114,000, or 44.8%, to $68,276,000 from $47,162,000 in 1991, and increased as a percentage of net operating revenue to 83.8% in 1992 from 83.1% in 1991. Of the increase, $13,115,000 was attributable to the acquisition of the Hallmark Facilities and $7,999,000 was attributable to the Regency Facilities (excluding the Hallmark Facilities). Nursing services expense as a percentage of net operating revenue decreased to 28.5% in 1992 from 31.1% in 1991. The decrease in nursing services expense, as a percentage of net operating revenue, resulted from an increase in ancillary revenue along with Regency's efforts to staff each health care facility efficiently. Ancillary services expense as a percentage of net operating revenue increased to 16.0% in 1992 from 11.7% in 1991, as a result of the additional cost associated with the increased utilization of ancillary services, including subacute specialty services, pharmacy services, and the acquisition of the Hallmark Facilities. Of the increase in ancillary service expense, $3,508,000 was attributable to the Hallmark Facilities and $2,871,000 was attributable to the Regency Facilities (excluding the Hallmark Facilities). Administrative and general expenses as a percentage of net operating revenue increased primarily due to additional corporate office overhead, the commencement of the pharmacy operation in November 1991, and the acquisition of a facility in August 1991, which had recently begun operations.

     Rent expense and property taxes as a percentage of net operating revenue increased to 6.7% in 1992 from 6.3% in 1991, primarily as a result of the acquisition of the Hallmark Facilities. Depreciation and amortization expense as a percentage of net operating revenue decreased to 1.9% for 1992 from 2.4% in 1991.

     Interest expense as a percentage of net operating revenue decreased to 3.0% in 1992 from 5.5% in 1991, primarily as a result of lower bank interest rates and nominal debt assumed in the Hallmark acquisition.

     As a result of the foregoing factors, net income for the year ended June 30, 1992 increased $1,422,000, or 78.0%, to $3,246,000 from $1,824,000 for the year ended June 30, 1991. During 1991, Regency realized an after tax gain on the sale of a facility of $306,000.

LIQUIDITY AND CAPITAL RESOURCES

     On June 26, 1992, Regency sold 2,358,334 shares of Regency Common Stock at $6.50 per share in its initial public offering. From the sale Regency received net proceeds of $13,125,000. On July 21, 1992, Regency sold an additional 170,300 shares of Regency Common Stock pursuant to the partial exercise of an underwriters' overallotment option granted in conjunction with the initial public offering. Regency received net proceeds of $1,029,000 from the sale of stock in connection with the exercise of the overallotment option. Regency used $14,125,000 of the proceeds to reduce debt.


     On March 23, 1993, Regency issued $50,000,000 aggregate principal amount of its Debentures. The Debentures are convertible into 4,040,404 shares of Regency Common Stock at a conversion price of $12.375 per share. Such conversion, if any, will have a dilutive effect on the shares of Regency Common Stock outstanding immediately prior thereto. The net proceeds to Regency from the Debentures were approximately $47,800,000. Regency used $6,375,000 of the net offering proceeds along with cash on hand to retire $8,300,000 of existing bank indebtedness. Regency intends to use the remaining proceeds of the offering for general corporate purposes, including working capital, financing the establishment of additional subacute specialty units in Regency's existing facilities, expansion of Regency's pharmacy operation and for potential future acquisitions. Pending such uses, the net proceeds will be invested in short-term investment grade, interest bearing securities.



     Working capital at December 31, 1993 decreased to $37,739,000 from $49,972,000 at June 30, 1993. The decrease was primarily attributable to capital expenditures for improvements and renovations, the purchase of a 119-bed healthcare facility, and payments of debt assumed in the Braswell acquisition.



     Accounts receivable at December 31, 1993 increased to $27,792,000 from $17,446,000 at June 30, 1993, primarily due to the acquisition of the Braswell Facilities. The accounts receivable collection period at December 31, 1993 was 63 days compared to 49 days at June 30, 1993.



     Seven of Regency's facilities receive advance payments, accounted for as deferred revenue, under contracts with certain governmental agencies. These advance payments have typically been received in the first fiscal quarter and are reconciled annually in June. At December 31, 1993, such advanced payments totaled approximately $407,000. Additionally, deferred revenue includes $1,531,000 attributable to patient payments received in advance of services rendered.


     In recent years, due to budgetary constraints, the State of California delayed payment of significant amounts owed to healthcare providers under the Medi-Cal program and in 1992 reimbursed providers with registered warrants, which banks temporarily refused to redeem. Regency has been able to mitigate the effects of such payment delays by monitoring the related activities of the state legislature and expediting billings to the state through its direct access billing arrangement and obtaining the agreement of creditors to extend the due date for payables. Regency has not experienced any other material adverse effects on its liquidity as a result of such delays. There can be no assurance, however, that Regency will be able to mitigate the effects of any future funding delays.


     Regency's healthcare facilities require capital improvements for renovations and improvements in physical appearance. In addition, capital improvements may be required in the future as a result of routine regulatory inspections. Regency capital expenditures, excluding purchases of healthcare facilities, for the six months ended December 31, 1993, were approximately $5,098,000. Included in capital expenditures is $3,300,000 for the purchase of a 119-bed healthcare facility. These capital expenditures have been financed through a combination of internally generated funds and capital infusion.



     In November 1992, Regency completed a $4,994,000 financing secured by a deed of trust on the Carmichael facility and by a security agreement covering equipment and other personal property at such facility. The debt accrues interest at a rate of 8.75% and the principal will be paid over 40 years. As of December 31, 1993, $3,700,000 of the proceeds from the financing has been used to reduce other bank indebtedness, $280,000 has been used for miscellaneous loan fees, $293,000 has been incurred for interest and $215,000 has been incurred for improvements. The remaining proceeds, when drawn, will be used for capital improvements.



     As of December 31, 1993, Regency had outstanding long-term indebtedness (including current portion) of approximately $62,593,000. During the six months ended December 31, 1993, Regency paid approximately $7,682,000 of indebtedness assumed in the Braswell acquisition.



     In July 1993, Regency entered into an agreement with a bank for a secured revolving credit loan enabling Regency to borrow funds up to $15,000,000 until November 1, 1994. The revolving credit loan bears interest at the prime rate with interest installments due monthly and the principal balance due November 1, 1994. The agreement contains covenants, which include maintenance of certain minimum or maximum financial ratios, as defined in the agreement, and certain limitations on the incurrence of liens or encumbrances on Regency's assets. As of December 31, 1993, no amounts were borrowed under this agreement.



     Regency's income from operations before fixed charges generally fluctuates from quarter to quarter. The fluctuation is related to several factors: the timing of Medi-Cal rate increases, seasonal census cycles and the number of calendar days in a given quarter. As a result, Regency's income from operations before fixed charges tends to be higher in its first and second quarters as compared to the third and fourth quarters.



     As of December 31, 1993, Regency had federal net operating loss carryforwards of $366,000 and state net operating loss carryforwards of $330,000. The Hallmark acquisition will limit the utilization of such carryforwards to $300,000 per year.



     In December 1990, the FASB issued Statement No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions," which is to be effective for fiscal years beginning after December 15, 1992. Regency does not currently provide any of these benefits; therefore, adoption has no impact.


IMPACT OF INFLATION

     The health care industry is labor intensive. Wages and other labor costs are especially sensitive to inflation. Increases in wages and other labor costs as a result of inflation, or increases in federal or state minimum wages without a corresponding increase in Medicare and Medi-Cal reimbursement rates, could adversely impact Regency.

RECENT REIMBURSEMENT POLICY CHANGES

     In the recently-enacted federal budget deficit reduction bill, various reimbursement rules and regulations were adopted by the federal government that pertain to Regency. Regency has analyzed these and other reimbursement rules and regulations and does not believe they will have a material adverse impact on future operating results.

PROPOSED HEALTH REFORM PLAN


     On October 27, 1993, President Clinton submitted to the United States Congress his proposed Health Security Act. As proposed by the Clinton Administration, the Health Security Act would guarantee comprehensive health care coverage for all Americans regardless of health or employment status. The Health Security Act would reduce certain Medicare and Medicaid programs, and permit greater flexibility in the administration of Medicaid. Changes in reimbursement levels under Medicare or Medicaid and changes in applicable government regulations could significantly affect the combined company's results of operations. Several U.S. Senators and Representatives have submitted bills that could approach the reform of the United States healthcare system in different ways. In addition to federal initiatives, California, where the combined company expects to conduct a substantial portion of its business, has already enacted various healthcare reform measures that are expected to have an effect on the business of the combined company after consummation of the Merger. Regency is unable to predict whether the Health Security Act or any of such other healthcare legislation will be enacted and implemented or the precise effects of any such legislation. Regency believes that health services organizations with specialized and diverse services, such as the combined company, are likely to be well positioned under any of the proposed legislative reforms.

        CARE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

FINANCIAL CONDITION, CAPITAL RESOURCES AND LIQUIDITY


     During the nine months ended September 30, 1993, Care relied primarily on operations to meet its liquidity needs. Cash provided by operations was approximately $9,539,000. Cash used in investing activities totalled $2,397,000, including capital expenditures of $2,680,000 partially offset by collections on notes receivable. Cash used in financing activities for principal payments on long-term debt totalled $8,198,000, including payments of $5,582,000 on the term notes which reduced their principal balances to $13,167,000 at September 30, 1993.


     During 1992, Care generated $12,428,000 in cash from operations, sold Care Common Stock for net proceeds of $3,918,000, and borrowed $1,000,000 under its working capital line. Care's stockholders' equity increased by $10,312,000. Care made principal payments on notes and mortgages of $9,471,000 including payments of $7,654,000 on the term notes which reduced their principal balances from $26,403,000 to $18,749,000 during the year. Capital expenditures amounted to $3,501,000. The working capital deficit has been reduced from $18,192,000 at December 31, 1991 to $12,217,000 at December 31, 1992. In addition, subsequent to December 31, 1992, Care has negotiated a $3,500,000 increase in its working capital loan facility.


     Care's working capital deficit was reduced by $1,158,000 to $11,059,000 at September 30, 1993, primarily due to the determination that certain liabilities related to medical reimbursement programs, previously classified as current liabilities, are more appropriately classified as noncurrent. In March 1993, Care obtained a $3,500,000 increase in its working capital loan facility from a major stockholder. At September 30, 1993, no amounts had been borrowed under the additional $3,500,000 loan facility.



     Care's detailed projections indicate that cash flows from operations and other sources are sufficient to meet its immediate obligations and to fund estimated annual capital expenditures of $3,500,000. The working capital deficit is expected to be eliminated as a result of the refinancing of certain of Care's term notes and other indebtedness.



IMPACT OF SARS



     During the nine months ended September 30, 1993, Care incurred a charge to operating income of $463,000 relating to the SARs previously granted, as compared to $139,000 for the nine months ended September 30, 1992. It is anticipated that the charge to operating income for the quarter ended December 31, 1993 will be approximately $1,700,000, primarily as a result of the increase in the market price of shares of Care Common Stock to $9.625 per share on December 31, 1993 as compared to $4.00 per share on September 30, 1993. Depending upon the future performance of Care Common Stock, and, after the Effective Time, of Regency Common Stock, Care and, after the Effective Time, Regency, may incur substantial additional charges in future periods, through December 31, 1995, which will aggregate approximately $330,000 for each one dollar increase in the market price of Care Common Stock (or $235,000 for each one dollar increase in the market price of Regency Common Stock). See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Executive
Compensation -- Option/SAR Exercises and Fiscal Year End Option/SAR Values."

RESULTS OF OPERATIONS
                  SUMMARY OF CERTAIN KEY OPERATING STATISTICS

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                           1993          1992
                                                                           -----         -----
Nursing Centers:
Centers owned or leased and operated at end of period..............           50            51
Number of licensed beds............................................        4,792         5,097
Average occupancy..................................................         93.0%         93.1%
Centers managed for others (248 beds)..............................            1             1
Patient mix (revenues)
  Medicare.........................................................           29%           24%
  Medicaid.........................................................           53            57
  Private..........................................................           15            16
  Other............................................................            3             3
                                                                           -----         -----
                                                                             100%          100%
                                                                           -----         -----
                                                                           -----         -----

NINE MONTHS ENDED SEPTEMBER 30, 1993 COMPARED TO 1992

     Revenues for the nine months ended September 30, 1993 increased by $5,338,000 compared to the same period of 1992. The change consisted of increases of $11,136,000 for nursing and rehabilitation centers and $4,640,000 for home health, offset by a decrease of $10,438,000 for operations discontinued in 1992. The increase in nursing and rehabilitation center revenues is attributable to several factors. Medicare revenues increased by $9,056,000 due to the continued growth of therapy, subacute, other specialized clinical services and a 16% increase in Medicare utilization. Medicaid revenues increased by $2,390,000 primarily due to rate increases, offset slightly by lower Medicaid utilization. Home health revenues increased due to the development of new clinical services.

     The increase in salaries and employee benefits is the result of wage rate increases, increased labor hours and the resulting increase in payroll-related costs for nursing and rehabilitation centers and home health, partially offset by a decrease of $6,090,000 related to operations discontinued in 1992. The increase in labor hours is primarily the result of growth of the home health business.

     Supplies and other expenses consist of food, routine supplies, costs related to therapy services, utilities, maintenance and other general and administrative expenses. The decrease in supplies and other expenses is primarily related to operations discontinued in 1992, offset by higher therapy-related costs in the nursing and rehabilitation centers and home health due to Care's increased provision of those services. The increased emphasis on the provision of therapy services also resulted in an increase in the cost for contract therapists, which accounts for most of the increase in purchased services. Other costs and expenses increased due to the imposition of a health care provider tax in West Virginia.

     Interest expense decreased due to the lower interest rates charged on variable rate debt and lower outstanding debt balances. Lease and rent expense and depreciation decreased due to the discontinuance of certain operations in 1992.

COMPARISON OF OPERATING RESULTS 1992 TO 1991

     During 1992, revenues increased by $6,372,000, consisting of increases of $11,976,000 for nursing and rehabilitation centers and $3,010,000 for home health partially offset by a $8,614,000 decrease for pharmacies. The decrease in pharmacy revenues resulted from the contribution of the pharmacies to an unconsolidated partnership on April 1, 1992. The increase in nursing and rehabilitation center revenues is attributable to several factors. The fastest growing revenue source was occupational, speech and physical therapies which increased by approximately $4,300,000. Medicare and Medicaid revenues increased by $2,553,000 and $6,212,000, respectively, due primarily to rate increases. Medicaid revenues for 1992 include approximately

$865,000 of favorable rate increases related to 1990 and favorable cost report settlements of $381,000. Medicare revenues for 1992 and 1991 include favorable settlements on prior years' cost reports of $670,000 and $743,000, respectively.

     The increase in salaries and employee benefits of $2,990,000 is primarily the result of wage rate increases, increased labor hours, and increases in the cost of vacation and other employee benefits provided by Care totalling $6,724,000. This was offset by a reduction of $3,069,000 for pharmacies and a $665,000 decrease in the provision for workers' compensation insurance resulting from favorable loss experience on prior years' claims. The increase in wage rates was primarily due to nursing salaries which, unlike other staff salaries, are being driven upwards by increased market competition. The increase in labor hours is the result of enforcement of OBRA regulations, increased acuity levels of patients in the nursing and rehabilitation centers and increases in home health due to growth in that business.

     Supplies and other costs and expenses consist of food, routine supplies, costs relating to therapy services, utilities, maintenance and other general and administrative expenses. The decrease in supplies and other expenses was the result of decreased pharmacy cost of sales, offset by higher therapy-related costs in the nursing and rehabilitation centers due to Care's increased provision of therapy services and inflation.

     Care's increased emphasis on the provision of therapy services, as discussed above, resulted in an increase in the cost for contract therapists, which accounts for most of the increase in purchased services. The professional fee reduction was the result of the discontinuance of the services of certain management consultants.

     The decrease in the provision for doubtful accounts and losses is the result of an increased provision in 1991 for losses on mortgage notes receivable offset by a reduced provision in 1992 resulting from substantial recoveries of accounts previously written off as uncollectible. Lease and rent expense decreased due to the contribution of the pharmacies to a partnership, offset by an increase in rent under a short-term lease of a formerly owned facility. Depreciation expense decreased due to the disposal of two nursing and rehabilitation centers in 1991, combined with the elimination of the expense related to assets contributed to the pharmacy partnership. Interest expense declined due to lower interest rates on variable rate debt and a decrease in outstanding debt balances of approximately $7,700,000 during 1992.

ADDITIONAL FINANCIAL DATA FOR FISCAL 1992

     In 1992, Care recognized a gain of $1,007,000 on a nursing facility disposal which occurred in 1991. The gain represents the difference between the book value of the nursing facility assets which were acquired in 1991 by a bank in a non-judicial foreclosure and management's estimate of the value of the assets surrendered.

     Care reduced its reserve for losses on discontinuance of certain operations by $461,000 and reduced its reserve for fees and expenses in connection with Chapter 11 proceedings by $75,000.

COMPARISON OF OPERATING RESULTS 1991 TO 1990

     Because Care disposed of so many of its nursing facilities and a pharmacy during 1990 and 1991, for ease in comparison the table below has been prepared to present the results of operations of the nursing facilities, pharmacies, distribution centers and home health facilities which Care owned as of December 31, 1991 and exclude the results of businesses sold.

                       CONTINUING OPERATIONS (UNAUDITED)
                       (IN MILLIONS, EXCEPT PERCENTAGES)

                                                  YEARS ENDED           INCREASE         PERCENTAGE OF
                                                 DECEMBER 31,          (DECREASE)           REVENUE
                                                ---------------     ----------------     -------------
                                                 1991     1990      AMOUNT   PERCENT     1991    1990
                                                ------   ------     ------   -------     -----   -----
TOTAL REVENUES................................  $184.2   $168.9     $15.3        9%       100%    100%
DIRECT EXPENSES
  Salaries and employee benefits..............   111.6    102.5       9.1        9         60      61
  Supplies and other costs and expenses.......    36.1     32.4       3.7       11         20      19
  Purchased services and professional fees....    15.3     14.4        .9        6          8       8
  Provision for doubtful accounts and
     losses...................................     1.5      1.1        .4       36          1       1
                                                ------   ------     ------   -------     -----   -----
          TOTAL DIRECT EXPENSES...............   164.5    150.4      14.1        9         89      89
PROPERTY EXPENSES
  Lease/rent and depreciation/amortization....    13.7     11.4       2.3       20          7       7
  Interest....................................     4.9      6.7      (1.8 )    (27)         3       4
                                                ------   ------     ------   -------     -----   -----
          TOTAL PROPERTY EXPENSES.............    18.6     18.1        .5        3         10      11
                                                ------   ------     ------   -------     -----   -----
INCOME FROM OPERATIONS........................  $  1.1   $   .4     $  .7      175%         1%      0%
                                                ------   ------     ------   -------     -----   -----
                                                ------   ------     ------   -------     -----   -----

     Excluded from 1991 are the operating results of facilities disposed of in 1991 which consists of revenues of $1,397,000, direct expenses of $1,200,000 and property expenses of $196,000. Also excluded from the table above are operating results of facilities disposed of in 1990 which consists of revenues of $46,165,000, direct expenses of $43,200,000, property expenses of $4,600,000 and losses from operations of $(1,635,000).

     During 1991 revenues increased by approximately $15,300,000. This increase was due to increases of approximately $16,250,000 for nursing facilities and $2,250,000 for home health operations, which were partially offset by a decrease of $3,200,000 for pharmacy operations. The decrease in pharmacy revenues was due primarily to Care's sale of a substantial number of nursing facilities in 1990. The increase in revenue from 1990 to 1991 was attributable to several factors. The fastest growing revenue source was occupational, speech, and physical therapies which increased by $6,190,000. Medicare and Medicaid revenues increased by $3,722,000 and $9,091,000, respectively, due primarily to rate increases. Medicaid revenues, which generally are less per patient than from other sources, decreased from 58% of total revenues in 1990 to 57% in 1991.

     The increases in salaries and employee benefits were due largely to wage rate increases and to lesser extents the increase in labor hours and in self-insured workers' compensation costs and other benefit programs provided by Care. The increase in wage rates was primarily due to nursing salaries, which unlike other staff salaries, are being driven upwards by a shortage in trained personnel. The increase in labor hours was the result of Care's reduced reliance on contract nursing services.

     Supplies and other costs and expenses consist of food, routine supplies, pharmacy cost of sales, costs related to therapy services, utilities, repairs and maintenance and other general and administrative expenses. The increase in supplies and other costs is primarily the result of increased therapy related costs due to Care's increased provision of therapy services and higher pharmacy costs of sales.

     Care's additional emphasis on the provision of therapy services, as discussed above, resulted in an increase in the cost for contract therapists, which accounts for most of the increase in purchased services and professional fees. These increases were partially offset by Care's reduced reliance on registries for nurses.

     An additional provision for losses on mortgage notes receivable was the primary reason for the increase in provision for doubtful accounts and losses. The increase in lease and depreciation expenses is due predominantly to additional depreciation resulting from the revaluation of assets in connection with the adoption of Fresh-Start Reporting upon Care's emergence from bankruptcy. Interest expense decreased in part due to the lower interest rates charged on variable rate debt and also to lower outstanding debt balances.

ADDITIONAL FINANCIAL DATA FOR FISCAL 1991

     During 1991, Care disposed of two nursing facilities. The first disposal resulted in a loss of $653,000 which was charged against reserves for losses on discontinuance of certain operations. The second disposal resulted from an agreement with a bank whereby the real and personal property related to the facility was acquired by the bank in a non-judicial foreclosure. While the net book value of the facility assets given up were $1,007,000 less than the obligations discharged in the foreclosure proceedings, the gain resulting from this transaction was not recognized in 1991 pending the outcome of certain disputed matters. Care continued to operate this facility on behalf of the bank under a short-term lease through November 1992.

     During the third and the fourth quarters of 1991, Care decided that all but one of the nursing homes previously scheduled for disposal would no longer be actively marketed. As a result of this decision, Care reduced its reserve for losses on the discontinuance of certain operations by $1,256,000 as compared to an increase in this reserve of $269,000 in 1990.

     During 1991, Care continued to effectively settle its bankruptcy claims resulting in a reduction of its reserve for expenses and fees related to Chapter 11 proceedings of $464,000 in 1991 as compared to a reduction in this reserve of $1,223,000 in 1990.

IMPACT OF INFLATION

     Care's principal costs are salaries and wages (and related employee benefit costs) and payments to third parties for services rendered, all of which are generally sensitive to inflation. A principal source of Care's revenues is derived from the Medi-Cal program which is not a cost reimbursement type program. Adjustments to Medi-Cal reimbursement rates are typically made only on an annual basis and such adjustments may not be sufficient to fully cover all inflationary cost increases.

          APPROVAL OF AMENDMENTS TO THE REGENCY HEALTH SERVICES, INC.

                            LONG-TERM INCENTIVE PLAN


     The Stock Option Plan was approved by the stockholders of Regency on December 10, 1993. As of February 28, 1994, there were outstanding under the Stock Option Plan options to purchase 398,839 shares held by 27 participants at a weighted average per share exercise price of $6.87.



     The stockholders are requested to approve an amendment to the Stock Option Plan to increase the number of shares of Regency Common Stock available for grant thereunder by 1,250,000 shares and to comply with the requirements of a new federal tax law limiting the deductibility of certain employee compensation. If the Plan of Merger is not approved or the Merger is not consummated for any other reason, the Stock Option Plan will not be amended regardless of passage of the proposal to amend the Stock Option Plan at the Regency Special Meeting.


     Regency relies upon the Stock Option Plan to attract and retain highly skilled employees and quality management. The Board of Directors of Regency believes that it is in Regency's best interest to increase the shares reserved for issuance under the Stock Option Plan so that Regency may attract and retain highly qualified management and technical personnel and may increase incentives to its employees in the form of equity ownership.

     On August 10, 1993, a new federal tax law limiting the deductibility of certain employee compensation was enacted. In general, compensation of a covered employee in excess of $1,000,000 in a fiscal year is not deductible by a company whose stock is publicly traded, except to the extent that such compensation is performance-based and meets certain other requirements. "Covered employees" generally are those executives named in a company's Summary Compensation Table for a fiscal year. Compensation realized by a covered employee upon exercise of a stock option or payment of an SAR will be disregarded in calculating compensation to determine the maximum deductible amount if the stock option or SAR has been granted under a plan, the terms of which, including the class of executives to which the plan applies, the exercise price of the option or the formula under which the exercise price is determined and the aggregate maximum number of shares subject to options or useable as a basis for SARs that may be awarded under the plan to any individual executive, have been approved by the company's stockholders. In addition, the plan under which the option or SAR was granted must have been administered by outside directors, each of whom was not an employee of the company or its subsidiaries, a present or former officer thereof, or otherwise receiving compensation therefrom for personal services (other than as a director) at the time of grant. Grants of options or SARs made on or prior to February 17, 1993 are expressly grandfathered under the new tax law and compensation realized from their exercise or payment will be disregarded in calculating the maximum deductible amount.

     While it is not clear that the Stock Option Plan, as approved by the stockholders in 1993, will not meet the requirements of the new tax law, as clarified by regulations and other interpretive guidelines issued by the IRS, the Board of Directors of Regency believes that it is advisable to amend the Stock Option Plan, subject to and effective upon stockholder approval, to limit specifically the aggregate number of shares subject to options or which may be used as a basis for SARs that may be awarded to any individual under the Stock Option Plan to an amount not in excess of 50% of the shares of stock reserved for issuance under the Stock Option Plan during any fiscal year after the amendment takes effect. This limit would be proportionally adjusted in the event of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation or similar event.

     The Board of Directors of Regency is now submitting these amendments for the stockholders' approval.

     Set forth below is a brief description of the principal features of the Stock Option Plan.

     The purpose of the Stock Option Plan is to promote the success and enhancement of Regency by linking the personal interests of its key employees to those of Regency's stockholders, and to provide its key employees with an incentive for outstanding performance. The Stock Option Plan is further intended to provide flexibility to Regency in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of Regency's operations is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers and key employees.

     The Stock Option Plan will be administered by a committee appointed by the Board. The committee will consist of at least two individuals who are members of the Board who are "disinterested persons," as such term is defined in Rule 16b(3) promulgated under Section 16 of the Exchange Act. The committee will have the exclusive power, authority, and discretion to designate participants, determine the type or types of awards to be granted to each participant, to determine the number of awards to be granted, to determine the number of shares of stock to which an award will relate, to determine the terms and conditions of any award granted under the Stock Option Plan, and to decide all other matters that must be determined in connection with an award.


     The aggregate number of shares of stock reserved and available for awards or that may be used to provide a basis for measurement for or to determine the value of an award will be 2,000,000 shares. Awards may be granted only to individuals who are officers or other key employees of Regency or a subsidiary of Regency. Approximately 50 officers and key employees will be eligible to participate in the Stock Option Plan. The committee will be authorized to grant options to participants and to determine the exercise price per share of stock under an option, to determine the time or time at which an option may be exercised in whole or in part, provided that no option may be exercisable prior to six months following the grant date, to determine the methods by which the exercise price of an option may be paid, and to determine the form of payment. The exercise price per share of stock will be set by the committee, provided that the exercise price for any incentive stock options may not be less than the fair market value of the stock on the date of grant. Also, incentive stock options will not be exercisable more than ten years from the date of grant. The aggregate fair market value of all shares of stock, with respect to incentive stock options exercised by a participant in a calendar year, will not exceed $100,000. An incentive stock option will not be granted to any individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Regency. No award of an incentive stock option will be made pursuant to this Stock Option Plan after December 10, 2003.


     The committee will be authorized to grant SARs to participants pursuant to an award agreement. The committee will determine the terms, methods of exercise, methods of settlement, form of consideration, payment and settlement and any other terms and conditions of any SAR.

     The committee will also be authorized under the Stock Option Plan to grant performance shares pursuant to an award agreement, restricted stock pursuant to a restricted stock award agreement, dividend equivalents and other stock-based awards.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a discussion of certain federal income tax consequences with respect to incentive stock options ("ISOs") and nonqualified stock options ("NQSOs"). This discussion is based on an analysis of the Code as currently in effect, administrative rulings and regulations, and proposed regulations, all of which are subject to change, possibly retroactively.


     Incentive Stock Options. No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an option holder pursuant to the exercise of an ISO granted under the Stock Option Plan, then (i) upon sale of such shares, any amount realized in excess of the exercise price of the ISO will be subject to tax as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to Regency. If, however, a disqualifying disposition of such shares is made by such option holder (i.e., a disposition is made within two years after the date of grant or within one year after the receipt of such shares by such option holder), then generally the option holder will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price thereof, and (y) Regency will be entitled to deduct an amount equal to such income. Any additional gain recognized by the option holder upon a disposition of such shares prior to the expiration of the holding period described above will be subject to tax as a short-term or long-term capital gain, as the case may be, and will not result in any deduction by Regency.

     If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a NQSO. Subject to certain exceptions, an ISO will generally not be eligible for the federal income tax treatment described above if it is exercised more than three months following termination of employment.

     Nonqualified Stock Options. In general, an optionee will not be subject to tax at the time a NQSO is granted. Upon exercise of a NQSO by payment of the exercise price in cash, the optionee must generally include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise over the exercise price, and will have a tax basis in such shares equal to the sum of cash paid upon exercise and the amount taxable as ordinary income. If the holder receiving the shares is subject to reporting under Section 16(a) of the Exchange Act (generally an officer or director of Regency), special rules may apply. Regency will generally be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a NQSO.

     The following table sets forth the number of stock options received through June 30, 1993 under the Stock Option Plan by the Named Executive Officers in the Summary Compensation Table set forth in "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Executive Compensation", all current executive officers of Regency as a group and all employees of Regency as a group. No non-employee directors or other non-employees have received any grant under the Plan.


                                                                      TOTAL OPTIONS
                                  NAME                            GRANTED UNDER PLAN (#)
        --------------------------------------------------------  ----------------------
        Cecil Mays..............................................           72,986
        Richard K. Matros.......................................                0(1)
        Gary L. Massimino.......................................                0(2)
        Tim J. Paulsen..........................................           43,641
        T. Craig Nordstrom......................................           43,641
        All executive officers of Regency as a group as of June
          30, 1993..............................................          304,511(1)(2)
        All employees of Regency as a group as of June 30,
          1993..................................................          430,584(1)(2)


- ---------------

(1) Does not include options to purchase 53,250 shares of Regency Common Stock as of the Effective Time (based upon the conversion, at the Exchange Ratio of 0.71, of options to purchase 75,000 shares of Care Common Stock granted pursuant to the Care Stock Option Plan) and SARs associated with 108,630 shares of Regency Common Stock as of the Effective Time (based upon the conversion, at the Exchange Ratio of 0.71, of SARs associated with 153,000 shares of Care Common Stock awarded pursuant to the Care Share Appreciation Rights Plan) currently held by Mr. Matros.

(2) Does not include options to purchase 37,630 shares of Regency Common Stock as of the Effective Time (based upon the conversion, at the Exchange Ratio of 0.71, of options to purchase 53,000 shares of Care Common Stock granted pursuant to the Care Stock Opton Plan) and SARs associated with 63,900 shares of Regency Common Stock as of the Effective Time (based upon the conversion, at the Exchange Ratio of 0.71, of SARs associated with 90,000 shares of Care Common Stock awarded pursuant to the Care Share Appreciation Rights Plan) currently held by Mr. Massimino.

                         SELECTED INFORMATION REGARDING THE
                          LONG-TERM CARE SERVICES INDUSTRY

     The long-term care industry encompasses a broad range of health care services, including basic skilled nursing, subacute, rehabilitative, home health and pharmacy services. Regency and Care believe that the combined company will be well positioned to capitalize on favorable industry trends, including increasing demand for such services.

INDUSTRY TRENDS

     The elderly population is growing at a significantly faster rate than the overall population as a result of demographic changes and advances in medical technology. According to the Census Bureau, the number of individuals in the United States over age 65 has grown from approximately 25.7 million in 1980, or approximately 11.4% of the population, to approximately 31.2 million in 1990, or approximately 12.6% of the population. Census Bureau projections indicate that the number of individuals in this age group is expected to increase to approximately 34.9 million, or approximately 13.0% of the population, by the year 2000. Additionally, individuals over the age of 85 are one of the fastest growing segments of the population. The Census Bureau projects that the number of individuals in that age group will increase from approximately 3.1 million in 1990 to approximately 4.6 million by the year 2000.

     The federal government and some private pay sources have implemented cost containment procedures that have encouraged reduced lengths of stay in acute care hospitals. In 1983, the federal government changed the reimbursement for acute care hospitals from a retrospective cost plus based system (i.e., a hospital's actual cost of care plus a specified rate of return for proprietary providers) to a prospective reimbursement system based upon rates established for diagnosis related groups ("DRGs"). Additionally, many private insurers have begun to limit acute care reimbursement to predetermined "reasonable charges" and many health maintenance and preferred provider organizations are attempting to contain costs by negotiating reduced rates for acute care hospital services. These factors have resulted in reduced lengths of stay in acute care hospitals with many patients being discharged despite a continuing need for nursing care.

     Regency and Care believe these trends will increase the demand for services provided by their healthcare facilities, particularly for their rehabilitative services and subacute specialty units.

COMPETITION

     Competition has become more intense as alternatives for nursing and rehabilitation patients have increased. Acute hospitals have entered the long-term care arena. Residential care facilities and home health agencies also provide care for patients outside the institutional setting. Many of these patients had previously received care in long-term care facilities.

     In each of the communities in which Regency and Care operate facilities and home health agencies, there are similar facilities and agencies operated by others. Some competing facilities and agencies provide services that will not be offered by the combined company and some are operated by entities having greater financial and other resources and longer operating histories than the combined company. In addition, some are operated by nonprofit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to Regency or Care. There can be no assurance that the combined company will not encounter increased competition in the future that would adversely affect the combined company.

     In competing for patients, the combined company will rely upon referrals from acute care hospitals, physicians, residential care facilities, home health agencies, managed care organizations, church groups and other community service organizations in the local community. The reputation in the community and the physical appearance of Regency's and Care's nursing and rehabilitation centers are important in attracting patients, because members of the patient's family generally participate to a greater extent in selecting nursing facilities as compared with acute care facilities. Regency and Care believe that by providing and emphasizing rehabilitative care as well as more intensive levels of nursing care services they will be able to broaden the patient base and differentiate the services of the combined company from competing nursing care facilities and home health agencies.

     Many states require a certificate of need or impose similar restrictions before a new long-term care facility can be constructed or additional beds can be added to existing facilities. California has eliminated certificate of need requirements, which may potentially increase competition among long-term care operators.

HEALTHCARE REIMBURSEMENT PROGRAMS

     Medicare is a health insurance program operated by the federal government for the aged and certain chronically disabled individuals. Reimbursement is subject to retrospective adjustment to payments made to a facility on an interim basis that are subsequently determined to be in excess of allowable costs. Overpayments may be recovered from the provider or by reducing future payments to the facility or other facilities operated by the same owner.

     Items eligible for payment under the Medicare program consist of nursing care, room and board, social services, physical, speech and occupational therapies, drugs and supplies, and other covered services of the type provided by nursing facilities. A patient must be certified for entitlement under the Medicare program before the nursing facility is entitled to receive reimbursement for services provided under the program. Under the Medicare program, the federal government pays directly to the nursing facility an amount equal to the reasonable direct and indirect costs of the services furnished (including, subject to certain limitations, depreciation, interest and administrative expenses).

     Individual states have programs for medical assistance to the indigent, generally known as Medicaid and known as Medi-Cal in California. Medi-Cal is operated by the State of California with financial assistance from the federal government under a matching program. Medi-Cal is subject to federally imposed requirements. Under Medi-Cal, the State of California currently provides for reimbursement at an established daily rate, as determined by the California Department of Health Services, based on median costs of nursing facilities, classified by bed size and geographic location.

     Medicaid programs provide funds for payment for medical services provided to medically indigent persons. These programs are operated by state agencies and are funded by state legislatures. Supplemental funding is provided by the federal government for state programs that comply with certain federal government restrictions. Medicaid reimbursement formulas are established by each state with the approval of the federal government and vary somewhat from state to state. However, typically they provide for payment of specified expenses up to defined limits based on historical costs with an adjustment for inflation. Under federal regulation, Medicaid reimbursement formulas are not permitted to result in payments that would exceed the amount payable under the Medicare program.

     Funds received under certain Medicaid programs outside of California and the Medicare program are subject to audit with respect to proper application of the various payment formulas. Such audits can result in retroactive adjustments of payments received from the programs. If, as a result of such audit, it is determined that overpayments of reimbursements were made, the excess amount must be repaid to the government. If, on the other hand, it is determined that an underpayment was made, the government agency makes an additional payment to the operator.

     The Omnibus Budget Reconciliation Act of 1987 ("OBRA") was implemented effective October 1, 1990. Among other things, OBRA eliminated the different certification standards for "skilled" and "intermediate care" nursing facilities under the Medicaid program in favor of a single "nursing facility" standard. OBRA also mandated an increase in the level of services nursing facilities must provide to participate in Medicare and Medicaid. This change, the cost of which was partially offset by reimbursement rate increases for Medicaid and an increase in the routine cost limits under Medicare, thus far has not had a significant impact on either Regency or Care. While both Regency and Care believe that they are in substantial compliance with the current requirements of OBRA, they are unable to predict how future interpretations of current regulations or future regulations promulgated under OBRA may affect the combined company.

     Governmental reimbursement programs are subject to statutory and regulatory changes, administrative rulings and interpretations, government funding restrictions and retroactive reimbursement adjustments, all of which could materially increase or decrease the services covered or the rates paid to the combined company for its services. There have been, there currently are, and Regency and Care expect that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for healthcare services. Neither Regency nor Care can predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the combined company. There can be no assurance that payments under governmental programs will remain at levels comparable to present levels or will be sufficient to cover the cost allocable to patients eligible for reimbursement pursuant to such programs. In addition, there can be no assurance that the combined company's facilities and the provision of services and supplies by the combined company will initially meet or continue to meet the requirements for participation in Medicare or Medicaid programs.

     In addition, the combined company's cash flow could be adversely affected by periodic government program funding delays or shortfalls, such as those that occurred in 1990 and 1991 when Medi-Cal delayed payments and rate increases for several months, or in 1992 when Medi-Cal reimbursed providers with registered warrants, which banks refused to redeem from August 3, 1992 through September 4, 1992. Each of Regency and Care has been able to mitigate the effects of such payment delays by monitoring the related activities of the state legislature and expediting billings to the state through its direct access electronic billing arrangement with the State of California and by reaching agreements with creditors to extend the due date for payables. There can be no assurance, however, that the combined company will be able to mitigate the effects of any future funding delays.

     Medical reimbursement has not kept pace with the increased costs related to the higher acuity levels, tougher regulatory standards and higher nursing costs. All payors of medical reimbursements are constantly attempting to stem the rise in medical costs. This has introduced various means of control, such as cost caps, third party reviews, more fixed rate reimbursement and the emergence of managed care.

     Greater public expectations and awareness regarding these issues has resulted in increased political pressures and regulatory scrutiny. A significant change has taken place in Federal regulations as a result of provisions of OBRA taking effect. This has created a uniform standard for nursing facilities nationwide. The cost impact of these reforms has not been fully determined. Legal action by the industry may be necessary to ensure adequate reimbursement so providers can fully comply with the new standards. Litigation has occurred in certain states with successful results. These lawsuits are based on the Boren Amendment, which guarantees adequate reimbursement for federally mandated services.


     On October 27, 1993, President Clinton submitted to the United States Congress his proposed Health Security Act. As proposed by the Clinton Administration, the Health Security Act would guarantee comprehensive health care coverage for all Americans regardless of health or employment status. The Health Security Act would reduce certain Medicare and Medicaid programs, and permit greater flexibility in the administration of Medicaid. Changes in reimbursement levels under Medicare or Medicaid and changes in applicable government regulations could significantly affect the combined company's results of operations. Several U.S. Senators and Representatives have submitted bills that could approach the reform of the United States healthcare system in different ways. In addition to federal initiatives, California, where the combined company expects to conduct a substantial portion of its business, has already enacted various healthcare reform measures that are expected to have an effect on the business of the combined company after consummation of the Merger. Neither Regency nor Care is able to predict whether the Health Security Act or any of such other healthcare legislation will be enacted and implemented or the precise effects of any such legislation. Both Regency and Care believe that health services organizations with specialized and diverse services, such as the combined company, are likely to be well positioned under any of the proposed legislative reforms.

                     SELECTED INFORMATION REGARDING REGENCY
GENERAL

     Regency operates 43 healthcare facilities throughout California that provide skilled care and other healthcare services, primarily to elderly patients. Regency was incorporated in 1986, at which time it operated one skilled nursing facility. Since 1986 Regency has acquired additional facilities, one of which was subsequently sold, and introduced new services. See
"-- Development of Business" and "-- Services Provided." Regency's objective is to provide quality patient care while enhancing operating performance and profitability. Regency currently operates subacute specialty units within 14 of its facilities. These subacute specialty units serve the needs of patients with medically complex conditions who require ongoing nursing and medical supervision and access to specialized equipment and services, but who do not require many of the other services provided by acute care hospitals. In November 1991, Regency commenced operation of a pharmacy. The pharmacy currently provides pharmaceutical products and services to many of Regency's facilities. Regency also provides pharmaceutical products and services to facilities not owned by Regency.

DEVELOPMENT OF BUSINESS


     Regency was incorporated in Delaware in 1986 and commenced operations with the acquisition of a long-term care facility located in Huntington Beach, California. Effective February 1988, Regency acquired 20 facilities, 19 in California and one in Washington. Effective January 1990, an additional facility located in Glendora, California was acquired and, in November 1990, the Washington facility was sold. A facility located in Carmichael, California was acquired effective August 1991. Effective December 31, 1991, Regency, through the merger of a wholly owned subsidiary, acquired Hallmark, which then operated 10 long-term care facilities in California with 944 licensed beds. As a result of the merger with Hallmark, the former Hallmark stockholders received 1,092,378 shares of Regency Common Stock. Effective December 1, 1992, Regency entered into agreements to operate three long-term care facilities with 286 licensed beds. Effective as of July l, 1993, Regency acquired Braswell, which then operated seven healthcare facilities. Effective as of July 16, 1993, Regency acquired an additional healthcare facility. Effective December 1, 1993, Regency acquired an additional healthcare facility.


ACQUISITIONS

     Regency regularly evaluates opportunities to acquire healthcare facilities. In evaluating opportunities, management considers, among other factors, location, demographics, price, the availability of financing on acceptable terms, competitive environment and the opportunity to improve operating performance through the implementation of Regency's operating strategy.

SERVICES PROVIDED

     Basic Long-term Care Services. Forty of Regency's healthcare facilities are licensed as skilled nursing facilities and provide long-term care for patients not requiring more extensive treatment at an acute care hospital. Each of these facilities provides 24 hour a day nursing care, room and board, social services and activity programs, as well as special diets and other services that may be specified by a patient's physician.

     Rehabilitative Services. Thirty-two of Regency's long-term care facilities provide special rehabilitative services, including physical, speech, occupational and respiratory therapy. These ancillary services are provided by licensed therapists and restorative nurses' aides.

     Subacute Specialty Units. Regency currently operates subacute specialty units within 14 of its facilities. These subacute specialty units serve the needs of patients with medically complex conditions who require ongoing nursing and medical supervision and access to specialized equipment and services, but who do not require many of the other services provided by acute care hospitals. Regency's subacute specialty units provide such ancillary services as pulmonary therapy, ventilator care, oncology services, infusion therapy and post-surgical wound management. Services at Regency's subacute specialty units are not limited to elderly patients. Based upon its experience within the industry and its knowledge of acute care hospital rates, as disclosed by such institutions, Regency believes that it will be able to provide such care at rates substantially below the rates typically charged by acute care hospitals for comparable services.

     Pharmacy Services. In November 1991, Regency began operating its own pharmacy. The pharmacy currently provides pharmaceutical products and services to many of Regency's facilities. Regency also provides pharmaceutical products and services to facilities not owned by Regency.

     Other Treatment Services. Regency operates special treatment programs for the mentally disordered in two of its skilled nursing facilities and programs for the developmentally disabled at three other facilities. In addition, Regency operates a special program for emotionally disturbed adolescents at one of its skilled nursing facilities. Regency also operates one retirement center as part of one of its healthcare facilities.

OPERATIONS

     General. Each healthcare facility operated by Regency is supervised by a licensed administrator who is responsible for all aspects of the facility's operations. Each facility administrator typically oversees a director of nursing, who supervises a staff of registered nurses, licensed practical nurses, nurses' aids, a director of admissions who is responsible for developing local marketing strategies and programs and other department supervisors. To supervise the medical management of patients, Regency also contracts with licensed physicians to act as medical directors at each facility. Regency's corporate staff provides support services such as quality assurance assistance, management information reporting, marketing assistance, management training, reimbursement expertise, data processing, cash management assistance, accounting and other management support services to assist the administrator at each facility.

     Managerial and Financial Controls. To improve operating performance, Regency has developed its own management reporting system to provide concise and timely trend reports of specific operating data. The major component of the system is a twice monthly, payroll analysis trend report, by facility, which focuses on per patient day data with comparisons of actual results to budget. The management reporting system also provides periodic trend reports of operating expenses, usage of temporary nurses, food costs, total occupancy and payor mix. Each of these reports is prepared on a historical basis and includes actual financial information for preceding months compared to budget. Additionally, each facility administrator receives a monthly financial report that compares actual performance with budget.

     Regency closely monitors the information reflected in these reports. Twice monthly, Regency management, including the Vice President of Quality Assurance, meets to discuss the results of the payroll analysis reports and other trend reports. Any facility that appears to have difficulty in meeting expected results receives extra attention from management. Also, on a monthly basis, facility administrators meet as a group with management to review actual financial performance compared to the facility's budget.

     Marketing. Regency's marketing program is directed toward promoting high overall occupancy levels and increasing occupancy by patients for whom Regency receives higher reimbursement. Regency employs a full-time admissions director at most of its skilled nursing facilities. The admissions director works closely with the administrator, director of nursing and other key facility staff to design a marketing strategy for the facility that focuses on increasing awareness of Regency's facilities and available services within the community it serves. The corporate office also employs a full-time director of marketing who assists each individual facility with its marketing efforts.


     Regency's marketing strategy de-emphasizes the corporate name and promotes each facility's own identity within the community it serves. Through this strategy Regency believes it can better tailor its marketing plan to the economic and demographic characteristics of each community. There are no customers, related groups of customers or referral sources that accounted for 5% or more of Regency's revenue for the six months ended December 31, 1993. Regency believes that the loss of a single customer, group of related customers or referral source would not have a material adverse effect on the operations of Regency.


     Sources of Payment. Regency receives payment for healthcare services from
(i) the federally-assisted Medi-Cal program, (ii) the federal Medicare program,
(iii) private sources, including health maintenance organizations and commercial insurance and (iv) other sources, including special programs sponsored by county governments and the Veterans Administration. Because private and Medicare reimbursement rates are generally higher than Medi-Cal reimbursement rates, Regency has targeted the private pay market and has worked to make available Medicare eligible services in its skilled nursing facilities. Changes in the mix of Regency's patient population between Medi-Cal and a combination of Medicare, private, and other sources can significantly affect profitability.

     Medi-Cal currently provides for reimbursement at established daily rates, as determined by the California Department of Health Services based on median costs of nursing facilities classified by bed size and location. Medi-Cal pays primarily for long-term custodial care for patients who qualify for welfare benefits. Medi-Cal has historically provided the least favorable reimbursement rates. Medicare reimbursement rates for skilled nursing facilities are regulated by the federal government and generally utilize a cost-based reimbursement system, subject to geographic limits. Medicare pays both the allowed direct cost of covered services and allowed overhead costs allocated to those services provided to patients covered by the Medicare program plus a return on equity. The specific rates are dependent upon the cost and volume of the services provided and are calculated on the cost reports submitted by each facility. Reimbursement rates for health maintenance organizations are negotiated by Regency and the organization. Charges for other private pay patients are established by Regency from time to time and are determined by market conditions and costs. Reimbursement under county and Veterans Administration contracts is generally at negotiated daily rates. Governmental reimbursement programs are subject to change. See "-- Regulation."


     Facilities. As of February 28, 1994, Regency operated 43 healthcare facilities with a total of 4,215 beds. Twenty of such facilities, with a total of 1,450 beds, were owned by Regency. Five of the facilities owned by Regency were encumbered by deeds of trust.


     Twenty-three of Regency's healthcare facilities, with a total of 2,657 beds, are leased, subleased or managed. Regency's rights as lessee or sublessee could be subject to termination if the lessor or sublessor of a facility fails to pay its rent, taxes, loan obligations that are secured by the facility, if any, or other similar obligations. Regency has not experienced any such lease terminations, although there can be no assurance that Regency's rights to operate its leased or subleased facilities will not be so affected in the future.

     Regency's facilities are subject to various governmental zoning and use restrictions. Regency's Meadowbrook Manor facility is currently operating pursuant to a "deemed to be approved" conditional use permit. The facility's permit was reviewed during 1992 by the City of Los Angeles Board of Zoning Appeals and it was determined that the use of the facility is consistent with its previous use and with the conditions imposed on the facility's conditional use permit. Although there can be no assurance, Regency believes the facility's conditional use permit will continue to be renewed.


     In addition to Regency's facilities listed above, on January 17, 1994, Regency closed its Simi Valley healthcare facility as a result of damage sustained in the Southern California (Northridge) earthquakes, which occured on January 17, 1994. No patients or employees were injured. The patients were transferred to non-Regency facilities. The Simi Valley facility has 99 licensed beds, is leased by Regency and represents approximately $4 million in annualized revenues. Regency is currently evaluating alternatives available pursuant to its lease agreement and is discussing such alternatives with the landlord. These alternatives range from repair to abandonment of the facility. In the event of abandonment, Regency would record an approximate $1,500,000 loss ($900,000 net of tax) related to the abandonment of leasehold interests and building improvements.


     Regency leases an 11,000 square foot facility for its corporate offices in Newport Beach, California. The lease expires in January 2001. At the Effective Time, the corporate offices of Regency will be located at the current headquarters of Care in Tustin, California. It is anticipated that, at the Effective Time, Regency's current corporate office facility will be used by Care Home Health Services, Inc.

REGULATION

     Licensing. Regency's healthcare facilities and pharmacy are subject to various regulatory and licensing requirements. Each of Regency's healthcare facilities is licensed by the California Department of Health

Services and certain of the facilities are also licensed by the California Department of Social Services. Generally, the licenses must be renewed annually. In granting and renewing licenses, the agency considers, among other things, the physical condition of the facility, the qualifications of the administrative and nursing staffs, the quality of care, and the facility's compliance with applicable laws and regulations. Changes in applicable laws and regulations or new interpretations of existing laws and regulations could have a material adverse effect on licensure, eligibility for participation, permissible activities, costs of doing business, or the levels of reimbursement from governmental, private, and other sources. To date such changes have not had a material adverse effect on Regency's business. However, there can be no assurance that regulatory authorities will not adopt changes or interpretations that adversely affect Regency's business. The failure to maintain or renew any required regulatory approvals or licenses could prevent Regency from offering its existing services or from obtaining reimbursement. The acquisition of healthcare facilities is subject to regulatory approval. The failure to obtain any required regulatory approvals or licenses could adversely impact the expansion of Regency's facilities or services.

     Reimbursement. Thirty-three of Regency's 40 skilled nursing facilities are certified for participation in Medicare. Forty of Regency's facilities are certified for participation in Medi-Cal. Regency currently receives approximately $5,500,000 per month in revenues from Medi-Cal. Regency also receives reimbursement pursuant to contracts with county governments at its two facilities providing services to the mentally disordered. These contracts are subject to periodic renewal and may be terminated by either party with 30 days notice. Regency's facility providing services to emotionally disturbed adolescents derives substantially all its revenues from services provided pursuant to a contract with Los Angeles County. This contract may be terminated by either party, generally with 30 days notice, and expires in June 1996. This facility also provides educational services to its residents under local school district contracts that generally may be terminated by either party without cause.

     Compliance. Regency believes that its healthcare facilities are in substantial compliance with the various applicable regulatory and licensing requirements of state and local authorities in California and of the Medicare and Medi-Cal programs, including the requirements of OBRA. One facility is currently in the process of recertification for participation in both Medicare and Medi-Cal. There can be no assurance that Regency's facilities and the provision of services and supplies by Regency meet or will continue to meet the requirements for participation in Medicare or Medi-Cal programs. Regency and its healthcare facilities are subject to routine inspections, at any time, to monitor compliance with government regulations. Based on such inspections, Regency receives from time to time in the ordinary course of its business notices of failure to comply with various requirements. Regency endeavors to take prompt corrective action and, in most cases, Regency and the reviewing agency agree on remedial steps. The reviewing agency may take action against a facility, which can include the imposition of fines, temporary suspension of admission of new patients to the facility, decertification from participation in the Medicare or Medi-Cal programs and, in extreme circumstances, revocation of the facility's license. OBRA increased fines and intermediate sanctions for failure to comply with regulatory requirements effective October 1, 1990. In certain circumstances, failure of compliance at one facility may affect the ability of Regency to obtain or maintain licenses or approvals under Medicare and Medi-Cal programs at other Regency facilities.

EMPLOYEES


     At February 28, 1994, Regency had approximately 4,300 employees. Regency is subject to both federal and state minimum wage and wage and hour laws and maintains various employee benefit plans.


INSURANCE

     Regency maintains professional and general liability insurance coverage it believes to be adequate in amount and coverage. Regency has no earthquake insurance. Although the cost to Regency of its insurance has not significantly increased in recent years, there can be no assurance that such insurance will continue to be available at acceptable costs or that claims in excess of Regency's insurance coverage or not covered by Regency's insurance will not be asserted against Regency. Regency also maintains workers' compensation insurance, the cost of which can fluctuate depending on the amount and number of Regency's claims.

LEGAL PROCEEDINGS

     Regency is subject to claims and legal actions by patients and others in the ordinary course of business. In the opinion of Regency management, the ultimate resolution of all pending legal proceedings will not have a material adverse effect on Regency.

                      SELECTED INFORMATION REGARDING CARE

GENERAL


     As of February 28, 1994, Care operated and managed 52 nursing and rehabilitation, developmentally disabled and retirement centers in California, Ohio, West Virginia and New Mexico, and home health agencies at 14 locations in California and Ohio. The nursing and rehabilitation centers provide skilled nursing, custodial care and rehabilitative services to patients that do not require acute care hospitalization and the home health operations provide skilled nursing care, rehabilitative and homemaker services to patients outside the institutional setting. Care also has a 26% interest in a pharmacy partnership which provides products and services to California nursing and other institutional facilities, including nursing facilities operated by Care.


     In December 1990, Care emerged from bankruptcy when its Joint Plan of Reorganization became effective. Care had been in bankruptcy since March 1988 when it, together with nine of its subsidiaries, filed voluntary petitions with the United States Bankruptcy Court ("Bankruptcy Court") for relief under Chapter 11 of Title 11 of the United States Code. In December 1989, Care and the creditors' committee in the bankruptcy case filed a Joint Plan of Reorganization (the "Reorganization Plan") which was confirmed by the Bankruptcy Court in April 1990. The Reorganization Plan provided, among other things, for the issuance of Care Common Stock to holders of Care's 9% Convertible Subordinated Debentures, 16% Subordinated Notes (the "Old Notes") and shares of Class A and Class B Common Stock (the "Old Common Stock") in satisfaction of their respective claims. Under the Reorganization Plan, the holders of Debentures and Old Notes and certain other unsecured creditors received one share of Common Stock for each $10.00 of their outstanding claims which aggregated 90% of the Common Stock to be issued and the holders of Old Common Stock received, upon cancellation of their existing shares, the number of shares of the Common Stock which would give them, in the aggregate, 10% of all shares of Common Stock issued and outstanding after the Plan became effective. A total of 8,956,000 shares were issued pursuant to the Plan, of which 8,061,000 were issued to holders of Debentures and Old Notes and other creditors and 895,000 were issued to holders of Old Common Stock.

     In 1992 Care initiated a long range strategic business plan under which Care undertakes to provide a continuum of quality care through delivery of specialized medical services from inpatient to in home settings. Care believes there is an inherent synergy that exists between its home health agencies and nursing and rehabilitation centers. By taking advantage of that unique continuum within one company, Care offers an attractive product to the market, particularly in the managed care arena. It currently has ten specialized clinical units in various stages of development at its nursing and rehabilitation centers. These units include ventilator and other complex medical care such as IV therapies, complex infections, pulmonary care, diabetic management, chemotherapy, treatment of AIDS patients and wound care. Care has increased its focus on physical, speech and occupational rehabilitative therapies, which continue to be a strong source of revenue, growing approximately from $25,200,000 in 1990 to $26,600,000 in 1991, $30,900,000 in
1992 and $26,400,000 for the nine months ended September 30, 1993. Care now has 16 outpatient therapy units licensed. Revenue from Care's high acuity specialized clinical programs was approximately 27% of total revenue in 1992 and approximately 31% for the nine months ended September 30, 1993.

     Care's home health operations have been extensively involved in program development. New services such as neonatal care, prenatal care and gero-psychiatric care and expanded infusion therapy services, ventilator care and care to AIDS patients were highlights in 1993.

     Continued development of a wide base of high acuity services and an integrated approach to the market with its nursing and rehabilitation and home care services make clear Care's direction for the future.

LONG-TERM CARE OPERATIONS

     General. Care's nursing and rehabilitation centers provide nursing care and rehabilitative services to persons who do not require the services of an acute care hospital. Each facility is operated by a licensed administrator and a director of nursing services, who are assisted on a part-time contract basis by a physician who acts as a medical director. The services provided at Care's nursing and rehabilitation centers include 24-hour nursing care by registered nurses and licensed practical nurses, room, board, housekeeping and laundry services, dietary planning, the provision of medical supplies and prescription drugs, and the provision for rehabilitative and other ancillary services including speech, occupational, physical and respiratory therapies and contract laboratory and x-ray services.

     In support of the health care operations, Care maintains executive and regional administrative centers which provide supervisory, administrative and consulting services. Each regional office is staffed by a regional administrator and support personnel specializing in nursing care, rehabilitation and dietary programs, medical bookkeeping and maintenance. Care's executive offices provide centralized management and support services including operations support, marketing, planning and development, human resources, accounting, reimbursement and financial services, cash management, data processing, legal support, risk management, quality control, centralized purchasing, education, training and consulting support services in the area of rehabilitative care.

     Care's profitability and cash flows are affected by many factors, including
(i) the licensed bed capacity of its nursing facilities; (ii) the extent to which that bed capacity is occupied; (iii) the extent of rehabilitative and other ancillary services provided by Care at its skilled nursing facilities;
(iv) the mix of private, Medicare and Medicaid patients; (v) the mix and volume of services provided by Care's home health agencies; (vi) the cost reimbursement rates paid by Medicare and Medicaid (see "SELECTED INFORMATION REGARDING THE LONG-TERM CARE SERVICES INDUSTRY -- Health Care Reimbursement Programs"); and
(vii) labor and employee benefits and facility maintenance expense.

     Care, as well as many of its competitors, is affected by many factors that are indigenous to the long-term care industry, including (i) medical reimbursement levels, (ii) increased regulatory control and scrutiny as a result of the implementation of OBRA, and (iii) alternatives to the institutional long-term care setting (i.e, home health agencies, residential care facilities and acute hospital based nursing facility distinct parts). These alternatives have increased competition for employees resulting in an escalation in wages, and have also impacted competition for patient census. Facilities are now accepting patients with greater medical needs to maximize census and revenue. Care's specialized clinical units are designed to meet the needs of these high acuity patients and further enhance ancillary and routine revenues.

     Sources of Payment. The table below shows the number of Care's nursing and rehabilitation centers and licensed beds at year end, average occupancy rates and annual revenues by source during each of the last five years.

                                             NINE MONTHS             YEAR ENDED DECEMBER 31
                                                ENDED       -----------------------------------------
                                               9/30/93      1992(1)  1991(1)  1990     1989     1988
                                             -----------    -----    -----    -----    -----    -----
Number of facilities.......................        50          50       51       52       86       94
Number of licensed beds....................     4,792       4,792    5,097    5,252    8,622    9,707
Average annual occupancy rate..............        93%       93.3%    92.6%    92.3%    91.8%    89.0%
Nursing facility revenue by payor source:
  Medicaid.................................        53%         56%      57%      58%      49%      54%
  Medicare.................................        29          24       23       20       26       16
  Private..................................        15          16       17       20       20       25
Managed Care and Other.....................         3           4        3        2        5        5
                                             -----------    -----    -----    -----    -----    -----
                                                  100%        100%     100%     100%     100%     100%
                                             -----------    -----    -----    -----    -----    -----
                                             -----------    -----    -----    -----    -----    -----

- ---------------

(1) Data excludes a 248 bed facility which is being managed by Care under a management agreement.

HOME HEALTH OPERATIONS

     Care Home Health Services, Inc., a wholly owned subsidiary of Care, has provided home care services throughout California and Southern Ohio since 1983 and has grown steadily in revenue and visits in every year since its founding. Through two divisions, Care Home Health and Care At Home, patients at home receive technical medical support such as infusion and ventilator care and respite services such as assistance with personal hygiene, cooking and cleaning.

     Home Health management resides in free-standing offices from where clinical staff is dispatched. One additional office was opened in 1993 for a total of 14 locations as of December 31, 1993. The 1992 revenue mix was approximately 62% Medicare, 22% private, 13% Medicaid and 3% managed care. For the nine months ended September 30, 1993, revenue mix was approximately 69% Medicare, 17% private, 11% Medicaid and 3% managed care. Home health revenues increased approximately 26% from $11,700,000 in 1991 to $14,700,000 in 1992. For the nine months ended September 30, 1993, home health revenues were approximately $15,000,000.

     The home care industry has experienced growth in the last decade due to the benefits to patients, physicians, hospitals and payors. Patients enjoy the increased comfort of home and the control of the schedule of nursing visits and therapies. They welcome earlier discharge from hospitals and significantly lower costs than hospitalization. Physicians use home care because it helps minimize distress calls to the doctor and provides ongoing communication regarding the patients' progress. Hospitals refer patients to home care to decrease lengths of stay, thereby reducing costs for services that are reimbursed to them by diagnosis versus time in the hospital. Payors support home care for cost savings and for the reduction in re-hospitalizations achieved by home care nurses recognizing clinical problems earlier and preventing misunderstandings on therapies.

     Internal factors supporting continued growth of Care Home Health Services, Inc. include the steady referral base from Care facilities and the market appeal of a company that provides a continuum of care from inpatient to outpatient rehabilitation to home care. Care Home Health Services, Inc. is well positioned due to its established longevity in this relatively adolescent industry.

     Care Home Health Services, Inc. is state licensed in California (not required in Ohio), Medicare and Medicaid certified in California and Ohio and accredited in California and Ohio by the independent Joint Commission on the Accreditation of Healthcare Organizations ("JCAHO").

CARE COMBINED OPERATIONS

     The table below sets forth the approximate percentage of Care's revenues from each of the following sources:

                                                NINE
                                               MONTHS               YEAR ENDED DECEMBER 31
                                               ENDED       ----------------------------------------
                                              9/30/93      1992     1991     1990     1989     1988
                                              --------     ----     ----     ----     ----     ----
    Nursing and Rehabilitation..............      90%       91 %     88 %     89 %     92 %     94 %
    Home Health.............................      10         8        6        4        3        2
    Pharmacy (through 3/31/92)..............      --         1        6        7        5        4
                                                 ---       ----     ----     ----     ----     ----
    Total Care revenue......................     100%      100 %    100 %    100 %    100 %    100 %
                                                 ---       ----     ----     ----     ----     ----
                                                 ---       ----     ----     ----     ----     ----

HEALTHCARE REIMBURSEMENT PROGRAMS

     All but one of the nursing facilities and all of the home health agencies operated by Care are certified for participation in Medicare and all of the facilities and home health agencies operated by Care are Medicaid certified.

     Payments under the Medicare program received by Care are currently sufficient to cover all of the operating and fixed costs allocable to Medicare patients. Payments received by Care under Medicaid programs currently cover a substantial portion, but not all, of the operating and fixed costs of furnishing services to Medicaid patients. There is no assurance that payments under these programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the operating and fixed costs allocable to patients participating in such programs.

     Care has made a strategic commitment and has pledged resources to provide managed care organization members with services ranging from subacute care to home health care. The scope of care which Care offers along with the talents of new staff sets Care apart from its competitors in the market. Contracts have been negotiated with managed care organizations, such as health maintenance organizations ("HMO's"), preferred provider organizations ("PPO's") and independent provider associations ("IPA's") for care to their members. Numerous contracts have also been entered into with hospice providers and with the Veterans Administration for care to eligible veterans.

     The last audit of Care with respect to Medicare and Medicaid payments was for the year ended December 31, 1991. Care believes that its reserves for potential adjustments related to fiscal years 1992 and 1993 are adequate and that any future adjustments proposed by these agencies will not have a material effect on the consolidated financial position or liquidity of Care.

     Managed care is playing a larger role in the industry, with HMO's, PPO's, IPA's and insurance companies creating relationships with long-term care companies and home health agencies. Managed care reimbursement is predicated on different levels of services. Care has made a strategic commitment to develop new payor sources in this growing area.

REGULATIONS

     Care's nursing and rehabilitation and home health operations are subject to extensive federal and state regulatory, licensing and inspection requirements. These requirements relate to, among other things, the adequacy of physical buildings and equipment, the qualifications of administrative personnel and nursing staff, the quality of nursing care provided and continuing compliance with the laws and regulations applicable to the operations of the facilities. OBRA contains provisions related to nursing care that are more stringent than those effective prior to its enactment. Care is implementing the provisions of OBRA, applicable to its business, through the support of its Corporate Professional Services Department, which includes quality improvement programs. In addition, before the acquisition of any existing nursing facility can be consummated, approval of the local state health care licensing authority must be obtained, together with certification for participation in its respective Medicaid and Medicare programs. The nursing and rehabilitation facilities and home health agencies operated by Care are licensed and certified by various governmental agencies.

     Care's Corporate Professional Services Department sets standards for patient care, provides training and education, assists in development of specialized clinical units, investigates patient complaints, reviews citations or deficiency notices issued by regulatory agencies, consults with facility management and conducts periodic site inspections to ensure that quality care is provided and deficiencies are corrected. Peer reviews are also conducted by teams, whose members are employees of Care's nursing and rehabilitation facilities, to ensure that Care standards of quality are upheld.

     In the ordinary course of business, Care, like others in the long-term care industry, receives statements of deficiency for failure to comply with various federal and state regulatory requirements. Fines may be assessed and regulatory authorities have the ability to de-license or decertify facilities operated by any nursing care operator at which there has been failure to comply with the various regulatory requirements. Care believes that its present reserves for potential fines and decertification actions are adequate and that any future actions will not have a material effect on the consolidated financial position of Care.

COMPETITION

     Care's approach to revenue enhancement is based on the philosophy that its facilities must strategically identify the needs of the local market and develop programs to meet those needs through a diversification of medical services in order to meet the challenge of a more competitive market. Care is developing specialized clinical units in its facilities to enhance its reputation as a high-end provider. Care has historically emphasized rehabilitation programs (physical, speech and occupational therapies) and has recently expanded its inpatient programs and is developing new outpatient therapy units. Currently, 31% of Care's facilities have outpatient therapy units. Care's specialized clinical units address hospice care, AIDS, wound care, pulmonary and respiratory, ventilator units, Alzheimers units and others currently in development. Care's infusion therapy programs have shown substantial growth in 1993. Increased revenue from these programs comes primarily through the Medicare program and managed care providers.

     Competition from home health agencies has been partially offset by the continued development of Care's home health operations and the recognition that Care's facilities can operate in conjunction with the home health agencies in their local communities.

PROPERTIES


     As of February 28, 1994, Care operated and managed 52 nursing and rehabilitation, developmentally disabled and retirement centers in California, Ohio, West Virginia and New Mexico, and home health agencies in 14 locations in California and Ohio through its subsidiary, Care Home Health Services, Inc.



     Long-Term Care. The following table sets forth information regarding the facilities centers owned or leased by Care as of February 28, 1994:



                                               FACILITIES(1)                      BEDS(1)
                                        ----------------------------     -------------------------
                                        OWNED(2)    LEASED    TOTAL      OWNED    LEASED    TOTAL
                                        ---------   -------   ------     ------   -------   ------
        California....................       7         31       38         539     2,938     3,477
        Ohio..........................       4       --          4         400      --         400
        New Mexico....................    --            3        3        --         360       360
        West Virginia.................       5          1        6         554        65       619
                                            --         --       --
                                                                         ------   -------   ------
                                            16         35       51       1,493     3,363     4,856
                                            --         --       --
                                            --         --       --
                                                                         ------   -------   ------
                                                                         ------   -------   ------


- ---------------

(1) Data excludes a 248 bed facility which is being managed by Care under a management agreement.

(2) All of the facilities owned by Care are encumbered by deeds of trust or mortgages.

     Home Health. Care's subsidiary, Care Home Health Services, Inc., leases facilities aggregating 22,000 square feet for its 14 home health locations.

     Corporate Offices and General Lease Information. At December 31, 1992, Care leased a 34,000 square foot facility for its corporate offices in Tustin, California and 7,400 square feet at two regional offices in Suisun, California and Worthington, Ohio. Substantially all of the leases for its operating units require Care to pay all taxes, insurance and maintenance costs. The leases expire at various dates (inclusive of renewal periods) to October 2011. Care has options to purchase five of the leased facilities. As of January 1, 1994, the lease for Care's corporate offices was amended to cover a total of 52,000 square feet.

EMPLOYEES


     At February 28, 1994, Care had approximately 5,900 full-time and part-time employees, of whom approximately 4,800 were employed at Care's nursing and rehabilitation facilities, approximately 900 at its home health agencies, approximately 150 at its administrative, regional executive offices. Approximately 1,100 of the employees were covered by collective bargaining agreements. Care believes that its relations with its employees in general and the eight collective bargaining units remain very good.


TAX AUDITS

     An Internal Revenue Service audit of the Care federal income tax returns for the years 1987 through 1990 and the Care federal payroll tax returns for the year 1990 is presently pending, which raises issues concerning the amount of the net operating loss claimed by Care and certain other issues. Although it is not possible to predict with certainty the outcome of the audit, in the opinion of Care management, adequate provision for the audit has been made and the audit is not expected to have a material adverse effect on Care's financial position.

INSURANCE

     Care maintains general and professional liability insurance for its operations, subject to a self-insured retention, in amounts which it believes to be adequate. Property insurance is maintained to protect against all perils, including earthquake and flood, subject to deductibles. For workers' compensation, Care is self-insured in California and Ohio and purchases insurance for this risk in West Virginia and New Mexico. The cost of insurance is based on market conditions, claims history and number and type of company operations. As these factors vary, the cost of insurance can vary. To secure its obligations to pay benefits under its self-insured workers' compensation programs, Care has caused various surety bonds and letters of credit to be issued.

LEGAL PROCEEDINGS

     Care is subject to various claims and lawsuits which arise in the normal course of business. In the opinion of management, adequate provision has been made and such claims or actions are not expected to have a material affect on Care's financial position.

RECENT FINANCING


     On December 30, 1993, Care entered into a note agreement with a number of institutional purchasers pursuant to which it issued $30,000,000 of its 8.10% Senior Secured Notes due December 15, 2000. The Notes have an average maturity of five years and provide for semi-annual interest payments commencing January 15, 1994. Principal payments of $6,000,000 are due annually commencing January 15, 1997. The Notes are secured by mortgages on 11 of Care's facilities. Six of the facilities are located in California, two in West Virginia and three in Ohio. Proceeds from the financing were used to retire approximately $18,900,000 of existing indebtedness and to pay $2,400,000 of certain other costs and expenses. Net proceeds from the financing totaled approximately $8,700,000, which, in conjunction with the repayment terms on the Notes, substantially reduce Care's working capital deficit.



     On or about March 3, 1994, Care entered into an $8,000,000 letter of credit facility with the Bank of America secured by Care's accounts and notes receivable and the shares of its subsidiary that is a partner in the pharmacy partnership. These letters of credit are used by Care in connection with its self-insured workers' compensation programs in California and Ohio.


                 RESTATED REGENCY CERTIFICATE OF INCORPORATION
                          AND RESTATED REGENCY BYLAWS

     The following is a summary of the Restated Regency Certificate and the Restated Regency Bylaws as each such document will read at the Effective Time. Pursuant to the Plan of Merger, at the Effective Time, the Restated Certificate of Incorporation of Care (the "Care Certificate") and the Bylaws of Care (the "Care Bylaws") will be amended and restated to read substantially as the Restated Regency Certificate and the Restated Regency Bylaws. The following summary is qualified in its entirety by reference to the complete text of the form of Restated Regency Certificate, which is included as Annex B to this Proxy Statement/Prospectus, and the form of Restated Regency Bylaws, which is included as Exhibit C to this Proxy Statement/Prospectus.

     Authorized Stock. The Restated Regency Certificate provides that Regency is authorized to issue 35,000,000 shares of Regency Common Stock. See "DESCRIPTION OF REGENCY SECURITIES."

     Classified Board. The Restated Regency Certificate provides for the Board of Directors of Regency to be divided into three classes, each class to serve (after an interim period) for staggered three-year terms (the "Classified Board Provision"). Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Members of all three classes will be elected by the current directors of Regency immediately prior to the Effective Time. See "MANAGEMENT OF

REGENCY FOLLOWING THE MERGER -- Board of Directors of Regency." After the first annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

     The Board of Directors of Regency believes that a classified board of directors, which increases the likelihood of continuity and stability in the composition of Regency's Board of Directors, will in turn help to assure the continuity and stability of the business strategies and policies of Regency as determined by the Board of Directors and thus enhance the policies formulated by the Board.

     The Classified Board Provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Regency, even though such an attempt might be beneficial to Regency and its stockholders. In addition, the Classified Board Provision could delay stockholders who do not like the policies of the Board of Directors from removing a majority of the Board for two years unless such stockholders can show cause and obtain the requisite vote. See "-- Number of Directors; Removal; Filling Vacancies."

     Special Meetings of Stockholders. The Restated Regency Certificate prohibits the taking of stockholder action by written consent without a meeting. The Restated Regency Certificate provides that special meetings of stockholders of Regency may be called only by the Chairman of the Board, the President or by a majority of the then-authorized number of directors of Regency. This provision will make it more difficult for stockholders to take action that is opposed by the Board of Directors.

     Committees. The Restated Regency Bylaws provide that until at least the close of the annual meeting of stockholders in 1997 the standing committees of the Board of Directors of Regency will include an Executive Committee, a Human Resources Committee and an Audit Committee. The standing committees will consist of the persons designated to serve on each such committee in the Plan of Merger, and no person shall be appointed to replace a member of any such committee without, in each case, the concurrence of, in the case of replacing a Regency Designee, a majority of the remaining Regency Designees or their successors and, in the case of replacing a Care Designee, a majority of the remaining Care Designees or their successors. See "MANAGEMENT OF REGENCY FOLLOWING THE
MERGER -- Committees of the Board of Directors."

     Officers. The Restated Regency Bylaws provide that the officers of Regency shall be a Chairman of the Board, a President, a Secretary, a Chief Financial Officer and any other officers appointed in accordance with the Restated Regency Bylaws. Until at least the annual meeting of stockholders in 1997, the Chairman of the Board, subject to his rights under his New Employment Agreement, may be removed, with or without cause, and a vacancy in the office of Chairman of the Board may be filled, only by the vote of 75% of the then-authorized number of directors or, if the existing number of directors is less than 75% of the then-authorized number of directors, by a unanimous vote of the Board of Directors. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Executive Officers" and "THE MERGER -- Interests of Certain Persons in the Merger."

     Indemnification of Directors and Officers. The Restated Regency Certificate provides that a director will not be personally liable to Regency or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to Regency or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL (relating to certain unlawful dividends, stock repurchases or stock redemptions) or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Restated Regency Certificate is to eliminate the rights of Regency and its stockholders (through stockholders' derivative suits on behalf of Regency) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of Regency or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     The Restated Regency Certificate and the Restated Regency Bylaws provide that Regency shall indemnify each existing and former director and officer, employee and agent to the fullest extent provided by the laws of the State of Delaware.

     Number of Directors; Removal; Filling Vacancies. The Restated Regency Certificate provides that the Board of Directors will consist of eight members. Further, the Restated Regency Certificate authorizes only the Board of Directors then in office to fill newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the Board of Directors by enlarging the Board of Directors and filling the new directorships with its own nominees. The Restated Regency Certificate contains no provision with respect to removal of directors, and, thus, removal of directors is governed by Section 141 of the DGCL. Under Delaware law, a director of a corporation with a classified board, such as Regency, may be removed only for cause. This provision, when coupled with the provision authorizing only the Board of Directors to fill vacant directorships, will preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

     Amendment to Restated Regency Bylaw Provisions. The Restated Regency Bylaws may be adopted, amended or repealed either by (a) stockholders by the vote of two-thirds of the outstanding shares of Regency Common Stock entitled to vote or (b) the Board of Directors, provided that, the approval of 75% of the then-authorized number of directors is required to amend provisions of the Restated Regency Bylaws relating to (i) the number of directors, (ii) the Classified Board Provision, (iii) the filling of vacancies on the Board of Directors, (iv) the Executive, Human Resources and Audit Committees of the Board of Directors and (v) the removal and resignation of officers and filling of vacancies in office.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                              OF REGENCY AND CARE

     Upon consummation of the Merger, the stockholders of Care will become stockholders of Regency and their rights will cease to be defined and governed by the Care Certificate and the Care Bylaws and will be defined and governed by the Restated Regency Certificate and the Restated Regency Bylaws. In addition, upon consummation of the Merger, the Regency Certificate and the Regency Bylaws will be amended and restated as described herein. See "RESTATED REGENCY CERTIFICATE OF INCORPORATION AND RESTATED REGENCY BYLAWS." Certain provisions of the Restated Regency Certificate and the Restated Regency Bylaws alter the rights of stockholders from those that Regency or Care stockholders presently have and also alter certain powers of management. Certain of these provisions are summarized below. This summary is qualified in its entirety by reference to the form of Restated Regency Certificate (which is included as Annex B to this Proxy Statement/Prospectus), the form of Restated Regency Bylaws (which are included as Annex C to this Proxy Statement/Prospectus), the Care Certificate and Certificate of Amendment thereto (which were filed with the Commission as Exhibits 3.2 and 3.4, respectively to Care's Annual Report on Form 10-K for the year ended December 31, 1990), the Care Bylaws (which were filed with the Commission as Exhibit 3.3 to Care's Annual Report on Form 10-K for the year ended December 31, 1990), the Regency Certificate (which was filed as Exhibit
3.1 to Regency's Registration Statement on Form S-1 (No. 33-45591)) and the Regency Bylaws (which were filed as Exhibit 3.2 to Regency's Registration Statement on Form S-1 (No. 33-45591)).

CAPITAL STOCK

     The authorized capital stock of Care currently consists of 25,000,000 shares of Care Common Stock and 1,000,000 shares of preferred stock. The Restated Regency Certificate will authorize Regency to issue 35,000,000 shares of Regency Common Stock and no shares of preferred stock. Whereas the Care Certificate granted the authority to the Care Board to provide for issuances of preferred stock and to establish the rights, preferences and limitations with respect thereto, as no such authorization has been granted by the Restated Regency Certificate, no such authorization has been granted to the Regency Board, nor can such authorization be so granted without an amendment to the Restated Regency Certificate.

BOARD OF DIRECTORS

     The Regency Certificate provides for the number of directors of Regency to be specified in the Regency Bylaws. The Regency Bylaws set the current size of the Board of Directors of Regency at not less than five nor more than nine, the exact number of which has been fixed at six. The Regency Certificate also provides for the directors of Regency to be classified into three classes, as nearly equal in number as possible. Each Regency director is elected for a three-year term.

     The Care Certificate is silent with respect to the number of directors. The Care By-Laws provide for an authorized number of directors of seven.

     The Restated Regency Bylaws provide that Regency's Board of Directors will consist of eight directors. This number may be changed only by (i) the vote of holders of not less than two-thirds of the outstanding shares of Regency Common Stock entitled to vote or (ii) approval of 75% of the then-authorized number of directors. The Regency Board will be divided into three classes, with each of Class I and Class II consisting of three directors and Class III consisting of two directors. Each director of Regency will be elected for a three-year term. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Board of Directors of Regency." A classified board makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a company a lengthier and more difficult process.

VOTING POWER


     Upon consummation of the Merger, based upon the capitalization of Regency and Care on March 3, 1994, the current holders of securities of Regency and Care will hold approximately 42.1% and 57.9%, respectively, of Regency's voting power (or 54.0% and 46.0%, respectively, on a fully diluted basis). Following the Merger neither holders of Regency Common Stock nor Care Common Stock will possess the same relative voting power in matters put to a vote of holders of voting stock of Regency as they possessed prior to the Merger. See "OWNERSHIP OF REGENCY SECURITIES AFTER THE EFFECTIVE TIME."


STOCKHOLDER CONSENT

     The Care Certificate is silent with respect to actions that may be taken by stockholders without a meeting. The DGCL provides that stockholders may take any action without a meeting by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any action by less than unanimous consent must be given to stockholders who did not consent to such action.

     Both the Regency Certificate and the Restated Regency Certificate provide that no action to be taken or that may be taken at any annual or special meeting of stockholders of Regency may be taken without a meeting, and deny the power of stockholders to consent in writing, without a meeting, to the taking of any action.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     Section 203 of the DGCL ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers of the corporation or a subsidiary with or caused by the interested stockholder; sales or other dispositions to the interested shareholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     A Delaware corporation may elect not to be governed by Section 203 by a provision of its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors. The Care Certificate provides that Care is not subject to Section 203.

     Neither the Regency Certificate nor the Restated Regency Certificate contains a provision with respect to of Section 203. Therefore, Regency will be governed by the provisions of Section 203. Regency believes Section 203 will encourage any potential acquiror to negotiate with Regency's Board of Directors.
Section 203 may have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Regency in which all stockholders would not be treated equally. Section 203 may also discourage certain potential acquirors unwilling to comply with its provisions.

AMENDMENT OF BYLAWS

     The Regency Bylaws may be adopted, amended or repealed either by (a) stockholders by the vote of two-thirds of the outstanding shares of Regency Common Stock entitled to vote or (b) the Board of Directors.

     The Care By-Laws may be adopted, amended or repealed either by (i) stockholders by the vote of a majority of the outstanding shares of Care Common Stock entitled to vote, or (ii) the vote of a majority of the Board of Directors.

     The Restated Regency Bylaws may be adopted, amended or repealed either by
(a) stockholders by the vote of two-thirds of the outstanding shares of Regency Common Stock entitled to vote or (b) the Board of Directors, provided that the approval of 75% of the then-authorized number of directors is required to amend provisions of the Restated Regency Bylaws relating to (i) the number of directors, (ii) the Classified Board Provision, (iii) the filling of vacancies on the Board of Directors, (iv) the Executive, Human Resources and Audit Committees of the Board of Directors and (v) the removal and resignation of officers and filling of vacancies in office. These provisions will make it more difficult for Regency's Board of Directors to make changes in the Restated Regency Bylaws. See "RESTATED REGENCY CERTIFICATE OF INCORPORATION AND RESTATED REGENCY BYLAWS."

                       DESCRIPTION OF REGENCY SECURITIES

COMMON STOCK

     General. The authorized capital stock of Regency will consist of 35,000,000 shares of Regency Common Stock, par value of $.01 each. The description of Regency's common stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the form of Restated Regency Certificate and the form of Restated Regency Bylaws attached hereto as Annexes B and C, respectively.

     Voting Rights. The holders of Regency Common Stock will be entitled to one vote per share on all matters to be voted upon by stockholders, including elections of directors. The holders of Regency Common Stock will not be entitled to cumulate votes for the election of directors. Following the Merger, the Board of Directors of Regency will consist of eight members divided into three classes. The directors of a class will hold office for a term of three years. See "MANAGEMENT OF REGENCY FOLLOWING THE MERGER -- Board of Directors of Regency."

     Dividend and Liquidation Rights. The holders of Regency Common Stock will be entitled to receive dividends as and when declared by the Board of Directors of Regency out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the affairs of Regency, the holders of Regency Common Stock will be entitled to share ratably in any assets remaining after payment in full of all liabilities of Regency. Prior to the Effective Time, Regency and Care anticipate entering into an amendment to the Note Agreement with the holders of the Notes issued pursuant thereto, whereby Regency will assume the Notes and agree to be bound by the restrictions contained in the Note Agreement, as modified. See "THE MERGER -- Note Holder Consent." Among such restrictions is a provision limiting the payment of dividends and other restricted payments to no more than 25% of consolidated net income from and after January 1, 1994, on a cumulative basis.

     No Other Rights. The holders of Regency Common Stock will not have preemptive rights with respect to the issuance of additional shares of capital stock by Regency. The Regency Common Stock does not contain any redemption provisions or conversion rights.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The Restated Regency Certificate and the Restated Regency Bylaws will contain certain provisions that may delay or deter a change in control of Regency. Such provisions will, among other things, (i) require a classified Board of Directors, with each class containing as nearly as possible one-third of the whole number of members of the Board and the members of each class serving for three-year terms, (ii) deny the power of stockholders to consent in writing, without a meeting, to the taking of any action and (iii) require stockholder approval of certain business combinations. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF REGENCY AND CARE."

             OWNERSHIP OF REGENCY SECURITIES AT THE EFFECTIVE TIME

     At and after the Effective Time, by reason of conversion of Care Common Stock into Regency Common Stock, the equity ownership of Regency will be shared by the persons who were holders of Regency Common Stock and Care Common Stock immediately prior to the Effective Time. Accordingly, the equity interest that each holder of Regency Common Stock or Care Common Stock holds in Regency or Care, as the case may be, immediately prior to the Effective Time, will be converted into a smaller percentage ownership interest in a larger company.

     Stock Ownership of Regency at the Effective Time. Following consummation of the Merger, the holders of Regency Common Stock and Care Common Stock will hold the following percentages of Regency Common Stock at the Effective Time:

                                                                 PERCENT OF REGENCY COMMON
                                                                  STOCK AT THE EFFECTIVE
                                                                           TIME
                                                                 -------------------------
                                                                    AS             AS
                                                                 ISSUED(1)     ADJUSTED(2)
                                                                 ---------     -----------
        Holders of Regency Common Stock........................    42.1%          54.0%
        Holders of Care Common Stock...........................    57.9%          46.0%

- ---------------

(1) Assumes no conversion of convertible securities of Regency and no exercise of any options for Regency Common Stock or Care Common Stock.


(2) Assumes the conversion of all convertible securities of Regency and the exercise of all options for Regency Common Stock which may be purchased upon exercise of options vested as of March 3, 1994 or vesting within 60 days after March 3, 1994.

     Management of Regency at the Effective Time. The following table sets forth the number of shares of Regency Common Stock expected to be beneficially owned by the directors and executive officers of Regency as a group at the Effective Time (assuming no transactions in shares of Regency Common Stock or Care Common Stock between March 3, 1994 and the Effective Time).



                                                                     REGENCY COMMON STOCK
                                                                    AT THE EFFECTIVE TIME
                                                                   ------------------------
                                                                      SHARES
                                                                   BENEFICIALLY
                                                                     OWNED(1)       PERCENT
                                                                   ------------     -------
        Directors and Executive Officers as a Group
             (14 persons)........................................     1,844,286      11.2%(2)


- ---------------


(1) Includes 279,347 shares of Regency Common Stock that could be purchased after the Effective Time upon exercise of currently exercisable stock options of each company or options of each company exercisable within 60 days of March 3, 1994. Does not include SARs.



(2) Based on 16,229,746 shares of Regency Common Stock that will be outstanding after the Effective Time and 279,347 shares of Regency Common Stock that could be purchased after the Effective Time upon exercise of currently exercisable stock options of each company or options of each company exercisable within 60 days of March 3, 1994.

                    CURRENT OWNERSHIP OF REGENCY SECURITIES


     The following table sets forth certain information, as of March 3, 1994, with respect to beneficial ownership of shares of Regency Common Stock by any person who is known by Regency to be the beneficial owner of more than 5% of Regency Common Stock, by directors individually and by directors and executive officers of Regency as a group, including the shares of Regency Common Stock expected to be beneficially owned by each such person at the Effective Time. The information presented is based upon information furnished to Regency by such beneficial owners. Except as otherwise indicated, to the knowledge of Regency, all persons listed below have sole voting and investment power with respect to their shares of Regency Common Stock, except to the extent that authority is shared by spouses under applicable law.



                                                          REGENCY COMMON STOCK          REGENCY COMMON STOCK
                                                     ------------------------------       AT THE EFFECTIVE
                                                     AMOUNT AND NATURE                          TIME
                  NAME AND ADDRESS OF                  OF BENEFICIAL       PERCENT      --------------------
                   BENEFICIAL OWNER                    OWNERSHIP(1)        OF CLASS          PERCENT(2)
    -----------------------------------------------  -----------------     --------     --------------------
    Gregory S. Anderson(3).........................     903,659 shares       13.2%               5.6%
    400 East Van Buren St., Suite 650
    Phoenix, AZ 85004
    El Dorado Investment Company(4)................     877,611 shares       12.9%               5.4%
    400 East Van Buren St., Suite 650
    Phoenix, AZ 85004



    Carol Mays(5)..................................     732,545 shares       10.5%               4.5%
    3636 Birch Street, Suite 195
    Newport Beach, CA 92660
    Cecil Mays(6)..................................     732,545 shares       10.5%               4.5%
    3636 Birch Street, Suite 195
    Newport Beach, CA 92660
    Brinson Partners...............................     577,600 shares        8.5%               3.6%
    209 South LaSalle
    Chicago, IL 60604
    Kenneth B. Plumlee.............................       6,000 shares        *               *
    11020 White Rock Road
    Rancho Cordova, CA 95670
    Tony Astorga...................................       6,000 shares        *               *
    2444 West Las Palmaritas
    Phoenix, AZ 85021
    All executive officers and directors as a         1,735,558 shares       24.5%              10.5%
      group........................................
    (11 persons)(7)


- ---------------

  * Less than 1%.


(1) Regency Common Stock consists of 6,828,606 shares issued and outstanding as of March 3, 1994. Includes the beneficial ownership of shares that the person has a right to acquire within 60 days of March 3, 1994. The information includes shares subject to options granted under the Stock Option Plan.



(2) Regency Common Stock will consist of 16,229,746 shares as of the Effective Date. Assumes no transactions in shares of Regency Common Stock or Care Common Stock between March 3, 1994 and the Effective Time. The number of shares of Regency Common Stock beneficially owned at the Effective Time will equal the number of shares of Regency Common Stock indicated above.


(3) Includes options for the purchase of 26,048 shares of Regency Common Stock. Also includes 747,095 shares of Regency Common Stock owned of record by El Dorado Investment Company and 130,516 shares of Regency Common Stock owned of record by Sundance Capital Corporation, which shares Mr. Anderson may be deemed to beneficially own by virtue of his being the Managing Director of El Dorado Investment Company and Vice President of Sundance Capital Corporation. Sundance Capital Corporation is a subsidiary of El Dorado Investment Company, which is wholly owned by Pinnacle West Capital Corporation.

(4) Includes 130,516 shares of Regency Common Stock owned of record by Sundance Capital Corporation, a subsidiary of El Dorado Investment Company. El Dorado Investment Company is wholly owned by Pinnacle West Capital Corporation.

(5) Includes options for the purchase of 67,921 shares of Regency Common Stock owned of record by Carol Mays and options to purchase 67,921 shares of Regency Common Stock owned by Cecil Mays.

(6) Includes options for the purchase of 67,921 shares of Regency Common Stock owned of record by Cecil Mays and options for the purchase of 67,921 shares of Regency Common Stock owned by Carol Mays. Also includes 596,703 shares of Regency Common Stock owned of record by Cecil Mays.


(7) Includes beneficial ownership of Regency Common Stock as follows: Cecil and Carol Mays, 596,703 shares and Gregory S. Anderson, 877,611 shares by virtue of his being the General Manager of El Dorado and Vice President of Sundance Capital Corporation. Also includes stock options held by the following directors and executive officers of Regency for the purchase of the following number of shares of Regency Common Stock: Cecil Mays, 67,921 shares; Carol Mays, 67,921 shares; Gregory S. Anderson, 26,048 shares; Tim
    J. Paulsen, 15,100 shares; T. Craig Nordstrom, 27,600 shares; James R. Wodach, 30,948 shares; Eileen J. Erickson, 11,524 shares; Michael E. Lesnick, 2,182 shares; Tony Astorga, 6,000 shares; and Kenneth B. Plumlee, 6,000 shares.

                      CURRENT OWNERSHIP OF CARE SECURITIES


     The following table sets forth certain information, as of March 3, 1994, with respect to all those known by Care to be the beneficial owners of more than 5% of the outstanding Care Common Stock, each director who owns shares of Care Common Stock, and all directors and executive officers of Care as a group, including the shares of Regency Common Stock expected to be beneficially owned by each such person at the Effective Time. Except as otherwise indicated, the address of each individual director is in care of Care at 2742 Dow Avenue, Tustin, California 92680.



                                                                                      REGENCY COMMON STOCK
                                               CARE COMMON STOCK                     AT THE EFFECTIVE TIME
                                    ---------------------------------------   ------------------------------------
       NAME AND ADDRESS OF           AMOUNT AND NATURE OF       PERCENT OF    SHARES BENEFICIALLY
         BENEFICIAL OWNER            BENEFICIAL OWNERSHIP        CLASS(1)          OWNED(2)            PERCENT(3)
- ----------------------------------  ----------------------     ------------   -------------------     ------------
The Smith Group(4)................     4,700,554 shares            35.5%           3,337,394              20.6%
767 Third Avenue
New York, NY 10017
The Foothill Group(5).............     1,607,952 shares            12.1%           1,141,652               7.0%
11111 Santa Monica Blvd.
Suite 1500 Los Angeles, CA 90025
General Electric Capital
  Corporation.....................       691,364 shares             5.2%             490,868               3.0%
260 Long Ridge Road
Stamford, CT 06927
Directors:
John W. Adams(6)..................        64,175 shares            *                  45,564              *
Corley R. Barnes..................        15,317 shares            *                  10,875              *
Laraine K. Beck...................           100 shares            *                      71              *
Robert G. Coo(7)..................        25,633 shares            *                  18,199              *
Richard K. Matros(8)..............        31,356 shares            *                  22,262              *
John F. Nickoll(9)................        37,731 shares            *                  26,789              *
Arthur J. Pasmas..................             0 shares            *                       0              *
All executive officers and
  directors as a group (11
  persons)(6)(9)(10)..............       217,390 shares             1.6%             154,346              *


- ---------------

  *  less than 1%.


 (1) Care Common Stock consists of 13,241,043 shares issued and outstanding as of March 3, 1994.



 (2) Assumes no transactions in shares of Regency Common Stock or Care Common Stock between March 3, 1994 and the Effective Time. Reflects the Exchange Ratio of 0.71 of a share of Regency Common Stock for each share of Care Common Stock.



 (3) Regency Common Stock will consist of 16,229,746 shares as of the Effective Time.


 (4) According to reports filed with the Commission and Care records, the aggregate number of shares reported for The Smith Group is beneficially owned by a group comprised of SOLVation Inc., d/b/a/ Smith Management Company, Randall D. Smith, Gary M. Smith, Energy Management Corporation, Woodstead Associates, L.P., The Durian Trust and SEGA Associates, L.P.


 (5) According to the most recent reports filed with the Commission and Care records, the aggregate number of shares reported for The Foothill Group was 3,161,729 and includes shares beneficially owned by The Foothill Group, Inc., a Delaware corporation, The Foothill Fund, a California limited partnership, Foothill Capital Corporation, a California corporation, Foothill Partners L.P., a Delaware Limited Partnership, as well as 35,803 shares owned directly by John F. Nickoll. On March 3, 1994, The Foothill Fund distributed 1,663,857 shares of Care Common Stock in connection with the liquidation of the partnership following the expiration of the partnership term. Of such amount, 1,928 shares were distributed to John F. Nickoll and 108,161 shares were distributed to The Foothill Group.


 (6) Mr. Adams is the sole general partner of SEGA Associates, L.P. and accordingly has voting control and beneficial ownership of 64,175 shares of Care Common Stock held by SEGA Associates, L.P. Mr. Adams is also the President of Smith Management Company and indirectly owns 4.2% of Smith Management Company.

 (7) Mr. Coo is the brother-in-law of John W. Adams.


 (8) Includes 31,250 shares that could be purchased within 60 days of March 3, 1994 upon exercise of stock options. Does not included SARs.



 (9) John F. Nickoll is the President, Co-Chief Executive Officer and a director of The Foothill Group, Inc.



(10) Includes 64,500 shares that could be purchased within 60 days of March 3, 1994 upon exercise of stock options, including 31, 250 shares that could be purchased by Mr. Matros, and 22,000 shares that could be purchased by Mr. Massimino. Does not include SARs.

                                    LEGAL MATTERS

     The validity of the Regency Common Stock to be issued in connection with the Merger will be passed upon by Skadden, Arps, Slate, Meagher & Flom.

                                    EXPERTS

     The consolidated financial statements as of June 30, 1993 and 1992 and for each of the three years in the period ended June 30, 1993 and the related financial statement schedules included in this Proxy Statement/Prospectus and the Registration Statement from Regency's Annual Report on Form 10-K for the year ended June 30, 1993 have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report which is included herein in reliance upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements as of December 31, 1992 and 1991 and for each of the two years in the period ended December 31, 1992 (post-reorganization) and for the year ended December 31, 1990 (pre-reorganization) and the related financial statement schedules included in this Proxy Statement/Prospectus and the Registration Statement from Care's Annual Report on Form 10-K for the year ended December 31, 1992 have been audited by Ernst & Young, independent auditors, as stated in their report which is included herein. Such financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     It is expected that representatives of Arthur Andersen & Co. will be present at the Regency Special Meeting to respond to appropriate questions of stockholders and to make a statement if they desire. It is expected that representatives of Ernst & Young will be present at the Care Special Meeting to respond to appropriate questions of stockholders and to make a statement if they desire.


         STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 1994 ANNUAL MEETING



     A stockholder desiring to submit a proposal for inclusion in Regency's Proxy Statement for the 1994 Annual Meeting must deliver the proposal so that it is received by Regency no later than June 27, 1994. Regency requests that all such proposals be addressed to Brad L. Kerby, Senior Vice President, General Counsel and Secretary, Regency Health Services, Inc., 3636 Birch Street, Suite 195, Newport Beach, California 92660, and mailed by certified mail, return receipt requested. In addition, Regency's Bylaws require that notice of stockholder nominations for directors and related information be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the 1994 Annual Meeting.


    By Order of the Board of Directors of       By Order of the Board of Directors of
      Regency Health Services, Inc.             Care Enterprises, Inc.
           (SIG)                                (SIG)
    Cecil Mays                                  John W. Adams
    Chairman of the Board of Directors,         Chairman of the Board of Directors
      Chief Executive Officer and President

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                                                                                     PAGE
                                                                                  REFERENCE
                                                                                 ------------
Financial Statements and Supplementary Data....................................  Regency F-1
Report of Independent Public Accountants.......................................  Regency F-2
Consolidated Balance Sheets....................................................  Regency F-3
Consolidated Statements of Income..............................................  Regency F-5
Consolidated Statements of Stockholders' Equity................................  Regency F-6
Consolidated Statements of Cash Flows..........................................  Regency F-7
Notes to Consolidated Financial Statements.....................................  Regency F-9


                                   Regency F-1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Regency Health Services, Inc.:

     We have audited the accompanying consolidated balance sheets of REGENCY HEALTH SERVICES, INC. (a Delaware corporation) as of June 30, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regency Health Services, Inc. as of June 30, 1993 and 1992, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1993, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN & CO.


Orange County, California
September 1, 1993

                                   Regency F-2

                         REGENCY HEALTH SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                       JUNE 30,       JUNE 30,     DECEMBER 31,
                                                         1992           1993           1993
                                                     -----------    ------------    ------------
                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents......................... $ 3,801,997   $  40,429,246    $ 21,325,144
  Accounts receivable, net of allowances of $370,000
     at June 30, 1992, $520,000 at June 30, 1993 and
     $1,337,000 at December 31, 1993................  10,635,980      17,446,204      27,791,632
  Note receivable...................................          --              --       2,300,000
  Stock subscriptions receivable....................  14,256,129              --              --
  Other current assets..............................   1,503,326       2,281,782       2,957,952
                                                     -----------    ------------    ------------
          Total current assets......................  30,197,432      60,157,232      54,374,728
                                                     -----------    ------------    ------------
PROPERTY AND EQUIPMENT:
  Land..............................................  11,243,924      11,243,924      15,403,658
  Buildings and improvements........................  17,296,846      20,133,478      36,660,880
  Leasehold interests -- other......................   6,481,973       7,131,958       7,423,333
  Leasehold interests -- related party..............   2,075,000       2,075,000       2,075,000
  Equipment.........................................   3,609,804       4,658,932       6,254,888
                                                     -----------    ------------    ------------
                                                      40,707,547      45,243,292      67,817,759
  Less -- accumulated depreciation and
     amortization...................................  (5,578,787)     (7,335,155)     (8,355,113)
                                                     -----------    ------------    ------------
                                                      35,128,760      37,908,137      59,462,646
                                                     -----------    ------------    ------------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of
     $20,000 at June 30, 1992, $80,000 at June 30,
     1993 and $108,000 at December 31, 1993.........     866,409       1,113,081       1,089,958
  Insurance refundable..............................     646,000         646,000         546,000
  Other assets, net of accumulated amortization of
     $814,000 at June 30, 1992, $938,000 at June 30,
     1993 and $274,000 at December 31, 1993.........   1,428,474       4,385,151       5,964,323
  Deferred income taxes.............................     316,500         172,500         172,500
  Patient trust accounts............................     221,624         306,697         330,285
                                                     -----------    ------------    ------------
                                                       3,479,007       6,623,429       8,103,066
                                                     -----------    ------------    ------------
                                                     $68,805,199    $104,688,798    $121,940,440
                                                     -----------    ------------    ------------
                                                     -----------    ------------    ------------


 The accompanying notes are an integral part of these consolidated statements.

                                   Regency F-3

                         REGENCY HEALTH SERVICES, INC.

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                       JUNE 30,      JUNE 30,     DECEMBER 31,
                                                         1992          1993          1993
                                                     -----------   ------------   ------------
                                                                                   (UNAUDITED)
CURRENT LIABILITIES:
  Current portion of long-term debt................. $12,313,000   $    222,000   $    209,000
  Accounts payable..................................   5,307,358      3,696,295      6,128,086
  Accrued expenses..................................   1,306,430        511,192        624,819
  Accrued compensation..............................   2,966,172      3,271,207      5,030,037
  Accrued income taxes..............................          --             --      1,016,970
  Deferred revenue..................................   1,801,117      1,546,129      1,937,925
  Accrued interest..................................     141,249        937,819      1,689,583
                                                     -----------   ------------   ------------
          Total current liabilities.................  23,835,326     10,184,642     16,636,420
                                                     -----------   ------------   ------------

  Long-term debt, net of current portion............  13,091,932     55,449,614     62,383,681
  Deferred rent.....................................   1,044,454      1,066,415      1,047,974
  Patient trust liability...........................     221,624        306,697        330,285
                                                     -----------   ------------   ------------

                                                      38,193,336     67,007,368     80,398,360
                                                     -----------   ------------   ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY: Common stock,
  $.01 par value; authorized -- 35,000,000 shares;
  6,445,976 shares issued, 4,087,642 shares
  outstanding and 2,358,334 shares subscribed
  at June 30, 1992;
  6,820,870 shares issued and
  outstanding at June 30, 1993; 6,824,557 shares
  issued and outstanding at December 31,
  1993..............................................      64,460         68,209         68,246
     Additional paid-in capital.....................  31,279,552     32,900,687     32,921,836
     Retained earnings (deficit)....................    (732,149)     4,712,534      8,551,998
                                                     -----------   ------------   ------------
          Total stockholders' equity................  30,611,863     37,681,430     41,542,080
                                                     -----------   ------------   ------------
                                                     $68,805,199   $104,688,798   $121,940,440
                                                     -----------   ------------   ------------
                                                     -----------   ------------   ------------


 The accompanying notes are an integral part of these consolidated statements.

                                   Regency F-4

                         REGENCY HEALTH SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                                            SIX MONTHS ENDED
                                                       YEAR ENDED JUNE 30,                    DECEMBER 31,
                                            ----------------------------------------    ------------------------
                                                1991          1992          1993           1992          1993
                                            -----------   -----------   ------------   -----------   -----------
                                                                                               (UNAUDITED)

NET OPERATING REVENUE...................... $56,787,816   $81,447,195   $115,377,612   $54,550,314   $79,518,545
                                            -----------   -----------   ------------   -----------   -----------
COSTS AND EXPENSES:
  Nursing services.........................  17,657,086    23,241,068     30,959,264    14,616,235    21,730,602
  Dietary services.........................   4,852,153     6,266,726      8,303,133     3,954,036     5,708,565
  Other patient services...................   8,722,722    11,810,902     15,410,390     7,399,796    11,049,734
  Ancillary services.......................   6,639,138    13,017,980     20,652,242     9,584,733    14,182,533
  Administrative and general...............   9,288,843    13,939,140     20,073,382     9,586,646    12,620,934
  Rent expense and property taxes..........   2,800,821     4,696,813      6,401,630     3,203,278     4,167,753
  Rent expense -- related party............     783,225       798,552        854,388       425,760       415,656
  Depreciation and amortization............   1,386,814     1,535,546      1,984,665       978,886     1,306,899
  Interest expense.........................   3,114,461     2,462,154      1,634,835       502,524     2,014,405
                                            -----------   -----------   ------------   -----------   -----------
         Total costs and expenses..........  55,245,263    77,768,881    106,273,929    50,251,894    73,197,081
                                            -----------   -----------   ------------   -----------   -----------
INCOME FROM OPERATIONS.....................   1,542,553     3,678,314      9,103,683     4,298,420     6,321,464
GAIN ON SALE OF FACILITY...................     311,623            --             --            --            --
                                            -----------   -----------   ------------   -----------   -----------

INCOME BEFORE PROVISION FOR INCOME TAXES
  AND EXTRAORDINARY ITEMS..................   1,854,176     3,678,314      9,103,683     4,298,420     6,321,464
PROVISION FOR INCOME TAXES.................     792,000     1,454,000      3,621,000     1,719,000     2,482,000
                                            -----------   -----------   ------------   -----------   -----------

INCOME BEFORE EXTRAORDINARY ITEMS..........   1,062,176     2,224,314      5,482,683     2,579,420     3,839,464
EXTRAORDINARY ITEMS:
  Utilization of net operating loss
    carryforward...........................     762,000     1,022,000         99,000        99,000            --
  Loss on extinguishment of debt, net of
    applicable income tax of $87,000 and
    $55,000, respectively..................          --            --       (137,000)      (89,000)           --
                                            -----------   -----------   ------------   -----------   -----------
NET INCOME................................. $ 1,824,176   $ 3,246,314   $  5,444,683   $ 2,589,420   $ 3,839,464
                                            -----------   -----------   ------------   -----------   -----------
                                            -----------   -----------   ------------   -----------   -----------
INCOME PER COMMON SHARE --
  PRIMARY:
  Income before extraordinary items........ $      0.39   $      0.62   $       0.81   $      0.38   $      0.56
  Extraordinary items:
    Net operating loss carryforward........        0.24          0.28           0.01          0.01            --
    Loss on extinguishment of debt.........          --            --          (0.02)        (0.01)           --
                                            -----------   -----------   ------------   -----------   -----------
  Net income per share..................... $      0.63   $      0.90   $       0.80   $      0.38   $      0.56
                                            -----------   -----------   ------------   -----------   -----------
                                            -----------   -----------   ------------   -----------   -----------
Weighted average shares of common stock and
  equivalents..............................   3,141,516     3,682,722      6,777,530     6,736,915     6,913,320
                                            -----------   -----------   ------------   -----------   -----------
                                            -----------   -----------   ------------   -----------   -----------
INCOME PER COMMON SHARE -- FULLY DILUTED:
  Income before extraordinary items........ $      0.39   $      0.62   $       0.78   $      0.38   $      0.45
  Extraordinary items:
    Net operating loss carryforward........        0.24          0.28           0.01          0.01            --
    Loss on extinguishment of debt.........          --            --          (0.02)        (0.01)           --
                                            -----------   -----------   ------------   -----------   -----------
  Net income per share..................... $      0.63   $      0.90   $       0.77   $      0.38   $      0.45
                                            -----------   -----------   ------------   -----------   -----------
                                            -----------   -----------   ------------   -----------   -----------
Weighted average shares of common stock and
  equivalents..............................   3,141,516     3,682,722      7,787,631     6,736,915    10,953,724
                                            -----------   -----------   ------------   -----------   -----------
                                            -----------   -----------   ------------   -----------   -----------


 The accompanying notes are an integral part of these consolidated statements.

                                   Regency F-5

                         REGENCY HEALTH SERVICES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  (INFORMATION WITH RESPECT TO THE SIX MONTHS
                     ENDED DECEMBER 31, 1993, IS UNAUDITED)



                                         COMMON STOCK        ADDITIONAL     RETAINED
                                      -------------------     PAID-IN       EARNINGS
                                       SHARES     AMOUNT      CAPITAL       (DEFICIT)       TOTAL
                                     ---------    -------   -----------    -----------   -----------
BALANCE, June 30, 1990.............    817,404    $ 8,174   $ 3,804,224    $(5,802,639)  $(1,990,241)
  Net income.......................         --         --            --      1,824,176     1,824,176
                                     ---------    -------   -----------    -----------   -----------
BALANCE, June 30, 1991.............    817,404      8,174     3,804,224     (3,978,463)     (166,065)
  Net income.......................         --         --            --      3,246,314     3,246,314
  Conversion of preferred stock....  1,506,684     15,067     8,545,377             --     8,560,444
  Conversion of note payable, net
     of fees.......................    529,510      5,295     1,065,910             --     1,071,205
  Shares issued in connection with
     Hallmark acquisition..........  1,092,378     10,924     4,339,076             --     4,350,000
  Conversion of note payable.......    141,666      1,417       423,583             --       425,000
  Issuance of common stock in
     initial public offering, net
     of fees.......................  2,358,334     23,583    13,101,382             --    13,124,965
                                     ---------    -------   -----------    -----------   -----------
BALANCE, June 30, 1992.............  6,445,976     64,460    31,279,552       (732,149)   30,611,863
  Net income.......................         --         --            --      5,444,683     5,444,683
  Common stock sold pursuant to
     overallotment option, net of
     fees..........................    170,300      1,703     1,027,761             --     1,029,464
  Exercise of warrants, net of
     fees..........................    154,022      1,540       324,878             --       326,418
  Exercise of stock options........     50,572        506       268,496             --       269,002
                                     ---------    -------   -----------    -----------   -----------
BALANCE, June 30, 1993.............  6,820,870     68,209    32,900,687      4,712,534    37,681,430
  Net income.......................         --         --            --      3,839,464     3,839,464
  Exercise of stock options........      3,687         37        21,149             --        21,186
                                     ---------    -------   -----------    -----------   -----------
BALANCE, December 31, 1993.........  6,824,557    $68,246   $32,921,836    $ 8,551,998   $41,542,080
                                     ---------    -------   -----------    -----------   -----------
                                     ---------    -------   -----------    -----------   -----------


 The accompanying notes are an integral part of these consolidated statements.

                                   Regency F-6

                         REGENCY HEALTH SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                SIX MONTHS ENDED
                                                           YEAR ENDED JUNE 30,                     DECEMBER 31,
                                                ---------------------------------------    ---------------------------
                                                   1991          1992          1993            1992          1993
                                               -----------   -----------   ------------    ------------   ------------
                                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................. $ 1,824,176   $ 3,246,314   $  5,444,683    $  2,589,420   $  3,839,464
                                               -----------   -----------   ------------    ------------   ------------
  Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization.............   1,386,814     1,535,546      1,984,665         978,886      1,336,899
    Deferred income taxes.....................          --      (316,500)       144,000              --             --
    Gain on sale of facility..................    (311,623)           --             --              --             --
    Loss on debt extinguishment...............          --            --        137,000          89,000             --
    (Increase) decrease in assets:
      Accounts receivable.....................    (131,572)     (235,123)    (6,810,224)     (4,734,594)    (7,220,120)
      Other current assets....................    (423,776)       (3,941)      (778,456)       (638,307)      (511,586)
      Insurance refundable....................    (750,000)      104,000             --              --        100,000
    Increase (decrease) in liabilities:
      Accounts payable........................     (78,028)      644,029     (1,611,063)     (1,030,148)        58,565
      Accrued expenses and compensation.......    (267,751)     (128,262)      (405,130)       (713,525)     1,583,454
      Accrued interest........................     (73,779)      (76,986)       796,570         (98,970)       751,764
      Deferred revenue........................      71,145       309,195       (254,988)        432,100        391,796
      Deferred rent...........................     123,609       161,316         21,961           8,269        (18,441)
                                               -----------   -----------   ------------    ------------   ------------
         Total adjustments....................    (454,961)    1,993,274     (6,775,665)     (5,707,289)    (3,527,669)
                                               -----------   -----------   ------------    ------------   ------------
         Net cash provided by (used in)
           operating activities...............   1,369,215     5,239,588     (1,330,982)     (3,117,869)       311,795
                                               -----------   -----------   ------------    ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..........    (384,576)   (2,735,858)    (4,535,745)     (1,341,859)    (8,728,226)
  Proceeds from sale of facility..............   1,654,682           --             --               --             --
  Additions (deletions) to other assets.......     (85,816)     (330,654)    (1,453,719)         252,255    (2,107,969)
  Issuance of note receivable.................          --            --             --              --     (2,300,000)
                                               -----------   -----------   ------------    ------------   ------------
         Net cash provided by (used in)
           investing activities...............   1,184,290    (3,066,512)   (5,989,464)      (1,089,604)   (13,136,195)
                                               -----------   -----------   ------------    ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt..................  (2,227,005)   (1,697,577)   (24,438,104)    (15,996,369)    (7,987,791)
  Proceeds from issuance of long-term debt....          --            --      4,704,786       3,803,474      1,273,882
  Proceeds from issuance of debentures........          --            --     47,800,000              --             --
  Proceeds from issuance of common stock......          --            --     14,256,129      14,256,129             --
  Proceeds from overallotment options.........          --            --      1,029,464              --             --
  Proceeds from exercise of options and
    warrants..................................          --            --        595,420       1,408,238         21,186
                                               -----------   -----------   ------------    ------------   ------------
         Net cash provided by (used in)
           financing activities...............  (2,227,005)   (1,697,577)   43,947,695        3,471,472     (6,692,723)
                                               -----------   -----------   ------------    ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................     326,500       475,499     36,627,249       (736,001)    (19,517,123)
CASH AND CASH EQUIVALENTS, acquired in
  acquisition.................................          --     1,271,705             --             --         413,021
CASH AND CASH EQUIVALENTS, beginning of
  period......................................   1,728,293     2,054,793      3,801,997      3,801,997      40,429,246
                                               -----------   -----------   ------------    ------------   ------------
CASH AND CASH EQUIVALENTS, end of period...... $ 2,054,793    $3,801,997   $ 40,429,246    $  3,065,996   $ 21,325,144
                                               -----------   -----------   ------------    ------------   ------------
                                               -----------   -----------   ------------    ------------   ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid during the period for
      interest................................ $ 3,188,000    $2,545,000   $    841,000    $   602,000    $  1,263,000
                                               -----------   -----------   ------------    ------------   ------------
                                               -----------   -----------   ------------    ------------   ------------
    Cash paid during the period for income
      taxes................................... $    18,400   $   360,300   $  3,858,000    $  1,757,000   $  1,450,000
                                               -----------   -----------   ------------    ------------   ------------
                                               -----------   -----------   ------------    ------------   ------------


 The accompanying notes are an integral part of these consolidated statements.

                                   Regency F-7

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
During fiscal 1992:
  (a) Notes payable in the amount of $1,109,294 were converted into 529,510 shares of common stock.
  (b) All of the issued and outstanding preferred stock was converted into 1,506,684 shares of common stock.
  (c) The Company acquired all of the issued and outstanding common stock of
      Hallmark Health Services, Inc. for $4,350,000.
       In conjunction with the acquisition, liabilities were assumed as follows:
          Assets acquired...........................................................  $  9,687,000
          Common stock issued as consideration......................................     4,350,000
                                                                                      ------------
          Liabilities assumed.......................................................  $  5,337,000
                                                                                      ------------
                                                                                      ------------
  (d) A note payable in the amount of $425,000 was converted into 141,666 shares of common stock.
  (e) In June the Company sold 2,358,334 shares of its Common Stock resulting in stock subscriptions receivable of $14,256,129 and a net increase in stockholders' equity of $13,124,965.
During fiscal 1993:
  (a) Commissions and fees of $2,200,000 related to the Convertible Subordinated
      Debentures were capitalized and included in other assets.
During fiscal 1994:
  (a) The Company acquired all of the issued and outstanding stock of Braswell
      Enterprises, Inc. for $6,575,000.
       In connection with the acquisition, liabilities were assumed as follows:
          Assets acquired...........................................................  $ 17,338,000
          Debt issued as consideration..............................................     6,575,000
                                                                                      ------------
          Liabilities assumed.......................................................  $ 10,763,000
                                                                                      ------------
                                                                                      ------------


 The accompanying notes are an integral part of these consolidated statements.

                                   Regency F-8

                         REGENCY HEALTH SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Regency Health Services, Inc., a Delaware corporation (the Company), operates 36 healthcare facilities throughout California that provide skilled nursing care and other healthcare services primarily to elderly patients. Revenues of the Company are derived from the operations of these facilities.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Accounts Receivable

     Accounts receivable are recorded at the net realizable value expected to be received from federal and state assistance programs or from individual patients. Receivables from government agencies represent the only concentrated group of credit risk for the Company. Management does not believe that there are any credit risks associated with these governmental agencies. Contracted and other receivables consist of receivables from various payors, including individuals involved in diverse activities, subject to differing economic conditions and do not represent any concentrated credit risks to the Company. Furthermore, management continually monitors and adjusts its reserves and allowances associated with these receivables.

  Property and Equipment

     Property and equipment are recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line method as follows:

            Buildings and improvements...........................        30 years
            Leasehold interests and improvements.................      Life of leases
            Equipment............................................      3-15 years

  Other Assets

     Organization costs and costs to initiate and implement subacute specialty units are amortized on a straight line basis over 60 months. Costs incurred to obtain long-term financing are amortized over the term of the related obligation. Lease and utility deposits represent advance payments made to lessors and utility companies.

  Net Operating Revenue

     Revenues are derived from the operation of healthcare facilities, which are subject to state regulation. Approximately 64, 66, and 68 percent of revenues were derived from services provided under federal (Medicare) and state medical assistance programs (Medi-Cal) in 1991, 1992, and 1993, respectively. Revenues from these programs are recorded at the prescribed contract rate. Limitations on Medicare and Medi-Cal reimbursement for healthcare services are continually proposed. Changes in applicable laws and regulations could have an adverse effect on the levels of reimbursement from governmental, private, and other sources. These revenues are based, in part, on cost reimbursement principles and are subject to audit. Management believes that no significant adjustments will result from these audits. Cost reports have been filed and audited through June 30, 1991.

                                   Regency F-9

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


     In the recently enacted federal budget deficit reduction bill, various reimbursement rules and regulations were adopted by the federal government which pertain to the Company. The Company has analyzed these and other reimbursement rules and regulations and does not believe they will have a material adverse impact on future operating results.

  Income Taxes

     The Company currently accounts for income taxes under Accounting Principles Board Opinion No. 11. In February 1992, the Financial Accounting Standards Board
(FASB) issued a pronouncement that requires the Company to change its method of accounting for income taxes beginning no later than fiscal 1994. At the date the Company adopts the new accounting rules, it may record the entire catch-up effect in that year or it may retroactively restate prior financial statements. The Company will implement the new pronouncement during the first quarter of 1994. Implementation is not expected to have a material effect on the Company's reported financial position or results of operations.

     In December 1990, the FASB issued statement No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions," which is to be effective for fiscal years beginning after December 15, 1992. The Company does not currently provide any of these benefits; therefore adoption would have no impact.

  Deferred Revenues

     Deferred revenue consists of patient payments received in advance of services rendered.

  Patient Trust Accounts and Patient Trust Liability

     Patient trust accounts are comprised of cash held by the facilities for the benefit of the patients. A patient may deposit money with a facility in a manner similar to that of a savings account. The money may be withdrawn at any time by the patient. The accounts are interest bearing. The financial statements include a patient trust account asset and the corresponding patient trust account liability.

  Statements of Cash Flows

     For financial reporting purposes, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

  Goodwill

     Goodwill recorded in connection with the purchase of Hallmark Health Services, Inc. ("Hallmark"), effective December 31, 1991, will be amortized over 22 years. See Note 2 regarding the Hallmark acquisition.

  Reclassifications

     Certain reclassifications were made to prior year amounts enabling them to conform to the current year presentation.

2. ACQUISITIONS

     In August 1991, the Company entered into an agreement to operate a 99-bed skilled nursing facility. The Company recognized all revenues and expenses of the facility during the term of the agreement, which expired on January 31, 1992. The Company did not assume any liabilities of the former operator in this transaction. From February 1, 1992 the Company has paid $35,000 per month under a facility lease agreement that

                                  Regency F-10

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


continues through January 2002. The lease agreement also calls for additional payments based on a percentage of monthly net income beginning in July 1992. Monthly payments are to be adjusted based on increases in the Consumer Price Index (C.P.I.) beginning in August 1994. The Company has an option to extend the lease for 15 years.

     In November 1991, the Company began operating its own pharmacy. The pharmacy currently provides pharmaceutical products and services to many of the Company's facilities. The Company also provides pharmaceutical products and services to facilities not owned by the Company.

Effective December 31, 1991, the Company acquired Hallmark. The purchase price consisted of 1,092,378 shares of the Company's common stock, which included 20,000 shares issued in connection with the conversion to common stock of a certain note payable. See Note 6. The acquisition was accounted for under the purchase method of accounting and $1,193,000 in excess of acquisition cost over the fair value of Hallmark's net assets (which included severance agreements, lease change of ownership fee, legal, accounting and other direct costs of acquisition) has been assigned to goodwill. The following unaudited pro forma condensed consolidated statements of income give effect to the Hallmark acquisition as if that transaction had occurred at July 1, 1990.

     The unaudited pro forma condensed statements of income are based upon certain assumptions and are not necessarily indicative of the future financial results of the Company or of the historical financial results of the Company had the acquisition occurred at the beginning of each period presented.

                                                                 YEAR ENDED JUNE 30,
                                                                ----------------------
                                                                 1991           1992
                                                                -------        -------
                                                                (IN THOUSANDS, EXCEPT
                                                                   PER SHARE DATA)
                                                                     (UNAUDITED)
        Net operating revenue................................   $85,540        $96,818
        Income before extraordinary item.....................     1,671          2,619
        Net income...........................................     2,673          3,853
        Income per share before extraordinary item:
          Primary and fully diluted..........................   $  0.40        $  0.62
        Net income per share:
          Primary and fully diluted..........................   $  0.64        $  0.91

     Effective December 1, 1992, the Company entered into an agreement with Newport Federal to operate three skilled nursing facilities with 286 licensed beds (the "Newport Facilities"). The Company recognized all revenues and expenses of the facilities during the term of the agreements, which expired May 31, 1993. The Company did not assume any assets or liabilities of the former operator in this transaction. Effective June 1, 1993, the Newport Facilities were operated under three long-term lease agreements. The initial term of each lease is 20 years and each lease contains four five-year option periods.

     Effective June 16, 1993, the Company entered into an agreement to operate a skilled nursing facility with 119 beds. Effective July 16, 1993, the Company purchased the skilled nursing facility for $3,300,000 in cash.

     In June 1993, the Company executed a letter of intent to acquire Braswell Enterprises, Inc. (the "Braswell Facilities"), through the merger of a wholly-owned subsidiary. Braswell Enterprises, Inc. operates seven skilled nursing facilities in California with 777 licensed beds. The purchase price will consist of a combination of cash and notes.

                                  Regency F-11

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


3. SALE OF FACILITY

     In November 1990, the Company sold the land, building and equipment of its Washington facility for approximately $1,728,000. The proceeds were used to reduce the Company's long-term debt. The sale resulted in a gain of approximately $312,000, which was recognized in the consolidated financial statements for the year ended June 30, 1991. The net book value of assets sold was approximately $1,362,000 and costs incurred on the sale were approximately $54,000.

4. RELATED PARTY TRANSACTIONS

     In February 1988, the Company entered into a 20-year lease with three five-year option periods for the Heritage facility at a below market lease with the president, a 36 percent stockholder of the Company at February 1, 1988, and a senior vice president. The Company issued $2,075,000 in value of stock (254,902 common shares valued at $1,575,000 and 1,000,000 Series B preferred shares valued at $500,000) as an inducement to enter into this lease. The board of directors obtained an independent appraisal of the lease, which supported a valuation of $2,075,000. This amount is identified as leasehold interests-related party in the accompanying consolidated balance sheets. The amount is being amortized over the initial lease term. The lease, which is accounted for as an operating lease, requires approximately $32,000 in monthly payments which are adjusted annually based on a C.P.I. formula. Lease expense for the years ended June 30, 1991, 1992, and 1993 was approximately $365,000, $382,000, and $411,000, respectively. In June 1990, the Company entered into a 10-year lease with four five-year option periods for the Glendora facility which is owned by certain related parties. The lease, which is accounted for as an operating lease, requires approximately $35,000 in monthly payments for three years, after which it is adjusted annually based on a C.P.I. formula. Lease expense for the years ended June 30, 1991, 1992, and 1993 was $420,000. Both related party leases are included in the lease disclosures in Note 13.

     During 1991, 1992, and part of 1993, the Company leased an airplane for business purposes, that was owned by a corporation wholly-owned by the Company's president. During the years ended June 30, 1991, 1992, and 1993, the Company paid $39,000, $56,000, and $23,000 respectively, for the use of the plane. In November 1992, the Company purchased the airplane for $159,700, the estimated fair market value.

5. INSURANCE REFUNDABLE

     The workers' compensation policy year is based on a fiscal year ending January 31. During the policy year ended January 31, 1991, the Company's premium increased approximately 88 percent from the previous policy year. Claims activity during these periods, however, remained constant. The insurance policy states that the Company is to receive, in the form of dividends, the amount by which the premiums paid exceed the fixed administrative expenses and claims paid under the policy. The Company has recorded its estimate of the amount by which the premiums exceed the administrative expenses, claims paid, and reserves required for anticipated claims. At June 30, 1991, this amount was $1,100,000. In October 1991, $350,000 was received from the insurance company, $72,000 was received in December 1991, $32,000 was received in April 1992 and $100,000 was received in August 1993.

6. CONVERTIBLE DEBT

     The Company issued a $425,000 note in connection with the business combination in 1988, convertible at the option of the holder into common stock of the Company. The conversion price was $3.00 per share. In March 1992 the note was converted into 141,666 shares of common stock.

                                  Regency F-12

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


     In 1990, the Company issued notes payable to stockholders, which were convertible at the option of the holders, and detachable warrants to purchase Series D preferred stock. Interest accrued at a rate of 13 percent. The notes, along with any accrued and unpaid interest, were convertible to Series D preferred stock at a conversion price of $.30 per share. Additionally, the detachable warrants were exercisable to purchase Series D preferred stock at a price of $.30 per share. The Company has, accordingly, reduced notes payable and recorded $88,176 as the value of the warrants at June 30, 1991. At June 30, 1992 this amount, net of its amortization, has been reclassified to other assets. The warrants were being amortized over 60 months at approximately $18,000 per year. The related increase in notes payable was recognized as interest expense. All warrants were exercised in July 1992.

     Effective December 31, 1991, the note payable was converted into 3,697,614 shares of Series D preferred stock, which was then converted into 529,510 shares of common stock. See Note 11.

     On March 23, 1993, the Company issued $50,000,000 aggregate principal amount of its 6 1/2% Convertible Subordinated Debentures Due 2003 ("Debentures"). The securities are convertible into 4,040,404 shares of the Company's Common Stock at a conversion price of $12.375 per share. Such conversion, if any, will have a dilutive effect on the shares of Common Stock outstanding immediately prior thereto. The net proceeds to the Company from the Debentures were $47,800,000. The Company used $6,375,000 of the net proceeds along with cash on hand to retire $8,300,000 of existing bank indebtedness.

7. LONG TERM DEBT

                                                             JUNE 30,           DECEMBER 31,
                                                      -----------------------   ------------
                                                         1992         1993          1993
                                                      ----------   ----------   ------------
    Convertible Subordinated Debentures, interest at
      6.5 percent, due March 2003. Interest is
      payable semi-annually on July 15 and January
      15, commencing July 15, 1993. See Note 6. ....  $       --   $50,000,000   $50,000,000
    Note payable to bank, collateralized, interest
      at prime rate plus 1.5 percent beginning June
      1, 1990; payable in monthly principal payments
      of $30,000, plus interest through August 1991,
      with a $200,000 additional payment due May
      1991. Beginning September 1991, monthly
      interest payments are due. Principal payments
      are due quarterly, beginning December 1991.
      The prime rate in effect at June 30, 1992 and
      1993, was 6.0 percent. The Company reduced the
      principal by $12,200,000 in July 1992, by
      $3,700,000 in November 1992, and by $8,300,000
      in March 1993.................................  24,201,027           --           --


    Note payable to bank, collateralized by a deed
      of trust, interest at 8.75 percent; interest
      and principal payments of $38,000 commencing
      October 1993, to be made monthly through
      September 2033. Total borrowings available
      under the note agreement are $4,994,000. See
      below.........................................          --    4,139,109    4,545,032


                                             (Table continued on following page)

                                  Regency F-13

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)



                                                             JUNE 30,           DECEMBER 31,
                                                     ------------------------   ------------
                                                         1992        1993           1993
                                                     -----------  -----------   ------------
    Note payable, secured, interest at prime rate
      minus 2.0 percent, but not less than 10.0
      percent, $7,500 interest installments payable
      monthly; due May 1, 2004. The prime rate in
      effect at June 30, 1992, and 1993, was 6.0
      percent.......................................     675,000      675,000       675,000
    Note payable, unsecured, interest at prime rate
      plus 2.0 percent, payable in monthly principal
      and interest payments of $1,500, due from
      April 1994 to March 2000. The prime rate in
      effect at June 30, 1992, and 1993, was 6.0
      percent.......................................      39,794        6,247         1,871
    Note payable, unsecured, non-interest bearing,
      due in two installments in July and August of
      1993..........................................          --       13,000            --
    Debt issued related to Braswell acquisition;
      note payable of $4,375,000, secured, interest
      at 9.0 percent, payable in monthly principal
      and interest payments of $35,200 with a
      balloon payment of approximately $2,794,000
      due November 2013, and cash of $2,200,000 due
      upon close of sale............................                              5,918,830
    Capital lease obligations, collateralized by
      related equipment, bearing interest at an
      effective rate of 15.1 percent................     489,111      838,258     1,451,948
                                                     -----------  -----------   ------------
                                                      25,404,932   55,671,614    62,592,681
    Less current portion............................  12,313,000      222,000       209,000
                                                     -----------  -----------   ------------
                                                     $13,091,932  $55,449,614   $62,383,681
                                                     -----------  -----------   ------------
                                                     -----------  -----------   ------------


     In November 1992, the Company completed a $4,994,000 financing secured by a deed of trust on the Carmichael facility and by a security agreement covering equipment and other personal property at such facility. The debt accrues interest at a rate of 8.75% and the principal will be paid over 40 years. As of June 30, 1993, $3,700,000 of the proceeds from the financing has been used to reduce other bank indebtedness, $280,000 has been used for miscellaneous loan fees, and $159,000 has been incurred for interest. The remaining proceeds, when drawn, will be used for capital improvements and facility construction interest payments through September 1993.

     In July 1993, the Company entered into an agreement with a bank for a secured revolving credit loan enabling the Company to borrow funds up to $15,000,000 until November 1, 1994. The revolving credit loan bears interest at the prime rate with interest installments due monthly and the principal balance due November 1, 1994. The agreement contains covenants which include maintenance of certain minimum or maximum financial ratios, as defined in the agreement, and certain limitations on the incurrence of liens or encumbrances on the Company's assets.

                                  Regency F-14

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


     Principal maturities on long-term debt and the present value of future minimum lease payments for capitalized leases at June 30, 1993 are as follows:

        YEAR ENDING                                          LONG-TERM     CAPITALIZED
          JUNE 30,                                              DEBT         LEASES
        -----------                                         -----------    -----------
          1994............................................  $    30,000    $  192,000
          1995............................................       15,000       262,000
          1996............................................       16,000       241,000
          1997............................................       18,000       175,000
          1998............................................       19,000        78,000
          Thereafter......................................   54,735,356       244,384
                                                            -----------    ----------
          Total long-term debt and future minimum
             lease payments...............................   54,833,356     1,192,384
          Less -- amount representing interest............           --       354,126
                                                            -----------    ----------
          Long-term debt and present value of future
             minimum lease payments.......................  $54,833,356    $  838,258
                                                            -----------    ----------
                                                            -----------    ----------

          Fixed assets under capital leases at June 30, 1993, are as follows:

                                                                         1993
                                                                      ----------
            Equipment...............................................  $1,186,000
            Less -- accumulated depreciation........................     414,000
                                                                      ----------
                                                                      $  772,000
                                                                      ----------
                                                                      ----------

8. INCOME TAXES

     The provision for income taxes is as follows:

                                                           YEAR ENDED JUNE 30,
                                                  -------------------------------------
                                                    1991         1992           1993
                                                  --------    ----------     ----------
        Current provision:
          Federal.............................    $368,000    $  444,000     $2,652,000
          State...............................     106,000       367,000        797,000
                                                  --------    ----------     ----------
                                                   474,000       811,000      3,449,000
                                                  --------    ----------     ----------
                                                  --------    ----------     ----------
        Deferred provision:
          Federal.............................     244,000       547,000        146,000
          State...............................      74,000        96,000         26,000
                                                  --------    ----------     ----------
                                                   318,000       643,000        172,000
                                                  --------    ----------     ----------
                                                  $792,000    $1,454,000     $3,621,000
                                                  --------    ----------     ----------
                                                  --------    ----------     ----------

                                  Regency F-15

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


     Deferred income taxes result from timing differences in the recognition of certain expenses for financial and tax reporting purposes. The following is a summary of these differences and the tax effect for each:

                                                             YEAR ENDED JUNE 30,
                                                       --------------------------------
                                                         1991       1992        1993
                                                       --------   ---------   ---------
        Allowance for doubtful accounts..............  $(17,000)  $  17,000   $  18,000
        Accrued vacation.............................   (50,000)      7,000     (11,000)
        Deferred rent................................   (55,000)    (57,000)     82,000
        Insurance refundable.........................   440,000     (41,000)    108,000
        Depreciation.................................        --      20,000      20,000
        Cash to accrual..............................        --     (34,000)    (34,000)
        State taxes paid.............................        --      24,000     109,000
        Federal net operating loss carryforward......        --     707,000    (182,000)
        Other........................................        --          --      62,000
                                                       --------   ---------   ---------
                                                       $318,000   $ 643,000   $ 172,000
                                                       --------   ---------   ---------
                                                       --------   ---------   ---------

     The differences between the effective tax rate and the statutory federal income tax rate of 34 percent are as follows:

                                                             YEAR ENDED JUNE 30,
                                        -------------------------------------------------------------
                                              1991                 1992                  1993
                                        -----------------   -------------------   -------------------
                                                   PERCENT               PERCENT               PERCENT
                                                     OF                    OF                    OF
                                                   PRETAX                PRETAX                PRETAX
                                         AMOUNT    INCOME     AMOUNT     INCOME     AMOUNT     INCOME
                                        --------   ------   ----------   ------   ----------   ------
Federal statutory rate................  $630,000    34.0%   $1,251,000    34.0%   $3,095,000    34.0%
State income taxes, net of federal
  benefit.............................   112,000     6.0       192,000     5.2       586,000     6.4
Nontaxable items......................    50,000     2.7        11,000     0.3       (60,000)   (0.7)
                                        --------   ------   ----------   ------   ----------   ------
                                        $792,000    42.7%   $1,454,000    39.5%   $3,621,000    39.7%
                                        --------   ------   ----------   ------   ----------   ------
                                        --------   ------   ----------   ------   ----------   ------

     The Company and its subsidiaries file consolidated federal and state income tax returns. The Company has federal net operating loss carryforwards of approximately $1,146,000 and $366,000 as of June 30, 1992 and 1993,
respectively. However, the Hallmark acquisition will limit the utilization of such carryforwards to $300,000 per year. Carryforwards are available to reduce future taxable income and expire in years 2003 through 2005 for federal income tax purposes. In fiscal 1992 and 1993, the Company utilized regular operating loss carryforwards for federal purposes of approximately $2,490,000 and $300,000, respectively, to offset taxable income. In fiscal 1992 and 1993, the Company utilized approximately $3,357,000 and $293,000, respectively, of financial reporting loss carryforwards which resulted in an extraordinary item of $1,022,000 and $99,000 in the accompanying statements of income.

9. DEFERRED RENT

     Several of the Company's facilities and the Company's corporate office are leased under long-term operating leases which specify scheduled rent increases over the lease terms. Deferred rent of approximately $1,044,000 and $1,066,000 in 1992 and 1993, respectively, has been established to recognize the difference between the rent expense paid and the straight-line recognition of minimum rental expense.

                                  Regency F-16

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


10. INCOME PER SHARE

     For the years ended June 30, 1991 and 1992, income per common share (primary and fully diluted) was computed by dividing net income, adjusted for certain interest expense net of its tax effect, by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The number of common shares was increased by the number of shares issuable on the exercise of warrants and options. This increase in the number of shares was reduced by the number of common shares that are assumed to have been purchased with the proceeds from the exercise of the warrants and options; those purchases were assumed to have been made at $6.50 per share. The number of common shares was also increased by the number of shares issuable on conversion of the $425,000 note payable. See Note 6. Income per common share (primary and fully diluted) was determined on the assumption that the Series A, B and C preferred stock and the $1,109,284 note payable were converted on July 1, 1990. As to the notes payable, net earnings were adjusted for the interest expense, net of its tax effect.

     For the year ended June 30, 1993, primary earnings per share is calculated based on the weighted average number of common and common equivalent shares outstanding during the periods. Fully diluted earnings per share is computed as described above and includes the issuance of common shares upon the assumed conversion of the Convertible Subordinated Debentures. Additionally, interest and amortization of underwriting costs related to such debentures are added, net of tax, to income for the purpose of calculating fully diluted earnings per share. Such amounts aggregated $557,000 for the year ended June 30, 1993.

11. PREFERRED STOCK

     At June 30, 1991, preferred stock had a $.04 par value, with 15,646,820 shares authorized. The Company had four series of preferred stock with voting rights equal to shares of common stock. Series A, B, C, and D had annual dividend rates of $.32, $.04, $.056, and $.024, respectively. Such dividends were payable only in the event and on the date the preferred stock was redeemed or liquidated. To the extent not paid, and without regard to whether there were funds available from time to time for the payment of dividends, all dividends, whether or not declared, were to accrue, cumulate and compound at the rate of eight percent per year. As of June 30, 1990, $936,000 of Series A dividends, $613,000 of Series B dividends and $199,000 of Series C dividends had accrued and were not declared or paid. As of June 30, 1991, $1,365,000 of Series A dividends, $944,000 of Series B dividends and $350,000 of Series C dividends had accrued and were not declared or paid.

     The changes in each issue are as follows:

                                           SERIES A                  SERIES B
                                    -----------------------   -----------------------
                                      SHARES      AMOUNT        SHARES      AMOUNT         TOTAL
                                    ----------  -----------   ----------  -----------   -----------
BALANCE, June 30, 1989, 1990,
  and 1991.........................  1,025,000  $ 3,850,000    6,533,000  $ 3,066,666   $ 6,916,666
Conversion into common stock....... (1,025,000)  (3,850,000)  (6,533,000)  (3,066,666)   (6,916,666)
                                    ----------  -----------   ----------  -----------   -----------
BALANCE, June 30, 1992.............        --   $        --           --  $        --   $        --
                                    ----------  -----------   ----------  -----------   -----------
                                    ----------  -----------   ----------  -----------   -----------

                                            SERIES C                  SERIES D
                                    -----------------------   -----------------------
                                      SHARES       AMOUNT       SHARES      AMOUNT         TOTAL
                                    ----------  -----------   ----------  -----------   -----------
BALANCE, June 30, 1989............   2,222,224  $ 1,555,602           --  $        --   $ 1,555,602
Issuance of Series D warrants.....          --           --           --       88,176        88,176
                                    ----------  -----------   ----------  -----------   -----------
BALANCE, June 30, 1990
  and 1991........................   2,222,224    1,555,602           --       88,176     1,643,778
Conversion into common stock......  (2,222,224)  (1,555,602)          --      (88,176)   (1,643,778)
                                    ----------  -----------   ----------  -----------   -----------
BALANCE, June 30, 1992............          --  $        --           --  $        --   $        --
                                    ----------  -----------   ----------  -----------   -----------
                                    ----------  -----------   ----------  -----------   -----------

                                  Regency F-17

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


     In December 1991, the stockholders of the Company adopted a plan of recapitalization. Under the plan of recapitalization, each outstanding share of Series A, B, and D preferred stock was converted into one share of common stock. Each outstanding share of Series C preferred stock was converted at approximately one for 1.32 shares of common stock. Effective December 31, 1991, all of the outstanding shares of preferred stock were converted into common stock. In connection with the plan of recapitalization, the preferred stockholders waived their right to the cumulative, but undeclared and unpaid dividends. See Note 15.

12. STOCK OPTIONS AND WARRANTS

     The Company has adopted a non-qualified employee stock option plan which provides for the Company to grant to certain key employees the option to purchase shares of the Company's common stock. At June 30, 1991, 1992, and 1993, 272,086, 429,610, and 529,610 shares of common stock, respectively, were reserved for issuance under the Company's stock option plan.

     The following is a summary of the stock options under the Plan:

                                                                  YEAR ENDED JUNE 30,
                                                      -------------------------------------------
                                                         1991            1992            1993
                                                      -----------     -----------     -----------
    Options outstanding at beginning of year......        130,242         130,242         342,184
    Granted.......................................             --         211,942          88,400
    Exercised.....................................             --              --         (50,572)
    Cancelled.....................................             --              --         (10,024)
                                                      -----------     -----------     -----------
    Options outstanding at end of year............        130,242         342,184         369,988
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
    Options exercisable at end of year............        108,763         263,422         235,763
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
    Option price range............................    $2.44-$6.98     $2.44-$6.98     $2.44-$9.38
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------

     At June 30, 1992, the president of the Company had a warrant outstanding for the purchase of 57,281 common shares at a purchase price of $.70 per share. At June 30, 1992, the Series C preferred stock investors had warrants outstanding for the purchase of 64,971 common shares at $4.19 per share, expiring January 1994. As of June 30, 1992, Series D preferred stock investors had warrants outstanding for the purchase of 31,770 shares of common stock at $2.09 per share, expiring June 1995. At June 30, 1992, the Company reserved 154,022 shares of common stock for issuance pursuant to outstanding warrants; in July 1992 all warrants were exercised.

                                  Regency F-18

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


13. COMMITMENTS

  Leases

     The Company leases several facilities and equipment under operating leases expiring through 2013. Rent expense for these leases was approximately $2,742,000, $4,336,000, and $6,069,000 for the years ended June 30, 1991, 1992, and 1993, respectively. At June 30, 1993, future minimum lease payments under noncancelable operating leases are as follows:

            YEAR ENDING JUNE 30,
            --------------------
                   1994............................................  $ 7,154,000
                   1995............................................    7,010,000
                   1996............................................    6,739,000
                   1997............................................    6,621,000
                   1998............................................    6,143,000
                   Thereafter......................................   42,810,000
                                                                     -----------
                                                                     $76,477,000
                                                                     -----------
                                                                     -----------

     The Company as sublessor, leases office space under a sublease agreement accounted for as an operating lease. As of June 30, 1991, 1992, and 1993, minimum sublease rental income was approximately $28,000, $70,000, and $68,000, respectively. The sublease agreement expired in June of 1993.

  Key-Man Life Insurance

     The Company maintains a $2,000,000 key-man term life insurance policy on its president. The policy names the Company as the beneficiary and expires in September 2010.

  Employment Agreements

     The Company entered into three-year Employment Agreements with its president and three senior vice presidents commencing April 1, 1993. The agreements provide for the base salaries in the aggregate of $640,000. The employment agreements provide for automatic one-year extensions beginning May 1, 1994, unless either party gives notice of a desire to terminate or modify the agreement.

14. CONTINGENCIES

     The Company maintains a $6,000,000 per occurrence general and professional liability insurance policy for 30 of its skilled nursing facilities. Occurrence basis insurance covers claims that occur during the policy term regardless of when the claim was reported.

     The Company also maintains a $3,000,000 per occurrence general and professional liability insurance policy for its six facilities for the developmentally disabled, mentally disordered and emotionally disabled adolescents. Additionally, these facilities are covered by a claims-made tail-coverage policy through August 1994. Claims-made insurance covers only those claims covered by the policy and reported to the insurance carrier during the policy term. As of June 30, 1992 and 1993, the Company had no estimated liability and, to the best of management's knowledge and belief, there are no uninsured or unasserted claims under these policies. The Company maintains a $6,000,000 per occurrence general and professional liability insurance policy for its pharmacy.

                                  Regency F-19

                         REGENCY HEALTH SERVICES, INC.

        (INFORMATION AT DECEMBER 31, 1993, AND FOR THE SIX MONTHS ENDED
                    DECEMBER 31, 1992 AND 1993 IS UNAUDITED)


15. STOCK SPLIT

     In January 1992, the Company's stockholders approved an approximately one-for-seven reverse stock split of the common stock. The number of shares of common stock and per share amounts throughout these financial statements have been adjusted to reflect this one-for-seven split for all periods presented.

16. PUBLIC OFFERING

     On June 26, 1992, the Company sold 2,358,334 shares of its Common Stock at $6.50 per share in its initial public offering. From the sale the Company received net proceeds of $13,125,000. On July 21, 1992, the Company sold an additional 170,300 shares of its Common Stock pursuant to the partial exercise of an underwriters' overallotment option granted in conjunction with the initial public offering. The Company received net proceeds of $1,029,000 from the sale of stock in connection with the overallotment option. The Company used $14,125,000 of the proceeds to reduce debt. See Note 7.

17.  INTERIM RESULTS (UNAUDITED)


     The accompanying consolidated balance sheet as of December 31, 1993 and the consolidated statements of income, cash flows and stockholders' equity for the six months ended December 31, 1992 and 1993 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results which may be expected for an entire year.


     The following disclosures relate to the aforementioned unaudited interim financial statements:

     1. The significant accounting policies described in Note 1 have been applied to the unaudited interim financial statements.


     2. The provisions for income taxes for the six months ended December 31, 1992 and 1993 have been computed using the effective tax rate expected to be applicable for each respective year.


                                  Regency F-20

         CARE CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                                                                                      PAGE
                                                                                   ----------
Report of Independent Auditors...................................................    Care F-2
Consolidated Balance Sheets at December 31, 1991 and 1992 and September 30, 1993
  (unaudited)....................................................................    Care F-3
Consolidated Statements of Operations, Years Ended December 31, 1990, 1991 and
  1992 and the Nine Months Ended September 30, 1992 and 1993 (unaudited).........    Care F-4
Consolidated Statements of Shareholders' Equity (Deficiency), Years Ended
  December 31, 1990, 1991 and 1992 and the Nine Months Ended September 30, 1993
  (unaudited)....................................................................    Care F-5
Consolidated Statements of Cash Flows, Years Ended December 31, 1990, 1991 and
  1992 and the Nine Months Ended September 30, 1992 and 1993 (unaudited).........    Care F-6
Notes to Consolidated Financial Statements.......................................    Care F-8


                                    Care F-1

                         REPORT OF INDEPENDENT AUDITORS

SHAREHOLDERS AND BOARD OF DIRECTORS
CARE ENTERPRISES, INC.


We have audited the accompanying consolidated balance sheets of Care Enterprises, Inc. and subsidiaries as of December 31, 1991 and 1992, and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for each of the two years in the period ended December 31, 1992 (post-reorganization). We have also audited the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for Care Enterprises, Inc. and subsidiaries (pre-reorganization) for the year ended December 31, 1990. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

On December 31, 1990, the Company emerged from bankruptcy having met all of the conditions set forth in the Company's Plan of Reorganization, which had been confirmed by the Bankruptcy Court on April 20, 1990. As described in the notes to the financial statements, the Company accounted for the reorganization using "Fresh-Start Reporting" as recommended in a Statement of Position issued in November 1990 by the American Institute of Certified Public Accountants. As a result, the December 31, 1991 and 1992 consolidated statements of operations, shareholders' equity (deficiency) and cash flows are not comparable with the Company's pre-reorganization consolidated statements of operations, shareholders' equity (deficiency) and cash flows since such statements present the consolidated financial position, results of operations and cash flows of the reorganized entity.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Care Enterprises, Inc. and subsidiaries at December 31, 1991 and 1992, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1992 (post-reorganization) and for the year ended December 31, 1990 (pre-reorganization), in conformity with generally accepted accounting principles.



As discussed in notes to the consolidated financial statements, in 1992 the Company changed its method of accounting for income taxes.


                                        ERNST & YOUNG

Orange County, California
March 12, 1993

                                    Care F-2

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUES)
                                     ASSETS

                                                      DECEMBER 31,      DECEMBER 31,      SEPTEMBER 30,
                                                          1991              1992              1993
                                                      -------------     -------------     -------------
                                                                                           (UNAUDITED)
CURRENT ASSETS
  Cash (Note 2)...................................      $   3,400         $   7,283         $   6,227
  Receivables:
     Due from patients, less allowance for
       doubtful accounts of $3,404, $2,595, and
       $1,931 for 1991, 1992, and 1993,
       respectively...............................         15,679            15,449            16,392
     Notes, contracts, and other..................          3,132             1,944             1,198
  Supplies inventory..............................          2,365             1,395             1,394
  Prepaid expenses................................          1,015             1,090               617
  Deferred income taxes (Note 6)..................             --             2,619             2,619
                                                      -------------     -------------     -------------
          TOTAL CURRENT ASSETS....................         25,591            29,780            28,447
PROPERTY AND EQUIPMENT, net (Note 5)..............         71,982            69,166            67,917
MORTGAGE NOTES RECEIVABLE, less allowance
  for losses of $1,074, $937, and $1,673 for 1991,
  1992 and 1993, respectively.....................          2,756             2,257             2,211
OTHER ASSETS......................................          7,837             9,345            10,401
                                                      -------------     -------------     -------------
                                                        $ 108,166         $ 110,548         $ 108,976
                                                      -------------     -------------     -------------
                                                      -------------     -------------     -------------
                        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long term debt (Note 7)......      $   7,646         $   7,683         $   7,203
  Accounts payable................................         10,526             9,679             9,460
  Accrued liabilities (Note 10)...................         17,785            15,791            18,135
  Other current liabilities.......................          7,826             8,844             4,708
                                                      -------------     -------------     -------------
          TOTAL CURRENT LIABILITIES...............         43,783            41,997            39,506
LONG TERM DEBT (Note 7)...........................         40,463            32,743            26,301
DEFERRED INCOME TAXES (Note 6)....................            989             4,624             5,214
OTHER NONCURRENT LIABILITIES AND DEFERRED ITEMS
  (Note 10).......................................         12,846            10,787            13,600
                                                      -------------     -------------     -------------
          TOTAL LIABILITIES.......................         98,081            90,151            84,621
COMMITMENTS AND CONTINGENCIES
  (Notes 8 & 11)
SHAREHOLDERS' EQUITY (Note 9)
  Preferred stock, $1.00 par value;
     Authorized 1,000,000 shares; issued and
     outstanding -- none..........................             --                --                --
  Common stock, $.01 par value;
     Authorized 25,000,000; issued and
     outstanding -- 11,635,000 shares for 1991,
     13,222,000 for 1992, and 13,229,000 for
     1993.........................................          7,129            11,047            11,065
  Additional capital (Note 6).....................            721             1,451             1,451
  Retained earnings...............................          2,235             7,899            11,839
                                                      -------------     -------------     -------------
          TOTAL SHAREHOLDERS' EQUITY..............         10,085            20,397            24,355
                                                      -------------     -------------     -------------
                                                        $ 108,166         $ 110,548         $ 108,976
                                                      -------------     -------------     -------------
                                                      -------------     -------------     -------------

See Independent Auditors' Report and Notes to Consolidated Financial Statements

                                    Care F-3

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                  ------------------------------   -------------------
                                                    1990       1991       1992       1992       1993
                                                  --------   --------   --------   --------   --------
                                                    (A)                                (UNAUDITED)
TOTAL REVENUE...................................  $215,043   $185,676   $192,048   $142,857   $148,195
DIRECT EXPENSES
  Salaries and wages............................   104,575     89,091     91,753     68,276     70,085
  Employee benefits.............................    27,355     23,890     24,218     18,487     19,064
  Supplies and other expenses...................    37,415     31,440     31,208     23,520     23,409
  Purchased services............................    15,578     13,842     15,735     11,597     13,332
  Professional fees.............................     3,095      2,805      2,387      1,707      1,509
  Provision for doubtful accounts and losses....     1,530      1,547        147        110        194
  Other costs and expenses......................     4,069      3,110      3,204      2,413      3,032
                                                  --------   --------   --------   --------   --------
         TOTAL DIRECT EXPENSES..................   193,617    165,725    168,652    126,110    130,625
                                                  --------   --------   --------   --------   --------
PROPERTY EXPENSES
  Lease and rent................................     7,896      7,854      7,745      6,004      5,201
  Depreciation and amortization.................     7,046      5,878      5,336      4,029      3,896
  Interest, net.................................     7,692      4,983      3,266      2,544      1,907
                                                  --------   --------   --------   --------   --------
         TOTAL PROPERTY EXPENSES................    22,634     18,715     16,347     12,577     11,004
                                                  --------   --------   --------   --------   --------
INCOME (LOSS) BEFORE REORGANIZATION AND OTHER
  ITEMS, INCOME TAXES AND EXTRAORDINARY ITEM....    (1,208)     1,236      7,049      4,170      6,566
REORGANIZATION AND OTHER ITEMS
  Gain on sale of facilities (Note 13)..........     2,706         --      1,007         --         --
  Restatement of assets to fair value (Note
    3)..........................................    23,835         --         --         --         --
  Other reorganization items (Note 14)..........     9,132      1,720        536         --         --
                                                  --------   --------   --------   --------   --------
         TOTAL REORGANIZATION AND OTHER ITEMS...    35,673      1,720      1,543         --         --
                                                  --------   --------   --------   --------   --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM..........................................    34,465      2,956      8,592      4,170      6,566
                                                  --------   --------   --------   --------   --------
PROVISION FOR INCOME TAXES (Note 6).............        --        721      2,928      1,668      2,626
                                                  --------   --------   --------   --------   --------
INCOME BEFORE EXTRAORDINARY ITEM................    34,465      2,235      5,664      2,502      3,940
EXTRAORDINARY ITEM
  Extraordinary gain from discharge of debt
    (Note 15)...................................    73,149         --         --         --         --
                                                  --------   --------   --------   --------   --------
NET INCOME......................................  $107,614   $  2,235   $  5,664   $  2,502   $  3,940
                                                  --------   --------   --------   --------   --------
                                                  --------   --------   --------   --------   --------
INCOME PER SHARE -- PRIMARY (Note 2)
  Net income....................................  $    (b)   $   0.24   $   0.49   $   0.22   $   0.30
                                                  --------   --------   --------   --------   --------
                                                  --------   --------   --------   --------   --------
  Weighted average shares outstanding...........        --      9,294     11,667     11,635     13,300
                                                  --------   --------   --------   --------   --------
                                                  --------   --------   --------   --------   --------
INCOME PER SHARE -- FULLY DILUTED
  Net income....................................  $    (b)   $   0.21   $   0.49   $   0.22   $   0.30
                                                  --------   --------   --------   --------   --------
                                                  --------   --------   --------   --------   --------
  Weighted average shares outstanding...........        --     11,635     11,667     11,635     13,317
                                                  --------   --------   --------   --------   --------
                                                  --------   --------   --------   --------   --------

- ---------------

(a) Pre-reorganization

(b) Per share amounts are not meaningful due to Chapter 11 reorganization

See Independent Auditors' Report and Notes to Consolidated Financial Statements

                                    Care F-4

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
                                 (IN THOUSANDS)

                                                           COMMON STOCK
                                             -----------------------------------------
                                                                   OLD SHARES                         RETAINED
                                               NEW        ----------------------------   ADDITIONAL   EARNINGS
                                              SHARES      CLASS A   CLASS B    AMOUNT     CAPITAL     (DEFICIT)     TOTAL
                                             --------     -------   -------   --------   ----------   ---------   ---------
                                                     PRE-ORGANIZATION
BALANCE at December 31, 1989...............                5,636     5,636    $ 35,668     $   --     $(142,857)  $(107,189)
Issued employee stock bonuses..............                   58        54           3                       --           3
Net income.................................                                                             107,614     107,614
                                                          -------   -------   --------   ----------   ---------   ---------
BALANCE at December 31, 1990, prior to
  reorganization...........................                5,694     5,690    $ 35,671     $   --     $ (35,243)  $     428
                                                          -------   -------   --------   ----------   ---------   ---------
                                                          -------   -------   --------   ----------   ---------   ---------
- ---------------------------------------------------------------------------------------------------------------------------
BALANCE at December 31, 1990, prior to
  reorganization...........................                5,694     5,690    $ 35,671     $   --     $ (35,243)  $     428
Recapitalization and fresh start
  adjustments (Note 3)
  Exchange of stock:
    Retirement of old stock................               (5,694)   (5,690)    (35,671)                  35,243        (428)
    Issuance of new common stock...........       895(a)                           428                                  428
  Issuance of stock in connection with
    discharge of debt and other claims.....     8,061(a)                         3,847                                3,847
                                             --------     -------   -------   --------   ----------   ---------   ---------
BALANCE at December 31, 1990 reflecting
  "Fresh Start Reporting"..................     8,956         --        --       4,275         --            --       4,275
Conversion of convertible exchangeable
  notes....................................     2,679                            2,854                                2,854
Charge in lieu of income taxes (Note 6)....                                                   721                       721
Net income.................................                                                               2,235       2,235
                                             --------     -------   -------   --------   ----------   ---------   ---------
BALANCE at December 31, 1991...............    11,635         --        --       7,129        721         2,235      10,085
                                             --------     -------   -------   --------   ----------   ---------   ---------
Sale of common stock (Note 9)..............     1,633                            3,918                                3,918
Retirement of shares acquired by the
  company (Note 9).........................       (46)                                                                   --
Charge in lieu of income taxes (Note 6)....                                                   730                       730
Net income.................................                                                               5,664       5,664
                                             --------     -------   -------   --------   ----------   ---------   ---------
BALANCE at December 31, 1992...............    13,222         --        --      11,047      1,451         7,899      20,397
                                             --------     -------   -------   --------   ----------   ---------   ---------
Net income (unaudited).....................                                                               3,940       3,940
Exercise of stock options..................         7                               18                                   18
                                             --------     -------   -------   --------   ----------   ---------   ---------
BALANCE at September 30, 1993 (unaudited)..    13,229         --        --    $ 11,065     $1,451     $  11,839   $  24,355
                                             --------     -------   -------   --------   ----------   ---------   ---------
                                             --------     -------   -------   --------   ----------   ---------   ---------

- ---------------

(a) All shares issued pursuant to the Plan of Reorganization have been treated as issued and outstanding as of December 31, 1990.

See Independent Auditors' Report and Notes to Consolidated Financial Statements.

                                    Care F-5

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                              NINE MONTHS
                                                                                                 ENDED
                                                              YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                                                           -----------------------------   -----------------
                                                             1990       1991      1992      1992      1993
                                                           --------   --------   -------   -------   -------
                                                             (A)                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................................  $107,614   $  2,235   $ 5,664   $ 2,502   $ 3,940
  Adjustments to reconcile net income to net cash
     provided by operating activities
     Extraordinary gain from discharge of debt...........   (73,149)        --        --        --        --
     Depreciation and amortization.......................     7,046      5,878     5,336     4,029     3,896
     Provision for doubtful accounts.....................     1,530      1,036        30       404       194
     Provision for losses on mortgage notes receivable...        --        511       117        --        --
     Deferred income taxes and charge in lieu of taxes...        --        721     1,746     1,348       590
     Other, net..........................................      (390)      (262)     (480)     (188)     (538)
     Reorganization and other items
       Gain on sale of facilities........................    (2,706)        --    (1,007)       --        --
       Restatement of assets to fair value...............   (23,835)        --        --        --        --
       Other reorganization items........................    (9,132)    (1,720)     (536)       --        --
     Change in assets and liabilities net of effects from
       sales or disposals of facilities
       Decrease (increase) in accounts receivable........     6,299       (218)      200       453    (1,137)
       Decrease (increase) in other current assets.......      (714)     2,446       695       500       825
       Decrease (increase) in notes and contracts
          receivable.....................................       (43)       225     1,023     1,228       687
       Decrease (increase) in other assets...............    (1,811)     1,308      (186)     (273)     (896)
       Increase (decrease) in accounts payable and
          accrued liabilities............................   (15,972)    (2,991)   (1,224)   (1,893)    3,131
       Increase (decrease) in other current
          liabilities....................................     2,430        793     1,018     1,470    (1,160)
       Increase in liabilities subject to reorganization
          proceedings....................................     8,201         --        --        --        --
       Increase in other noncurrent liabilities and
          deferred items.................................     3,051        309        32        16         7
                                                           --------   --------   -------   -------   -------
          Total adjustments..............................   (99,195)     8,036     6,764     7,094     5,599
                                                           --------   --------   -------   -------   -------
            Net cash provided by operating activities....     8,419     10,271    12,428     9,596     9,539
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of assets..........................    18,979         86       274       274        41
  Proceeds from payoff of notes receivable...............     3,517        255       700       700        --
  Payments received on mortgage notes receivable.........       345        566       294       230       242
  Investment in pharmacy joint venture...................        --         --      (238)     (238)       --
  Payments for property additions........................    (3,480)    (3,579)   (3,501)   (2,265)   (2,680)
                                                           --------   --------   -------   -------   -------
       Net cash provided (used) by investing
          activities.....................................    19,361     (2,672)   (2,471)   (1,299)   (2,397)
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on term notes, mortgage debt and
     capitalized leases..................................    (2,033)    (7,549)   (9,471)   (7,269)   (7,137)
  Debt service on industrial development bonds...........    (2,776)    (1,414)   (1,474)   (1,143)   (1,079)
  Payments on liabilities subject to reorganization
     proceedings.........................................   (17,096)    (4,111)      (47)      (30)       --
  Proceeds of borrowing..................................       250      2,750     1,000     1,000        --
  Proceeds from exercise of stock options................        --         --        --        --        18
  Proceeds from sale of common stock, net of expenses....        --         --     3,918        --        --
                                                           --------   --------   -------   -------   -------
     Net cash used by financing activities...............   (21,655)   (10,324)   (6,074)   (7,442)   (8,198)
                                                           --------   --------   -------   -------   -------
NET INCREASE (DECREASE) IN CASH..........................     6,125     (2,725)    3,883       855    (1,056)
CASH AT BEGINNING OF YEAR................................        --      6,125     3,400     3,400     7,283
                                                           --------   --------   -------   -------   -------
CASH AT END OF YEAR......................................  $  6,125   $  3,400   $ 7,283   $ 4,255   $ 6,227
                                                           --------   --------   -------   -------   -------
                                                           --------   --------   -------   -------   -------

                                    Care F-6

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                      (IN THOUSANDS, EXCEPT FACILITY DATA)

                                                                                    NINE MONTHS
                                                                                       ENDED
                                                    YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                                                 -----------------------------   -----------------
                                                   1990       1991      1992      1992      1993
                                                 --------   --------   -------   -------   -------
                                                   (A)                              (UNAUDITED)
SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid................................  $  9,926   $  5,449   $ 4,014   $ 3,334   $ 2,557
                                                 --------   --------   -------   -------   -------
                                                 --------   --------   -------   -------   -------
  Income taxes paid............................  $     --   $     --   $   542   $   130   $   205
                                                 --------   --------   -------   -------   -------
                                                 --------   --------   -------   -------   -------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
NUMBER OF FACILITIES DISPOSED:
  Long term care facilities....................        34          2        --        --        --
  Pharmacies and distribution centers..........         1         --         9        --        --
FINANCIAL IMPACT OF DISPOSALS:
  Net assets...................................  $ 41,692   $  5,488   $ 2,026   $    --   $    --
  Net liabilities..............................   (17,426)    (4,781)     (626)       --        --
                                                 --------   --------   -------   -------   -------
  Net assets sold or disposed..................    24,266        707     1,400        --        --
  Cash proceeds................................   (18,979)       (54)       --        --        --
  Additional notes on sale.....................      (901)        --        --        --        --
  Equity in pharmacy joint venture.............        --         --    (1,400)       --        --
  Charged against reserves for disposal of
     facilities................................    (7,092)      (653)       --        --        --
                                                 --------   --------   -------   -------   -------
  Net (gain) on sales and disposals............  $ (2,706)  $      0   $     0   $    --   $    --
                                                 --------   --------   -------   -------   -------
                                                 --------   --------   -------   -------   -------

- ---------------

(a) Pre-reorganization

     In 1992 Care contributed the net assets of five pharmacies and four distribution centers having a net book value of $1,400,000 to a partnership formed with another long-term care provider (Note 12). During 1991 Care disposed of two facilities, one of which Care continued to operate under a short term lease agreement through November 1992.

See Independent Auditors' Report and Notes to Consolidated Financial Statements.

                                    Care F-7

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

NOTE 1 -- EMERGENCE FROM BANKRUPTCY

  Operations Liquidity

     Care Enterprises, Inc. ("Care" or "the Company") emerged from bankruptcy on December 31, 1990 with a significant debt burden (including term notes of $31,776,000) and a working capital deficit of $18,269,000. As of December 31, 1992 the Company has reduced the term notes to $18,749,000 and the working capital deficit at December 31, 1992 has been reduced to approximately $12,217,000. This has principally been accomplished with cash provided by operations, $3,750,000 of new borrowings and the sale of $4,000,000 of the Company's Common Stock. Subsequent to December 31, 1992, the Company obtained a $3,500,000 increase in its working capital line. See Notes 7 and 17.

     The Company's detailed projections indicate that 1993 cash flows from operations and other sources are sufficient to meet its immediate obligations and to fund estimated capital expenditures of $3,500,000. The working capital deficit is not expected to shrink unless the Company's term notes are refinanced or modified. Longer term cash forecasts indicate possible liquidity problems in 1995 when the balloon payment for the term notes becomes due. The Company does not currently plan to sell any more of its assets to improve its liquidity and is currently negotiating with several lenders to obtain refinancing and additional liquidity should it be required. Although several lenders have indicated preliminary interest in extending credit to the Company, there is no assurance that the Company will be successful in its refinancing efforts should they be considered necessary.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Care provides skilled and intermediate nursing, rehabilitative services and specialized clinical unit care to patients that do not require acute care hospitalization. Services are provided in the Company's owned, leased or managed nursing and rehabilitation facilities located in California, Ohio, West Virginia and New Mexico. Care, through its wholly-owned subsidiary Care Home Health Services, Inc., provides patients at home with technical medical support such as infusion therapy and ventilator care and respite services such as assistance with personal hygiene, cooking and cleaning.

  Basis of Accounting

     The accompanying consolidated financial statements are presented in comparative format with a bar separating the accounts of the Company as reorganized, as of December 31, 1990, and of the pre-reorganization entity for the period prior thereto. For financial reporting purposes the reorganization of the Company upon emergence from bankruptcy proceedings, as discussed in Note 3, resulted in a new accounting entity which is not directly comparable with the pre-reorganization entity. Additionally, as further discussed in Notes 3 and 4, the financial statements of the pre-reorganization entity reflect the accounting principles applicable to companies in bankruptcy.

  Principles of Consolidation

     The consolidated financial statements include the accounts of Care and its wholly-owned subsidiaries. All material intercompany balances have been eliminated.

                                    Care F-8

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

  Reclassifications

     The Company has reclassified the presentation of certain prior year information to conform with the current year presentation.

  Cash

     Cash consists of cash balances held in banks and petty cash funds. At December 31, 1991 and 1992 the Company held personal funds in trust for patients approximating $365,000 and $400,000, respectively, which are not reflected on the accompanying balance sheets.

  Supplies Inventory

     Supplies inventory is stated at the lower of cost or market using the FIFO method.

  Property and Equipment

     In accordance with Fresh-Start Reporting (See Note 3), property and equipment was restated to fair value at December 31, 1990. Depreciation and amortization is provided primarily on the straight-line method over the following estimated useful lives or, if applicable, over the terms of the leases.

            Buildings............................................    20 to 40 years
            Leasehold Interests and Improvements.................     7 to 30 years
            Equipment............................................     5 to 10 years
            Capitalized Leases...................................    10 to 25 years

     Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on disposition is recognized in income.

  Health Care Revenues and Reimbursement Programs

     Long-term care facilities receive payments for services to certain patients under Medicare and state Medicaid programs and from the Veterans Administration. Revenues are recorded at the estimated net realizable amounts from patients and third party payors in the period in which the service is provided. Approximately 76% (1990), 83% (1991) and 82% (1992) of total revenue was derived from federal and state medical assistance programs. Revenues under these programs are based in part on cost reimbursement principles which govern reimbursement of current year costs. These revenues and costs are subject to audit and, in the opinion of management, adequate provision has been made for any adjustments that may result from such audits. Differences between estimated provisions and final settlements are reflected in operations in the year finalized. Approximately 71% (1991) and 78% (1992) of the Company's accounts receivable were related to federal and state medical assistance programs including approximately 33% for each year related to the California Medicaid program.

  Interest Expense

     Interest expense is reflected net of $1,451,000, $1,280,000 and $752,000 of interest income for the years ending December 31, 1990, 1991 and 1992, respectively. See Note 7 for an additional discussion of interest expense.

                                    Care F-9

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

  Income Taxes

     During 1990 and 1991, the Company accounted for income taxes under the provisions of Statement of Financial Accounting Standards No. 96 ("SFAS 96"). Effective December 31, 1992, the Company adopted (on a cumulative basis from January 1, 1992) the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" (Note 6).

     In accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), SFAS 96 and SFAS 109 tax benefits recognized in periods subsequent to bankruptcy reorganization, resulting from utilization of pre-reorganization financial reporting Net Operating Losses ("financial reporting NOL"), are recorded by the Company as direct additions to additional capital with a corresponding charge in lieu of taxes included in the provision for income taxes in the Statement of Operations.

  Income Per Share

     Income per share for 1991 was computed based on 9,294,000 shares which represented the weighted average number of Common Stock shares outstanding during the year ended December 31, 1991. All Common Stock shares issued pursuant to the Plan of Reorganization have been treated as outstanding as of December 31, 1990. Per share data for the period prior to January 1, 1991 is not meaningful and is not presented herein since the Statement of Operations for the period prior to 1991 reflects a different basis of accounting (Pre-Reorganization) and therefore is not comparable with the Company's Statement of Operations for the year ended December 31, 1991.

     Income per share for 1992 has been computed based on 11,667,000 shares which represents the weighted average number of Common Stock shares outstanding during the year ended December 31, 1992. Outstanding stock options granted under the 1992 stock option plan are common stock equivalents but are excluded from net income per share calculations due to immateriality.

     The income per share calculation does not include the shares reserved for issuance in connection with the Company's Share Appreciation Rights (Note 9) which provides for settlement of the rights in cash or stock. The Company's Board of Directors does not presently plan to issue any shares in settlement of the rights.

  Workers' Compensation Accrual

     The Company's accrual for its self-insured workers' compensation claims has been discounted at a rate of 10% which management believes to be its appropriate market rate of interest based on its current financial circumstances.

  Professional Liability Insurance

     The Company maintains approximately $20,000,000 of professional liability insurance covering substantially all of its operations on a claims made basis with a $250,000 self-insurance retention.

NOTE 3 -- REORGANIZATION REPORTING

  Plan of Reorganization

     In March and April of 1988, Care and nine subsidiaries filed a voluntary petition with the United States Bankruptcy Court in the Central District of California for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code and continued to conduct their normal business operations as Debtors-in-Possession during the bankruptcy proceedings.

                                    Care F-10

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

     On December 29, 1989, Care and the Creditors' Committee filed a proposed Joint Plan of Reorganization ("the Plan") which was approved by the Bankruptcy Court on March 29, 1990 and confirmed through a formal court order on April 20, 1990. On December 31, 1990, Care emerged from bankruptcy after its Plan became effective.

     The Company implemented the recommended accounting for entities in ("Pre-reorganization Reporting") and emerging from ("Fresh-Start Reporting") Chapter 11 reorganization as set forth in SOP 90-7 during the year ended December 31, 1990.

     As recommended by SOP 90-7, the Company adopted Fresh-Start Reporting because holders of its pre-reorganization common stock received less than 50 percent of the Common Stock and total post petition liabilities and claims of the Company prior to reorganization exceeded the reorganization value of the assets of the emerging Company.

  Fresh-Start Reporting

     The Company's reorganization value was determined by Company management, based upon discounted projected cash flows of the reorganized company over a five year period. The projected cash flows gave consideration to anticipated property and equipment expenditures, reductions in the number of operating facilities, and projected price increases and inflation. A discount rate of 15% was used to reflect the uncertainty of the projections and the terminal value of the Company was assumed to approximate seven times cash flows at the end of year five of the Company's projection.

     Management estimated the reorganization value of the Company as of December 31, 1990 at $68,000,000, which approximated the fair value of the Company before considering liabilities, allocated approximately $25,223,000 of that value to restate the carrying value of the Company's property and equipment and eliminate $1,388,000 of excess costs over net assets acquired, net of amortization, attributable to the pre-reorganization entity. The resulting net Fresh-Start adjustment ($23,835,000) has been recognized as a reorganization item in the 1990 Statement of Operations. With the exception of these items, and the extinguishment of debt pursuant to the reorganization, no significant adjustments were made to the Company's other assets and liabilities as their fair values approximated recorded amounts at that date.

     The reorganization value of the Company was also used to determine the value of the Company's stock and the resulting gain on the discharge of debt of the pre-reorganized entity. The shareholders of the pre-reorganized Company were required to tender all of their shares of stock in exchange for 10% of the new stock issued by the reorganized company. The pre-reorganized entity's accumulated deficit, after the impact of the discharge of debt, was eliminated.

NOTE 4 -- PRE-REORGANIZATION REPORTING

     The Company emerged from bankruptcy proceedings effective December 31, 1990. As prescribed by SOP 90-7, the Statements of Operations, Shareholders' Equity and Cash Flows for the year ended December 31, 1990 are prepared on the following basis:

     - Transactions and events directly associated with the reorganization proceedings are reported separately.

     -  Interest expense is reported only to the extent it was paid.

                                    Care F-11

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

     - The effect of the discharge of debt and restatement of values of assets resulting from Fresh-Start Reporting are reflected in the 1990 Statement of Operations as an extraordinary item and a reorganization item respectively.

     - The exchange of stock and elimination of the pre-reorganization accumulated deficit as of December 31, 1990, are not reflected in the Statements of Operations and Cash Flows.

NOTE 5 -- PROPERTY AND EQUIPMENT

     A summary of property and equipment follows:

                                                             DECEMBER 31
                                                         -------------------     SEPTEMBER 30,
                                                          1991        1992           1993
                                                         -------     -------     -------------
                                                                    (IN THOUSANDS)
    Land and improvements..............................  $ 8,659     $ 8,711        $ 8,683
    Buildings..........................................   37,008      37,469         37,723
    Leasehold interest and improvements................   18,635      19,409         20,289
    Equipment..........................................   10,081      10,901         12,388
    Capitalized leases (Note 7)........................    3,087       3,181          3,181
                                                         -------     -------     -------------
         Total property and equipment..................   77,470      79,671         82,264
    Less accumulated depreciation and amortization.....    5,488      10,505         14,347
                                                         -------     -------     -------------
         Total property and equipment, net.............  $71,982     $69,166        $67,917
                                                         -------     -------     -------------
                                                         -------     -------     -------------

NOTE 6 -- INCOME TAXES

     During 1990 and 1991, the Company accounted for income taxes under the provisions of SFAS 96. Effective December 31, 1992, the Company adopted (on a cumulative basis from January 1, 1992) the provisions of SFAS 109, which mandates the liability method of accounting for deferred income taxes and permits the recognition of net deferred tax assets subject to an ongoing assessment of realizability. The change in accounting for income taxes did not have a material effect on the Company's financial statements.

     SFAS 109 reaffirms the conclusions reached by SFAS 96 requiring deferred income taxes to be recorded as assets and liabilities. The measurement of deferred assets and liabilities under SFAS 109 is predominately determined by reference to the tax laws and changes to such laws as well as the expected future tax consequences of net operating loss carryforwards. However, unlike SFAS 96, SFAS 109 requires consideration of future events to assess the likelihood that tax benefits will be realized in future tax returns.

     For federal tax return purposes, Care Enterprises, Inc. files a consolidated tax return with its subsidiaries. As of December 31, 1992, the Company had a federal net operating loss carryforward for tax purposes ("Tax NOL") of approximately $94,800,000 and credit carryforwards of approximately $4,021,000. The $16,800,000 increase in Tax NOL over the prior year is primarily due to an amendment to the 1988 tax return.

     When the Company's Plan of Reorganization was confirmed, an ownership change as defined in Internal Revenue Code ("IRC") Section 382 occurred. As a result, use of Tax NOL and credit carryforwards accumulated on or before April 20, 1990 may be subject to an annual limitation of approximately $300,000, calculated based on the net equity of the Company, as of the effective date of the reorganization, of $4,275,000 multiplied by the long-term tax-exempt rate. Tax losses and credits generated after April 20, 1990 are not subject to the above limitation.

                                    Care F-12

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

     Because a portion of the Company's Tax NOL was generated as early as 1985, it will begin to expire in the year 2000. Considering the annual limitation, it is currently estimated that as of December 31, 1992, a maximum of $5,600,000 of Tax NOL will be available for use prior to expiration.

     Management is pursuing the possibility that a special IRC provision may apply which could reduce the aggregate Tax NOL and credit carryforwards available but would not limit their annual use. Should circumstances permit the Company to qualify for this special IRC provision, a significant portion of the pre-confirmation Tax NOL (approximately $58,000,000) and credit carryforwards could become available for use.

     The Internal Revenue Service is examining the Company's income tax returns for the years 1987 through 1990. Management believes that the outcome of this examination will not have a material impact on the financial position or liquidity of the Company.

     Deferred income tax assets and liabilities originate from differences between accounting principles and procedures used for book and tax purposes, principally related to depreciation, contingencies and legal settlements, workers' compensation, bankruptcy costs and fees, doubtful accounts and reserves for losses on discontinuance of certain operations.

     The provision for income taxes consists of the following:

                                                              YEAR ENDED DECEMBER 31
                                                           ----------------------------
                                                            1990       1991       1992
                                                           ------     ------     ------
                                                                  (IN THOUSANDS)
        Current
          Federal........................................  $   --     $   --     $  844
          State..........................................      --         --        338
        Deferred
          Federal........................................      --         --        981
          State..........................................      --         --         35
        Charge in lieu of income taxes...................      --        721        730
                                                           ------     ------     ------
             Total provision for income taxes............  $   --     $  721     $2,928
                                                           ------     ------     ------
                                                           ------     ------     ------

     A reconciliation of the federal statutory income tax rate with the Company's effective tax rate follows:

                                                               YEAR ENDED DECEMBER 31
                                                              -------------------------
                                                              1990      1991      1992
                                                              -----     -----     -----
        Federal rate........................................   34.0%     34.0%     34.0%
        Reversal of pre-reorganization reserves.............     --     (15.6)     (8.0)
        State taxes net of federal benefit..................     --       6.0       7.5
        Permanent differences...............................     --        --       0.5
        Losses providing no current tax benefit.............  (34.0)       --        --
                                                              -----     -----     -----
             Effective rate.................................      0%     24.4%     34.0%
                                                              -----     -----     -----
                                                              -----     -----     -----

                                    Care F-13

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

     The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of December 31, 1992 are shown on the following table.

                                                                              ASSETS
                                                                            (LIABILITY)
                                                                            -----------
        Net operating loss carryforward...................................   $    2,489
        Depreciation......................................................      (12,260)
        Allowance for doubtful accounts...................................        1,066
        Accrual for contingencies and legal settlements...................        1,145
        Accrued workers' compensation claims..............................        4,364
        Other.............................................................        1,191
                                                                            -----------
             Total net deferred income taxes..............................       (2,005)
        Less: Current deferred income tax asset...........................        2,619
                                                                            -----------
             Noncurrent deferred income tax liability.....................   $   (4,624)
                                                                            -----------
                                                                            -----------

     The aggregate amounts of deferred tax assets and liabilities at December 31, 1992 are $11,258,000 and $13,263,000, respectively. In accordance with SFAS 109 all current deferred tax liabilities and assets are presented as a single amount, as are all noncurrent deferred tax liabilities and assets.

NOTE 7 -- LONG-TERM DEBT AND CREDIT FACILITIES

  Long-term Debt

     Long-term debt consists of the following:

                                                                 DECEMBER 31
                                                             -------------------     SEPTEMBER 30,
                                                              1991        1992           1993
                                                             -------     -------     -------------
                                                                        (IN THOUSANDS)
Term Notes due through April 1995 with interest at a rate
  which approximates the Citibank N.A. prime rate plus 2%
  (effectively 8% at December 31, 1992)(Note 12)...........  $26,403     $ 9,374        $ 6,583
Term Notes payable to a shareholder (Note 12), due through
  April 1995 with interest at a rate which approximates the
  Citibank N.A. prime rate plus 2% (effectively 8% at
  December 31, 1992).......................................       --       9,375          6,584
Mortgage notes payable due through May 2014 in varying
  amounts with interest at rates from 6.7% to 13.0%........    5,460       5,212          5,102
Industrial development bonds due through August 2012 in
  varying amounts with interest at rates from 6.1% to
  13.75%...................................................   12,734      12,595         12,440
Working capital loan from a shareholder due January 1996
  with interest at the Citibank N.A. prime rate plus 3%
  (effectively 9% at December 31, 1992)(Note 12)...........       --       1,000          1,000
Other unsecured indebtedness payable in varying amounts
  through August 2017 with interest at rates from 0% to
  16.5%....................................................    1,758       1,436            702
Capitalized lease obligations payable through May 1998 in
  monthly payments of $38,000 in aggregate and with
  interest at rates from 8.0% to 13.2%.....................    1,754       1,434          1,093
                                                             -------     -------     -------------
     Total long-term debt..................................   48,109      40,426         33,504
Less: Current portion......................................    7,646       7,683          7,203
                                                             -------     -------     -------------
     Long-term portion.....................................  $40,463     $32,743        $26,301
                                                             -------     -------     -------------
                                                             -------     -------     -------------

                                    Care F-14

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

     The aggregate maturities of long-term debt and capitalized lease obligations for the ensuing five years and thereafter are as follows (in thousands):

                  YEAR ENDING
                  DECEMBER 31
                  -----------
                      1993.....................................  $ 7,683
                      1994.....................................    8,827
                      1995.....................................    7,618
                      1996.....................................    1,263
                      1997.....................................      513
                      Thereafter...............................   14,522
                                                                 -------
                                                                 $40,426
                                                                 -------
                                                                 -------

     As contemplated by the Plan of Reorganization, Care's secured bank line of credit with an outstanding balance of $31,776,000 was restructured on December 31, 1990 into term notes when the Plan became effective. The restated credit agreement provides for quarterly principal and interest payments of $2,250,000 commencing January 1991, decreasing to $2,000,000 commencing July 1992 and continuing until April 1995 when the remaining principal balance is due. Interest accrues at a rate which approximates Citibank N.A.'s prime rate plus 2%. The term notes are secured by substantially all of the Company's assets, except certain nursing facilities and their related assets. Approximately 85% of any net cash proceeds resulting from sales of the assets securing the term notes are required to be used to prepay the debt. The agreement contains affirmative and negative covenants, including the maintenance of certain operating ratios, the maintenance of minimum levels of retained earnings, the prohibition of payment of dividends, a limitation on the amount of capital expenditures, and restrictions on the creation of new debt and lease obligations.

     The Company has a $1,000,000 working capital facility made available by a major shareholder (Notes 12 and 17). This loan bears interest at a rate approximating Citibank, N.A.'s prime rate plus 3%, payable quarterly, and is secured by one of the Company's nursing facilities. This working capital facility matures in January 1996 or upon payment in full of all amounts owing under the term notes. In 1991 and 1992 the Company paid a commitment fee of 1% per annum on the average unused portion of this facility.

     Each of the mortgage notes and industrial development bonds ("IDB's") is secured by a first deed of trust on the related facility. Two of the IDB's require the maintenance of debt service reserve funds and all of the IDB's contain affirmative and negative covenants and reporting requirements.

NOTE 8 -- COMMITMENTS AND CONTINGENCIES

  Bankruptcy Claims

     All disputed bankruptcy claims have been resolved and have been provided for as of December 31, 1992.

  Letters of Credit

     The Company is contingently liable under letters of credit principally related to deposit requirements on its self-insured workers' compensation plans. State regulations require the maintenance of deposits at specified percentages of estimated future claim payments which can be satisfied through a combination of cash deposits, surety bonds and letters of credit. The total amount of letters of credit outstanding at December 31, 1991 and 1992 were $5,640,000 and $6,250,000, respectively.

                                    Care F-15

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

  Leases

     The Company leases certain facilities and offices under cancelable and noncancelable agreements expiring at various dates through October 2011. The leases are generally triple-net leases and provide for the Company's payment of property taxes, insurance and repairs. Certain leases contain renewal options and rent escalation clauses. Rent escalation clauses require either fixed increases or increases tied to the Consumer Price Index. Eight leases provide fixed purchase price options and one lease provides a put option in the year 2000 at 100% of fair market value.

  Leases

     Rent and lease expenses aggregated $7,249,000 for 1990, $7,785,000 for 1991 and $7,682,000 for 1992.

     Future minimum lease payments (in thousands) for operating leases at December 31, 1992 are as follows:

                    1993.......................................  $ 6,563
                    1994.......................................    6,571
                    1995.......................................    6,674
                    1996.......................................    6,597
                    1997.......................................    5,200
                    Thereafter.................................   27,258
                                                                 -------
                    Total minimum lease payments...............  $58,863
                                                                 -------
                                                                 -------

GUARANTEES OF LEASES

     The Company is contingently liable for many of the operating leases assumed by the purchasers of the Company's leasehold interests in facilities. The Company is not aware of any failure on the part of these purchasers to meet the terms of their obligations, and does not anticipate any expenditures to be incurred in connection with its guarantees. If a default were to occur, the Company generally would be able to assume operations of the facility and use the net revenues thereof to defray the Company's expenditures on these guarantees.

     The following is a schedule of future minimum lease payments (in thousands) for the operating leases for which the Company is contingently liable:

                    1993.......................................  $ 1,394
                    1994.......................................    1,356
                    1995.......................................    1,356
                    1996.......................................    1,185
                    1997.......................................    1,151
                    Thereafter.................................    5,442
                                                                 -------
                                                                 $11,884
                                                                 -------
                                                                 -------

NOTE 9 -- CAPITAL STRUCTURE

     The Company has authorized capital stock of 26,000,000 shares consisting of 1,000,000 shares of Series A Preferred Stock, $1.00 par value per share, and 25,000,000 shares of Common Stock, $.01 par value per share.

                                    Care F-16

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

  Preferred Stock

     The Preferred Stock, none of which has been issued, has certain preferences upon liquidation or redemption and has voting rights similar to the Common Stock.

COMMON STOCK

     As part of the Plan of Reorganization, in January 1991 the Company canceled its old Common Stock and debt securities and discharged certain other liabilities by issuing shares of its new Common Stock. The accompanying consolidated financial statements reflect the issuance of the 8,956,000 shares of Common Stock and the retirement of all old Common Stock and certain debt as of December 31, 1990, the effective date of the Plan of Reorganization.

     On December 21, 1992, the Company sold 1,633,000 shares of new Common Stock to affiliates of Smith Management Company and Foothill Group, Inc., its two largest shareholders for $4,000,000 (Note 12). In 1992, Care retired 46,000 shares of new Common Stock which had been acquired by the Company through settlement of certain claims.

STOCK OPTION PLAN

     During February 1992, the Board of Directors of the Company approved a stock option plan providing for the grant of options to employees and certain consultants to purchase an aggregate of 550,000 shares of the Company's Common Stock. Under this plan, full-time employees are eligible to receive grants of either incentive stock options structured to qualify under Section 422 of the IRC of 1986, or nonqualified stock options which are not intended to meet the requirements of the IRC. Consultants and certain eligible directors may be granted only nonqualified stock options. The plan was approved by the shareholders of the Company in May 1992 and nonqualified stock options to purchase 339,000 shares have been granted and are outstanding as of December 31, 1992. The options vest over a four year period and have an exercise price equal to the market price of the Company's common stock on the date of grant. Outstanding options expire on various dates through November 20, 1997.

          Stock option activity (in shares):

                                                                          1992
                                                                         -------
            Outstanding, beginning of year.............................        0
            Granted ($2.125 to $2.875).................................  378,000
            Exercised..................................................       (0)
            Canceled ($2.125 to $2.50).................................  (39,000)
                                                                         -------
            Outstanding, end of year ($2.125 to $2.875)................  339,000
                                                                         -------
                                                                         -------
            Exercisable at end of year.................................        0
                                                                         -------
                                                                         -------
            Available for grant at end of year.........................  111,000
                                                                         -------
                                                                         -------

  Share Appreciation Rights Plan

     In January 1991, Care's Board of Directors adopted a Share Appreciation Rights Plan (the "SAR Plan") which provided for the award of 1,000,000 units to certain key executives. The SAR Plan was amended by the Board of Directors and shareholders in May 1992.

     The SAR Plan provides that upon award, 25% of the units vest on each of the first four anniversaries of the award date and vested units must be exercised before the fifth anniversary of the award. Upon exercise, the

                                    Care F-17

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

awardee is entitled to receive in cash or stock, at the Company's option, the difference between the base value awarded and the market value on the date units are exercised.

     As indicated below, of the 900,000 units which were awarded in 1991, 23,000 were exercised, 517,000 were forfeited and 360,000 remain outstanding, of which, 180,000 are vested as of December 31, 1992. The Board of Directors has decided not to award additional rights under the SAR Plan. During 1991 and 1992, the Company accrued $293,000 and $291,000, respectively, in benefits associated with this plan and 450,000 shares of Common Stock have been reserved for possible issuance in settlement of the appreciation due awardees.

       Stock appreciation rights activity (in units):

                                                                    1991        1992
                                                                  --------     -------
        Outstanding, beginning of year..........................         0     450,000
        Granted.................................................   900,000           0
        Exercised...............................................         0     (23,000)
        Canceled................................................  (450,000)    (67,000)
                                                                  --------     -------
        Outstanding, end of year................................   450,000     360,000
                                                                  --------     -------
                                                                  --------     -------

NOTE 10 -- DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

     Other assets consist of deposits (primarily related to the Company's self-insured workers' compensation plans and facility leases), debt service reserves related to the IDB's and other debt, a 26% interest in a pharmacy partnership (Note 12), deferred charges and other.

       Accrued liabilities consist of the following (in thousands):

                                                         DECEMBER 31
                                                     -------------------     SEPTEMBER 30,
                                                      1991        1992           1993
                                                     -------     -------     -------------
        Accrued payroll and related taxes..........  $ 4,178     $ 4,476        $ 6,609
        Accrual for contingencies and legal
          settlements..............................    3,828       3,244          2,711
        Accrued workers' compensation claims (Net
          of discounting of $4,269, $3,085 and
          $3,056 for 1991, 1992 and 1993,
          respectively)............................   11,640      10,627         10,389
        Accrued employee benefits..................    3,801       3,875          3,494
        Reserve for losses on discontinuance of
          certain operations.......................    4,101       1,513          1,277
        Reserve for expenses and fees in connection
          with Chapter 11 proceedings..............      765         556            269
        Other accrued liabilities..................    2,318       1,647          4,581
        Income taxes payable.......................       --         640          2,405
                                                     -------     -------     -------------
                  Total accrued liabilities........   30,631      26,578         31,735
        Less current portion of accrued
          liabilities..............................   17,785      15,791         18,135
                                                     -------     -------     -------------
                  Noncurrent portion...............  $12,846     $10,787        $13,600
                                                     -------     -------     -------------
                                                     -------     -------     -------------

NOTE 11 -- LITIGATION

     During 1992 the Company settled several lawsuits. A lawsuit with a California hospital in which the Company was a defendant and where the plaintiff had been awarded a $548,000 writ of attachment was settled with a cash payment of $350,000 and a contingent payment based on the outcome of a certain Company-filed

                                    Care F-18

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

Medicare appeal. The Company also settled, for a cash payment of $139,000, litigation with another nursing facility provider related to a nursing facility sublease. These losses had previously been provided for in the Company's consolidated financial statements.

     The Company is also subject to various claims and lawsuits which arise in the normal course of business. In the opinion of management, adequate provision has been made and such claims or actions are not expected to have a material adverse effect on the Company's financial position.

NOTE 12 -- RELATED PARTY TRANSACTIONS

     Smith Management Company and its affiliated companies ("Smith") and Foothill Capital Corporation, Foothill Group, Inc. and affiliates ("Foothill") are significant shareholders of the Company.

     In 1990 and 1991 the Company sold $3,000,000 in secured convertible exchangeable notes to Smith and Foothill. The notes, which had a maturity date of December 31, 1993, bore interest at a rate approximating the Citibank, N.A. prime rate plus 1% payable quarterly, were secured by two of the Company's nursing facilities. The notes were convertible at any time, at the option of the holder, into shares of Preferred Stock or Common Stock and would automatically convert into shares of Common Stock upon the occurrence of certain events. On November 14, 1991, the requirements for automatic conversion were met and the notes were converted into 2,679,000 shares of Common Stock. The holders of these shares have registration rights whereby they can request, at the Company's expense, that the Common Stock issued be registered with the Securities and Exchange Commission. Foothill has also provided the Company with a $1,000,000 revolving credit working capital facility and has extended the initial due date from December, 1993 to January, 1996.

     In April 1991, the Company engaged Smith to assist in the development and implementation of a program which would improve the Company's liquidity. Under this agreement, the Company paid Smith an aggregate of $218,000 for 1992 and $100,000 for 1991. This agreement expired on December 31, 1992.

     In January 1992, Foothill acquired from Wells Fargo Bank, N.A. a 50% interest in the Company's term note obligation. Their portion of the term notes amounts to $9,375,000 at December 31, 1992. As part of the transaction, Foothill also acquired a contingent letter of credit obligation with a principal amount of $4,316,000.

     In December, 1992, the Company sold 1,633,000 shares of new Common Stock to Smith and Foothill for $4,000,000. In connection with this transaction, Smith and Foothill have registration rights whereby they can join the Company in a registration if the Company chooses to register other shares of its Common Stock with the Securities and Exchange Commission.

     The pharmacy partnership formed in April 1992, in which the Company has a 26% interest, continues to provide products and services to the nursing and rehabilitation centers operated by the Company. For 1992 these purchases totalled approximately $4,200,000.

NOTE 13 -- DISPOSAL OF FACILITY

     In 1992, Care recognized a gain of $1,007,000 on a nursing facility disposal which occurred in 1991. The gain represents the difference between the book value of the nursing facility assets which were acquired in 1991 by a bank in a nonjudicial foreclosure and management's estimate of the value of the assets surrendered.

                                    Care F-19

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

NOTE 14 -- QUARTERLY FINANCIAL DATA

                                          FIRST        SECOND       THIRD        FOURTH
           1990 (UNAUDITED)              QUARTER      QUARTER      QUARTER      QUARTER       TOTAL
- ---------------------------------------  --------     --------     --------     --------     --------
Revenues...............................  $ 60,005     $ 55,950     $ 50,845     $ 48,243     $215,043
                                         --------     --------     --------     --------     --------
                                         --------     --------     --------     --------     --------
Income (loss) before reorganization
  items
  and income taxes.....................      (686)      (1,053)        (964)       1,495       (1,208)
Reorganization items...................        --        1,031          710       33,932       35,673
                                         --------     --------     --------     --------     --------
Income (loss) before extraordinary
  gain.................................      (686)         (22)        (254)      35,427       34,465
Extraordinary gain.....................        --           --           --       73,149       73,149
                                         --------     --------     --------     --------     --------
Net income (loss)......................      (686)         (22)        (254)     108,576      107,614
                                         --------     --------     --------     --------     --------
                                         --------     --------     --------     --------     --------
Income (loss) per share:...............     *            *            *            *            *

- ---------------

* Per share amounts are not meaningful due to the Reorganization.

     During the second, third and fourth quarters of 1990, the Company realized gains on disposals of facilities of $1,031,000, $710,000, and $965,000, respectively. These gains were classified as reorganization items in the Consolidated Statement of Operations.

     Additionally, during the fourth quarter of 1990, following resolution of certain litigation and other contingencies, the Company reversed reserves for litigation costs of $8,178,000 and reserves for Chapter 11 expenses of $1,223,000.

                                          FIRST        SECOND       THIRD        FOURTH
           1991 (UNAUDITED)              QUARTER      QUARTER      QUARTER      QUARTER       TOTAL
- ---------------------------------------  --------     --------     --------     --------     --------
Revenues...............................  $ 44,455     $ 46,057     $ 46,429     $ 48,735     $185,676
                                         --------     --------     --------     --------     --------
                                         --------     --------     --------     --------     --------
Income (loss) before reorganization
  items
  and income taxes.....................      (166)         492           22          888        1,236
Reorganization and other items.........        --           --          882          838        1,720
                                         --------     --------     --------     --------     --------
Income (loss) before income taxes......      (166)         492          904        1,726        2,956
Provision for income taxes.............        --           --          425          296          721
                                         --------     --------     --------     --------     --------
Net income (loss)......................  $   (166)    $    492     $    479     $  1,430     $  2,235
                                         --------     --------     --------     --------     --------
                                         --------     --------     --------     --------     --------
Income (loss) per share:
Net income (loss)......................  $   (.02)    $    .05     $    .05     $    .14     $    .24
                                         --------     --------     --------     --------     --------
                                         --------     --------     --------     --------     --------
Weighted average shares outstanding....     8,956        8,956        8,956       10,296        9,294
                                         --------     --------     --------     --------     --------
                                         --------     --------     --------     --------     --------

     During the second quarter of 1991 Care disposed of one facility and recognized a loss of $653,000 that was charged against reserves for losses on discontinuance of certain operations.

     During the third quarter of 1991 the Company recognized gains resulting from the reversal of reserves for losses on the discontinuance of certain operations of $882,000.

                                    Care F-20

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

     During the fourth quarter of 1991 the Company recognized gains resulting from the reversal of reserves for losses on the discontinuance of certain operations of $374,000 and reversal of reserves for expenses and fees resulting from Chapter 11 proceedings of $464,000.

                                           FIRST      SECOND       THIRD      FOURTH
            1992 (UNAUDITED)              QUARTER     QUARTER     QUARTER     QUARTER      TOTAL
- ----------------------------------------  -------     -------     -------     -------     --------
Revenues................................  $47,858     $46,401     $48,589     $49,200     $192,048
                                          -------     -------     -------     -------     --------
                                          -------     -------     -------     -------     --------
Income before reorganization items
  and income taxes......................      690       1,356       2,124       2,879        7,049
Reorganization and other items..........       --          --          --       1,543        1,543
                                          -------     -------     -------     -------     --------
Income before income taxes..............      690       1,356       2,124       4,422        8,592
Provision for income taxes..............      276         542         850       1,260        2,928
                                          -------     -------     -------     -------     --------
Net income..............................  $   414     $   814     $ 1,274     $ 3,162     $  5,664
                                          -------     -------     -------     -------     --------
                                          -------     -------     -------     -------     --------
Income per share:
Net income..............................  $   .04     $   .07     $   .11     $   .27     $    .49
                                          -------     -------     -------     -------     --------
                                          -------     -------     -------     -------     --------
Weighted average shares outstanding.....   11,635      11,635      11,635      11,809       11,667
                                          -------     -------     -------     -------     --------
                                          -------     -------     -------     -------     --------

     During the fourth quarter of 1992, the Company recognized gains resulting from the reversal of reserves for losses on the discontinuance of certain operations of $461,000, the reversal of reserves for expenses and fees resulting from Chapter 11 proceedings of $75,000 and recognized a gain on the sale of a facility disposed of in 1991 of $1,007,000.

NOTE 15 -- EXTRAORDINARY GAIN FROM DISCHARGE OF DEBT

     In accordance with the Company's Plan of Reorganization, certain prepetition liabilities were satisfied through the issuance of shares of Common Stock while others were satisfied by full or partial cash payment. The extraordinary gain from discharge of debt was calculated immediately prior to emerging from bankruptcy on December 31, 1990, as follows:

  Liabilities Subject to Settlement Under Reorganization Proceedings

            Subordinated debt..........................................  $70,911
            Other long-term debt.......................................    3,691
            Trade and other payables...................................    3,229
                                                                         -------
                                                                          77,831
            Less:
              Reorganization value of 8,061,000 shares of
                 common stock issued (Note 3)..........................    3,847
              Cash payments............................................      835
                                                                         -------
                                                                           4,682
                                                                         -------
            Extraordinary gain from discharge of debt..................  $73,149
                                                                         -------
                                                                         -------

NOTE 16 -- RETIREMENT SAVINGS PLAN

     Effective January 1, 1992, the Company began accepting the entry of new participants and began accepting participant contributions to the Care Enterprises, Inc. Retirement Savings Plan, which is a qualified

                                    Care F-21

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. All employees with at least one year of employment who have attained the age of 21 are eligible to participate. Participants may contribute, on a pretax basis, up to 10% of their earnings to the plan (subject to certain limitations), for which the Company matches 15% of the first 3% of contributions for persons with less than three years of service and 25% of the first 5% for all others. The Company's contributions are subject to a four-year vesting period. Matching contributions made by the Company for 1992 were $155,000.

NOTE 17 -- SUBSEQUENT EVENT

     In March 1993 the Company obtained a $3,500,000 increase to its working capital loan provided by Foothill, a major shareholder. The loan is secured by certain of the Company's nursing and rehabilitation centers and certain accounts receivable. The loan bears interest at a rate which approximates the Citibank, N.A. prime rate plus 3% and expires in January 1996.

NOTE 18 -- INTERIM RESULTS (UNAUDITED)

     The accompanying consolidated balance sheet as of September 30, 1993, the consolidated statements of operations and cash flows for the nine months ended September 30, 1992 and 1993, and the consolidated statement of shareholders' equity (deficiency) for the nine months ended September 30, 1993 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for the fair statement of the results of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results which may be expected for an entire year.

     The following disclosures relate to the aforementioned unaudited interim financial statements:

     1. The significant accounting policies described in Note 2 have been applied to the unaudited interim financial statements.

     2. The provisions for income taxes for the nine months ended September 30, 1992 and 1993 have been computed using the effective tax rate expected to be applicable for each respective year.

                                                                                      NINE MONTHS
                                                    FIRST     SECOND      THIRD          ENDED
                1993 (UNAUDITED)                   QUARTER    QUARTER    QUARTER   SEPTEMBER 30, 1993
- -------------------------------------------------  -------    -------    -------   ------------------
Revenues.........................................  $47,748    $49,865    $50,582        $148,195
                                                   -------    -------    -------   ------------------
                                                   -------    -------    -------   ------------------
Income before reorganization items and income
  taxes..........................................    1,661      2,247      2,658           6,566
Reorganization and other items...................       --         --         --              --
                                                   -------    -------    -------   ------------------
Income before income taxes.......................    1,661      2,247      2,658           6,566
Provision for income taxes.......................      665        898      1,063           2,626
                                                   -------    -------    -------   ------------------
Net income.......................................  $   996    $ 1,349    $ 1,595        $  3,940
                                                   -------    -------    -------   ------------------
                                                   -------    -------    -------   ------------------
Income per share -- primary:
Net income.......................................  $  0.08    $  0.10    $  0.12        $   0.30
                                                   -------    -------    -------   ------------------
                                                   -------    -------    -------   ------------------
Weighted average shares outstanding..............   13,262     13,323     13,321          13,300
                                                   -------    -------    -------   ------------------
                                                   -------    -------    -------   ------------------

     On December 20, 1993, Care and Regency Health Services, Inc., a Delaware corporation ("Regency"), entered into an Agreement and Plan of Merger dated as of December 20, 1993 (the "Merger Agreement"). Pursuant to the Merger Agreement, Care will be merged with and into Regency with Regency as the surviving corporation (the "Merger") and each share of Care's Common Stock issued and outstanding immediately

                                    Care F-22

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (INFORMATION AT SEPTEMBER 30, 1993, AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1992 AND 1993 IS UNAUDITED)

prior to the time of the consummation of the Merger shall automatically be converted into the right to receive 0.71 shares of Regency's Common Stock, par value $0.01 per share ("Regency Common Stock"). The transactions contemplated by the Merger are subject to certain conditions, including, without limitation, the approval by regulatory agencies and the stockholders of each of Care and Regency. Care anticipates that the Merger will be consummated in the second calendar quarter of 1994.

     On December 30, 1993, Care entered into a Note Agreement with a number of institutional purchasers pursuant to which it issued $30,000,000 of its 8.10% Senior Secured Notes due December 15, 2000 ("Notes"). The Notes have an average maturity of five years and provide for interest payments on each of January 15 and July 15, commencing January 15, 1994. Principal payments of $6,000,000 are due annually commencing on January 15, 1997, with the final payment due on maturity.

     Care applied approximately $18,900,000 of the proceeds from the Notes to repay indebtedness, including approximately $11,600,000 of Term Notes payable to Citibank, N.A. as agent under the 1990 Amended and Restated Credit Agreement and $7,300,000 in other debt. In addition approximately $1,100,000 was used to pay costs and expenses of the issuance of the Notes, approximately $800,000 was used to establish cash escrows with a title company pending the resolution of certain title and debt pay off related issues, and approximately $500,000 was used to exercise a purchase option from the lessor of one of the mortgaged facilities.

                                    Care F-23

                                                                         ANNEX A

                               AGREEMENT AND PLAN
                                       OF
                                     MERGER
                    (RESTATED TO INCLUDE AMENDMENT THERETO)
                         DATED AS OF DECEMBER 20, 1993
                                 BY AND BETWEEN
                         REGENCY HEALTH SERVICES, INC.
                                      AND
                             CARE ENTERPRISES, INC.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         -----
ARTICLE I -- CERTAIN DEFINITIONS.......................................................   A- 1
ARTICLE II -- THE MERGER...............................................................   A- 1
      2.1  The Merger..................................................................   A- 3
      2.2  Effective Time..............................................................   A- 3
      2.3  Effects of the Merger.......................................................   A- 3
      2.4  Restated Certificate of Incorporation and Bylaws............................   A- 3
      2.5  Stockholder Meetings........................................................   A- 3
      2.6  Conversion of Care Common Stock in the Merger...............................   A- 3
      2.7  Dissenting Shares...........................................................   A- 4
      2.8  Exchange of Shares..........................................................   A- 4
      2.9  Time and Place of Closing...................................................   A- 5
ARTICLE III -- CORPORATE GOVERNANCE....................................................   A- 5
      3.1  Actions to be Taken by Regency at the Effective Time with Respect to
             Corporate Governance......................................................   A- 5
      3.2  Certain Committees of Regency Board of Directors............................   A- 6
      3.3  Corporate Headquarters......................................................   A- 6
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF REGENCY................................   A- 6
      4.1  Organization and Qualification..............................................   A- 6
      4.2  Capitalization..............................................................   A- 6
      4.3  Authority...................................................................   A- 7
      4.4  Consents and Approvals; No Violation........................................   A- 7
      4.5  SEC Reports and Financial Statements........................................   A- 7
      4.6  Absence of Certain Changes or Events........................................   A- 8
      4.7  Litigation..................................................................   A- 8
      4.8  Compliance with Law.........................................................   A- 8
      4.9  Taxes.......................................................................   A- 8
      4.10 Disclosure..................................................................   A- 9
      4.11 Information Supplied........................................................   A- 9
      4.12 Employee Matters............................................................   A- 9
      4.13 Affiliate Agreements........................................................   A- 9
      4.14 Opinion of Financial Advisor................................................   A- 9
      4.15 Accounting Matters..........................................................   A-10
      4.16 Brokers and Finders.........................................................   A-10
ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF CARE....................................   A-10
      5.1  Organization and Qualification..............................................   A-10
      5.2  Capitalization..............................................................   A-10
      5.3  Authority...................................................................   A-10
      5.4  Consents and Approvals; No Violation........................................   A-11
      5.5  SEC Reports and Financial Statements........................................   A-11
      5.6  Absence of Certain Changes or Events........................................   A-12
      5.7  Litigation..................................................................   A-12
      5.8  Compliance with Law.........................................................   A-12
      5.9  Taxes.......................................................................   A-12
      5.10 Disclosure..................................................................   A-12
      5.11 Information Supplied........................................................   A-12
      5.12 Employee Matters............................................................   A-13

                                                                                         PAGE
                                                                                         -----
      5.13 Affiliate Agreements........................................................   A-13
      5.14 Opinion of Financial Advisor................................................   A-13
      5.15 Accounting Matters..........................................................   A-13
      5.16 Brokers and Finders.........................................................   A-13
ARTICLE VI -- COVENANTS RELATING TO CONDUCT OF BUSINESS................................   A-13
      6.1  Conduct of Business of Regency Pending the Effective Time...................   A-13
      6.2  Conduct of Business of Care Pending the Effective Time......................   A-14
      6.3  Cooperation.................................................................   A-15
      6.4  Recommendation to Stockholders..............................................   A-15
      6.5  State Takeover Laws.........................................................   A-16
ARTICLE VII -- ADDITIONAL COVENANTS AND AGREEMENTS.....................................   A-16
      7.1  No Solicitation.............................................................   A-16
      7.2  Access to Information.......................................................   A-17
      7.3  Registration Statement and Proxy Statement..................................   A-17
      7.4  Affiliates..................................................................   A-17
      7.5  Agreement to Cooperate; Further Assurances..................................   A-17
      7.6  Stock Options...............................................................   A-18
      7.7  Public Statements...........................................................   A-18
      7.8  Letter of Regency's Accountants.............................................   A-18
      7.9  Letter of Care's Accountants................................................   A-18
      7.10 Expenses....................................................................   A-18
      7.11 Opinions of Financial Advisors..............................................   A-19
      7.12 Registration Rights.........................................................   A-19
      7.13 Indemnification; Directors and Officers Insurance...........................   A-19
      7.14 Merger Provisions...........................................................   A-19
      7.15 Employment Agreements.......................................................   A-19
      7.16 Undertaking.................................................................   A-19
      7.17 New York Stock Exchange Listing.............................................   A-19
      7.18 Merger Sub Activities.......................................................   A-19
ARTICLE VIII -- CONDITIONS.............................................................   A-20
      8.1  Conditions to Each Party's Obligation to Effect the Merger..................   A-20
      8.2  Conditions to Obligation of Regency to Effect the Merger....................   A-20
      8.3  Conditions to Obligation of Care to Effect the Merger.......................   A-21
ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER........................................   A-22
      9.1  Termination.................................................................   A-22
      9.2  Effect of Termination.......................................................   A-23
      9.3  Amendment...................................................................   A-23
      9.4  Waiver......................................................................   A-23
      9.5  Termination Fee.............................................................   A-23
ARTICLE X -- GENERAL PROVISIONS........................................................   A-24
     10.1  Non-Survival of Representations, Warranties and Agreements..................   A-24
     10.2  Notices.....................................................................   A-24
     10.3  Interpretation..............................................................   A-25
     10.4  Miscellaneous...............................................................   A-25
     10.5  Counterparts................................................................   A-25

                                                                                         PAGE
                                                                                         -----
     10.6  Parties in Interest.........................................................   A-25
     10.7  Severability................................................................   A-25
     10.8  Attorneys' Fees.............................................................   A-25
Exhibit A    Form of Restated Certificate of Incorporation of Regency
Exhibit B    Form of Bylaws of Regency
Exhibit C    Corporate Governance
Exhibit D    Form of Sidley & Austin legal opinion
Exhibit E    Form of Skadden, Arps legal opinion

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of December 20, 1993 (the "Agreement"), by and between Regency Health Services, Inc., a Delaware corporation ("Regency"), and Care Enterprises, Inc., a Delaware corporation ("Care").

     WHEREAS, the Board of Directors of each of Regency and Care deems it advisable and in the best interests of their respective stockholders that Care be merged with and into Regency (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "GCL"), upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated by this Agreement constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

     NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     SECTION 1.1 "Affiliate" shall mean, as to any person, any other person that directly or indirectly controls, or is under common control with or is controlled by such person.

     SECTION 1.2 "Arthur Andersen" shall mean Arthur Andersen & Co., Regency's independent auditors.

     SECTION 1.3 "Care" shall mean Care Enterprises, Inc., a Delaware corporation.

     SECTION 1.4 "Care Common Stock" shall mean the common stock, par value $.01 per share, of Care.

     SECTION 1.5  "Care Permits" shall have the meaning set forth in Section
5.8.

     SECTION 1.6  "Care Plans" shall have the meaning set forth in Section 5.10.

     SECTION 1.7 "Care SEC Reports" shall have the meaning set forth in Section 5.5.

     SECTION 1.8  "Care Stock Option" shall have the meaning set forth in
Section 7.6.

     SECTION 1.9 "Care Third Party Proposal" shall have the meaning set forth in Section 9.1.

     SECTION 1.10  "Certificate" shall have the meaning set forth in Section
2.8.

     SECTION 1.11  "Certificate of Merger" shall have the meaning set forth in
Section 2.2.

     SECTION 1.12 "Code" shall have the meaning set forth in the introductory clauses hereto.

     SECTION 1.13  "Dissenting Shares" shall have the meaning set forth in
Section 2.7.

     SECTION 1.14 "Effective Time" shall have the meaning set forth in Section 2.2.

     SECTION 1.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 1.16 "ERISA Affiliate," with respect to any party, shall mean any trade or business, whether or not incorporated, that together with such party would be deemed a "single employer" within the meaning of section 4001(a)(15) of ERISA.

     SECTION 1.17 "Ernst & Young" shall mean Ernst & Young, Care's independent auditors.

     SECTION 1.18 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     SECTION 1.19 "Exchange Agent" shall have the meaning set forth in Section 2.8.

     SECTION 1.20 "Exchange Ratio" shall have the meaning set forth in Section 2.6.

     SECTION 1.21 "Form S-4" shall mean the Registration Statement on Form S-4 to be filed with the SEC under the Securities Act in connection with the Merger for the purpose of registering the shares of Regency Common Stock to be issued in the Merger.

     SECTION 1.22 "GCL" shall have the meaning set forth in the introductory clauses hereto.

     SECTION 1.23 "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     SECTION 1.24 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     SECTION 1.25 "Material Adverse Effect," with respect to any party, shall mean a material adverse effect (or any development which, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, assets, financial or other condition, results of operations or prospects of such party and its Subsidiaries taken as a whole.

     SECTION 1.26 "Merger" shall have the meaning set forth in the introductory clauses hereto.

     SECTION 1.27 "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to Care.

     SECTION 1.28 "Proxy Statement" shall mean the joint proxy statement/prospectus to be distributed to holders of shares of Regency Common Stock and holders of shares of Care Common Stock in connection with the meetings of such holders to be held in connection with the transactions contemplated by this Agreement.

     SECTION 1.29 "Regency" shall mean Regency Health Services, Inc., a Delaware corporation.

     SECTION 1.30 "Regency Bylaws" shall have the meaning set forth in Section 3.1.

     SECTION 1.31 "Regency Certificate of Incorporation" shall have the meaning set forth in Section 3.1.

     SECTION 1.32 "Regency Common Stock" shall mean the common stock, par value $.01 per share, of Regency.

     SECTION 1.33 "Regency Permits" shall have the meaning set forth in Section 4.8.

     SECTION 1.34 "Regency Plans" shall have the meaning set forth in Section 4.12.

     SECTION 1.35  "Regency SEC Reports" shall have the meaning set forth in
Section 4.5.

     SECTION 1.36  "Regency Stock Option" shall have the meaning set forth in
Section 7.6.

     SECTION 1.37 "Regency Third Party Proposal" shall have the meaning set forth in Section 9.1.

     SECTION 1.38  "SEC" shall mean the Securities and Exchange Commission.

     SECTION 1.39 "Securities Act" shall mean the Securities Act of 1933, as amended.

     SECTION 1.40 "Smith Barney Shearson" shall mean Smith Barney Shearson Inc., financial advisor to Regency.

     SECTION 1.41 "Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     SECTION 1.42  "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

     SECTION 1.43  "Termination Date" shall have the meaning set forth in
Section 9.1.

     SECTION 1.44 "Third Party" shall mean any person or group that is deemed to be a "person" within the meaning of Section 13(d) of the Exchange Act.

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in Article VIII, and in accordance with the GCL, at the Effective Time, Care Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Regency to be formed prior to the Effective Time ("Merger Sub"), shall be merged with and into Care. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Care shall continue as the surviving corporation of the Merger (the "Surviving Subsidiary") and shall succeed to and assume all the rights and obligations of Merger Sub.

     SECTION 2.2 Effective Time. At the time of Closing, upon the terms and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the GCL (the date and time of such filing being referred to herein as the "Effective Time").

     SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the GCL.

     SECTION 2.4  Certificate of Incorporation and Bylaws.

     (a) The Restated Certificate of Incorporation of Regency (the "Regency Certificate"), attached hereto as Exhibit A, shall be the Certificate of Incorporation of Regency following the Merger.

     (b) The Bylaws of Regency as in effect immediately prior to the Effective Time shall be the Bylaws of Regency following the Merger (until duly amended in accordance with applicable law).

     (c) The officers and directors of Regency following the Merger shall be as set forth on Exhibit C.

     (d) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be substantially in the form of Exhibit A and shall be the Certificate of Incorporation of the Surviving Subsidiary (the "Surviving Subsidiary Certificate"), except that the name of the corporation specified therein shall be Care Enterprises, Inc.

     (e) The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be substantially in the form of Exhibit B and shall be the Bylaws of the Surviving Subsidiary (until duly amended in accordance with applicable law).

     (f) The directors of the Surviving Subsidiary following the Merger shall be those persons set forth on Exhibit C as directors of Regency. The officers of the Surviving Subsidiary following the Merger shall be those persons set forth on Exhibit C as officers of Regency, each to hold the same office that he will hold in Regency.

     SECTION 2.5 Stockholder Meetings. Each of Regency and Care shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and related matters. Subject to the exercise of their respective fiduciary obligations, the respective boards of directors of Regency and Care shall recommend to their respective stockholders approval of such matters.

     SECTION 2.6 Conversion of Care Common Stock in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Regency, Care or Merger Sub: (i) each share of Care Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares owned by Regency or any of its Subsidiaries, held in Care's treasury or owned by any Subsidiary of Care, and other than Dissenting Shares) shall automatically be converted into 0.71 of a share of Regency Common Stock (the "Exchange Ratio"); (ii) each share of Care Common Stock issued and outstanding immediately prior to the Effective Time and owned by Regency or any of its Subsidiaries, held in Care's treasury or owned by any Subsidiary of Care, shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto;
(iii) each share of common stock of Merger Sub shall be converted into and become one share of common stock of the Surviving Subsidiary; and (iv) each share of common stock of the Surviving Subsidiary issued and outstanding and owned by

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Regency immediately prior to the Effective Time shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto.

     SECTION 2.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Care Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who has not voted such shares of Care Common Stock in favor of the Merger and who is entitled by applicable Delaware law to appraisal rights, and who shall have properly demanded in writing appraisal for such shares of Care Common Stock in accordance with Section 262 of the GCL (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive shares of Regency Common Stock as set forth herein, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal and payment under the GCL. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Care Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, shares of Regency Common Stock as set forth herein. Prior to the Effective Time, Care shall not, except with the prior written consent of Regency, make any payment with respect to, or settle or offer to settle, any such demands. Any payments relating to Dissenting Shares shall be made solely by the Surviving Subsidiary and no funds or other property have been or will be provided by Regency or any of its other direct or indirect Subsidiaries for such payment.

     SECTION 2.8  Exchange of Shares.

     (a) As of the Effective Time, Regency shall deposit with a bank or trust company designated by Regency and Care (the "Exchange Agent"), for the benefit of holders of shares of Care Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing shares of Regency Common Stock issuable pursuant to this Article II in exchange for outstanding shares of Care Common Stock.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each person who was, immediately prior to the Effective Time, a holder of record of shares of Care Common Stock whose shares of Care Common Stock were converted into shares of Regency Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a certificate that, immediately prior to the Effective Time, represented any shares of Care Common Stock (a "Certificate") shall pass, only upon proper delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as Regency and Care may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificate in exchange for certificates representing shares of Regency Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and any other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that whole number of shares of Regency Common Stock that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall be cancelled. In the event of a transfer of ownership of shares of Care Common Stock that is not registered in the transfer records of Care, a certificate representing the proper number of shares of Regency Common Stock may be issued to a transferee if the Certificate representing such shares of Care Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered in accordance with the provisions of this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Regency Common Stock.

     (c) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Regency Common Stock shall be issued upon the surrender for exchange of any Certificates pursuant to this Article II and no dividend or other distribution, stock split or interest with respect to shares of Regency Common Stock shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of any such fractional shares, each holder of shares of Care Common Stock who would otherwise have been entitled to a fraction of a share of Regency

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

Common Stock upon surrender of Certificates for exchange pursuant to this
Article II shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Regency Common Stock on the American Stock Exchange or on such exchange as the Regency Common Stock shall be listed, during the five trading days immediately following the Effective Time.

     (d) No dividends or other distributions declared or made after the Effective Time with respect to shares of Care Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Care Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Regency Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Care Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Care Common Stock.

     (e) All shares of Regency Common Stock issued upon the surrender for exchange of shares of Care Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Care Common Stock, subject, however, to the Surviving Subsidiary's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Care on such shares of Care Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Subsidiary of shares of Care Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Subsidiary for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (f) In the event of any reclassification, stock split or stock dividend with respect to Regency Common Stock or Care Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

     SECTION 2.9 Time and Place of Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California, at 10:00 a.m. (local time) on or before the fifth business day following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived or at such other place or time as Regency and Care may agree.

                                  ARTICLE III

                              CORPORATE GOVERNANCE

     SECTION 3.1 Actions to be Taken by Regency and Merger Sub at the Effective Time with Respect to Corporate Governance. Regency and Merger Sub shall take all actions necessary to cause each of the following to occur at the Effective Time:

          (a) The Bylaws of Regency (the "Regency Bylaws") shall be amended and restated in their entirety as set forth in Exhibit B hereto.

          (b) The Bylaws of Surviving Subsidiary (the "Surviving Subsidiary Bylaws") shall be amended and restated in their entirety substantially as set forth in Exhibit B hereto.

          (c) The number of directors constituting the entire Board of Directors of Regency shall be eight. Initially, such Board of Directors shall be comprised of the persons listed as such on Exhibit C hereto,

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

     and they shall serve as members of the classes therein indicated. If, prior to the Effective Time, one or more of such persons are unwilling, or are unable, to serve as a director, their replacement(s) shall be selected by the Regency Board of Directors if the word "Regency" appears opposite such person's name on Exhibit C, or by the Care Board of Directors if the word "Care" appears opposite such person's name on Exhibit C.

          (d) The Board of Directors of the Surviving Subsidiary shall be comprised of those persons listed on Exhibit C as directors of Regency.

          (e) The officers of Regency shall be the persons designated on Exhibit C hereto, holding the positions and having the responsibilities therein indicated; provided, that if any such persons are unwilling or unable to serve in such capacities, their replacements shall be selected by the Regency Board of Directors as constituted immediately after the Effective Time.

          (f) The officers of Surviving Subsidiary shall be the persons designated on Exhibit C hereto as officers of Regency, each to hold the same office that he will hold in Regency.

          (g) The foregoing directors and officers of Regency and Surviving Subsidiary shall hold their positions until their death, resignation or removal or the election or appointment of their successors in the manner provided in the Regency Certificate and the Regency Bylaws or the Surviving Subsidiary Certificate and the Surviving Subsidiary Bylaws, as the case may be, and applicable law.

     SECTION 3.2 Certain Committees of Regency Board of Directors. The initial members of each of the Committees of the Regency Board of Directors following the Effective Time, and for the period indicated in Exhibit C, shall be as set forth on Exhibit C hereto.

     SECTION 3.3 Corporate Headquarters. The corporate headquarters of Regency will be in Tustin, California at the existing offices of Care.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF REGENCY

     Regency represents and warrants to Care as follows:

     SECTION 4.1 Organization and Qualification. Each of Regency and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Regency. True and complete copies of the certificate of incorporation and bylaws of Regency as in effect on the date hereof, including all amendments thereto, have heretofore been made available or delivered to Care.

     Section 4.2  Capitalization.

     (a) The authorized capital stock of Regency consists of 35,000,000 shares of Regency Common Stock. As of December 20, 1993, there were (i) 6,824,557 shares of Regency Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights, (ii) 750,000 shares of Regency Common Stock reserved for issuance in connection with Regency's Stock Option Plan and 4,040,404 shares of Regency Common Stock reserved for issuance upon conversion of convertible securities. No Subsidiary of Regency holds any shares of Regency Common Stock.

     (b) Except for this Agreement, the Regency Stock Options and the convertible securities specified in Section 4.2(a) hereof, there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments

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

of any kind obligating Regency or any of its Subsidiaries to issue, transfer or sell any securities of Regency. All shares of Regency Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual or other obligations of Regency or any of its Subsidiaries to purchase, redeem or otherwise acquire any shares of Regency Common Stock. There is not now, and at the Effective Time there will not be, any stockholder agreement, voting trust or other agreement or understanding to which Regency or any of its Subsidiaries is a party or bound relating to the voting of any shares of the capital stock of Regency or any of its Subsidiaries.

     SECTION 4.3 Authority. Regency has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the stockholders of Regency, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Regency of the transactions contemplated hereby, have been duly authorized by Regency's board of directors, Regency's board of directors has deemed the Merger advisable and no other corporate proceedings on the part of Regency are necessary to authorize the execution and delivery of this Agreement and the consummation by Regency of the transactions contemplated hereby, except for the approval of this Agreement by the stockholders of Regency. This Agreement has been duly and validly executed and delivered by Regency and, assuming the due authorization, execution and delivery hereof by Care, constitutes or will constitute, as the case may be, a valid and binding agreement of Regency, enforceable against Regency in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     SECTION 4.4 Consents and Approvals; No Violation. None of the execution and delivery by Regency of this Agreement, the consummation by Regency of the transactions contemplated hereby or compliance by Regency with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the respective charters or bylaws (or similar governing documents) of Regency or any of its Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(A) pursuant to the Exchange Act, the Securities Act, certain state takeover, securities and antitrust statutes and the HSR Act and (B) for filing the Certificate of Merger pursuant to the GCL, (iii) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Regency or any of its Subsidiaries pursuant to any note, license, agreement or other instrument or obligation to which Regency or any of its Subsidiaries is a party or by which Regency or any of its Subsidiaries or any of their respective assets may be bound or affected, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Regency or any of its Subsidiaries or any of their respective properties or assets; other than (A) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts set forth pursuant to (iii) and (iv) above, and (B) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (ii) above that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on Regency and would not materially impair Regency's ability to consummate the transactions contemplated by this Agreement.

     SECTION 4.5 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Regency with the SEC since January 1, 1991 (as such documents have since the time of their filing been amended, the "Regency SEC Reports"), which include all the documents (other than preliminary material) that Regency was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Regency SEC Reports. None of the Regency SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of

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

Regency included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Regency and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of FASB 95) for the periods then ended. Since June 30, 1993, neither Regency nor any of its Subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of Regency and its Subsidiaries as at June 30, 1993 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (iii) as incurred after June 30, 1993 in the ordinary course of business and consistent with past practices,
(iv) as described in the Regency SEC Reports or (v) as would not, individually or in the aggregate, have a Material Adverse Effect on Regency.

     SECTION 4.6 Absence of Certain Changes or Events. Except as disclosed in the Regency SEC Reports filed prior to the date hereof or otherwise disclosed pursuant to this Agreement, since September 30, 1993, (i) Regency and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, (ii) there has not occurred or arisen any event, individually or in the aggregate, having or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect on Regency, and (iii) Regency has not declared paid, set aside or reserved for payment of any dividend or other distribution on shares of Regency Common Stock.

     SECTION 4.7 Litigation. As of the date of this Agreement, except as disclosed in the Regency SEC Reports filed prior to the date of this Agreement or otherwise disclosed to Care prior to the date hereof, there is no claim, suit, action or proceeding pending, or, to the best knowledge of Regency, threatened against or affecting Regency or any of its Subsidiaries, which is reasonably likely to have a Material Adverse Effect on Regency, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against Regency or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future is likely to have, any such effect.

     SECTION 4.8 Compliance with Law. To the best knowledge of Regency, Regency and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the business of Regency and its Subsidiaries, taken as a whole (the "Regency Permits"). To the best knowledge of Regency, Regency and its Subsidiaries are in compliance with the terms of the Regency Permits, except where the failure to so comply would not have a Material Adverse Effect on Regency. To the best knowledge of Regency, except as disclosed in the Regency SEC Reports, Regency is not in violation of any Federal, state, local or foreign law, ordinance or regulation or judgment, order or decree (including, but not limited to, those relating to the environment), the violation of which, individually or in the aggregate, would have a Material Adverse Effect on Regency.

     SECTION 4.9 Taxes. Regency and each of its Subsidiaries have accurately prepared and filed all income tax returns required to be filed, and have paid all taxes and other charges due or claimed to be due by Federal, state, local or foreign taxing authorities, and there are no tax liens upon any property or assets of Regency or any of its Subsidiaries. To the extent that tax liabilities have accrued but not become payable, they have been adequately reflected on the financial statements included in the Regency SEC Reports. The statute of limitations for examining the returns of Regency has expired for all periods to, and including, June 30, 1990. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against Regency that would have, or is reasonably likely to have, a Material Adverse Effect on Regency.

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

     SECTION 4.10 Disclosure. No representation or warranty of Regency contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of Regency to Care or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 4.11 Information Supplied. The information supplied or to be supplied by Regency or its Subsidiaries for inclusion in (i) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to stockholders or at the time of the meeting of stockholders of Regency to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Regency with respect to information supplied by Care for inclusion therein.

     SECTION 4.12 Employee Matters. Regency has delivered or made available to Care full and complete copies or descriptions of each material employment, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by Regency or any of its ERISA Affiliates, for the benefit or welfare of any director, officer, employee or former employee of Regency or any of its ERISA Affiliates (such plans and arrangements being referred to herein as the "Regency Plans"). Each of the Regency Plans is in material compliance with all applicable laws including ERISA and the Code. The Internal Revenue Service has determined that each Regency Plan that is intended to be a qualified plan under section 401(a) of the Code is so qualified and Regency is aware of no event occurring after the date of such determination that would adversely affect such determination. The unfunded liabilities accrued by participants and beneficiaries under each such plan are accurately reflected on the latest balance sheet of Regency and its Subsidiaries included in the Regency SEC Reports. No condition exists that is reasonably likely to subject Regency or any of its Subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under section 502(i) of ERISA or liability under section 4069 of ERISA or 4975, 4976 or 4980B of the Code or the loss of a Federal tax deduction under section 280G of the Code or other liability with respect to the Regency Plans that would have a Material Adverse Effect on Regency and that is not reflected on the latest balance sheet included in the Regency SEC Reports. No Regency Plan (other than any Regency Plan that is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA) is subject to Title IV of ERISA. There are no pending, threatened, or anticipated claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Regency Plans or any trusts related thereto.

     SECTION 4.13 Affiliate Agreements. Except as disclosed in the Regency SEC Reports filed prior to the date of this Agreement, except for this Agreement, as of the date of this Agreement neither Regency nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     SECTION 4.14 Opinion of Financial Advisor. Regency has received the opinion of Smith Barney Shearson to the effect that, as of December 20, 1993, the consideration to be paid by Regency in the Merger is fair to Regency from a financial point of view.

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

     SECTION 4.15 Accounting Matters. To the best knowledge of Regency, neither Regency nor any of its Affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Care or any of its Affiliates) would prevent Regency from accounting for the business combination to be effected in accordance herewith as a pooling of interests.

     SECTION 4.16 Brokers and Finders. Other than Smith Barney Shearson and L.J. Kaufman & Co., Inc., none of Regency or any of its Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF CARE

     Care represents and warrants to Regency as follows:

     SECTION 5.1 Organization and Qualification. Each of Care and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Care. True and complete copies of the restated certificate of incorporation and bylaws of Care as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Regency.

     SECTION 5.2  Capitalization.

     (a) The authorized capital stock of Care consists of 25,000,000 shares of Care Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Care Preferred Stock"). As of December 17, 1993, (i) 13,229,418 shares of Care Common Stock and no shares of Care Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights, and (ii) an aggregate of 1,000,000 shares of Care Common Stock were reserved for issuance in connection with Care's Stock Option Plan and Care's Share Appreciation Rights Plan. No Subsidiary of Care holds any shares of Care Common Stock.

     (b) Except for this Agreement, the Care Stock Option Plan and the Care Share Appreciation Rights Plan referred to in Section 5.2(a) hereof, there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating Care or any of its Subsidiaries to issue, transfer or sell any securities of Care. All shares of Care Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual or other obligations of Care or any of its Subsidiaries to purchase, redeem or otherwise acquire any shares of Care Common Stock. There is not now, and at the Effective Time there will not be, any stockholder agreement, voting trust or other agreement or understanding to which Care or any of its Subsidiaries is a party or bound relating to the voting of any shares of the capital stock of Care or any of its Subsidiaries.

     SECTION 5.3 Authority. Care has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the stockholders of Care, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Care of the transactions contemplated hereby, have been duly authorized by Care's board of directors, Care's board of directors has declared the Merger advisable and no other corporate proceedings on the part of Care are necessary to authorize the execution and delivery of this Agreement and the consummation by Care of the transactions contemplated hereby, except for the approval of this Agreement by the stockholders of Care. This Agreement has been duly and validly executed and delivered by Care and, assuming the due authorization,

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execution and delivery hereof by Regency, constitutes or will constitute, as the case may be, a valid and binding agreement of Care, enforceable against Care in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     SECTION 5.4 Consents and Approvals; No Violation. Except as set forth in the Disclosure Letter delivered by Care to Regency, none of the execution and delivery by Care of this Agreement, the consummation by Care of the transactions contemplated hereby or compliance by Care with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of the respective charters or bylaws (or similar governing documents) of Care or any of its Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to the Exchange Act, the Securities Act, certain state takeover, securities and antitrust statutes and the HSR Act and (B) for filing the Certificate of Merger pursuant to the GCL, (iii) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Care or any of its Subsidiaries pursuant to any note, license, agreement or other instrument or obligation to which Care or any of its Subsidiaries is a party or by which Care or any of its Subsidiaries or any of their respective assets may be bound or affected, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Care or any of its Subsidiaries or any of their respective properties or assets; other than (A) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts set forth pursuant to (iii) and (iv) above, and (B) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (ii) above that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on Care and would not materially impair Care's ability to consummate the transactions contemplated by this Agreement.

     SECTION 5.5 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Care with the SEC since January 1, 1991 (as such documents have since the time of their filing been amended, the "Care SEC Reports"), which include all the documents (other than preliminary material) that Care was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Care SEC Reports. None of the Care SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of Care included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Care and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of FASB 95) for the periods then ended. Since December 31, 1992, neither Care nor any of its Subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of Care and its Subsidiaries as at December 31, 1992 (including the notes thereto),
(ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (iii) as incurred after December 31, 1992 in the ordinary course of business and consistent with past practices, (iv) as described in the Care SEC Reports, (v) described in the Disclosure Letter or
(vi) as would not, individually or in the aggregate, have a Material Adverse Effect on Care.

                                      A-11
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     SECTION 5.6  Absence of Certain Changes or Events. Except as disclosed in the Care SEC Reports filed prior to the date hereof or otherwise disclosed pursuant to this Agreement, since September 30, 1993, Care and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect on Care.

     SECTION 5.7 Litigation. As of the date of this Agreement, except as disclosed in the Care SEC Reports filed prior to the date of this Agreement or otherwise disclosed to Regency prior to the date hereof, there is no claim, suit, action or proceeding pending, or, to the best knowledge of Care, threatened against or affecting Care or any of its Subsidiaries, which is reasonably likely to have a Material Adverse Effect on Care, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against Care or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future is likely to have, any such effect.

     SECTION 5.8 Compliance with Law. To the best knowledge of Care, Care and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the business of Care and its Subsidiaries, taken as a whole (the "Care Permits"). To the best knowledge of Care, Care and its Subsidiaries are in compliance with the terms of the Care Permits, except where the failure to so comply would not have a Material Adverse Effect on Care. To the best knowledge of Care, except as disclosed in the Care SEC Reports, Care is not in violation of any Federal, state, local or foreign law, ordinance or regulation or judgment, order or decree (including, but not limited to, those relating to the environment), the violation of which, individually or in the aggregate, would have a Material Adverse Effect on Care.

     SECTION 5.9 Taxes. Care and each of its Subsidiaries have accurately prepared and filed all income tax returns required to be filed, and have paid all taxes and other charges due or claimed to be due by Federal, state, local or foreign taxing authorities, and there are no tax liens upon any property or assets of Care or any of its Subsidiaries. To the extent that tax liabilities have accrued but not become payable, they have been adequately reflected in the financial statements included in the Care SEC Reports. The statute of limitations for examining the returns of Care has expired for all periods to, and including, December 31, 1984. Except as set forth in the Disclosure Letter
(i) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period, and (ii) there does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against Care that would have, or is reasonably likely to have, a Material Adverse Effect on Care.

     SECTION 5.10 Disclosure. No representation or warranty of Care contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of Care to Regency or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 5.11 Information Supplied. The information supplied or to be supplied by Care or its Subsidiaries for inclusion in (i) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to stockholders or at the time of the meeting of stockholders of Care to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Care with respect to information supplied by Regency for inclusion therein.

     SECTION 5.12 Employee Matters. Care has delivered or made available to Regency full and complete copies or descriptions of each material employment, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by Care or any of its ERISA Affiliates, for the benefit or welfare of any director, officer, employee or former employee of Care or any of its ERISA Affiliates (such plans and arrangements being referred to herein as the "Care Plans"). Each of the Care Plans is in material compliance with all applicable laws including ERISA and the Code. The Internal Revenue Service has determined that each Care Plan that is intended to be a qualified plan under section 401(a) of the Code is so qualified and Care is aware of no event occurring after the date of such determination that would adversely affect such determination. The unfunded liabilities accrued by participants and beneficiaries under each such plan are accurately reflected on the latest balance sheet of Care and its Subsidiaries included in the Care SEC Reports. No condition exists that is reasonably likely to subject Care or any of its Subsidiaries to any direct or indirect material liability under Title IV of ERISA or to a civil penalty under section 502(i) of ERISA or liability under section 4069 of ERISA or 4975, 4976 or 4980B of the Code or the loss of a Federal tax deduction under section 280G of the Code or other liability with respect to the Care Plans that would have a Material Adverse Effect on Care and that is not reflected on the latest balance sheet included in the Care SEC Reports. No Care Plan is subject to Title IV of ERISA. There are no pending, threatened, or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Care Plans or any trusts related thereto.

     SECTION 5.13 Affiliate Agreements. Except as disclosed in the Care SEC Reports filed prior to the date of this Agreement and except for this Agreement, as of the date of this Agreement neither Care nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     SECTION 5.14 Opinion of Financial Advisor. Care has received the opinion of Merrill Lynch to the effect that, as of December 20, 1993, the Exchange Ratio is fair to the holders of shares of Care Common Stock from a financial point of view.

     SECTION 5.15 Accounting Matters. To the best knowledge of Care, neither Care nor any of its Affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Regency or any of its Affiliates) would prevent Regency from accounting for the business combination to be effected in accordance herewith as a pooling of interests.

     SECTION 5.16 Brokers and Finders. Other than Merrill Lynch, none of Care or any of its Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 6.1  Conduct of Business of Regency Pending the Effective
Time. Except as expressly permitted or contemplated by this Agreement or as shall be consented to by Care (which consent shall not be unreasonably withheld), until the Effective Time, Regency shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use its best efforts (in the ordinary course of business consistent with past practice) to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as

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

otherwise permitted by this Agreement, prior to the Effective Time, without the consent of Care, which consent shall not be unreasonably withheld, Regency will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective charters or bylaws (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution in respect of any capital stock (other than the payment to Regency or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (b) (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, other than any such issuance pursuant to options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to Regency and its Subsidiaries taken as a whole; (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to Regency and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice; (v) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock or (y) long-term debt, other than as required by the governing instruments relating thereto; (vi) take any voluntary action which would jeopardize the treatment of the transactions contemplated hereby as a "pooling" for accounting purposes; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue, or in any of the conditions to the Merger set forth herein not being satisfied in any material respect.

     SECTION 6.2 Conduct of Business of Care Pending the Effective Time. Except as expressly permitted or contemplated by this Agreement, until the Effective Time, Care shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use their best efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Agreement,

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

prior to the Effective Time, without the consent of Regency, which consent shall not be unreasonably withheld, Care will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective charters or bylaws (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution in respect of any capital stock (other than the payment to Care or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (b) except as set forth in the Disclosure Letter, (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, other than any such issuance pursuant to options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to Care and its Subsidiaries taken as a whole; (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to such party and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice; (v) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock or (y) long-term debt, other than as required by the governing instruments relating thereto; (vi) take any voluntary action which would jeopardize the treatment of the transactions contemplated hereby as a "pooling" for accounting purposes; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect, or in any of the conditions to the Merger set forth herein not being satisfied.

     SECTION 6.3 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Regency and Care shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     SECTION 6.4 Recommendation to Stockholders. Each of Care and Regency will, through its Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as advised in writing

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

by outside counsel, recommend to its stockholders the approval of the Merger and not rescind its declaration that the Merger is advisable.

     SECTION 6.5 State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Care and Regency and their respective Boards of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby.

                                  ARTICLE VII

                      ADDITIONAL COVENANTS AND AGREEMENTS

     SECTION 7.1 No Solicitation. (a) Without the prior written consent of Care, Regency and its Subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required by their fiduciary duties, engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any Third Party, other than Care or any Affiliate of Care, relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Regency or any of its Subsidiaries. Regency will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Regency shall immediately notify Care if any such negotiations, or providing of confidential information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

     Notwithstanding the foregoing (i) Regency may engage in discussions or negotiations with a Third Party who seeks without inducement to initiate discussions or negotiations relative to a proposed takeover proposal and may furnish such Third Party information concerning Regency and its business, properties or assets, (ii) the Board of Directors of Regency may take and disclose to their respective stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a takeover proposal, the Board of Directors of Regency may withdraw or modify their respective recommendations referred to in Section 6.4 hereof, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of Regency shall conclude in good faith on the basis of the written advice of its outside counsel that such action is necessary in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law.

     (b) Without the prior written consent of Regency, Care and its Subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required by their fiduciary duties, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any Third Party, other than Regency or any Affiliate of Regency relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Care or any of its Subsidiaries. Care will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Care shall immediately notify Regency if any such negotiations, or providing of confidential information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

     Notwithstanding the foregoing (i) Care may engage in discussions or negotiations with a Third Party who seeks without inducement to initiate discussions or negotiations relative to a proposed takeover proposal and may furnish such Third Party information concerning Care and its business, properties or assets, (ii) the Board of Directors of Care may take and disclose to their respective stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a takeover proposal, the Board of Directors of Care may withdraw or modify their respective recommendations referred to in

Section 6.4 hereof, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of Care shall conclude in good faith on the basis of the written advice of its outside counsel that such action is necessary in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law.

     SECTION 7.2 Access to Information. Subject to compliance with applicable law, upon reasonable notice Regency and Care shall each (and shall cause each of their respective Subsidiaries to) afford to the other and the officers, employees, accountants, counsel, financial advisors and other representatives of the other, access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records and, during such period, each of Regency and Care shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws, and (b) all other information concerning its businesses, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party and in the event of termination of this Agreement for any reason, each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party. In addition, in the event of such termination, all documents, memoranda, notes and other writing whatsoever prepared by each party based on the information in such material shall be destroyed (and each party shall use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing to the other party by an authorized officer supervising such destruction.

     SECTION 7.3 Registration Statement and Proxy Statement. As soon as is reasonably practicable after the date hereof, Regency and Care shall prepare and file the Proxy Statement with the SEC and Regency and Care shall promptly prepare and Regency shall file with the SEC the Form S-4 in which the Proxy Statement will be included. Each of Regency and Care shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Regency and Care shall take any action required to be taken under applicable state securities and blue sky laws in connection with the issuance of shares of Regency Common Stock in the Merger and as contemplated by this Agreement. Regency and Care shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with either action by either of them in connection with this Section 7.3.

     SECTION 7.4 Affiliates. Regency and Care shall each use its best efforts to cause each principal executive officer, each director and each other person who may be deemed to be an "affiliate," for purposes of Rule 145 under the Securities Act, of Regency or Care, as the case may be, to deliver to Regency and Care on or prior to the Effective Time a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Regency Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Regency and Care, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of Regency and Care have been filed with the SEC, sent to stockholders of Regency or otherwise publicly issued.

     SECTION 7.5 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Regency and Care described in Section 8.1(a) hereof, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings (including filings under the HSR Act). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all necessary actions to the extent not inconsistent with their other duties and obligations or applicable law.

     SECTION 7.6 Stock Options. (a) To the extent that acceleration of the exercisability of any outstanding option to purchase shares of Regency Common Stock (a "Regency Stock Option"), any outstanding unit based on the value of Regency Common Stock or the stock of a Regency Subsidiary is permitted by action of Regency or a committee of Regency's Board of Directors but not mandated by the applicable governing instrument, then Regency shall take all necessary action to cause such acceleration not to occur.

     (b) To the extent that acceleration of the exercisability of any outstanding option to purchase shares of Care Common Stock or any stock appreciation right with regard to Care Common Stock (a "Care Stock Option"), any outstanding unit based on the value of Care Common Stock or the stock of a Care Subsidiary is permitted by action of Care or a committee of Care's Board of Directors but not mandated by the applicable governing instrument, then Care shall take all necessary action to cause such acceleration not to occur. In connection therewith, at the Effective Time, each Care Stock Option, whether vested or unvested, shall be assumed by Regency, and each of Regency and Care shall cause an amendment to their applicable plans to be adopted (and, if necessary, approved by their respective stockholders) to accomplish the foregoing. Unless Regency and Care shall otherwise agree, each such Care Stock Option shall be deemed to constitute an option or right to acquire, on the same terms and conditions as were applicable under such Care Stock Option, the same number of shares of Regency Common Stock as the holder of such Care Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option or right in full immediately prior to the Effective Time (rounded up to the nearest whole share in the case of Care Stock Options that are non-qualified stock options or stock appreciation rights and rounded down to the nearest whole share in the case of incentive stock options (as defined below)), at a price per share of Regency Common Stock equal to (i) the exercise price per share for the shares of Care Common Stock purchasable pursuant to such Care Stock Option divided by (ii) 0.71 shares of Regency Common Stock; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code, subject to the terms and conditions of the relevant governing instruments.

     (c) As soon as practicable after the Effective Time, Regency shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms) with respect to the shares of Regency Common Stock subject to such options including Care Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Regency shall administer the Option Plans assumed pursuant to this Section 7.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Option Plans complied with such rule prior to the Merger.

     SECTION 7.7 Public Statements. The parties shall consult with each other prior to issuing any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or by the rules of the American Stock Exchange or the National Association of Securities Dealers, Inc.

     SECTION 7.8 Letter of Regency's Accountants. Regency shall use its best efforts to cause to be delivered to Care a letter of Arthur Andersen, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Care, in form and substance reasonably satisfactory to Care and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 7.9 Letter of Care's Accountants. Care shall use its best efforts to cause to be delivered to Regency a letter of Ernst & Young, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Regency, in form and substance reasonably satisfactory to Regency and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 7.10 Expenses. Subject to Section 9.5 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby irrespective of whether the Merger is consummated shall be paid by the party incurring such expenses, except that those financial printer and mailing expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4, as well as the filing fee relating thereto, shall be shared equally by Regency, on the one hand, and Care, on the other hand.

     SECTION 7.11 Opinions of Financial Advisors. Each of Regency and Care shall use its best efforts to cause Smith Barney Shearson and Merrill Lynch, respectively, to provide opinions, in the forms described in Sections 4.14 and 5.14, respectively, and shall include such opinions in the Proxy Statement.

     SECTION 7.12 Registration Rights. Regency shall use its best efforts to enter into and in any event will offer relatively concurrently with the Effective Time a Registration Rights Agreement with each person who will be an Affiliate of Regency after the Effective Time and each person who presently has registration rights with respect to shares of Regency Common Stock, which will include demand and incidental or piggy-back rights of registration and shall otherwise be in form and substance reasonably satisfactory to Regency and such persons respecting shares of Regency Common Stock which are issued to such persons in the Merger. Regency shall use its best efforts to provide that such Registration Rights Agreement will supersede all registration rights agreements presently in effect respecting shares of Regency Common Stock and Care Common Stock.

     SECTION 7.13 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Regency agrees to indemnify and hold harmless all past and present officers and directors of Care and of its Subsidiaries to the same extent such persons are currently indemnified by Care pursuant to Care's Restated Certificate of Incorporation and Bylaws for acts or omissions occurring at or prior to the Effective Time. Regency will provide, for an aggregate period of not less than six years from the Effective Time, Care's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than Care's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Regency shall not be required to pay an annual premium for the D&O Insurance in excess of $750,000, but in such case shall purchase as much coverage as possible for such amount.

     SECTION 7.14 Merger Provisions. Care agrees to amend this Agreement if, prior to the time the Proxy Statement is mailed to holders of Regency Common Stock, Regency notifies Care in writing that, in the reasonable opinion of Regency, the Merger as described in Section 2.1 hereof would result in recognition of gain for Federal tax purposes to either Care or Regency. Such amendment shall provide that the Merger shall occur by merging a newly formed wholly owned subsidiary of Regency with and into Care in a tax-free reorganization under section 368(a)(2)(E) of the Code.

     SECTION 7.15 Employment Agreements. Regency shall use its best efforts to enter into an employment agreement effective as of the Effective Time with each of the persons listed on Exhibit C under the heading "Officers" in form and substance reasonably satisfactory to Regency and Care.

     SECTION 7.16 Undertaking. Regency and Care shall use their best efforts to enter into or obtain the agreements contemplated by Sections 7.4, 7.12 and 7.15 prior to the date that the Proxy Statement is mailed to stockholders of Regency and Care.

     SECTION 7.17 New York Stock Exchange Listing. Regency shall use its best efforts to qualify the Regency Common Stock for listing on the New York Stock Exchange.

     SECTION 7.18 Merger Sub Activities. Until the Effective Time (i) except in connection with or furtherance of the transactions contemplated by this Agreement, Merger Sub will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity and (ii) Merger Sub will take no action that would jeopardize the treatment of the transactions contemplated hereby as a "pooling of interests" for accounting purposes.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of Regency Common Stock and Care Common Stock entitled to vote;

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (c) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

          (d) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the Merger or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency which would prevent the consummation of the Merger or imposes material conditions with respect thereto;

          (f) All governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, including all state securities or blue sky permits and other authorizations necessary to issue the shares of Regency Common Stock pursuant to this Agreement and as contemplated by Section 7.3 hereof, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Surviving Subsidiary, or upon the consummation of the transactions contemplated hereby;

          (g) Regency and Care shall each have received from each person specified in Section 7.4 hereof the written agreement referred to in such
     Section 7.4;


          (h) Each of Regency and Care shall have received a letter from Arthur Andersen, dated the Effective Time, addressed to Regency and Care, in form and substance reasonably satisfactory to Regency and Care, stating that the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles and each of Care and Arthur Andersen shall have received a letter from Ernst & Young, dated the Effective Time, addressed to Care and Arthur Andersen, stating that the Merger will qualify as a "pooling of interests" under generally accepted accounting principles; and


          (i) Regency shall have entered into the employment agreements contemplated by Section 7.15 hereof.

     SECTION 8.2 Conditions to Obligation of Regency to Effect the Merger. The obligation of Regency to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Care shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Care contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and Regency shall have received a certificate of the President or of an Executive Vice President of Care to that effect;

          (b) Care shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Care, or upon the consummation of the transactions contemplated hereby;

          (c) Regency shall have received an opinion of Sidley & Austin or other outside counsel to Care acceptable to Regency, in substantially the form set forth as Exhibit D hereto;

          (d) Regency shall have received the letter of Ernst & Young referred to in Section 7.9 hereof.

     SECTION 8.3 Conditions to Obligation of Care to Effect the Merger. The obligations of Care to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) Regency shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Regency contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated by this Agreement and Care shall have received a Certificate of the President or of an Executive Vice President of Regency to that effect;

          (b) Regency shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transaction contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Regency, or upon the consummation of the transactions contemplated hereby;

          (c) Care shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom or other outside counsel to Regency acceptable to Care, in substantially the form set forth as Exhibit E hereto; and

          (d) Care shall have received the letter of Arthur Andersen referred to in Section 7.8 hereof;

          (e) Care shall have received an opinion of Sidley & Austin, in form and substance satisfactory to Care, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time:

             (i) The Merger will constitute a reorganization for Federal income tax purposes within the meaning of section 368(a) of the Code, and Care, Merger Sub and Regency will each be a party to that reorganization within the meaning of section 368(b) of the Code;

             (ii) No gain or loss will be recognized by Care as a result of the Merger;

             (iii) No gain or loss will be recognized by the stockholders of Care upon the conversion of their Care Common Stock into shares of Regency Common Stock pursuant to the Merger except with respect to cash, if any, received in lieu of fractional shares of Regency Common Stock;

             (iv) The aggregate tax basis of the shares of Regency Common Stock received in exchange for shares of Care Common Stock pursuant to the Merger will be the same as the aggregate tax basis of such shares of Care Common Stock, decreased by the amount of any tax basis allocable to the fractional share interest for which cash is received; and

             (v) The holding period for shares of Regency Common Stock received in exchange for shares of Care Common Stock pursuant to the Merger will include the period that such shares of Common Stock were held by the holder, provided such shares of Care Common Stock were held as capital assets by the holder on the Effective Time.

          (f) All shares of Regency Common Stock to be issued in the Merger shall have been approved for listing on the American Stock Exchange, or such other exchange as its shares may then be listed, subject to official notice of issuance.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Regency or Care:

          (a) by the mutual written consent of Regency and Care;

          (b) by either Regency or Care if (i) the Merger shall not have been consummated on or before May 31, 1994 (the "Termination Date"); (ii) any Govermental Entity, the consent of which is a condition to the obligations of Regency and Care to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

          (c) by Regency if (i) the Merger shall have been voted on by holders of Care Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in
     Section 8.1(a) hereof, (ii) there has been a material breach by Care of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach, (iii) the Board of Directors of Care should fail to recommend to its stockholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn, (iv) following the execution of this Agreement, any Third Party other than Care or any of its Affiliates shall have communicated to Regency a proposal (x) relating to any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Regency or any of its Subsidiaries (a "Regency Third Party Proposal"), and Regency shall have entered into a written agreement with respect to a Regency Third Party Proposal, or (y) that is subject to Section 14(d) of the Exchange Act, and Regency's Board of Directors shall have made a recommendation to its stockholders other than to reject such proposal or shall have made no recommendation with respect thereto, or (v) the condition contained in
     Section 8.1(g) is not satisfied prior to the Termination Date because of the failure of any affiliate (as defined in Section 7.4) of Care to deliver the written agreement specified in such Section;

          (d) by Care if (i) the Merger shall have been voted on by holders of Regency Common Stock at a meeting duly convened therefor and the votes shall not have been sufficient to satisfy the condition set forth in
     Section 8.1(a) hereof, (ii) there has been a material breach by Regency of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach, (iii) the Board of Directors of Regency should fail to recommend to its stockholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn, (iv) following the execution of this Agreement, any Third Party other than Regency or any of its Affiliates shall have communicated to Care a proposal
     (x) relating to any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Care or any of its Subsidiaries (a "Care Third Party Proposal"), and Care shall have entered into a written agreement with respect to a Care Third Party Proposal, or (y) that is subject to Section 14(d) of the Exchange Act, and Care's Board of Directors shall have made a recommendation to its stockholders other than to reject such proposal or shall have made no recommendation with respect thereto, or (v) the condition contained in
     Section 8.1(g) hereof is not satisfied prior to the Termination Date because of the failure of any affiliate (as defined in Section 7.4 hereof) of Regency to deliver the written agreement specified in such Section;

provided, that the right to terminate this Agreement (i) under Section 9.1(b)(i) hereof shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and (ii) under Sections 9.1(c) and (d) hereof shall not be available to any party who at such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

     SECTION 9.2 Effect of Termination. In the event of termination of this Agreement by either Regency or Care as provided in Section 9.1 hereof, this Agreement shall forthwith become void (except as set forth in this Section 9.2 and in Sections 7.2, 7.7, 7.10 and 9.5 hereof, which shall survive the termination) and there shall be no liability on the part of Regency or Care or their respective officers or directors except for any breach of any of its obligations under this Section 9.2 and Sections 7.2, 7.7, 7.10 and 9.5 hereof. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful, material breach of this Agreement.

     SECTION 9.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the stockholders of Regency or Care, provided that after any such approval, no amendment shall be made which (a) changes the ratio at which the shares of Care Common Stock are to be converted into shares of Regency Common Stock pursuant to this Agreement, (b) in any way materially adversely affects the rights of holders of shares of Regency Common Stock or Care Common Stock or (c) changes any of the principal terms of this Agreement, in each case without the approval or further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     SECTION 9.5  Termination Fee.  (a) If

          (i)(A) this Agreement is terminated (x) pursuant to Sections 9.1(c)(i), (ii), or (v) hereof, or (y) pursuant to Section 9.1(c)(iii) hereof prior to the time that a Care Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Care, and

          (B) within twelve (12) months after the termination of this Agreement by Regency, (x) a business combination between or among Care and a Third Party is effectuated, or (y) an offer by a Third Party subject to Section 14(d) of the Exchange Act for not less than a majority of the shares of Care Common Stock is successfully completed, or

          (ii) this Agreement is terminated (x) pursuant to Section 9.1(d)(iv) hereof, or (y) pursuant to Section 9.1(c)(iii) hereof at or after the time a Care Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Care, and Care is not also entitled to terminate this Agreement by reason of Section 9.1(d)(ii) hereof, then, in addition to any other rights or remedies that may be available, Care shall promptly (and in any event within two days of receipt by Care of written notice from Regency) pay to Regency (by wire transfer of immediately available funds to an account designated by Regency) a termination fee of $6,000,000, and shall reimburse Regency for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Regency or on its behalf in connection with the transactions contemplated by this Agreement.

     (b) If

          (i) (A) this Agreement is terminated (x) pursuant to Sections 9.1(d)(i), (ii), or (v) hereof, or (y) pursuant to Section 9.1(d)(iii) hereof prior to the time that a Regency Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Regency, and

          (B) within twelve (12) months after the termination of this Agreement by Care, (x) a business combination between or among Regency and a Third Party is effectuated, or (y) an offer by a Third Party subject to Section 14(d) of the Exchange Act for not less than a majority of the shares of Regency Common Stock is successfully completed, or

          (ii) this Agreement is terminated (x) pursuant to Section 9.1(c)(iv) hereof, or (y) pursuant to Section 9.1(d)(iii) hereof at or after the time a Regency Third Party Proposal or a proposal subject to Section 14(d) of the Exchange Act shall have been communicated to Regency, and Regency is not also entitled to terminate this Agreement by reason of
Section 9.1(c)(ii) hereof, then, in addition to any other rights or remedies that may be available, Regency shall promptly (and in any event within two days of receipt by Regency of written notice from Care) pay to Care (by wire transfer of immediately available funds to an account designated by Care) a termination fee of $6,000,000, and shall reimburse Care for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Care or on its behalf in connection with the transactions contemplated by this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement shall survive the Effective Time.

     SECTION 10.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or
(c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

          If to Regency, to:

           Regency Health Services, Inc.
           3636 Birch Street
           Suite 195
           Newport Beach, California 92660
           Telecopy No. (714) 851-2927

           Attention: Cecil Mays

         with a copy to:

           Skadden, Arps, Slate, Meagher & Flom
           300 South Grand Avenue
           Los Angeles, California 90071
           Telecopy No. (213) 687-5600

           Attention: Brian J. McCarthy, Esq.

          If to Care, to:

           Care Enterprises, Inc.
           2742 Dow Avenue
           Tustin, California 92680-7245
           Telecopy No. (714) 544-4443 x2401

           Attention: John W. Adams

         with a copy to:

           Sidley & Austin
           2049 Century Park East
           Los Angeles, California 90067
           Telecopy No. (310) 556-6502

           Attention: Moshe J. Kupietzky, Esq.

     SECTION 10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement dated November 5, 1993, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by and construed in accordance with the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

     SECTION 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.6 Parties in Interest. Subject to the provisions of Section 10.4(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and, except as set forth in Section 10.4 hereof, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 10.8 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          REGENCY HEALTH SERVICES, INC.

                                          By:        /s/  CECIL MAYS
                                              ------------------------------
                                              Name: Cecil Mays
                                              Title: President

                                          CARE ENTERPRISES, INC.

                                          By:       /s/  JOHN W. ADAMS
                                              ------------------------------
                                              Name: John W. Adams
                                              Title: Chairman and Chief
                                              Executive Officer

                                                                         ANNEX B

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         REGENCY HEALTH SERVICES, INC.

                                   ARTICLE I

                                      NAME

     The name of the Corporation is:

                         REGENCY HEALTH SERVICES, INC.

                                   ARTICLE II

                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Three Christina Centre, Suite 1414, 201 N. Walnut Street in the City of Wilmington, County of New Castle and the name of its registered agent at such address is The Incorporators Ltd.

                                  ARTICLE III

                                    BUSINESS

     The nature of the business and the purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     The Corporation shall have the authority to issue one class of stock to be designated Common Stock. The total number of shares of Common Stock this Corporation will have the authority to issue is thirty-five million (35,000,000) shares, $0.01 par value.

                                   ARTICLE V

                                     BYLAWS

     The Board of Directors is expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

                                   ARTICLE VI

                                    MEETINGS

     The stockholders and directors may hold their meetings and keep the books and documents of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the Bylaws, except as otherwise required by the laws of Delaware.

                                  ARTICLE VII

                                   EXISTENCE

     The Corporation is to have perpetual existence.

                                  ARTICLE VIII

                             ELECTION OF DIRECTORS

     A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. The total number of directors constituting the entire Board shall be such number as may be fixed from time to time by or in the manner provided in the Bylaws of the Corporation.

     B. The Board shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected.

     C. Newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his or her earlier death, disqualification, resignation, or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

                                   ARTICLE IX

                               AUTHORITY OF BOARD

     The Board of Directors is expressly authorized and shall have such authority as set forth in the Bylaws to the extent such authority would be valid under Delaware law; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

                                   ARTICLE X

                            LIMITATION OF LIABILITY


     To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereinafter be amended: (i) a Director shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law or
(d) for any transaction from which the director derived an improper personal benefit; (ii) the Corporation shall indemnify, defend and hold harmless any and all of its existing and former directors, advisory directors, officers, and agents from and against any and all losses, claims, damages, expenses, fees, or liabilities, whether joint or several, incurred by each of them including but not limited to all legal fees, judgments, penalties or amounts paid in defense, settlement, or compromise, all of which may arise or be incurred, rendered, or levied in any legal action or administrative proceeding brought or threatened against any of them for or on account of any action or omission while acting as a director, advisory director, officer, or agent of the Corporation. Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE XI

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law.

                                  ARTICLE XII

                              STOCKHOLDER CONSENT

     No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE XIII

                            MEETINGS OF STOCKHOLDERS

     Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President, or the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation. Special meetings of stockholders may not be called by any other person or persons or in any other manner.

                                                                         ANNEX C
                               RESTATED BYLAWS OF
                         REGENCY HEALTH SERVICES, INC.
                             A DELAWARE CORPORATION

                                   ARTICLE I

                                    OFFICES

     SECTION 1. Registered Office and Principal Office. The registered office of the corporation in the State of Delaware is The Incorporators Ltd., Three Christina Centre, Suite 1414, 201 N. Walnut Street, Wilmington, Delaware or such other place as the board of directors may designate from time to time. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

     SECTION 2. Other Offices. The board of directors may at any time establish branch or subordinate offices at any place or places in this state or otherwise.

     SECTION 3. Registered Agent. The registered agent of the corporation in the State of Delaware is The Incorporators Ltd.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

     SECTION 1. Place of Meetings. Meetings of Stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, Stockholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. Annual Meeting. The annual meeting of Stockholders shall be held each year on a date and at a time designated by the board of directors which shall be not more than thirteen months after its last annual meeting. At each annual meeting, directors shall be elected, and any other proper business which is within the powers of the Stockholders may be transacted.

     SECTION 3.  Special Meeting.

     A. A special meeting of the Stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more Stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     B. If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general purpose or purposes for which the meeting is called, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the Stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this subparagraph B of this
Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of Stockholders called by action of the board of directors may be held.

     SECTION 4. Notice of Stockholders' Meetings. All notices of meetings of Stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II and, except as set forth in subparagraph B of Section 3 of this
Article II, shall be sent or otherwise given not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the Stockholders. The notice of any meetings at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     SECTION 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Stockholder at the address of that Stockholder appearing on the books of the corporation or given by the Stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that Stockholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of the secretary or an assistant secretary or the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     SECTION 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by holders of at least a majority of the shares required to constitute a quorum.

     SECTION 7. Adjourned Meeting; Notice. Any Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II. When any meeting of Stockholders, either annual or special, is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the board of directors shall set a new record date. If the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of any such adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 8. Voting. The Stockholders entitled to vote at any meeting of Stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting shares held by a fiduciary, by pledgors, in joint ownership or bound by voting trusts or voting agreements). The Stockholders' vote may be by voice or by ballot; provided, however, that any election for directors must be by ballot. On any matter other than elections of directors, any Stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the Stockholder fails to specify the number of shares which the Stockholder is voting affirmatively, it will be conclusively presumed that the Stockholder's approving vote is with respect to all shares that the Stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the Stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of Delaware, or by the Certificate of Incorporation or by these bylaws.

     SECTION 9. Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of Stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of Stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in subparagraph B of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     SECTION 10. Stockholder Action by Written Consent Without a Meeting. No action required to be taken or that may be taken at any annual or special meeting of Stockholders may be taken without a meeting.

     SECTION 11. Record Date for Stockholder Notice, Voting, and Giving Consents. For purposes of determining the Stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only Stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the General Corporation Law of Delaware. If the board of directors does not so fix a record date:

          (a) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining Stockholders entitled to give consent to corporate action in writing without a meeting when no prior action by the board is necessary shall be the day on which the first written consent is given.

          (c) A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Provisions governing record dates for other purposes are located in Section 1 of
Article VIII.

     SECTION 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Stockholder or the Stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
Section 212 of the General Corporation Law of Delaware.

     SECTION 13. Inspectors of Election. Before any meeting of Stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed or if any person so appointed should fail or refuse to appear, the chairman of the meeting may, and on the request of any Stockholder or a Stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If holders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are appointed.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. Powers. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation and these bylaws relating to action required to be approved by the Stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     SECTION 2. Number and Qualification of Directors. The number of directors of the corporation shall be eight (8) until this Section 2 is amended.

     SECTION 3. Election and Term of Office of Directors. The board of directors shall be divided into three classes, each as nearly equal in numbers as the then total number of directors constituting the entire board of directors permits and with the term of office of one class expiring each year, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. Until the annual meeting of Stockholders occurring in 1997 and thereafter until this Section 3 is amended, in the event that any of the persons designated as a director by the corporation prior to the effective time (the "Effective Time") of the merger of the corporation and Care Enterprises, Inc. (each, a "Regency Designee"), or a direct or indirect replacement of a Regency Designee, shall cease to serve as a director for any reason, he shall be replaced as a director by a person who is designated by the concurrence of a majority of the remaining Regency Designees, which person shall be reasonably acceptable to the persons designated as directors by Care Enterprises, Inc. prior to the Effective Time (each, a "Care Designee"), and, in the event that a Care Designee, or a direct or indirect replacement of a Care Designee, shall cease to serve as a director for any reason, he shall be replaced as a director by a person who is designated by the concurrence of a majority of the remaining Care Designees, which person shall be reasonably acceptable to the Regency Designees. Directors so chosen shall be identified by class to which they are named and shall hold office until the next election of the class for which such directors shall have been chosen and until their successors have been elected and qualified. Any created directorships resulting from any increase in the directors may be filled by the board of directors acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, at each annual meeting of Stockholders held during or after 1994, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders.

     SECTION 4. Vacancies; Resignation.

     A. A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the Stockholders fail at any meeting of Stockholders at which any director or directors are elected to elect the number of directors to be voted for at that meeting, or if any director duly elected shall refuse in writing to accept the position.

     B. Subject to the provisions of Section 3 of this Article III, vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled in accordance with Section 141(k) of the General Corporation Law of Delaware. Each director elected to fill a vacancy shall hold office until his term of office shall expire and until a successor has been elected and qualified. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     SECTION 5. Place of Meetings and Meetings by Telephone. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     SECTION 6. Annual Meeting. Immediately following each annual meeting of Stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     SECTION 7. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

     SECTION 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two (2) directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

     SECTION 9. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by the majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the General Corporation Law of Delaware and these bylaws which require Stockholder approval. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     SECTION 10. Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. The waiver of notice need not specify the purpose of the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 11. Adjournment. A majority of the directors present at a meeting of the board of directors, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     SECTION 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in
Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

     SECTION 13. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to the action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors, and any resolution so adopted may be certified as having been adopted at a meeting of the board of directors held on the date of the last signature to consent at the principal executive office of the corporation. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     SECTION 14. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

     SECTION 15. Loans to Officers. Notwithstanding anything to the contrary contained herein, the board of directors may, without additional approval, approve (by a vote sufficient without counting the vote of any interested director or directors) a loan or guarantee to an officer, whether or not a director, of the corporation or its parent or any subsidiary, or an employee benefit plan authorizing such loan or guarantee to an officer, if the board of directors determines that the loan or guarantee or plan may reasonably be expected to benefit the corporation.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of any committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a) the approval of any action which, under these bylaws or the General Corporation Law of Delaware, also requires Stockholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies on the board of directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the board or on any committee;

          (d) the amendment or repeal of bylaws or the adoption of new bylaws;

          (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

          (f) a distribution to the Stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

          (g) the appointment of any other committees of the board of directors or the members of these committees.

     SECTION 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, including Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

     SECTION 3. Executive Committee. There shall be an Executive Committee of the board of directors, which shall consist of three (3) members, two (2) of which shall be designated by the board of directors prior to the Effective Time (or, after the Effective Time, by a majority of the Regency Designees or their successors) and one (1) of which shall be designated by Care Enterprises, Inc. prior to the Effective Time (or, after the Effective Time, by a majority of the Care Designees or their successors), who shall be the only members of the Executive Committee (unless and until replaced as provided in this Section 3). The Executive Committee shall continue in existence, with the power and authority specified in this Section 3, until the close of the annual meeting of Stockholders in 1997 and thereafter until this Section 3 is amended. In the event that any member of the Executive Committee, or a direct or indirect replacement of any of them, shall cease to serve as a member of the Executive Committee for any reason, he shall be replaced as a member of the Executive Committee by a person who is designated with the concurrence of the Regency Designees or their successors, if a Regency Designee or a direct or indirect replacement of a Regency Designee shall so cease to serve, or by a person who is designated with the concurrence of the Care Designees or their successors, if a Care Designee shall so cease to serve. The Executive Committee, during intervals between meetings of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation except as provided by the General Corporation Law of Delaware.

     SECTION 4. Human Resources Committee. There shall be a Human Resources Committee of the board of directors, which shall consist of three members, one
(1) of which shall be designated by the board of directors prior to the Effective Time (or, after the Effective Time, by a majority of the Regency Designees or their successors), one (1) of which shall be designated by Care Enterprises, Inc. prior to the Effective Time (or, after the Effective Time, by a majority of the Care Designees or their successors) and one (1) of which shall be designated by the Regency Designees or their successors and approved by the board of directors after the Effective Time. In the event that any member of the Human Resources Committee who was designated prior to the Effective Time, or a direct or indirect replacement of any of them, shall cease to serve as a member of the Human Resources Committee for any reason, he shall be replaced as a member of the Human Resources Committee by a person who is designated with the concurrence of the Regency Designees or their successors, if a Regency Designee or a direct or indirect replacement of a Regency Designee shall so cease to serve, or by a person who is designated with the concurrence of the Care Designees or their successors, if a Care Designee shall so cease to serve. The Human Resources Committee shall review the corporation's general human resource and compensation programs for officers and employees.

     SECTION 5. Audit Committee. There shall be an Audit Committee of the board of directors, which shall consist of three (3) members, one (1) of which shall be designated by the board of directors prior to the Effective Time (or, after the Effective Time, by a majority of the Regency Designees or their successors), one (1) of which shall be designated by Care Enterprises, Inc. prior to the Effective Time (or, after the Effective Time, by a majority of the Care Designees or their successors) and one (1) of which shall be designated by the Care Designees or their successors and approved by the board of directors after the Effective Time. In the event that any member of the Audit Committee who was designated prior to the Effective Time, or a direct or indirect replacement of any of them, shall cease to serve as a member of the Audit Committee for any reason, he shall be replaced as a member of the Audit Committee by a person who is designated with the concurrence of the Regency Designees or their successors, if a Regency Designee or a direct or indirect replacement of a Regency Designee shall so cease to serve, or by a person who is designated with the concurrence of the Care Designees or their successors, if a Care Designee shall so cease to serve. The Audit Committee shall review the financial affairs and procedures of the corporation from time to time with management and meet with the auditors of the corporation to review the financial statements and procedures.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. Officers. The officers of the corporation shall be a chairman of the board, a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other offices as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

     SECTION 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     SECTION 3. Subordinate Officers. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

     SECTION 4. Removal and Resignation of Officers.

     A. Until the annual meeting of Stockholders in 1997 and thereafter until this Section 4(A) is amended, the chairman of the board, subject to the rights of such person under his contract of employment, may be removed, with or without cause, only by a vote of 75% of the then-authorized number of directors or, if the existing number of directors is less than 75% of the then-authorized number of directors, by a unanimous vote of the board. Subject to the rights, if any, of any other officer under any contract of employment, such officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by an officer upon whom such power of removal may be conferred by the board of directors.

     B. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     SECTION 5. Vacancies in Offices. Until the annual meeting of Stockholders in 1997 and thereafter until this Section 5 is amended, a vacancy in the office of chairman of the board because of death, resignation, removal, disqualification or any other cause shall be chosen only by the vote of 75% of the then-authorized number of directors or, if the existing number of directors is less than 75% of the then-authorized number of directors, by a unanimous vote of the board. A vacancy in any other office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     SECTION 6. Chairman of the Board. The chairman of the board shall, if present, preside at meetings of the Stockholders and the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. The chairman of the board shall in addition be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation.

     SECTION 7. President. The president shall be the chief operating officer of the corporation and shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors, the bylaws and the chairman of the board.

     SECTION 8. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, the bylaws, the president, or the chairman of the board.

     SECTION 9. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings. The secretary shall also keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a record of Stockholders, or a duplicate record of Stockholders, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall also give, or cause to be given, notice of all meetings of the Stockholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors, the chairman of the board or the bylaws.

     SECTION 10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chairman of the board, president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors, the president, the chairman of the board or the bylaws.

                                   ARTICLE VI

                         INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

     SECTION 1. Limited Personal Liability. To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director.

     SECTION 2.  Indemnification.

     A. Each person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding (which for purposes of this Article VI shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2.B of this Article VI, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware so requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     B. If a claim under Section 2.A of this Article VI is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this
Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this certificate, bylaw, agreement, vote of Stockholders or disinterested directors or otherwise.

     D. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

                                  ARTICLE VII

                              RECORDS AND REPORTS

     SECTION 1. Maintenance and Inspection of Record of Stockholders. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each Stockholder. Any Stockholder shall, upon written demand under oath stating the purpose thereof, have the right during the usual business hours to inspect for any purpose the corporation's stock ledger, a list of Stockholders, and its other books and records.

     SECTION 2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, if any, the original copy of the bylaws as amended to date, which shall be open to inspection by the Stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any Stockholder, furnish to that Stockholder a copy of the bylaws as amended to date.

     SECTION 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the Stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a Stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     SECTION 4. Inspection by Directors. Every director shall have the absolute right for a purpose reasonably related to his position as director to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations at any reasonable time. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     SECTION 5. Annual Report to Stockholders. The board of directors may cause an annual report to be sent postage pre-paid, to the Stockholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of Stockholders to be held during the next fiscal year.

     SECTION 6. Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any Stockholder demanding an examination of any such statement or a copy shall be mailed to any such Stockholder.

     SECTION 7. Annual Statement of General Information. The corporation shall timely file with the Secretary of State of the State of Delaware, on the prescribed forms, periodic reports, filings and statements as required by the General Corporation Law of Delaware.

                                  ARTICLE VIII

                           GENERAL CORPORATE MATTERS

     SECTION 1. Record Date for Purposes Other than Notice and Voting. For purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by Stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only Stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware. If the board of directors does not so fix a record date, the record date for determining Stockholders for any such purpose shall be at the close of business on the date on which the board adopts the resolution relating thereto.

     SECTION 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

     SECTION 3. Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 4. Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each Stockholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman or vice-chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the Stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

     SECTION 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate of the issuance of the replacement certificate.

     SECTION 6. Representation of Shares of Other Corporations. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

     SECTION 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term "person" includes both a corporation and a natural person and pronouns of the masculine gender include pronouns of the feminine gender.

     SECTION 8. Emergency Provisions. During any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or its Stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee, if any, cannot readily be convened for action, a meeting of the board of directors or a standing committee may be called by an officer or director. Such notice may be given only to such of the directors or members of the committee, as the case may be, as it may be feasible at the time including, without limitation, publication or radio. The director or directors in attendance at the meeting of the board of directors and the member or members of the executive committee, if any, in attendance at the meeting of the committee, shall constitute a quorum. If none are in attendance at the meeting, the officers or other persons designated on a list approved by the board of directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the board of directors or the executive committee, be deemed directors or members of the committee, as the case may be, for such meeting. In the absence of a designation by the board of directors, the order of priority of such officers shall be as follows: president, vice president, chief financial officer, secretary, assistant treasurer, controller and assistant secretary. The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties. The board of directors, either before or during any such emergency, may, effective in the emergency, change the principal executive office or designate several alternative offices or authorize the officers so to do.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 1. Amendment by Stockholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of not less than two-thirds of the outstanding shares entitled to vote.

     SECTION 2. Amendment by Directors. The approval of 75% of the then-authorized number of directors is required to approve amendment of Article III, Sections 2, 3 and 4; Article IV, Sections 3, 4 and 5 and Article V, Sections 4 and 5. In all other instances, new bylaws may be adopted or these bylaws may be amended or repealed by a vote or written consent of the board of directors without Stockholder approval unless otherwise required by the General Corporation Law of Delaware.

                                                                         ANNEX D

                           SMITH BARNEY SHEARSON INC.
                          1345 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10105

                               December 20, 1993

The Board of Directors
Regency Health Services, Inc.
3636 Birch Street, Suite 195
Newport Beach, California 92660-2621

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to Regency Health Services, Inc. ("Regency") of the consideration to be paid by Regency pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of December 20, 1993 (the "Merger Agreement"), by and between Regency and Care Enterprises, Inc. ("Care"). As more fully described in the Merger Agreement, (i) Care will be merged with and into Regency (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of Care (the "Care Common Stock") will be converted into the right to receive 0.71 of a share of the common stock, par value $0.01 per share, of Regency (the "Regency Common Stock" and the ratio of the number of shares of Regency Common Stock for which each outstanding share of Care Common Stock is to be exchanged, the "Exchange Ratio").

     In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Regency and certain senior officers and other representatives and advisors of Care concerning the business, operations and prospects of Regency and Care. We examined certain publicly available business and financial information relating to Regency and Care as well as certain financial forecasts and other data for Regency and Care which were provided to us by the respective managements of Regency and Care. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Regency Common Stock and Care Common Stock; the respective companies' historical and projected earnings; and the capitalization and financial condition of Regency and Care. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered comparable to the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered comparable to those of Regency and Care. We also evaluated the potential pro forma financial impact of the Merger on Regency. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise discussed with us. With respect to financial forecasts and other information provided to or otherwise discussed with us, we assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Regency and Care as to the expected future financial performance of Regency and Care. We also assumed that the Merger will be treated as a pooling-of-interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Regency and Care. We are not expressing any opinion as to what the value of the Regency Common Stock actually will be when issued to Care stockholders pursuant to the Merger or the price at which the Regency Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Regency or Care nor have we made any physical inspection of the properties or assets of Regency or Care. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Regency or the effect of any other transaction in which Regency might engage. Our opinion is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

     Smith Barney Shearson has been engaged to render financial advisory services to Regency in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we may actively trade the equity and debt securities of Regency and Care for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our advisory services and the opinion expressed herein are provided solely for the use of the Board of Directors of Regency in its evaluation of the proposed Merger and are not on behalf of, and are not intended to confer rights or remedies upon, Care, any stockholder of Regency or Care, or any person other than Regency's Board of Directors. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney Shearson be made, without our prior written consent.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Regency.

                                          Very truly yours,


                                          SMITH BARNEY SHEARSON INC.

                                                                         ANNEX E

                                                   Investment Banking Group
                                                   World Financial Center
                                                   North Tower
                                                   New York, New York 10281-1324
                                                   212 449 1000


                                                                   March 3, 1994


Board of Directors
Care Enterprises, Inc.
2742 Dow Avenue
Tustin, CA 92680

Gentlemen:


     Care Enterprises, Inc. (the "Company") and Regency Health Services, Inc. (the "Acquiror") propose to enter into an agreement dated December 20, 1993, as amended as of January 31, 1994, (the "Agreement") pursuant to which the Company will be merged with the Acquiror in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $.01 per share (the "Shares"), will be converted into the right to receive .71 (the "Exchange Ratio") shares of the common stock of the Acquiror (the "Acquiror Shares"). Consummation of the Merger is subject to the terms and conditions set forth in the Agreement.


     You have asked us whether, in our opinion, the proposed Exchange Ratio is fair to such shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:


     (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the fiscal year ended December 31, 1992 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending September 30, 1992 and September 30, 1993;


     (2) Reviewed the Acquiror's Annual Report, Form 10-K and related financial information for the fiscal year ended June 30, 1993 and the Acquiror's Forms 10-Q and the related unaudited financial information for the quarterly periods ending September 30, 1992 and September 30, 1993;

     (3) Reviewed certain information, including confidential financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror;

     (4) Conducted discussions with members of senior management of the Company and the Acquiror concerning their respective businesses and prospects;

     (5) Reviewed the historical market prices and trading activity for the Shares and the Acquiror Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

     (6) Compared the results of operations of the Company and the Acquiror with that of certain companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

     (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

     (8) Reviewed the Agreement; and


     (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us from public sources or by the Company or the Acquiror, including the financial information concerning the Company and the Acquiror, and the adjustments and outcomes thereto prepared by the Company and the Acquiror, and we have not independently verified such information or undertaken an independent appraisal or physical inspection of the assets of the Company or the Acquiror. With respect to the confidential financial forecasts furnished by the Company and the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance including the outcomes projected by the Company and the Acquiror of legal, regulatory, tax, operating and other contingencies and synergies of the Company or the Acquiror, as the case may be.

     In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

     We have, in the past, provided financial advisory services to the Company and have received fees for the rendering of such services.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed Exchange Ratio is fair to such shareholders from a financial point of view.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER &
                                               SMITH INCORPORATED

                                        By           KATHLEEN L. WHITE
                                           -----------------------------------
                                           Title: Director
                                           Investment Banking Group

                        REGENCY HEALTH SERVICES, INC.
        3636 BIRCH STREET, SUITE 195, NEWPORT BEACH, CALIFORNIA 92660

         PROXY FOR THE APRIL 4, 1994 SPECIAL MEETING OF STOCKHOLDERS
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        REGENCY HEALTH SERVICES, INC.

     The undersigned stockholder of Regency Health Services, Inc. ("Regency") hereby appoints James R. Wodach and Brad L. Kerby, and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote all the shares of common stock of Regency ("Regency Common Stock") held of record by the undersigned on March 3, 1994 at the Special Meeting of Stockholders to be held at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California, on April 4, 1994 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus dated March 7, 1994.


                (Continued and to be signed on the other side)

                                                          Please mark
                                                      [X] your votes
                                                          as this.

                ------
                COMMON

        1. Approval of the merger of Regency and Care Enterprises, Inc. ("Care") to be effected pursuant to an Agreement and Plan of Merger, dated as of December 20, 1993, as amended by an Amendment, dated as of January 31, 1994 (the "Plan of Merger"), by and between Regency and Care, which provides, among other things, for the merger of Care Merger Sub, Inc., a wholly owned subsidiary of Regency, with and into Care (the "Merger").

                [] FOR          [] AGAINST          [] ABSTAIN

        2. Approval of the amendment to the Regency Health Services, Inc. Long-Term Incentive Plan (the "Stock Option Plan") to increase the number of shares of Regency Common Stock available for Issuance thereunder by 1,250,000 shares and to provide that the aggregate number of shares of Regency Common Stock underlying stock options or stock appreciation rights granted to any eligible employee during any such fiscal year shall not exceed 50% of the shares of Regency Common Stock reserved for issuance under the Stock Option Plan. If the Plan of Merger is not approved or the Merger is not consummated for any other reason, the Plan will not be amended regardless of passage of the proposal to amend the Stock Option Plan at the Special Meeting.

                [] FOR          [] AGAINST          [] ABSTAIN

        Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1 AND FOR ITEM 2 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

Signature(s) _________________________________________  Dated: __________, 1994

Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.